FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-283510-05

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated August 7, 2026, may be amended or completed prior to the time of sale

$619,061,000

(Approximate)

Morgan Stanley Bank of America Merrill Lynch Trust 2026-C36
(Central Index Key Number 0002145539)

as Issuing Entity

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Central Index Key Number 0001005007)

as Depositor

Bank of America, National Association
(Central Index Key Number 0001102113)

Argentic Real Estate Finance 2 LLC
(Central Index Key Number 0001968416)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2026-C36

Banc of America Merrill Lynch Commercial Mortgage Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2026-C36 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Morgan Stanley Bank of America Merrill Lynch Trust 2026-C36. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in September 2026. The rated final distribution date for the certificates is the distribution date in August 2059.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-1	$11,617,000	$11,349,000	$268,000	[_]%	(6)	Class A-S-1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-SB	$14,898,000	$14,555,000	$343,000	[_]%	(6)	Class A-S-2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-4(7)	(7)(8)	(7)(8)	(7)(8)	[_]%	(6)(7)	Class A-S-X1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-4-1(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class A-S-X2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-4-2(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class B(7)	$35,025,000(7)	$34,219,000(7)	$806,000(7)	[_]%	(6)(7)
Class A-4-X1(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class B-1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-4-X2(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class B-2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-5(7)	(7)(8)	(7)(8)	(7)(8)	[_]%	(6)(7)	Class B-X1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-5-1(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class B-X2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-5-2(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class C(7)	$28,019,000(7)	$27,374,000(7)	$645,000(7)	[_]%	(6)(7)
Class A-5-X1(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class C-1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-5-X2(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class C-2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class X-A	$490,345,000(9)	$479,067,000(9)	$11,278,000(9)	[_]%	Variable(10)	Class C-X1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class X-B	$128,716,000(11)	$125,755,000(11)	$2,961,000(11)	[_]%	Variable(12)	Class C-X2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-S(7)	$65,672,000(7)	$64,161,000(7)	$1,511,000(7)	[_]%	(6)(7)

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 66 and page 68, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Banc of America Merrill Lynch Commercial Mortgage Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, BofA Securities, Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from Banc of America Merrill Lynch Commercial Mortgage Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. BofA Securities, Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as co-lead managers and joint bookrunners in the following manner: BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 42.9% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 23.9% of each class of offered certificates, Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 17.9% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 6.7% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 5.7% of each class of offered certificates, and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 2.8% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about August 26, 2026. Banc of America Merrill Lynch Commercial Mortgage Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from August 1, 2026, before deducting expenses payable by the depositor.

BofA Securities	Barclays	Morgan Stanley
Citigroup	J.P. Morgan	Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners

Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager

August [_], 2026

MSBAM 2026-C36

Commercial Mortgage Pass-Through Certificates, Series 2026-C36
Geographic Overview of Mortgage Pool

Idaho
1 property
$5,451,855
0.8% of total
Colorado
2 properties
$25,300,000
3.6% of total
Kansas
4 properties
$60,060,000
8.6% of total
Iowa
1 property
$2,114,946
0.3% of total
Minnesota
1 property
$1,707,623
0.2% of total
Michigan
1 property
$28,976,710
4.1% of total
Pennsylvania
1 property
$24,900,000
3.6% of total
New York
8 properties
$132,850,000
19.0% of total
Washington
7 properties
$21,360,000
3.0% of total
Nevada
4 properties
$23,598,161
3.4% of total
California
4 properties
$158,787,500
22.7% of total
Vermont
1 property
$25,980,074
3.7% of total
New Jersey
4 properties
$42,629,650
6.1% of total
Maryland
4 properties
$41,188,175
5.9% of total
South Carolina
2 properties
$12,603,901
1.8% of total
Georgia
1 property
$1,992,749
0.3% of total
Florida
6 properties
$29,157,022
4.2% of total
Arizona
2 properties
$40,805,918
5.8% of total
Texas
2 properties
$12,000,000
1.7% of total
Oklahoma
1 property
$9,030,000
1.3% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Industrial 1.4%
Hospitality 5.1%
Leased Fee 1.1%
Mixed Use 9.7%
Retail 25.3%
Self Storage 13.4%
Multifamily 20.0%
Office 23.9%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)(2)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)
Offered Certificates
Class A-1	$11,617,000	$11,349,000	$268,000	30.000%	[_]%	(6)	August 2031	2.66	1 – 60
Class A-SB	$14,898,000	$14,555,000	$343,000	30.000%	[_]%	(6)	December 2035	7.28	60 – 112
Class A-4(7)	(7)(8)	(7)(8)	(7)(8)	30.000%	[_]%	(6)(7)	(8)	(8)	(8)
Class A-5(7)	(7)(8)	(7)(8)	(7)(8)	30.000%	[_]%	(6)(7)	(8)	(8)	(8)
Class X-A	$490,345,000(9)	$479,067,000(9)	$11,278,000(9)	NAP	[_]%	Variable(10)	NAP	NAP	NAP
Class X-B	$128,716,000(11)	$125,755,000(11)	$2,961,000(11)	NAP	[_]%	Variable(12)	NAP	NAP	NAP
Class A-S(7)	$65,672,000(7)	$64,161,000(7)	$1,511,000(7)	20.625%	[_]%	(6)(7)	August 2036	9.97	120 – 120
Class B(7)	$35,025,000(7)	$34,219,000(7)	$806,000(7)	15.625%	[_]%	(6)(7)	August 2036	9.97	120 – 120
Class C(7)	$28,019,000(7)	$27,374,000(7)	$645,000(7)	11.625%	[_]%	(6)(7)	August 2036	9.97	120 – 120
Non-Offered Certificates
Class X-D	$22,766,000(13)	$22,242,000(13)	$524,000(13)	NAP	[_]%	Variable(14)	NAP	NAP	NAP
Class X-E	$14,010,000(13)	$13,687,000(13)	$323,000(13)	NAP	[_]%	Variable(14)	NAP	NAP	NAP
Class D	$22,766,000	$22,242,000	$524,000	8.375%	[_]%	(6)	August 2036	9.97	120 – 120
Class E	$14,010,000	$13,687,000	$323,000	6.375%	[_]%	(6)	August 2036	9.97	120 – 120
Class F-RR	$9,632,000	$9,410,464	$221,536	5.000%	[_]%	(6)	August 2036	9.97	120 – 120
Class G-RR	$35,025,284	$34,219,702	$805,582	0.000%	[_]%	(6)	August 2036	9.97	120 – 120
Class V(15)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Class R(16)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (8) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-E certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 2.300% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class F-RR and Class G-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), representing approximately 2.750% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention”. The entity purchasing the VRR Interest is expected to purchase slightly more than 2.300% of some or all of the classes of certificates, which excess over 2.300% (with respect to all classes except the Class F-RR and Class G-RR certificates) is included in the amounts set forth under “Approx. Initial Retained Certificate Balance or Notional Amount” but does not constitute part of the VRR Interest. The initial certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) expected to be retained as part of the VRR Interest may be increased or decreased in connection with final pricing, as described under “Credit Risk Retention”.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(6)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net
3

mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(7)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-SB, Class D, Class E, Class F-RR and Class G-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates”. Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
(8)	The exact initial certificate balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances (and corresponding available and retained portions thereof), assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 trust components is expected to be approximately $463,830,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-5 trust component. The maximum certificate balances of Class A-4 and Class A-5 certificates (subject to the constraint above) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates with an “A-4” or “A-5” designation will be equal to zero on the closing date. The available certificate balance of each class of the Class A-4 and Class A-5 certificates will be equal to approximately 97.700% of the certificate balance of such class of certificates. In the event that the Class A-5 trust component is issued with an initial certificate balance of $463,830,000, the Class A-4 trust component (and, correspondingly, the Class A-4 Exchangeable Certificates) will not be issued.
Trust Component	Expected Range of Initial Certificate Balance	Expected Range of Initial Available Certificate Balance	Expected Range of Initial Retained Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$0 – $220,000,000	$0 – $214,940,000	$0 – $5,060,000	N/A – July 2036	N/A – 9.80	N/A / 112 – 119
Class A-5	$243,830,000 – $463,830,000	$238,221,000 – $453,161,000	$5,609,000 – $10,669,000	August 2036 – August 2036	9.87 – 9.92	112 – 120 / 119 – 120
(9)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-D and Class X-E certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time.
(14)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the Class D certificates. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the Class E certificates. For purposes of the calculation of the weighted
4

average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.
(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning these certificates is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	27
Summary of Risk Factors	66
Risk Factors	68
Risks Related to Market Conditions and Other External Factors	68
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	68
Risks Relating to the Mortgage Loans	69
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	69
Risks of Commercial and Multifamily Lending Generally	70
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	72
Retail Properties Have Special Risks	77
Office Properties Have Special Risks	80
Multifamily Properties Have Special Risks	82
Self Storage and RV/Boat Storage Properties Have Special Risks	85
Mixed Use Properties Have Special Risks	86
Hospitality Properties Have Special Risks	86
Risks Relating to Affiliation with a Franchise or Hotel Management Company	89
Industrial Properties Have Special Risks	90
Leased Fee and Operating Lease Properties Have Special Risks	91
Parking Properties Have Special Risks	91
Healthcare-Related Properties Have Special Risks	92
Sale-Leaseback Transactions Have Special Risks	93
Residential Cooperative Properties Have Special Risks	95
Mortgaged Properties Leased to Startup Companies Have Special Risks	99
Mortgaged Properties Leased to Government Tenants Have Special Risks	99
Condominium Ownership May Limit Use and Improvements	100
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	102
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	103
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	104
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	106
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	107
Risks Related to Zoning Non-Compliance and Use Restrictions	109
Risks Relating to Inspections of Properties	111
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	111
Insurance May Not Be Available or Adequate	111
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	113
Terrorism Insurance May Not Be Available for All Mortgaged Properties	113
Risks Associated with Blanket Insurance Policies or Self-Insurance	114
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	115
Limited Information Causes Uncertainty	115

6

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	116
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	117
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	118
Static Pool Data Would Not Be Indicative of the Performance of this Pool	119
Appraisals May Not Reflect Current or Future Market Value of Each Property	119
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	122
The Borrower’s Form of Entity May Cause Special Risks	123
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	125
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	126
Other Financings or Ability to Incur Other Indebtedness Entails Risk	127
Tenancies-in-Common May Hinder Recovery	129
Risks Relating to Enforceability of Cross-Collateralization	129
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	130
Risks Associated with One Action Rules	130
State Law Limitations on Assignments of Leases and Rents May Entail Risks	131
Various Other Laws Could Affect the Exercise of Lender’s Rights	131
Risks of Anticipated Repayment Date Loans	132
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	132
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	133
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	135
Risks Related to Ground Leases and Other Leasehold Interests	135
Increases in Real Estate Taxes May Reduce Available Funds	137
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	137
Risks Related to Conflicting Interests	138
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	138
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	141
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	141
Potential Conflicting Interests of Each Applicable Master Servicer and Special Servicer	143
Potential Conflicting Interests of the Operating Advisor	145
Potential Conflicting Interests of the Asset Representations Reviewer	146
Potential Conflicting Interests of the Directing Certificateholder and the Companion Holders	147
Potential Conflicting Interests in the Selection of the Underlying Mortgage Loans	150
Conflicting Interests May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan	151

7

Other Potential Conflicting Interests May Affect Your Investment	151
Other Risks Relating to the Certificates	152
EU SR Rules and UK Securitization Framework	152
Recent Developments Concerning the Proposed Japanese Retention Requirements	155
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	156
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	160
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	164
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	164
Risks Relating to Modifications of the Mortgage Loans	171
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	172
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default	173
Risks Relating to Interest on Advances and Special Servicing Compensation	173
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	174
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	174
The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	175
Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer, the Trustee or the Certificate Administrator May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	176
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	176
General	181
The Certificates May Not Be a Suitable Investment for You	181
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	181
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	181
Other Events May Affect the Value and Liquidity of Your Investment	182
The Certificates Are Limited Obligations	183
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	183
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	184
Description of the Mortgage Pool	185
General	185

8

Co-Originated Whole Loans and Third-Party Originated Mortgage Loans	187
Certain Calculations and Definitions	187
Definitions	188
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	204
Mortgage Pool Characteristics	207
Overview	207
Property Types	208
Significant Obligors	216
Mortgage Loan Concentrations	217
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	218
Geographic Concentrations	219
Mortgaged Properties With Limited Prior Operating History	220
Tenancies-in-Common and Crowd-Funded Entities	220
Condominium and Other Shared Interests	220
Residential Cooperatives	221
Fee & Leasehold Estates; Ground Leases	221
Environmental Considerations	221
Redevelopment, Renovation and Expansion	227
Assessment of Property Value and Condition	228
Litigation and Other Considerations	228
Condemnations	229
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	229
Tenant Issues	232
Tenant Concentrations	232
Lease Expirations and Terminations	232
Purchase Options and Rights of First Refusal	236
Affiliated Leases	237
Competition from Certain Nearby Properties	237
Insurance Considerations	238
Use Restrictions	239
Appraised Value	240
Non-Recourse Carveout Limitations	240
Real Estate and Other Tax Considerations	242
Delinquency Information	242
Certain Terms of the Mortgage Loans	242
Amortization of Principal	242
Due Dates; Mortgage Rates; Calculations of Interest	243
ARD Loans	244
Single-Purpose Entity Covenants	245
Prepayment Protections and Certain Involuntary Prepayments	245
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	247
Defeasance	248
Releases; Partial Releases; Property Additions	249
Escrows	252
Mortgaged Property Accounts	253
Exceptions to Underwriting Guidelines	256
Additional Indebtedness	256
General	256
Whole Loans	257
Mezzanine Indebtedness	257
Other Secured Indebtedness	258
Preferred Equity	260
Other Unsecured Indebtedness	260

9

The Whole Loans	261
General	261
The Serviced Pari Passu Whole Loans	265
The Non-Serviced Pari Passu Whole Loans	268
Additional Information	271
Transaction Parties	272
The Sponsors and Mortgage Loan Sellers	272
Bank of America, National Association	272
Argentic Real Estate Finance 2 LLC	287
Morgan Stanley Mortgage Capital Holdings LLC	295
Barclays Capital Real Estate Inc.	309
Citi Real Estate Funding Inc.	316
JPMorgan Chase Bank, National Association	326
Wells Fargo Bank, National Association	338
The Depositor	353
The Issuing Entity	354
The Trustee	355
The Certificate Administrator	358
The Master Servicer	361
General	361
CMS Transaction	365
The Special Servicer	365
The Operating Advisor and Asset Representations Reviewer	368
Credit Risk Retention	370
General	370
Qualifying CRE Loans; Required Credit Risk Retention Percentage	372
The VRR Interest	372
Material Terms of the VRR Interest	372
The HRR Interest	372
Material Terms of the HRR Interest	372
Determination of Amount of Required Horizontal Credit Risk Retention	373
General	373
Treasury-Priced Principal Balance Certificates	374
Treasury Yield Curve	374
Credit Spread Determination for Treasury Priced Principal Balance Certificates	374
Discount Yield Determination for Treasury Priced Principal Balance Certificates	375
Determination of Class Sizes for Treasury Priced Principal Balance Certificates	375
Target Price or Target Coupon Determination for Treasury Priced Principal Balance Certificates	376
Determination of Assumed Certificate Coupon for Treasury Priced Principal Balance Certificates	377
Determination of Expected Price for Treasury Priced Principal Balance Certificates	377
Treasury Priced Class X Certificates	378
Yield Priced Certificates	380
Weighted Average Life of Certificates	380
Calculation of Fair Value of All ABS Interests	380
Hedging, Transfer and Financing Restrictions	381
Operating Advisor	382
Representations and Warranties	383
Description of the Certificates	387
General	387
Distributions	390

10

Method, Timing and Amount	390
Available Funds	390
Priority of Distributions	392
Pass-Through Rates	395
Exchangeable Certificates	397
Interest Distribution Amount	401
Principal Distribution Amount	402
Certain Calculations with Respect to Individual Mortgage Loans	403
Excess Interest	405
Application Priority of Mortgage Loan Collections or Whole Loan Collections	405
Allocation of Yield Maintenance Charges and Prepayment Premiums	409
Assumed Final Distribution Date; Rated Final Distribution Date	413
Prepayment Interest Shortfalls	414
Subordination; Allocation of Realized Losses	415
Reports to Certificateholders; Certain Available Information	418
Certificate Administrator Reports	418
Information Available Electronically	425
Voting Rights	431
Delivery, Form, Transfer and Denomination	431
Book-Entry Registration	431
Definitive Certificates	435
Certificateholder Communication	435
Access to Certificateholders’ Names and Addresses	435
Requests to Communicate	435
List of Certificateholders	436
Description of the Mortgage Loan Purchase Agreements	436
General	436
Dispute Resolution Provisions	449
Asset Review Obligations	449
Pooling and Servicing Agreement	449
General	449
Assignment of the Mortgage Loans	450
Servicing Standard	451
Subservicing	452
Advances	453
P&I Advances	453
Servicing Advances	454
Nonrecoverable Advances	455
Recovery of Advances	456
Accounts	458
Withdrawals from the Collection Account	460
Servicing and Other Compensation and Payment of Expenses	463
General	463
Master Servicing Compensation	469
Special Servicing Compensation	473
Disclosable Special Servicer Fees	478
Certificate Administrator and Trustee Compensation	479
Operating Advisor Compensation	479
Asset Representations Reviewer Compensation	480
CREFC® Intellectual Property Royalty License Fee	481
Appraisal Reduction Amounts	481
Maintenance of Insurance	489
Modifications, Waivers and Amendments	493

11

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	499
Inspections	501
Collection of Operating Information	502
Special Servicing Transfer Event	502
Asset Status Report	506
Realization Upon Mortgage Loans	510
Sale of Defaulted Loans and REO Properties	512
The Directing Certificateholder	516
General	516
Major Decisions	519
Asset Status Report	524
Replacement of a Special Servicer	524
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	524
Servicing Override	527
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	528
Rights of the Holders of Serviced Pari Passu Companion Loans	528
Limitation on Liability of Directing Certificateholder	529
The Risk Retention Consultation Party	529
General	529
Limitation on Liability of Risk Retention Consultation Party	530
The Operating Advisor	530
General	530
Duties of Operating Advisor at All Times	531
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	534
Recommendation of the Replacement of a Special Servicer	535
Eligibility of Operating Advisor	535
Other Obligations of Operating Advisor	536
Delegation of Operating Advisor’s Duties	537
Termination of the Operating Advisor With Cause	537
Rights Upon Operating Advisor Termination Event	538
Waiver of Operating Advisor Termination Event	538
Termination of the Operating Advisor Without Cause	539
Resignation of the Operating Advisor	539
Operating Advisor Compensation	539
The Asset Representations Reviewer	540
Asset Review	540
Eligibility of Asset Representations Reviewer	545
Other Obligations of Asset Representations Reviewer	546
Delegation of Asset Representations Reviewer’s Duties	547
Asset Representations Reviewer Termination Events	547
Rights Upon Asset Representations Reviewer Termination Event	548
Termination of the Asset Representations Reviewer Without Cause	548
Resignation of Asset Representations Reviewer	549
Asset Representations Reviewer Compensation	549
Replacement of a Special Servicer Without Cause	549
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	552
Termination of a Master Servicer or Special Servicer for Cause	553
Servicer Termination Events	553
Rights Upon Servicer Termination Event	555

12

Waiver of Servicer Termination Event	557
Resignation of a Master Servicer or Special Servicer	557
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	558
Limitation on Liability; Indemnification	559
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	562
Dispute Resolution Provisions	563
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	563
Repurchase Request Delivered by a Party to the PSA	563
Resolution of a Repurchase Request	564
Mediation and Arbitration Provisions	566
Servicing of the Non-Serviced Mortgage Loans	568
General	568
Servicing of the One Dag Mortgage Loan	571
Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans	571
Rating Agency Confirmations	573
Evidence as to Compliance	575
Limitation on Rights of Certificateholders to Institute a Proceeding	576
Termination; Retirement of Certificates	577
Amendment	578
Resignation and Removal of the Trustee and the Certificate Administrator	581
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	582
Certain Legal Aspects of Mortgage Loans	583
General	584
Types of Mortgage Instruments	584
Leases and Rents	585
Personalty	585
Foreclosure	585
General	585
Foreclosure Procedures Vary from State to State	586
Judicial Foreclosure	586
Equitable and Other Limitations on Enforceability of Certain Provisions	586
Nonjudicial Foreclosure/Power of Sale	587
Public Sale	587
Rights of Redemption	588
Anti-Deficiency Legislation	589
Leasehold Considerations	589
Cooperative Shares	590
Bankruptcy Laws	590
Environmental Considerations	598
General	598
Superlien Laws	598
CERCLA	598
Certain Other Federal and State Laws	599
Additional Considerations	599
Due-on-Sale and Due-on-Encumbrance Provisions	600
Subordinate Financing	600
Default Interest and Limitations on Prepayments	600
Applicability of Usury Laws	600
Americans with Disabilities Act	601

13

Servicemembers Civil Relief Act	601
Anti-Money Laundering, Economic Sanctions and Bribery	602
Potential Forfeiture of Assets	602
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	603
Pending Legal Proceedings Involving Transaction Parties	605
Use of Proceeds	605
Yield and Maturity Considerations	605
Yield Considerations	605
General	605
Rate and Timing of Principal Payments	606
Losses and Shortfalls	607
Certain Relevant Factors Affecting Loan Payments and Defaults	608
Delay in Payment of Distributions	609
Yield on the Certificates with Notional Amounts	609
Weighted Average Life	610
Pre-Tax Yield to Maturity Tables	616
Material Federal Income Tax Considerations	622
General	622
Qualification as a REMIC	623
Exchangeable Certificates	625
Taxation of Regular Interests Underlying an Exchangeable Certificate	625
Status of Offered Certificates	626
Taxation of Regular Interests	626
General	626
Original Issue Discount	626
Acquisition Premium	629
Market Discount	629
Premium	630
Election To Treat All Interest Under the Constant Yield Method	631
Treatment of Losses	631
Yield Maintenance Charges and Prepayment Premiums	632
Sale or Exchange of Regular Interests	632
3.8% Medicare Tax on “Net Investment Income”	633
Backup Withholding	633
Information Reporting	633
Taxation of Certain Foreign Investors	633
FATCA	635
Backup Withholding	635
Taxes That May Be Imposed on a REMIC	635
Prohibited Transactions	635
Contributions to a REMIC After the Startup Day	636
Net Income from Foreclosure Property	636
Administrative Matters	636
REMIC Partnership Representative	636
Reporting Requirements	637
Certain State and Local Tax Considerations	638
Plan of Distribution (Conflicts of Interest)	638
Incorporation of Certain Information by Reference	643
Where You Can Find More Information	644
Financial Information	644
Certain ERISA Considerations	645
General	645

14

Plan Asset Regulations	645
Administrative Exemptions	646
Insurance Company General Accounts	648
Legal Investment	649
Legal Matters	650
Ratings	650
Index of Defined Terms	653

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex A-4:	One Dag Mortgage Loan Amortization Schedule	A-4-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

15

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, ANY MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT

16

OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Banc of America Merrill Lynch Commercial Mortgage Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
17

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the Morgan Stanley Bank of America Merrill Lynch Trust 2026-C36 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

18

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

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EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

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UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN

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INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SR RULES AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES AND THE VRR INTEREST, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SR RULES (AS DEFINED BELOW) OR THE UK SECURITIZATION FRAMEWORK (AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. CONSEQUENTLY, THE OFFERED CERTIFICATES ARE NOT A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SR RULES AND UK SECURITIZATION FRAMEWORK” IN THIS PROSPECTUS.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA. UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY

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OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF

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THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2026-C36.
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc., a Delaware corporation, and a wholly owned subsidiary of Bank of America, National Association, a national banking association organized under the laws of the United States of America, which is a subsidiary of Bank of America Corporation. The depositor’s address is One Bryant Park, New York, New York 10036 and its telephone number is (980) 388-7451. See “Transaction Parties—The Depositor”.
Issuing Entity	Morgan Stanley Bank of America Merrill Lynch Trust 2026-C36, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Bank of America, National Association, a national banking association
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Citi Real Estate Funding Inc., a New York corporation
●	JPMorgan Chase Bank, National Association, a national banking association
●	Wells Fargo Bank, National Association, a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Bank of America, National Association, a national banking association

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●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Morgan Stanley Bank, N.A., a national banking association
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Citi Real Estate Funding Inc., a New York corporation
●	JPMorgan Chase Bank, National Association, a national banking association
●	Wells Fargo Bank, National Association, a national banking association

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of America, National Association	Bank of America, National Association	9	$224,026,710	32.0%
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	9	178,130,074	25.4
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	6	125,087,500	17.9
Barclays Capital Real Estate Inc.	Barclays Capital Real Estate Inc.	3	93,500,000	13.3
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	1	35,000,000	5.0
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	1	30,000,000	4.3
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	2	14,750,000	2.1
Total		31	$700,494,284	100.0%

(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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Master Servicer	Trimont LLC, a Georgia limited liability company, will be the master servicer for the mortgage loans. The master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal servicing offices of Trimont LLC are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans”.

Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Argentic Services Company LP, a Delaware limited partnership, is expected to act as the initial special servicer with respect to the applicable mortgage loans and REO properties (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other actions of the master servicer relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. Argentic Services

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Company LP was selected to be the special servicer by Argentic Securities Income USA 2 LLC or an affiliate thereof, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”. The principal servicing office of Argentic Services Company LP is located at 740 East Campbell Rd., Suite 600, Richardson, Texas 75081, and its telephone number is (469) 609-2000. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and

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“Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans”.

Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Deutsche Bank National Trust Company, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole

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Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices), and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of each applicable special servicer, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift

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whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the holders of subordinate companion loans solely with respect to any serviced A/B whole loan described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

The controlling class will be the most subordinate class of the Class F-RR and Class G-RR certificates then-outstanding that has an aggregate certificate

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balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class G-RR certificates.

It is anticipated that (i) Argentic Securities Holdings 2 Cayman Limited or its affiliate will purchase the VRR Interest, the HRR Interest and the Class V certificates and, on the closing date, will appoint Argentic Securities Income USA 2 LLC, its affiliate, as the initial directing certificateholder, and (ii) Argentic CMBS Holdings II Limited will purchase a portion of the Class E and Class X-E certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited non-binding consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—

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The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

As of the closing date, there will be no serviced A/B whole loans. Accordingly, all references in this prospectus to any serviced A/B whole loan and any related terms should be disregarded.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The “risk retention consultation party” will be the party selected by the holder or holders of more than 50% of the VRR Interest; provided that if Argentic Services Company LP or an affiliate thereof is appointed as the risk retention consultation party and Argentic Services Company LP, as a special servicer, is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as a special servicer, will not be required to consult with the risk retention consultation party. Argentic Real Estate Finance 2 LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party. See “Pooling and

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Servicing Agreement—The Risk Retention Consultation Party”.

With respect to the risk retention consultation party or the holder of the VRR Interest by whom such risk retention consultation party was appointed, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicting interests as further described in this prospectus under “Risk Factors—Risks Related to Conflicting Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2026 (or, in the case of any mortgage loan that has its first due date after August 2026, the date that would have been its due date in August 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about August 26, 2026.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in September 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

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Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Georgia, Kansas, Texas, Pennsylvania, New York, North Carolina or any of the jurisdictions in which the respective primary servicing offices of any master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	August 2031
Class A-SB	December 2035
Class A-4	N/A - July 2036(1)(2)
Class A-5	August 2036 - August 2036(1)(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	August 2036(2)
Class B	August 2036(2)
Class C	August 2036(2)

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-4 trust component ranging from $0 to $220,000,000 and the initial certificate balance of the Class A-5 trust component ranging from $243,830,000 to $463,830,000.
(2)	Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown in the table.

The rated final distribution date will be the distribution date in August 2059.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into by the depositor, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2026-C36: Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2.

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR, Class V and Class R.

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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$11,617,000		1.66%	30.000%
Class A-SB	$14,898,000		2.13%	30.000%
Class A-4	[_](2)(3)		[_](2)(3)	30.000%
Class A-5	[_](2)(3)		[_](2)(3)	30.000%
Class X-A	$490,345,000		NAP	NAP
Class X-B	$128,716,000		NAP	NAP
Class A-S	$65,672,000	(2)	9.38%(2)	20.625%
Class B	$35,025,000	(2)	5.00%(2)	15.625%
Class C	$28,019,000	(2)	4.00%(2)	11.625%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The approximate initial credit support percentage set forth for the Class B certificates represents the approximate credit support for the underlying Class B trust component. The approximate initial credit support percentage set forth for the Class C certificates represents the approximate credit support for the underlying Class C trust component. See “Credit Risk Retention”.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
(3)	The exact initial certificate balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-4 trust component is expected to be within the range of $0 - $220,000,000 (0.00% - 31.41% of the Initial Pool Balance), and the initial certificate balance of the Class A-5 trust component is expected to be within the range of $243,830,000 - $463,830,000 (34.81% - 66.21% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-4 and Class A-5 trust components is expected to be approximately $463,830,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-5 trust component.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	[_]%
Class A-SB	[_]%
Class A-4(2)	[_]%
Class A-5(2)	[_]%
Class X-A	[_]%
Class X-B	[_]%
Class A-S(2)	[_]%
Class B(2)	[_]%
Class C(2)	[_]%

(1)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

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B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by any special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each applicable master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) at a servicing fee rate equal to (i) with respect to the mortgage loans, a per annum rate ranging from 0.00375% to 0.05250% and (ii) (a) with respect to the serviced companion loans, a per annum rate of 0.00250% and (b) with respect to the Pismo Beach &

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Queenstown Premium Outlets serviced companion loan, a per annum rate of 0.00125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each serviced mortgage loan and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000. No special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Each applicable master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) at a per annum rate equal to 0.01410%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00208%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00036%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and

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Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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NON-SERVICED MORTGAGE LOANS(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
One Dag	0.00125% per annum	0.25%(3)

(1)	Does not reflect the Arizona Mills mortgage loan and the Orchard at Saddleback mortgage loan, which are each a servicing shift mortgage loan. After the related servicing shift securitization date, such mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.
(2)	Included as part of the servicing fee rate.
(3)	Such fee rate is subject to a monthly minimum amount equal to $3,500 for any month in which such fee is payable.

Distributions

A. Amount and Order of
Distributions on
Certificates

On each distribution date, funds available for distribution from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and CREFC®) other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, (d) fourth, to

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principal on the Class A-5 trust component, until the certificate balance of the Class A-5 trust component has been reduced to zero, and (e) fifth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust components other than the Class A-1 and Class A-SB certificates, the Class A-4 and Class A-5 trust components has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates or trust components, applicable funds available for distributions of principal will be distributed to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, to reimburse the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class or trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the

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extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R

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certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the offered certificates as and to the extent described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-E, Class V and Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates and any class of Exchangeable Certificates with an “X” suffix and, therefore, the amount of interest they accrue.
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Class A-1, Class A-SB, Class A-4(1), Class A-5(1), Class X-A(2), Class X-B(2), Class X-D(2)(3), Class X-E(2)(3)

Class A-S(1)

Class B(1)

Class C(1)

Non-offered certificates(4)

(1)	The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial certificate balance of the Class A-4 and Class A-5 trust components discussed above under “—Certificate Balances and Notional Amounts”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution”.
(2)	The Class X-A, Class X-B, Class X-D and Class X-E certificates are interest-only certificates.
(3)	The Class X-D and Class X-E certificates are non-offered certificates.
(4)	Other than the Class X-D, Class X-E, Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates with a certificate balance will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

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E. Shortfalls in Available

Funds	Shortfalls will reduce the available funds and will correspondingly reduce distributions to the classes of certificates with the lowest payment priorities.

Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that any special servicer is entitled to receive;
●	interest on advances made by any master servicer, any special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by any master servicer are required to be allocated among all of the classes of certificates (other than the Exchangeable Certificates) and all trust components entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date as set forth

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in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (excluding any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable, which determination once made, may be updated by such master servicer or applicable special servicer from time to time. Neither any master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee, the master servicer or the special servicer determines that the advance would be non-recoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. The

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special servicer will have no obligation to make any P&I Advances.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the serviced mortgage loans and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If any special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If the applicable master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable, which determination, once made, may be updated by an applicable party from time to time.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

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C. Interest on Advances	Each applicable master servicer, special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus (subject to a floor of 2.00%), compounded annually. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be 31 commercial mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 57 multifamily, commercial, manufactured housing community and/or residential cooperative properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $700,494,284.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related

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mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
U-Haul AREC Portfolio 22	$70,000,000	9.99%	$64,000,000	NAP	57.0%	57.0%	1.33x	1.33x
Pismo Beach & Queenstown Premium Outlets	$70,000,000	9.99%	$5,000,000	NAP	59.2%	59.2%	2.26x	2.26x
Arizona Mills	$35,000,000	5.0%	$100,000,000	NAP	40.2%	40.2%	2.98x	2.98x
Orchard at Saddleback	$33,187,500	4.7%	$55,312,500	NAP	61.5%	61.5%	1.24x	1.24x
One Dag	$30,000,000	4.3%	$145,000,000	NAP	60.5%	60.5%	1.59x	1.59x

(1)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

Each of the U-Haul AREC Portfolio 22 whole loan and the Pismo Beach & Queenstown Premium Outlets whole loan will be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”).

Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole

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loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the closing date, each of the Arizona Mills whole loan and the Orchard at Saddleback whole loan will be a servicing shift whole loan.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
One Dag	BANK 2026-BNK52	4.3%	Trimont LLC	CWCapital Asset Management LLC	Deutsche Bank National Trust Company

Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
One Dag	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	BREDS V Securities DPV II L.L.C.

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	Does not reflect the Arizona Mills whole loan and the Orchard at Saddleback whole loan, which are each a servicing shift whole loan that will constitute a non-serviced whole loan after the related servicing shift securitization date. With respect to each servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder.

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Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more

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than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$700,494,284
Number of mortgage loans	31
Number of mortgaged properties	57
Range of Cut-off Date Balances	$5,000,000 to $70,000,000
Average Cut-off Date Balance	$22,596,590
Range of Mortgage Rates	5.5900% to 7.7910%
Weighted average Mortgage Rate	6.5461%
Range of original terms to maturity(2)	120 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	112 months to 120 months
Weighted average remaining term to maturity(2)	119 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	335 months
Range of remaining amortization terms(3)	300 months to 360 months
Weighted average remaining amortization term(3)	334 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(8)	8.4% to 70.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(8)	54.3%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)(6)(8)	8.4% to 70.0%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)(6)(8)	52.2%
Range of U/W NCF DSCRs(5)(6)(7)(8)	1.23x to 9.85x
Weighted average U/W NCF DSCR(5)(6)(7)(8)	2.17x
Range of U/W NOI Debt Yields(5)(6)(8)	8.6% to 56.7%
Weighted average U/W NOI Debt Yield(5)(6)(8)	15.4%
Percentage of Initial Pool Balance consisting of:
Interest Only	74.1%
Amortizing Balloon	11.6%
Amortizing Balloon - ARD	9.99%
Interest Only, Amortizing Balloon	4.3%

(1)	Subject to a permitted variance of plus or minus 5%.

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(2)	With respect to any mortgage loan with an anticipated repayment date, if any, calculated as of the related anticipated repayment date.
(3)	Excludes 24 mortgage loans (74.1%) identified on Annex A-1, which are interest-only for the entire term or until the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.
(8)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

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Modified and Refinanced

Loans	With respect to the One Dag mortgage loan (4.3%), the mortgage loan was used to acquire the related mortgaged property that previously secured a commercial mortgage loan with respect to which the lenders forgave approximately $159 million, constituting approximately 44.5% of the then-remaining principal balance of the loan. The previous owner of the mortgaged property is the current property manager and is entitled to 20% promote interest (on all capital, including general partner capital) only if a 17.5% internal rate of return is realized by all capital (including the general partner capital).

With respect to the Metropolis Towers Coop mortgage loan (4.1%), the prior mortgage loan secured by the mortgaged property was originally scheduled to mature on May 1, 2026. The prior loan was repaid in full by the mortgage loan on June 4, 2026.

None of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	Two of the mortgaged properties (3.5%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

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Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended, will apply to this

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securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained by Argentic Securities Holdings 2 Cayman Limited, a “majority-owned affiliate” (as defined under Regulation RR) of Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined under Regulation RR), in the form of a combination of (i) an “eligible vertical interest” comprised of the percentage of each class of certificates (other than the Class R certificates) retained as described under “Credit Risk Retention” (collectively, the “VRR Interest”) and (ii) an “eligible horizontal residual interest” in the form of the Class F-RR and Class G-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”).

The retaining sponsor is permitted under Regulation RR to transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) on and after the date that is 5 years after the Closing Date and in accordance with the Credit Risk Retention Rules.

For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied, see “Credit Risk Retention” and “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules” in this prospectus.

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EU SR Rules and UK

Securitization Framework	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the offered certificates are not a suitable investment for any person that is now or may in the future be subject to any requirement of the EU SR Rules or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates— EU SR Rules and UK Securitization Framework” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:
●	the certificate administrator’s website initially located at www.ctslink.com; and

may be available to certificateholders through:

●	the master servicer’s website initially located at cmsview.trimont.com.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan that is an ARD loan, only if the option is exercised after the distribution date related to

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the collection period in which the corresponding anticipated repayment date occurs), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-SB and Class D certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates), and (iii) each applicable master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by such

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mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the entitlement to the excess interest (if any) accrued

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on any mortgage loan with an anticipated repayment date will be classified as a trust (the “grantor trust”), the beneficial owners of which will be the holders of the Class V certificates. The upper-tier REMIC will issue several classes of REMIC “regular interests,” some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more uncertificated REMIC “regular interests” issued by the upper-tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will represent regular interests issued with original issue discount, the Class [_] certificates will represent regular interests issued with de minimis original issue discount, and the Class [_] certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

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The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, office, multifamily, self storage, mixed use, hospitality, industrial and leased fee) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
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●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicting Interests

●	Transaction Parties: Conflicting interests may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Ratings: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not

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be subject to such attacks. Any such attacks may impair such parties’ abilities to perform their obligations under the transaction documents.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to

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pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
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●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.
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Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 5 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 5 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy including tenants that are the sole tenant or significant tenants at the related Mortgaged Properties, may nonetheless be operating at a loss or be in financial distress, may be in danger of closing (or being closed by a parent entity) or may have filed for bankruptcy. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
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●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain or corporate group that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores, offices or locations in the chain or corporate group, reduce exposure, relocate stores, offices or locations or otherwise reorganize its business to cut costs. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing or redundant stores, offices or locations, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

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With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicting interests. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicting interests arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition

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worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede

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the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.
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With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

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Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile

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channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor

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tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain
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amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
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●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and

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restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS program may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high

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rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the multifamily properties may be operated as residential cooperative properties whereby, generally, a non-profit residential cooperative corporation owns or leases and operates such property. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks.”

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Self Storage and RV/Boat Storage Properties Have Special Risks

Self storage properties have various risks, including vulnerability to competition because acquisition costs and break-even occupancy are relatively low, a high cost to refit for other purposes, low insurable values (so that in the event of a casualty when a borrower is not required to or cannot rebuild, insurance proceeds may not be sufficient to repay the mortgage loan), shorter term rentals, potential environmental hazards from items that are contained in self storage units, and, if affiliated with a franchise, potential loss of the franchise, including upon a foreclosure, which could result in lower profitability.

RV/boat storage properties may be subject to seasonal fluctuations in occupancy and rents. Additionally, such properties may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to

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become vacant, for any reason. In addition, in certain cases, RV/boat storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below and “—Risks of Commercial and Multifamily Lending Generally” above.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that

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occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s restaurants, theaters, lounges, bars, nightclubs or waterparks will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate. In addition, certain state laws prohibit the

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assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is a bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Some of the hospitality properties may operate family entertainment resorts that include waterparks, pools and/or swimming facilities. There are inherent risks of accidents or injuries at family entertainment resorts, including accidents or injuries at waterparks, particularly for young children. Potential waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any of the waterparks at the mortgaged properties or at other similar facilities could adversely affect the related borrower’s safety reputation among potential customers, decrease overall occupancy rates, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

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Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

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Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

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Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Leased Fee and Operating Lease Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Leased Fee Properties”.

Certain mortgaged properties may be leased to a third party under an operating lease. In such circumstance, the mortgaged property generally will be subject to similar risks as those of a leased fee property, as set forth above.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

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●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on

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patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	reimbursement policies; and
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged properties will not adversely impact operations at or the value of the mortgaged properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Sale-Leaseback Transactions Have Special Risks

The 15 Houghtaling Road mortgaged property (1.4%) was the subject of a sale-leaseback transaction prior to or in connection with the acquisition of such mortgaged property by the related borrower. Such mortgaged property is leased to the former owner of the mortgaged property. A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days

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following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagee; however, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will

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recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;
●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;
●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;
●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks” above. Residential cooperative mortgaged properties may have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. These laws may
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affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any

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such differences, although monthly unit maintenance obligations may have been considered. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property, and the “Coop-LTV as Rental” is the ratio, expressed as a percentage, of the Cut-off Date Balance to the Coop-Rental Value. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Residential cooperative mortgaged properties may have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage

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loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. Generally, with respect to residential cooperative loans, no individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity; however, with respect to the Metropolis Towers Coop Mortgaged Property, as to which the borrower sponsor, Alma GPNJ, LLC, owns 44% of the cooperative shares (representing 372 of a total of 780 apartments), an affiliate of the borrower sponsor has provided a non-recourse carveout guaranty and environmental indemnity. Accordingly, while generally no information is presented in the column labeled Sponsor in Annex A-1 with respect to mortgage loans secured by residential cooperative properties, such information is presented for the Metropolis Towers Coop Mortgage Loan. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor for inclusion in the trust and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicting Interests—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness”, “Certain Affiliations, Relationships

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and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for

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lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane

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parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. See

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“—Risks Related to Conflicting Interests—Other Potential Conflicting Interests May Affect Your Investment”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: retail, office, multifamily, self storage, mixed use and hospitality. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this

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prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Kansas, New Jersey, Maryland and Arizona. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

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We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes” and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

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Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the mortgaged properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or

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renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, office or mixed use properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, office or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, office or mixed use properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
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●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, television studios, arcades and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, because of the unique construction requirements of such properties, any vacant space would not be converted to other uses. Aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction

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requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants

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than the original improvements, the resulting loss in income will not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

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Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and

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thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty number 18 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on September 30, 2026. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to

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make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

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Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies

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are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of

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intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled

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monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for any master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest

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and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes” and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

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In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion

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than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting

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Standards”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes” and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized upon a sale of such property following foreclosure of a mortgage loan secured by a residential cooperative property. Upon foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by

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underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser. The projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to such rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above (rather than the “Coop-Rental Value” of such property as described above), and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of

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any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors,

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managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.

Certain borrowers’ organizational documents or the terms of certain mortgage loans may permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for substantive consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in the pooling of the assets and liabilities of an otherwise solvent company with those of one or more affiliates in a bankruptcy proceeding, making the solvent company’s assets available to repay the debts of such affiliated companies. A court has the discretion to order substantive consolidation in

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whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including

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foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the

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mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
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●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

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In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by the applicable seller, an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

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Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.
In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

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State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

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Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service (and in some cases, mezzanine debt service), the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan (or in some cases, provided no event of default under the related mortgage loan is continuing, may be applied pro rata to payment of principal of the related mortgage loan and a related mezzanine loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. With respect to any anticipated repayment date mortgage loan which has a related mezzanine loan, the payment of debt service on the related mezzanine loan will reduce the amount of excess cash flow available to pay down the principal. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of

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those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
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●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits each applicable special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the applicable master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

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Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of

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the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

In the event a ground lessee is a debtor in a bankruptcy proceeding, a leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would

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not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if

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imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicting Interests

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The originators originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Bank of America, National Association, one of the sponsors and originators and BofA Securities, Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who

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purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC or its “majority-owned affiliate(s)” (as defined under Regulation RR) will be required to retain the VRR Interest and the HRR Interest as described in “Credit Risk Retention” in this prospectus, and Argentic Real Estate Finance 2 LLC, as retaining sponsor, has the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, and subject to the limitations described in this prospectus, consult with the applicable special servicer and recommend that such special servicer take certain actions that may conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, Argentic Real Estate Finance 2 LLC is affiliated with the b-piece buyer and Argentic Services Company LP, the special servicer. While the risk retention consultation party only has consultation rights, the b-piece buyer and the special

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servicer have rights which are not merely consultive. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any such party or an affiliate thereof holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicting interests, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party, the retaining sponsor or the holder of the majority of the VRR Interest (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention” in this prospectus.

There can be no assurance that the retaining sponsor, the holder of the majority of the VRR Interest or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC, a mortgage loan seller, originator, sponsor and the retaining sponsor is an affiliate of (i) Argentic Services Company LP, the special servicer, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the HRR Interest, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase a portion of the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the closing date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial directing certificateholder.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicting interests as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicting Interests in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicting Interests May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

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The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

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The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that, consistent with applicable laws, including Rule 192 described below, any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives transactions, that rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, it is possible that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless may take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicting Interests of Each Applicable Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicting interests as they relate to each applicable special servicer, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the

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obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflicting interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Morgan Stanley Bank of America Merrill Lynch Trust 2026-C36 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities. In addition, in some cases, the applicable master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each applicable master servicer and special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of each applicable master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the

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manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicting Interests May Affect Your Investment” below.

Similarly, it is expected that each applicable master servicer and special servicer for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicting Interests of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflicting interest with respect to

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the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicting interests for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflicting interest.

Potential Conflicting Interests of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflicting interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in

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the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicting interests for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflicting interest.

Potential Conflicting Interests of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Securities Income USA 2 LLC will be appointed as the initial directing certificateholder. Each applicable special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicting

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interests with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicting interests with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, any special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to serviced whole loans other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole

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loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicting interests, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflicting interest.

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Potential Conflicting Interests in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F-RR and Class G-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors.

In addition, although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) may be applicable to actions taken by any entity with a contractual right to direct or cause the direction of the structure, design or assembly of any asset-backed security, or the composition of the underlying asset pool, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates, in each case to the extent permitted under the credit risk retention rules. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and

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Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that Argentic Securities Income USA 2 LLC will be the initial directing certificateholder. Argentic Services Company LP is expected to act as the special servicer and it or an affiliate assisted Argentic Securities Income USA 2 LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicting Interests May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicting Interests May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan

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in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will often contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU SR Rules and UK Securitization Framework

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations (as defined in the relevant legislation) imposed:

(a)  in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (all as amended and together with the EU Securitization Regulation, the “EU SR Rules”);

(b)  in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c)  in the United Kingdom (“UK”), pursuant to the Securitisation Regulations 2024 (SI 2024/102), as amended from time to time, the Securitisation sourcebook of the Handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (as amended, “SECN”) and the Securitisation Part of the Rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended, the “PRASR”), together with the relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (together, the “UK Securitization Framework”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU SR Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK Securitization Framework imposes certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Framework), being: (a) insurance undertakings and

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reinsurance undertakings each as defined in the FSMA; (b) trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorised for the purposes of the FSMA; (c) AIFMs (as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”)) with permission under Part 4A of FSMA (in respect of managing an AIF, as defined in the AIFM Regulations), which market or manage AIFs in the UK (and additionally, small registered UK AIFMs as defined in the AIFM Regulations); (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (b) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (c) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK Securitization Framework, a country other than the UK. A reference to the “applicable” SR Investor Requirements means, in relation to any SR Institutional Investor, the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the EU SR Rules or the UK Securitization Framework (as applicable)) only if, amongst other things:

(a)	where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains on an ongoing basis (or, for purposes of the UK Investor Requirements applicable to certain types of UK Institutional Investor, continually retains) a material net economic interest of not less than 5% in the securitization determined in accordance with (i) Article 6 of the EU Securitization Regulation (in respect of EU Institutional Investors) or (ii) Article 6 of Chapter 2 and Chapter 4 of the PRASR or chapter 5 of the SECN (in respect of UK Institutional Investors), and in each case the risk retention is disclosed to the SR Institutional Investor in accordance with the EU SR Rules or the UK Securitization Framework (as applicable);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in such Article 7;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has made available sufficient information to enable such UK Institutional Investor to independently assess the risks of holding the securitisation position and has committed to make further information available on an ongoing basis, as appropriate, such information, in each case, including at least the documents
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and information prescribed for such purpose by the UK Investor Requirements to which the UK Institutional Investor is subject and being made available at the times prescribed by such UK Investor Requirements; and

(d)	where the originator or original lender is established in a third country, the SR Institutional Investor has verified (except, in the case of a UK Institutional Investor, with regard to trade receivables not originated in the form of a loan) that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting in accordance with the applicable SR Investor Requirements; and (d) being able to demonstrate to its regulator, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the EU SR Rules or the UK Securitization Framework (as applicable).

Failure on the part of an SR Institutional Investor to comply with the applicable SR Investor Requirements may result in various penalties, including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable SR Investor Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person (i) undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable SR Investor Requirements, or (ii) assumes any liability whatsoever in connection with any investor’s non-compliance with the applicable SR Investor Requirements.

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In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any SR Investor Requirements.

Consequently, the certificates are not a suitable investment for any person that is now or may in the future be an SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated”. In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this

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prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

We make no representation as to the suitability of any criteria established by the nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agencies, nor can we assure you that the criteria established by a nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency will be followed in all circumstances (including, in each case, with respect to the certificates) or that they will be applied consistently across all securities analyzed by such nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency. Any change in a rating agency’s criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any securities rated by such rating agency or any other rating agency (including any class of certificates), despite the fact that such securities (or such class) might still be fully performing pursuant to the terms of the related securitization documents. We cannot assure you that any such downgrade, withdrawal or qualification of any rating assigned to any securities (including

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any class of certificates) will not adversely affect the market value of those certificates whose ratings have not been subject to such downgrade, withdrawal or qualification.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical

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rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse impact on the liquidity, market value and regulatory characteristics of the certificates. As a recent example of an enforcement action, on February 16, 2021, the Securities and Exchange Commission filed a civil action against Morningstar Credit Ratings, LLC (“MCR”), a former credit rating agency. The complaint alleges that MCR’s “general description” of its ratings procedures and methodologies in its Form NRSRO registration filed with the Securities and Exchange Commission failed to include specific disclosure relating to adjustments permitted by certain modeling methodology, which adjustments were used by MCR in rating 30 CMBS transactions from 2015 to 2016. The complaint also alleged certain related failures of internal controls. The complaint did not make any allegations about the integrity of any MCR ratings, but it alleged that the adjustments benefited the issuers that paid for those ratings by lowering credit enhancement requirements for the relevant ratings in those transactions. The complaint, filed in federal district court in the Southern District of New York, sought injunctive relief, disgorgement with prejudgment interest, and civil penalties. The civil action was settled on June 7, 2022, without MCR admitting or denying the allegations of the complaint. MCR is not a rating agency. Moreover, no MCR credit ratings remain outstanding for any transactions or obligors. This complaint is an example of continuing regulatory scrutiny of the credit rating industry, which could affect any rating agency or the ratings that it assigns to any certificates.

In addition, on September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

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Certain of the rating agencies may have downgraded the U.S. Government’s credit rating below “AAA”. In the event that such rating agency thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that such rating agency would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings. Failure to maintain the ongoing rating requirements by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If any such party were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement.

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Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, curing a cash management trigger, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.
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The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates

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to such amounts are different than the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 and Class A-SB certificates and Class A-4 and Class A-5 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

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In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1 certificates and the Class A-4 and Class A-5 trust components remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1 certificates and the Class A-4 and Class A-5 trust components were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if any master servicer, any special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if a master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the certificates, first the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5

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trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1 or Class A-SB certificates or the Class A-4 or Class A-5 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates (collectively), the Class B Exchangeable Certificates (collectively) and the Class C Exchangeable Certificates (collectively) to receive payments of principal and interest in respect of the certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E Certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the

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administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder

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under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the applicable special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder (as determined under clause (ii) of the definition thereof) so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally,

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with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although any master servicer or special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation party and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)                may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)             may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)         does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person, and in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party do not have any duties to any other person;

(iv)          may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)              will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses      (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement

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governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if (i) the aggregate certificate balance of the portions of the classes that constitute the HRR Interest (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a control termination event has occurred and is continuing (either such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as such operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the serviced mortgage loans. Further, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace Each Applicable Master Servicer, Each Applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

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In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) a special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of such special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of a majority of holders of voting rights of principal balance certificates evidencing at least a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate a master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace any master servicer, any special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan

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holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and

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servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

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The ability to modify mortgage loans by each applicable special servicer may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of each applicable special servicer in maximizing collections for the transaction and the impediments each applicable special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates each applicable special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the applicable special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Bank of America, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an

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obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default

With respect to each whole loan with one or more subordinate companion loans, prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.00% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

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Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable

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principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to

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hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer, the Trustee or the Certificate Administrator May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the pooling and servicing agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make monthly payment advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is

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subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default”

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with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction”. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

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We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Argentic Securities Holdings 2 Cayman Limited or any other applicable majority-owned affiliate of Argentic Real Estate Finance 2 LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance 2 LLC (“AREF2”), Argentic Securities Holdings 2 Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings 2 Cayman Limited. The VRR Interest will be purchased in order for AREF2 to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause AREF2, in its capacity as retaining sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, any master servicer, any special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association or Wells Fargo Bank, National Association makes any representation as to the compliance of AREF2 or Argentic Securities 2 Holdings Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which AREF2 is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Argentic Securities Holdings 2 Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause AREF2 to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent and warrant to the repurchase counterparty that it and AREF2 are in compliance with the Credit Risk Retention Rules. In addition, the obligations of

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such AREF Repo Seller will be secured by the VRR Interest and may be secured by additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller, Argentic Securities Holdings 2 Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR Interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such AREF2. Repo Seller In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although, under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR Interest is subject to the Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in AREF2, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings 2 Cayman Limited, AREF2 or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Argentic Securities Holdings 2 Cayman Limited, AREF2 or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view AREF2 as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or AREF2); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale,

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transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at

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one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters, climate change and man-made disasters, including the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates;
●	The imposition of economic tariffs, or the threat of such tariffs, by the United States may have adverse economic effects on the economy. Similarly, any retaliatory actions taken by countries affected by those tariffs, both threatened and actual, may have adverse economic effects. The impact of any tariffs is uncertain, but may result in inflation in the United States, which may affect consumer demand for products, as well as increased cost of operations at the mortgaged properties. Any of the foregoing impacts on the economy or the supply chain may negatively impact the tenants at the mortgaged properties, which may adversely affect a borrower’s ability to pay a mortgage loan; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations and private banks, and the Russian central bank, which aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy, food and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased NATO involvement in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

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You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

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Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company

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Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 31 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $700,494,284 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in August 2026 (or, in the case of any Mortgage Loan that has its first due date after August 2026, the date that would have been its due date in August 2026 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

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Five (5) Mortgage Loans (34.0%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of America, National Association	Bank of America, National Association	9	33	$224,026,710	32.0%
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	9	9	178,130,074	25.4
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	6	7	125,087,500	17.9
Barclays Capital Real Estate Inc.	Barclays Capital Real Estate Inc.	3	4	93,500,000	13.3
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	1	1	35,000,000	5.0
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	1	1	30,000,000	4.3
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	2	2	14,750,000	2.1
Total		31	57	$700,494,284	100.0%

(1)       Certain of the Mortgage Loans were co-originated or are part of Whole Loans that were co-originated by the related Mortgage Loan Seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the Mortgage Loan Seller. See “—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans” below.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case

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of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily, manufactured housing community or residential cooperative properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated Whole Loans and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The U-Haul AREC Portfolio 22 Mortgage Loan (9.99%) is part of a Whole Loan that was co-originated by Bank of America, National Association and Wells Fargo Bank, National Association.
●	The Arizona Mills Mortgage Loan (5.0%) is part of a Whole Loan that was co-originated by Bank of Montreal and Citi Real Estate Funding Inc.
●	The Orchard at Saddleback Mortgage Loan (4.7%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. and Natixis Real Estate Capital LLC.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on August 26, 2026 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the U-Haul AREC Portfolio 22 Mortgage Loan or the U-Haul AREC Portfolio 22 Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the U-Haul AREC Portfolio 22 Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or

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portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the U-Haul AREC Portfolio 22 Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below (with respect to the residential cooperative properties, the following is supplemented by and modified as provided in “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below, and in the footnotes to Annex A-1). In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;
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●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and
●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

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In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
U-Haul AREC Portfolio 22(1)	9.99%	57.0%	44.4%	$235,000,000	59.9%	46.6%	$223,610,000
One Dag(2)	4.3%	60.5%	57.1%	$289,480,209	77.8%	73.5%	$225,000,000
The Henry, Autograph Collection(3)	4.1%	32.2%	27.5%	$90,000,000	34.9%	29.8%	$83,000,000
500 N Gulph(4)	3.6%	59.1%	59.1%	$42,100,000	59.4%	59.4%	$41,900,000
30 Cooper Square(5)	1.2%	31.3%	31.3%	$28,000,000	32.4%	32.4%	$27,000,000

(1)	The Other Than “As-Is” Appraised Value represents a portfolio appraised value, as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” value of the Mortgaged Properties as a whole if sold in their entirety to a single buyer.
(2)	The Other Than “As-Is” Appraised Value represents the “Prospective Market Value Upon Funded Reserve” value as of April 15, 2026, which assumes that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements and leasing commissions (“TI/LC”) and capital improvement obligations. At origination, the borrower deposited (i) $6,203,117 for real estate taxes, (ii) $1,566,273 for replacement reserves, (iii) $5,000,000 for TI/LC reserves, (iv) $34,174,426 for outstanding lease obligations and (v) $20,770,751 for a free rent reserve. The Other Than “As-Is” Appraised Value and the “As-Is” Appraised Value are subject to certain extraordinary assumptions including The Kingdom of Sweden and The Republic of Chile leases (approximately 4.1% of the net rentable area) having been executed. The respective renewal leases were executed subsequent to origination and the related lease renewal holdback has been released.
(3)	The Other Than “As-Is” Appraised Value represents a “Prospective Market Value Upon Completion”, which assumes that the scheduled property improvement plan (“PIP”) is completed in a quality manner as of April 22, 2027. At origination, the borrower reserved $3,053,880 for the full budgeted cost of the PIP.
(4)	The Other Than “As-Is” Appraised Value represents the “As Is (With Funded Escrow)” appraised value as of May 21, 2026, which assumes that there is at least $364,364 reserved for tenant improvement allowances under the lease of the sole tenant, UGI Corporation. At origination, the borrowers reserved $1,624,614 into an unfunded obligations reserve, of which $364,364 is to cover outstanding tenant improvement costs that must be spent prior to February 1, 2031.
(5)	The Other Than “As-Is” Appraised Value represents the “Market Value Assuming Reserves” appraised value as of April 1, 2026, which assumes that there is at least $550,000 reserved for Local Law 11 work. At origination, the borrower reserved $396,258 for Local Law 11 work.

In addition:

With respect to the Arizona Mills Mortgage Loan (5.0%), the Appraised Value of the Mortgaged Property is based on the extraordinary assumption that certain leasing information provided by the borrowers regarding prospective tenants at the Mortgaged Property is accurate and materially consistent with the terms that will be reflected in the final executed lease agreements, and such tenants were modeled within the cash flow analysis based on the leasing information provided. Should any of this information prove to be materially inaccurate, incomplete, or inconsistent with the final executed lease agreements, the value conclusions presented for this Mortgaged Property may be materially affected.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

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“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third

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parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

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“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten NCF DSCR”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio

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is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “LTV Ratio at Maturity / ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated

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maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
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●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of industrial/warehouse, office and retail properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
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●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D/@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Qualified Opportunity Zone” means qualified opportunity zones (“QOZs”) under Code Section 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the IRS, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the IRS. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

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“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as an industrial/warehouse facility, office, retail center, self storage, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in

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the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in its entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of industrial/warehouse, office, retail and self storage properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4%

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to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

With respect to the One Dag Mortgage Loan (4.3%), the base rent is underwritten to the May 2026 rent roll which reflects executed leases and certain renewals for The Kingdom of Sweden (“Sweden”) and The Republic of Chile (“Chile”). At origination, the related borrower deposited $25,000,000 in a lease renewal holdback reserve subject to release pending the executions of Sweden and Chile renewal leases. Sweden and Chile renewal leases were

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executed subsequent to the origination date and the related holdback reserve has been released.

With respect to Mortgage Loans secured by residential cooperative properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of Underwritten Net Cash Flow for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

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“Underwritten Net Operating Income Debt Service Coverage Ratio”, “Underwritten NOI DSCR” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

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“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing or residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-1 for certain information regarding each Mortgage Loan that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as

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described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in some cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a Mortgage Loan secured by a residential cooperative property. Upon a foreclosure of a Mortgage Loan secured by a residential cooperative property, it is likely that the operation of such Mortgaged Property as a residential cooperative property would terminate, and it is likely that the Mortgaged Property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such

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capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Residential cooperative Mortgaged Properties may have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that any units at a residential cooperative Mortgaged Property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are currently subject to such laws), if the related residential cooperative Mortgage Loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. However, the “Coop-Rental Value” Appraised Values of the residential cooperative Mortgaged Properties assume that if the Mortgaged Property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “U/W Net Operating Income”, “U/W NOI” or “Underwritten NOI” for a residential cooperative property, in each case as and to the extent set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, “Underwritten EGI”, “Underwritten Expenses”, “Underwritten Net Operating Income”, “Underwritten Replacement / FF&E Reserve” and “Underwritten Net Cash Flow”, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned or leased by the borrower, which is a cooperative housing corporation. Generally, no individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or

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environmental indemnity; however, with respect to the Metropolis Towers Coop Mortgaged Property, as to which the borrower sponsor, Alma GPNJ, LLC, owns 44% of the cooperative shares (representing 372 of a total of 780 apartments), an affiliate of the borrower sponsor has provided a non-recourse carveout guaranty and environmental indemnity. Accordingly, while generally, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust, such information is presented for the Metropolis Towers Coop Mortgage Loan. In addition, with respect to information presented in Annex A-1 with respect to Mortgage Loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the Mortgaged Property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$700,494,284
Number of Mortgage Loans	31
Number of Mortgaged Properties	57
Range of Cut-off Date Balances	$5,000,000 to $70,000,000
Average Cut-off Date Balance	$22,596,590
Range of Mortgage Rates	5.5900% to 7.7910%
Weighted average Mortgage Rate	6.5461%
Range of original terms to maturity(2)	120 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	112 months to 120 months
Weighted average remaining term to maturity(2)	119 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	335 months
Range of remaining amortization terms(3)	300 months to 360 months
Weighted average remaining amortization term(3)	334 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(8)	8.4% to 70.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(8)	54.3%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)(8)	8.4% to 70.0%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)(8)	52.2%
Range of U/W NCF DSCRs(5)(6)(7)(8)	1.23x to 9.85x
Weighted average U/W NCF DSCR(5)(6)(7)(8)	2.17x
Range of U/W NOI Debt Yields(5)(6)(8)	8.6% to 56.7%
Weighted average U/W NOI Debt Yield(5)(6)(8)	15.4%
Percentage of Initial Pool Balance consisting of:
Interest Only	74.1%
Amortizing Balloon	11.6%
Amortizing Balloon - ARD	9.99%
Interest Only, Amortizing Balloon	4.3%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, if any, calculated as of the related Anticipated Repayment Date.
(3)	Excludes 24 Mortgage Loans (74.1%) identified on Annex A-1, which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the U/W NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and the U/W NOI Debt Yield have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a
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cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.
(8)	For Mortgage Loans secured by residential cooperative properties, the DSCR and Debt Yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The issuing entity will include three Mortgage Loans (22.4%) that represents the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The following table shows the property type concentrations of the Mortgaged Properties:

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Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail
Outlet Center	2	$70,000,000	10.0%
Anchored	4	61,207,500	8.7
Super Regional Mall	1	35,000,000	5.0
Shadow Anchored	1	6,000,000	0.9
Single Tenant	1	5,000,000	0.7
Subtotal:	9	$177,207,500	25.3%
Office
Suburban	3	$78,800,000	11.2%
Medical	1	50,000,000	7.1
CBD	2	38,750,000	5.5
Subtotal:	6	$167,550,000	23.9%
Multifamily
Garden	5	$69,090,000	9.9%
Mid Rise	2	41,850,000	6.0
Cooperative	1	29,000,000	4.1
Subtotal:	8	$139,940,000	20.0%
Self Storage
Self Storage	27	$94,110,000	13.4%
Subtotal:	27	$94,110,000	13.4%
Mixed Use
Office/R&D	1	$25,980,074	3.7%
Office/Industrial	1	25,000,000	3.6
Retail/Multifamily	1	17,000,000	2.4
Subtotal:	3	$67,980,074	9.7%
Hospitality
Full Service	1	$28,976,710	4.1%
Limited Service	1	7,000,000	1.0
Subtotal:	2	$35,976,710	5.1%
Industrial
Manufacturing	1	$10,000,000	1.4%
Subtotal:	1	$10,000,000	1.4%
Leased Fee
Leased Fee	1	$7,730,000	1.1%
Subtotal:	1	$7,730,000	1.1%
Total:	57	$700,494,284	100.0%

(1)          Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

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Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

With respect to the Orchard at Saddleback Mortgage Loan (4.7%), three tenants, PetSmart (7.1% of net rentable area and 7.2% of underwritten rent), Staples (7.1% of net rentable area and 5.7% of underwritten rent), and Ulta Beauty (3.7% of net rentable area and 3.1% of underwritten rent), each asserted in the tenant estoppel it provided at origination that the borrower was in violation of an exclusive use provision in such tenant’s lease. Further, PetSmart asserted that the borrower was in default due to such violation. The borrower denied such assertions and provided the lender an explanation of why it believed they were not correct. We cannot assure you that the asserted violations would not lead the tenant to seek to terminate its lease or exercise other remedies, or of what the effect would be on the Mortgaged Property if this were to occur.

In addition, with respect to the Orchard at Saddleback Mortgage Loan (4.7%), at origination an estoppel had not been received from the largest tenant, Ralph’s. The Mortgage Loan documents required the borrower to, within 15 days of origination, provide an acceptable tenant estoppel from Ralph’s, which notes the current term and base rent under the Ralph’s lease and states that Ralph’s has accepted and is occupying its space, open for business and paying full rent, that all obligations of the borrower as landlord have been performed, including but not limited to tenant improvements and leasing commissions, that any improvements described in the lease have been constructed in accordance therewith and accepted by the tenant, that the tenant is not entitled to any rent concession or rebate and that there are no defaults by either party under the lease. The Mortgage Loan documents provide that the Mortgage Loan is full recourse to the borrower and guarantor until the foregoing estoppel is delivered. Following the origination date, Ralph’s provided an estoppel; however, such estoppel stated only that the lease is in full force and effect and that there are no defaults by the landlord or tenant under the lease, and did not include the other required statements and information. The related mortgage loan seller and its co-originator determined to accept the estoppel as provided. Accordingly, the Mortgage Loan is no longer considered to be full recourse.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the One Dag Mortgage Loan (4.3%), approximately 29.5% of the net rentable area at the Mortgaged Property is underwritten as vacant.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to the Metropolis Towers Coop Mortgage Loan (4.1%), the Mortgaged Property is a residential cooperative apartment complex with 780 units. The borrower sponsor, Alma GPNJ, LLC, owns 44% of the cooperative shares, relating to 372 units (the “Metropolis Sponsor Units”), of which 17 units are rent restricted. New Jersey rent restrictions cap annual rent increases for regulated units at the lesser of the regional consumer price index and 4.00%. Upon a vacancy of such units, the landlord may set the rent at market rate for the next tenant; however, once reoccupied, the new rent becomes the base for future regulated increases. The borrower sponsor rents the Metropolis Sponsor Units to occupants. As of the most recent rent roll for such units, 30 of the Metropolis Sponsor Units were vacant. In addition to the Metropolis Sponsor Units, 9.2% of the cooperative shares, representing 72 units, are owned by two brothers, Joseph Parisi and Thomas Parisi, and certain of their relatives. For purposes of determining the “Coop-Rental Value” Appraised Value of the Metropolis Towers Coop Mortgaged Property, which assumes the Mortgaged Property will be operated as a multifamily rental property, the average rent for the Mortgaged Property was based on estimated market rents as determined by the appraisal (other than for the 17 Metropolis Sponsor Units which are rent restricted units, as to which the rent restriction was taken into account).
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However, in addition to the Metropolis Sponsor Units, it is possible that other units were rent restricted prior to the conversion to a cooperative property. The rent restrictions that applied to these units that were rent restricted prior to the co-op conversion may apply again to such units after foreclosure if the lender were to foreclose on the Mortgaged Property and to operate it as a multifamily rental property.

●	With respect to the Metropolis Towers Coop Mortgage Loan (4.1%), approximately 144,329 square feet of unimproved land at the Mortgaged Property (which contains approximately 372,861 square feet of land overall) is subject to a purchase and sale agreement with Toll Bros., Inc. pursuant to which such land is to be subdivided from the remainder of the Metropolis Towers Coop Mortgaged Property and sold to Toll Bros., Inc. for total consideration of $45 million (such land, the “Release Land”). It is anticipated that the Release Land (and any Optional Additional Release Land (as defined below)) will benefit from available development rights of the Metropolis Towers Coop Mortgaged Property which may potentially include up to 471 additional dwelling units. The Release Land is currently not legally subdivided from the Metropolis Towers Coop Mortgaged Property. The sale is required to occur on the earlier of (i) the date that is 30 days after all conditions to the sale have been satisfied or waived by the buyer and (ii) 24 months following the expiration of the due diligence period (which expired in July 2026), provided that the buyer has the right to adjourn the closing an additional 18 months. The buyer’s obligation to purchase the Release Land is subject to various closing conditions, including, among other conditions, (i) the buyer obtaining an unappealable preliminary and final site plan and subdivision approval for the subdivision of the Release Land from the remaining Mortgaged Property and the construction of a building containing no less than 440 market-rate residential units, 12,900 square feet of retail space, approximately 253 parking spaces, and associated amenities, subject to buyer-driven design modifications, (ii) the buyer obtaining approval for laying utilities and (iii) the buyer obtaining all construction permits necessary to build its project. In addition, the purchase and sale agreement provides Toll Bros., Inc. with the option to acquire three additional parcels of the land at the Metropolis Towers Coop Mortgaged Property (the “Optional Additional Release Land”), two of which are adjacent to the Release Land and one of which is separate, which contain approximately 40,230 square feet, 43,884 square feet and 38,474 square feet, respectively. Pricing of such additional parcels is tied to a formula of $85,000 per fully approved market-rate unit (indexed to the core consumer price index). The total square feet of the Release Land and Optional Release Land represents approximately 71.6% of the land included in the Mortgaged Property. The purchase and sale agreement obligates the parties to work together in good faith to carry out the sale and development of the Release Land and Optional Additional Release Land, and accordingly it is possible that the square footage of the related parcels could change. The purchase and sale agreement requires the parties to provide easements for vehicular access over each other’s land in connection with the sale. The borrower has covenanted that sale proceeds of the Release Land and Optional Additional Release Land will be deposited into a deposit account acceptable to the lender, to be used for capital expenditures and the overall maintenance of the Metropolis Towers Coop Mortgaged Property and will not be distributed to tenant-shareholders in the form of reduced maintenance charges (unless after such reduction such maintenance charges are sufficient to pay all expenses of the borrower, and debt service under the Metropolis Towers
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Coop Mortgage Loan) or any type of dividend, distribution or share repurchase, unless approved by the lender in its sole discretion. The Metropolis Towers Coop Mortgage Loan permits the free release of the Release Land and Optional Additional Release Land as described herein under “Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions.” The lender entered into a recognition agreement with Toll Bros., Inc. which provides that (i) a foreclosure or deed in-lieu of the Mortgage Loan will not trigger a preferential purchase right in favor of Toll Bros., Inc. under the purchase and sale agreement, (ii) that any foreclosure or other taking title by the lender will be subject to Toll Bros., Inc.’s rights under the purchase and sale agreement, which will survive such enforcement and (iii) the borrower and Toll Bros., Inc. may not modify the purchase and sale agreement to reduce the purchase price or modify the size of the parcels to be purchased without the prior written consent of the lender, which may not be unreasonably withheld, conditioned or delayed. There can be no assurance as to whether or not the sale of the Release Land and Optional Additional Release Land will take place, or of what effect the sale and the development of buildings on the sold land would have on the Metropolis Towers Coop Mortgaged Property.

●	With respect to the Metropolis Towers Coop Mortgage Loan (4.1%), the certificate of incorporation of the borrower, which is a New Jersey corporation and a cooperative, expires on the date that is 50 years after the corporation was established, which was on June 14, 1982. Accordingly, the certificate of incorporation expires June 14, 2032, while the loan matures on July 1, 2036. In order to extend the certificate of incorporation, a vote of the shareholders is required. Such meeting requires a quorum of at least a majority of the holders of shares outstanding, and the vote of a majority of shareholders then present at the meeting to pass an action amending the certificate of incorporation and extend the duration of the corporation. The borrower sponsor has informed the lender that a vote on such extension has been set as an agenda item to be voted on in the next annual shareholder meeting, which is expected to take place in November 2026, however, there can be no assurance such extension will be voted on or approved. Under New Jersey law, a corporation does not dissolve even if its period of duration expires, until a certificate of dissolution has been filed in the office of the Secretary of State. Any shareholder can demand such a certificate of dissolution to be filed, and the corporation is required to comply within 60 days unless it amends its certificate of incorporation to extend its duration within such 60-day period. New Jersey law permits a dissolved corporation to continue to pay its liabilities, but does not require it to reserve for them. In the event the corporation were dissolved the borrower could not continue to operate as a cooperative unless it transferred the Mortgaged Property to another cooperative corporation (which would be subject to the transfer restrictions in the loan agreement). The Mortgage Loan documents provide for loss recourse to the borrower and the non-recourse carveout guarantor if the borrower fails to update its certificate of incorporation extending the expiration of its corporate status beyond the expiration of the Mortgage Loan. We cannot assure you that the non-recourse carveout guarantor would have the ability to perform such recourse obligations.
●	With respect to the 781 Washington Mortgage Loan (3.9%), 42 of the 60 units at the Mortgaged Property (70% of the total units) are leased to tenants utilizing tenant-based Section 8 vouchers, which do not run with the Mortgaged Property and will phase out as the tenants utilizing such vouchers vacate.
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●	With respect to the Lofts at College Hill, Pointe on College, District at Manhattan, Meadowlark Apartments and St. James Apartments Mortgage Loans (collectively, 9.9%), the borrower sponsor has a documented history of actively contesting property tax assessments, which has in certain instances resulted in outstanding or delinquent property taxes during the appeal process, including the following with respect to the related Mortgaged Properties: (i) a tax foreclosure action brought in Shawnee County, Kansas relating to the Lofts at College Hill Mortgaged Property, asserting an aggregate amount due of approximately $349,657; (ii) delinquent taxes of $141,367 with respect to the Pointe on College Mortgaged Property; (iii) delinquent taxes of $107,364 with respect to the District at Manhattan Mortgaged Property; (iv) a tax foreclosure action brought in Shawnee County, Kansas relating to the Meadowlark Apartments Mortgaged Property, asserting an aggregate amount due of approximately $150,360; and (v) delinquent taxes of $140,395 with respect to the St. James Apartments Mortgaged Property. Such amounts were paid off in connection with the origination of the related Mortgage Loans. Media sources have also noted similar instances of unpaid property taxes with respect to other properties owned by entities affiliated with the borrower sponsor.
●	With respect to the Lofts at College Hill Mortgage Loan (2.7%), the related Mortgaged Property is in close proximity to Washburn University, and approximately 80% of multifamily units are leased to students. However, the Mortgaged Property operates as a conventional multifamily asset, with units leased by the unit, rather than by the bed, on standard 12-month terms. The underwritten economic occupancy and leased occupancy include preleased units for students that have signed leases for the 2026-2027 academic year.
●	With respect to the 533 Concord Avenue Mortgage Loan (2.0%), the Mortgaged Property is eligible for, and the borrower leases units through, the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”) program. The appraiser concluded that the current in-place rents at the Mortgaged Property are achievable based on the maximum subsidy amounts. The Mortgaged Property also benefits from a 421-a tax exemption. See also “—Real Estate and Other Tax Considerations” below.

In addition, 27 of the 55 units at the Mortgaged Property (49.1% of the total units) are leased to tenants utilizing HIV/AIDS Servicing Administration (“HASA”) vouchers; 8 of the 55 units at the Mortgaged Property (14.5% of the total units) are leased to tenants utilizing Section 8 vouchers; and 3 of the 55 units at the Mortgaged Property (5.5% of the total units) are leased to tenants utilizing CityFHEPS (non-augmented) vouchers. The Mortgage Loan will become full recourse to the borrower in the event that the borrower fails, in whole or in part, to remain eligible to receive rental assistance payments pursuant to rental assistance programs, including the augmented CityFHEPS program, the non-augmented CityFHEPS program, the federal Section 8 program and the HASA program, and/or any amendment or termination of any of the applicable rental assistance programs which reduces in any respect the amount of assistance payments paid or payable to the borrower or which requires the borrower charge rental rates less than those charged as of November 20, 2025, provided that if rental rates on any augmented CityFHEPS unit is reduced so that it matches rental rates under the non-augmented CityFHEPS program, the recourse is capped at $3.0 million plus enforcement costs.

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●	With respect to the Pointe on College Mortgage Loan (2.0%), the related Mortgaged Property is in close proximity to Kansas State University, and approximately 69% of multifamily units are leased to students. However, the Mortgaged Property operates as a conventional multifamily asset, with units leased by the unit, rather than by the bed, on standard 12-month terms. The underwritten economic occupancy and leased occupancy include preleased units for students that have signed leases for the 2026-2027 academic year.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each of the mixed use Mortgaged Properties has one or more office, retail, industrial and/or multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”, as applicable.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to The Henry, Autograph Collection Mortgage Loan (4.1%), approximately 38.0% of underwritten revenue at the related Mortgaged Property is generated by food and beverage operations.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
The Henry, Autograph Collection	$28,976,710	4.1%	6/3/2050	7/1/2036
Holiday Inn Express & Suites Lubbock West	$7,000,000	1.0%	7/17/2033	8/6/2036

(1)                With respect to any Mortgaged Property that is part of a Mortgage Loan secured by multiple Mortgaged Properties, the Cut-off Date Balance shown in the table above represents the allocated loan amount.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative

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Uses” in this prospectus as well as “—Insurance Considerations” and “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the five largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Medical/laboratory/technical training center	6	19.5%
Health Club	3	8.4%
Grocery	2	5.7%
Restaurant	3	5.5%
Entertainment Venue	1	5.0%
Bank Branch	2	3.1%
School	1	1.2%

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
U-Haul AREC Portfolio 22	$70,000,000	9.99%	$124.57	1.33x	57.0%	Self Storage
Pismo Beach & Queenstown Premium Outlets	$70,000,000	9.99%	$171.61	2.26x	59.2%	Retail
19000 Homestead	$50,000,000	7.1%	$498.25	1.98x	45.5%	Office
Orange Center Tower	$40,600,000	5.8%	$125.69	1.94x	58.0%	Office
Arizona Mills	$35,000,000	5.0%	$110.31	2.98x	40.2%	Retail
Orchard at Saddleback	$33,187,500	4.7%	$315.39	1.24x	61.5%	Retail
One Dag	$30,000,000	4.3%	$214.16	1.59x	60.5%	Office
Metropolis Towers Coop	$29,000,000	4.1%	$37,179.49	9.85x	8.4%	Multifamily
The Henry, Autograph Collection	$28,976,710	4.1%	$94,080.23	2.99x	32.2%	Hospitality
781 Washington	$27,500,000	3.9%	$458,333.33	1.38x	68.9%	Multifamily
Innovation Center of Vermont	$25,980,074	3.7%	$124.48	2.00x	49.4%	Mixed Use
Robert Pitt Professional Plaza	$25,000,000	3.6%	$166.99	1.65x	62.5%	Mixed Use
500 N Gulph	$24,900,000	3.6%	$246.97	2.15x	59.1%	Office
Lofts at College Hill	$19,000,000	2.7%	$90,909.09	1.31x	68.8%	Multifamily
NYC Retail Collection	$17,250,000	2.5%	$1,452.02	1.40x	59.5%	Various
Top 3 Total/Weighted Average	$190,000,000	27.1%		1.84x	54.8%
Top 5 Total/Weighted Average	$265,600,000	37.9%		2.01x	53.4%
Top 10 Total/Weighted Average	$414,264,210	59.1%		2.49x	50.9%
Top 15 Total/Weighted Average	$526,394,284	75.1%		2.33x	52.7%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/SF, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(2)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.

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For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans or groups of Cross-Collateralized Mortgage Loans set forth in the table below (24.6%), are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
U-Haul AREC Portfolio 22	Multi-property Loan	$70,000,000	9.99%
Pismo Beach & Queenstown Premium Outlets	Multi-property Loan	70,000,000	9.99
NYC Retail Collection	Multi-property Loan	17,250,000	2.5
Crescendo Storage Walla Walla Portfolio	Multi-property Loan	15,360,000	2.2
Total		$172,610,000	24.6%

(1)	Total may not equal the sum of such amounts listed due to rounding.
(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Two groups of Mortgage Loans (collectively, 24.9%) set forth in the table below entitled “Related Borrower Loans (Other than Cross-Collateralized Groups)” are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Related Borrower Loans (Other than Cross-Collateralized Groups)(1)(2)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Pismo Beach & Queenstown Premium Outlets	2	$70,000,000	9.99%
Arizona Mills	1	35,000,000	5.0
Total	3	$105,000,000	15.0%
Group 2
Lofts at College Hill	1	$19,000,000	2.7%
Pointe on College	1	14,150,000	2.0
District at Manhattan	1	13,910,000	2.0
Meadowlark Apartments	1	13,000,000	1.9
St. James Apartments	1	9,030,000	1.3
Total	5	$69,090,000	9.9%

(1)	Totals may not equal the sum of such amounts listed due to rounding.
(2)	Mortgage Loans with related borrowers are identified under “Related-Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	4	$158,787,500	22.7%
New York	8	$132,850,000	19.0%
Kansas	4	$60,060,000	8.6%
New Jersey	4	$42,629,650	6.1%
Maryland	4	$41,188,175	5.9%
Arizona	2	$40,805,918	5.8%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 14 other states, with no more than 4.2% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Four Mortgaged Properties, securing approximately 22.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties no other Mortgaged Property has a seismic expected loss greater than 16%.
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●	6 Mortgaged Properties, securing approximately 4.3% of the Initial Pool Balance by allocated loan amount, are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Mortgaged Properties located in California, Texas and Arizona, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

Two of the Mortgaged Properties (3.5%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common and Crowd-Funded Entities

With respect to the 19000 Homestead, the 500 N Gulph Mortgage Loan, the Crescendo Storage Walla Walla Portfolio Mortgage Loan and the Loveland Marketplace North Mortgage Loan (collectively, 14.6%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

●	The Mortgage Loans identified on Annex A-1 as Robert Pitt Professional Plaza and NYC Retail Collection (collectively, 6.0%) are secured in whole or in part by the related borrower’s interest in one or more units in a condominium or similar shared interest structure. With respect to each such Mortgage Loan, except as described below, the borrower generally controls the appointment and voting of the condominium (or other shared interest structure) board or the condominium (or other shared interest structure) owners cannot take actions or cause the condominium association (or other shared interest structure) to take actions that would affect the borrower’s unit without the borrower’s consent.
●	With respect to the NYC Retail Collection Mortgage Loan (2.5%), the 325 Fifth Ave Mortgaged Property is part of a condominium that is comprised of a retail portion
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included as the Mortgaged Property, a parking garage unit, and multiple residential units. The retail unit and parking garage unit each have the right to appoint one member of the condominium board, whereas the residential units have the right to appoint five members. Accordingly, the borrower does not control the condominium.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

The Metropolis Towers Coop Mortgage Loan (4.1%) is structured as a residential cooperative.

See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	57	$700,494,284	100.0%
Total	57	$700,494,284	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for additional information.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the Cut-off Date. See Annex A-1 for the date of the

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environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the U-Haul AREC Portfolio 22 Mortgage Loan (9.99%), the ESA for the U-Haul of North Miami Beach Mortgaged Property identified a REC related to one or more leaking underground storage tanks (each, a “LUST”) formerly located on the Mortgaged Property. A release was encountered upon removal of two 4,000-gallon gasoline underground storage tanks (each, a “UST”) and one 4,000-gallon vehicular diesel UST from the Mortgaged Property in 1998 and a LUST case was assigned. Laboratory results of groundwater samples taken in 1998 reported concentrations of BTEX (a group of volatile organic compounds commonly found in petroleum products: benzene, toluene, ethylbenzene and xylene), methyl tert-butyl ether (MTBE) and naphthalene that exceeded their respective Florida Groundwater Cleanup Target Levels. Subsurface investigations in 2025 and 2026 indicated that contamination representing a petroleum release above regulatory action levels did not exist at the Mortgaged Property, suggesting that any impacts originally encountered in 1998 have dissipated and/or degenerated to below regulatory action levels. As such, a request for “No Further Action” has been submitted to Miami-Dade County Department of Environmental Resources Management, and a response is pending. Given the active status, the LUST case for the Mortgaged Property remains a REC.

In addition, each of the U-Haul Moving & Storage of North Brunswick, U-Haul Moving & Storage of Marlboro and U-Haul Moving & Storage of East Brunswick Mortgaged Properties have marginal impacts due to historical use. Former USTs were identified at the U-Haul Moving & Storage of North Brunswick Mortgaged Property, a former dry cleaner was identified at the U-Haul Moving & Storage of Marlboro Mortgaged Property and a former machine shop contamination was identified at the U-Haul Moving & Storage of East Brunswick Mortgaged Property. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the four Mortgaged Properties noted above. The OPC provided a maximum probable cost estimate of $650,000 ($155,000 for U-Haul of North Miami Beach, $80,000 for U-Haul Moving & Storage of North Brunswick, $70,000 for U-Haul Moving & Storage of Marlboro and $345,000 for U-Haul Moving & Storage of East Brunswick). The borrowers obtained an environmental insurance policy from Great American E&S Insurance Company that provides a $2,000,000

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policy limit per incident and in the aggregate for a thirteen year term, subject to a deductible of up to $50,000.

●	With respect to the 19000 Homestead Mortgaged Property (7.1%), the related Phase I ESA identified a REC in connection with historical operations of semiconductor manufacturing at the Mortgaged Property, which caused volatile organic compound contamination in the related soil and groundwater, primarily that of trichloroethylene (“TCE”) and trichloroethane. The environmental consultant reported that this contamination extended beyond the Mortgaged Property and leaked onto the adjoining Intersil property. The environmental consultant reported that while ongoing remediation, including groundwater extraction and treatment, have stabilized such contamination, a September 2025 review flagged persistently high TCE concentrations and recommended a full polyfluoroalkyl substances evaluation. The environmental consultant determined that such ongoing evaluation, along with the continuous remediation, render the contamination at the Mortgaged Property a REC. The Mortgage Loan documents require that the Mortgaged Property obtain/maintain a pollution legal liability insurance policy insuring against environmental liability resulting from the existing conditions and new pollution events (the “19000 Homestead PLL Policy”). During the term of the Mortgage Loan, the borrowers are required to maintain the 19000 Homestead PLL Policy with a minimum liability limit of $10,000,000 (per incident and in the aggregate), for a term that extends for 36 months beyond the maturity date of the Mortgage Loan.
●	With respect to the Orchard at Saddleback Mortgaged Property (4.7%), the Phase I ESA identified a REC related to a former dry cleaner, which operated at the Mortgaged Property from 1986 until 1997 and a dry cleaner which operated at the northern adjoining property from at least 1979 to 2013, both of which were listed as CLEANUP Program Sites under the supervision of the San Diego Regional Water Quality Control Board (“SD-RWQCB”). The CLEANUP information indicates that localized contamination soil and area impacts to groundwater are a result of the historical presence of such dry cleaners. Soil vapor samples from the Mortgaged Property indicated that perchloroethylene (“PCE”) was detected at concentrations of 95 micrograms per cubic meter (“μg/m³”) to 41,000 μg/m³, exceeding the SD-RWQCB environmental screening levels of 67 ug/m³ for soil vapor in a commercial setting. Trichloroethylene and other PCE daughter compounds were also reported in some of the samples collected. The major source of groundwater contamination appears to be from the dry cleaner on the northern adjoining property. The groundwater plume appears to extend under the buildings on the eastern side of the Mortgaged Property. A telephone interview was conducted with the case manager for the SD-RWQCB in June 2026, in which the case manager confirmed that recent reports for the Mortgaged Property and northern adjoining property were being reviewed by the SD-RWQCB and that a meeting is planned with the responsible parties for each property to discuss the findings in the reports and next steps needed. The ESA concluded that based on recent soil vapor sampling results, the offsite impacts from the dry cleaners on the adjacent property to the soil vapor and groundwater of the Mortgaged Property is considered a REC and a suspect vapor encroachment condition. The ESA recommended continued cooperation with the SD-RWQCB. An opinion of probable cost was obtained which estimated the cost of investigation and mitigation to range from $1,770,000 to $3,880,000 if vapor mitigation is required and $620,000 to $1,580,000 if vapor mitigation is not required. At origination a Site Lender Environmental Asset Protection (“SLEAP”) policy was obtained from Beazley (Syndicate 3623) with a limit of $8,000,000 per incident and in the aggregate, a $25,000 self insured retention and a thirteen year
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term expiring in 2039, with Natixis Real Estate Capital, LLC (the co-originator of the Mortgage Loan) as first named insured, and Morgan Stanley Mortgage Capital Holdings LLC, as additional named insured, each together with its successors and assigns, as their interests may appear.

●	With respect to the Metropolis Towers Coop Mortgage Loan (4.1%), the ESA for the related Mortgaged Property found a controlled recognized environmental condition (“CREC”) relating to chromate chemical production waste (“CCPW”) found at the Mortgaged Property. In 1990, the Pittsburgh Plate Glass company (“PPG”) and the New Jersey Department of Environmental Protection (“NJDEP”) entered into an Administrative Consent Order (“ACO”) to investigate and remediate locations where CCPW or CCPW-impacted materials related to former PPG operations may be present. On June 26, 2009, NJDEP, PPG, and the City of Jersey City entered into a Partial Consent Judgment Concerning the PPG Sites, which include the Mortgaged Property, also referred to as the Judicial Consent Order (“JCO”), with the purpose of remediating the soils and sources of contamination at Hudson County sites as expeditiously as possible. The provisions of the original ACO remain in effect with the JCO taking precedence where conflicts exist between the two documents. Chromium impacted soils were excavated in two stages. The first stage of remediation occurred in late 2013 and extended into the spring of 2014. Approximately 33,000 tons of chromium impacted fill was excavated and disposed of off-site in accordance with governmental regulations. Due to the high water table at the site, dewatering was required in order to remove soils below the groundwater/soil interface. Between November 4, 2013 and May 30, 2014, a total of 1,849,600 gallons of impacted groundwater were recovered, treated, and discharged to support remedial activities. The second stage of remediation occurred during the fall of 2017. The paved surface parking lot between the two residential towers was excavated in order to remove additional chromium contaminated fill. Open excavations were required to be dewatered as needed. Between September and October 2017, a total of 441,483 gallons of groundwater were pumped from excavations and transported to the Garfield Avenue treatment plant. The quantity of removed soils is somewhat cloudy because impacted fill was mixed with material from another PPG contaminated site during transit for disposal to Michigan. However, approximately 5,500 tons of backfill was utilized to replace removed materials during this event. The NJDEP is not requiring further remediation of impacted soils at the Mortgaged Property nor is it requiring remediation of groundwater. Groundwater is actively being monitored at the Mortgaged Property under a quarterly groundwater sampling program.

In addition, during a site inspection of the Mortgaged Property in November 2012, subsequent to significant flooding caused by Hurricane Sandy, green/yellow staining was observed on the base of a concrete support column located in the Boiler Room of Building No. 2. Samples were collected for laboratory analysis, and were found to contain elevated concentrations of hexavalent chromium. Chromium impacted groundwater, sourced from contact with contaminated fill at the Mortgaged Property, had leached through the floor. Measures were taken to isolate the impacted concrete column and an epoxy paint was used to seal the concrete floor in the boiler room. Quarterly inspections were initiated per the settlement of the PPG lawsuit. During these remedial investigation activities, the concrete support column and portions of the floor surface beneath and around the boilers were found to be impacted with hexavalent chromium at concentrations greater than the Chromium Soil Cleanup Criteria (“CrSCC”) of 20 milligrams per kilogram (mg/kg). The concrete floor and affected concrete columns remain in place at concentrations greater than the CrSCC.

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In addition, with respect to the Metropolis Towers Coop Mortgage Loan (4.1%), the purchase and sale agreement with Toll Bros., Inc. permits the buyer to perform environmental testing.

At origination of the Metropolis Towers Coop Mortgage Loan, the borrower obtained a premises environmental liability insurance policy from Great American E&S Insurance Company, in the name of the borrower, with the lender and its successors and assigns as their interests may appear as additional named insured, with a limit of $1,000,000 per incident individually and in the aggregate, a $50,000 self-insured retention, and a policy term expiring June 4, 2036 (or June 4, 2029 as to mold coverage) with respect to the borrower, and expiring June 4, 2039 with respect to the lender.

●	With respect to The Henry, Autograph Collection Mortgage Loan (4.1%), the related ESA identified two RECs at the related Mortgaged Property. One REC relates to a dry cleaning facility where the hotel performed onsite dry cleaning from approximately 1988 to 2011. The hotel maintained one closed loop dry cleaning machine that was equipped with a 25-gallon tank, which utilized perchloroethylene (PCE). Reportedly, a drip pan was located under the machine, and any hazardous materials or substances were stored on secondary containment adjacent to the machine, however, a floor drain was observed in the vicinity of the former location of the dry cleaning machine. The former presence of a dry cleaning facility on the Mortgaged Property represents a REC. The second REC relates to a double-walled steel underground storage tank (UST) for diesel fuel storage that was installed at the Mortgaged Property in 1989 and remains active. The UST was constructed with single-walled steel piping run and an impressed current cathodic protection system and is connected to the emergency generator. There have been no reports of a petroleum discharge documented for the subject UST. Based on the age of the current UST and the possibility that releases may occur from tanks or tank systems that are otherwise testing as tight, the environmental consultant was unable to rule out the potential that a release from the UST has affected the subsurface of the Mortgaged Property. On this basis, the storage of petroleum products at the Mortgaged Property is considered a REC. The environmental consultant provided an opinion of probable cost related to future remediation estimating that remediation costs would range from $39,600 - $930,600. The lender obtained a 13-year Site Lender Environmental Asset Protection (SLEAP) policy issued by Beazley Excess and Surplus Insurance, Inc., with a limit of liability of $3,000,000 for each claim and in the aggregate, subject to a $25,000 deductible.
●	With respect to the 781 Washington Mortgage Loan (3.9%), the Phase I ESA identified two RECs. First, the environmental consultant identified a REC in connection with a historical 5,000-gallon fuel oil UST located within the public right-of-way to the west of the Mortgaged Property. The UST was present as of 1951 and possibly as early as 1929, and no available documentation confirmed its removal or regulatory closure. The environmental consultant determined that the UST appears to be associated with the Mortgaged Property and that the absence of removal or closure records constitutes a REC. Second, the environmental consultant identified a REC in connection with the historical operation of dry cleaning businesses at adjoining properties from at least 1928 through 2003, which typically utilized chlorinated solvents, including perchloroethylene and polyfluoroalkyl substances. The environmental consultant determined that, while the Mortgaged Property is unlikely to be identified as a contamination source or bear cleanup responsibility, the proximity of such operations presents a potential for vapor-phase contaminant
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migration to the Mortgaged Property. At origination, the borrower deposited $115,000 into an environmental reserve. Pursuant to the Mortgage Loan documents, the borrower is required to install a sub-slab depressurization system by August 3, 2026 and conduct periodic monitoring and sampling to prevent vapor intrusion above applicable regulatory mitigation levels. Such mitigation obligations will continue until the borrower delivers evidence satisfactory to the lender that post-mitigation sampling indicates no concentrations exceeding the applicable mitigation levels and that such mitigation is no longer required under applicable environmental laws. At origination, the lender obtained an environmental insurance policy, with a limit of liability of $1.0 million for each claim and in the aggregate, subject to a $25,000 deductible. The environmental insurance policy is scheduled to expire on May 5, 2039.

●	With respect to the Innovation Center of Vermont Mortgage Loan (3.7%), the Phase I ESA identified a CREC in connection with the 38-acre Pine Street Barge Canal Superfund/National Priorities List site, located along the northern and northeastern portions of the Mortgaged Property and extending onto adjacent properties (the “PSBC Site”). The PSBC Site has documented groundwater impacts from coal tar, ethylbenzene, benzene, toluene, naphthalene and waste oils attributable to a coal gasification/manufactured gas plant that operated on Pine Street from approximately 1908 until 1966. The environmental consultant reported that five groundwater monitoring wells are sampled annually at the Mortgaged Property, and that soil vapor investigations and groundwater sampling, including sampling conducted at the adjacent property in July 2021, have not identified a vapor intrusion concern or a vapor encroachment condition likely to affect the buildings at the Mortgaged Property. Given the remediation history, ongoing regulatory oversight and absence of identified vapor intrusion concern, the environmental consultant concluded that the PSBC Site constitutes a CREC for the Mortgaged Property.

In addition, the Phase I ESA identified a CREC in connection with the historical operation of the Mortgaged Property as a weapons manufacturing facility, which caused soil and groundwater impacts identified during investigations conducted in the 1980s and 1990s. The environmental consultant reported that polychlorinated biphenyls contamination was identified in shallow soils at the Filled Land Area (“FLA”) on the north portion of the Mortgaged Property, which has since been redeveloped as a parking lot. The environmental consultant reported that a corrective action closure certification imposes ongoing obligations on the Mortgaged Property, including restrictions on the installation of wells and use of groundwater for potable purposes, a requirement for vapor mitigation systems in any future construction, and a prohibition on residential or day care use within the FLA. The borrower has entered into a grant of environmental restrictions with the Vermont Agency of Natural Resources agreeing to comply with such restrictions and to provide access for further investigation, monitoring and compliance determination. The environmental consultant further reported that groundwater contamination is not migrating off-site and that residual soil contamination would not pose a threat to human health or the environment provided there is no long-term direct contact with contaminated soils, and concluded that the impacted on-site areas with ongoing restrictions constitute a CREC for the Mortgaged Property.

●	With respect to the Pavilion Towers Mortgaged Property (1.9%), the related Phase I ESA identified a CREC in connection with PCE contamination of groundwater beneath the Mortgaged Property, attributable to an offsite upgradient source. The environmental consultant reported that the Colorado Department of Public Health
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and Environment issued a 1994 letter stating that because there is no evidence of PCE contamination originating from the Mortgaged Property, no further investigations or remediation at the Mortgaged Property are required. The environmental consultant determined that, while no further investigations or remediation are required, the PCE contamination of the groundwater beneath the Mortgaged Property is a CREC.

●	With respect to the Bonanza Square Mortgage Loan (0.9%), a former dry cleaning facility operated at the Mortgaged Property at 2448 East Bonanza Road from at least 1968 to 2008. Based on information from a 2019 previous Phase I ESA, the facility utilized PCE (tetrachloroethylene) solvents from at least 1968 to 1978 and was converted to a drop-off station from at least 1984; the facility was not identified on regulatory databases. The environmental consultant noted that dry cleaning operations typically involve the use of hazardous substances and the generation of hazardous wastes that, when released to the subsurface in their pure form, can leave no visible trace of releases or spills, and that such operations are of potential environmental concern due to the risk of undetected or unreported releases and the environmental persistence of dry cleaning chemicals. Based on the foregoing, the environmental consultant considered the historical dry cleaning operations at the Mortgaged Property to constitute a REC and recommended that a Phase II investigation be performed to determine the presence or absence of subsurface contamination. In lieu of a Phase II investigation, the lender obtained an opinion of probable cost, which estimated that any on-site remediation costs, would range from $33,000 to $830,000. In connection therewith, the related borrower sponsor obtained a new lender's environmental insurance policy with an aggregate limit of $3,000,000, representing coverage of more than three times the upper end of the estimated remediation cost range.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans or where the value of the related PIP is equal to or exceeds 10% of the balance of the related Mortgage Loan:

●	With respect to The Henry, Autograph Collection Mortgage Loan (4.1%), in connection with the borrower entering into a renewal franchise agreement, the borrower is required to complete a PIP within 30 months after the effective date of such franchise agreement, which was June 30, 2026. The PIP includes improvements to the lobby and studio lounge areas, restaurant, meeting rooms, fitness center, swimming pool, and select building-systems. The full budgeted cost of $3,053,880 was reserved in connection with the origination of the Mortgage Loan.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

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Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

●	With respect to the One Dag Mortgage Loan (4.3%), Michael Silberberg, one of the two non-recourse carveout guarantors (“Silberberg Guarantor”), is a defendant in a foreclosure lawsuit commenced in 2021 in the Circuit Court of Cook County, Illinois (the “Cook County Case”), by a lender of a mortgage loan (unrelated to the Mortgage Loan) to a borrower for which Silberberg Guarantor is a guarantor where the loan went into a default during the COVID pandemic. Meanwhile, another lawsuit is ongoing between the same lender and Silberberg Guarantor in a case
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filed in the Southern District of New York where the lender of the unrelated mortgage loan has alleged that an intra-organization loan was made to an upper-level entity in violation of the related loan documents, but has been stayed pending resolution of the Cook County Case. According to the borrower sponsor, the lender of the unrelated mortgage loan and Silberberg Guarantor are currently discussing a settlement with respect to the Cook County Case. The other non-recourse carveout guarantor, Mike Karasick (“Karasick Guarantor”), is named a defendant in an action filed in August 2025 to collect on Karasick Guarantor’s guaranty of an unrelated mortgage loan of approximately $2.75 million, as to which the plaintiff obtained summary judgment in January 2026; such judgment has been appealed, and, according to the Karasick Guarantor, the parties have reached an agreement in principle to settle the claim pursuant to a payment schedule. In addition, Karasick Guarantor is a defendant in a guaranty enforcement action in New York for an unrelated $200 million mortgage loan, secured by a historic “Dayton’s” building in Minneapolis that is currently under foreclosure action in Minnesota. The court granted the defendant’s motion to stay action pending resolution of the foreclosure action. The borrower of the mortgage loan related to the foregoing case is currently working with the related mortgage and mezzanine lender on extensions and modifications, with which the litigation against Karasick Guarantor is expected to be resolved. There can be no assurance that any of the foregoing will be resolved as expected. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information.

●	With respect to the Metropolis Towers Coop Mortgage Loan (4.1%), the non-recourse carveout guarantor, who is also an affiliate of the property manager of the Mortgaged Property, is a defendant in numerous lawsuits, including both lawsuits alleging negative conditions at properties owned or managed by the guarantor, as well as contract disputes.
●	With respect to the NYC Retail Collection Mortgage Loan (2.5%), the guarantor was a defendant in a lawsuit against an auction house, with the auction house accusing the guarantor of making a $400,000 winning absentee bid and refusing to pay, for which the court found the guarantor liable. The judgment has not been paid.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	22 of the Mortgage Loans (67.3%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	6 of the Mortgage Loans (19.0%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
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●	2 of the Mortgage Loans (11.2%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	1 of the Mortgage Loans (2.5%) was originated in connection with the borrower’s refinancing of a previous mortgage loan and acquisition of the related Mortgaged Property.
●	With respect to the One Dag Mortgage Loan (4.3%), the Mortgage Loan was used to acquire the related Mortgaged Property that previously secured a syndicate of commercial mortgage loans with respect to which the lender forgave approximately $159 million, constituting approximately 44.5% of the then remaining principal balance of the loan. The previous owner of the mortgaged property is the current property manager and is entitled to 20% promote interest (on all capital, including general partner capital) only if a 17.5% internal rate of return is realized by all capital (including general partner capital).

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Pismo Beach & Queenstown Premium Outlets Mortgage Loan, the Orchard at Saddleback Mortgage Loan, the Arizona Mills Mortgage Loan, the One Dag Mortgage Loan, the 781 Washington Mortgage Loan, the Innovation Center of Vermont Mortgage Loan, the 500 N Gulph Mortgage Loan, the Pavilion Towers Mortgage Loan and the 15 Houghtaling Road Mortgage Loan (collectively, 38.5%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, we note the following:

●	With respect to the Pismo Beach & Queenstown Premium Outlets Mortgage Loan and the Arizona Mills Mortgage Loan (collectively, 15.0%), Simon Property Group, L.P., the related borrower sponsor and guarantor, has sponsored other
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real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●	With respect to the Orchard at Saddleback Mortgage Loan (4.7%), the non-recourse carveout guarantor or its principals have been subject to foreclosure litigation.
●	With respect to the One Dag Mortgage Loan (4.3%), Michael Silberberg, one of

the two non-recourse carveout guarantors (“Silberberg Guarantor”), is a defendant in a foreclosure lawsuit commenced in 2021 in the Circuit Court of Cook County, Illinois (the “Cook County Case”), by a lender of a mortgage loan (unrelated to the Mortgage Loan) to a borrower for which Silberberg Guarantor is a guarantor where the loan went into a default during the COVID pandemic. Meanwhile, another lawsuit is ongoing between the same lender and Silberberg Guarantor in a case filed in the Southern District of New York where the lender of the unrelated mortgage loan has alleged that an intra-organization loan was made to an upper-level entity in violation of the related loan documents, but has been stayed pending resolution of the Cook County Case. According to the borrower sponsor, the lender of the unrelated mortgage loan and Silberberg Guarantor are currently discussing a settlement with respect to the Cook County Case. Mike Karasick, the other non-recourse carveout guarantor (“Karasick Guarantor”), has guaranteed other real estate projects that became the subject of a foreclosure action in 2024 on an unrelated mortgage loan secured by a retail property in Minneapolis, for which the parties are currently in discussions regarding potential extensions and modifications. There can be no assurance that any of the foregoing will be resolved as expected. See “Description of the Mortgage Pool—Litigation and Other Considerations” for additional information.

●	With respect to the Metropolis Towers Coop Mortgage Loan (4.1%), the prior mortgage loan secured by the Mortgaged Property was originally scheduled to mature on May 1, 2026. The prior loan was repaid in full by the Mortgage Loan on June 4, 2026.
●	With respect to the 781 Washington Mortgage Loan (3.9%), the borrower sponsor reported that it is the sponsor of two securitized mortgage loans, each of which was transferred to special servicing and is unrelated to the Mortgaged Property. The borrower sponsor reported that the circumstances that caused one such mortgage loan to be transferred to special servicing have been resolved. With respect to the other mortgage loan, the borrower sponsor reported that such mortgage loan was transferred to special servicing in January 2025 due to a maturity default resulting from low occupancy caused by extensive construction at the property and that it is currently in negotiations with the special servicer.

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●	With respect to the Innovation Center of Vermont Mortgage Loan (3.7%), a prior mortgage loan secured by the Mortgaged Property (the “First Prior Loan”) was originally scheduled to mature in June 2023. The borrower and the servicer of the First Prior Loan entered into a forbearance agreement pursuant to which the maturity date of the First Prior Loan was extended by 24 months. Approximately two months following the commencement of such extension period, the borrower sponsor refinanced the First Prior Loan with a new mortgage loan (the “Second Prior Loan”), and the proceeds of the Second Prior Loan were applied to repay the First Prior Loan in full.
●	With respect to the 500 N Gulph Mortgage Loan (3.6%), affiliates of one of the borrower sponsors disclosed that, within the last 10 years, they have been involved in seven defaults of various loans, two of which were maturity defaults.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	5 Mortgaged Properties (13.7%) are each leased entirely (or substantially in its entirety) to a single tenant.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or

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portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of their space as set forth below:

●	With respect to the Pismo Beach & Queenstown Premium Outlets Mortgage Loan (9.99%), Polo Ralph Lauren, the third largest tenant at the Queenstown Premium Outlets Mortgaged Property and leasing approximately 3.5% of the net rentable area, has the right to terminate its lease at the related Mortgaged Property (i) within 60 days after the expiration of any applicable measuring period (representing each consecutive 12 month period from December 1st through November 30th) effective with respect to the measuring period occurring from December 1, 2033 through November 30, 2034, and for each subsequent measuring period, if Polo Ralph Lauren’s gross sales from its premises for the applicable measuring period do not exceed $4,500,000, and (ii) with 60 days prior written notice effective at any time on and after January 31, 2035.
●	With respect to the Orange Center Tower Mortgage Loan (5.8%), the lease of the largest tenant, County of Orange, includes an appropriations clause that provides that the tenant’s obligation to pay rent under the lease is contingent upon the County of Orange’s Board of Supervisors appropriating funds for the payment of rent.
●	With respect to the One Dag Mortgage Loan (4.3%), (i) the largest tenant at the Mortgaged Property, the United Nations (approximately 13.8% of the net rentable
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area), has a one-time right to partially terminate its leased premises effective beginning January 1, 2029, subject to 12 months’ prior notice and a termination fee covering unamortized tenant improvements, broker commissions and rental abatements and three months’ rent with respect to the portion of the premises so terminated, (ii) the second largest tenant at the Mortgaged Property, The Federal Republic of Germany (“Germany”) (approximately 9.0% of the net rentable area), has the option to terminate its lease (a) effective February 6, 2034, subject to a written notice by no later than December 6, 2032, and a termination fee covering unamortized tenant improvements, broker commissions and rental abatement and six months’ rent, and additionally the option to terminate its lease (b) upon the severance or termination of diplomatic relations by the United States of America and/or Germany with the other by official public announcements made by either or both of their respective governments, at least 90 days’ notice, and the payment of termination fee pursuant to the lease, (iii) the third largest tenant at the Mortgaged Property, The UK of Great Britain (approximately 6.0% of the net rentable area), has a one-time right to terminate the entire lease effective April 1, 2033, subject to a written notice no later than December 31, 2031, and termination fee covering unamortized abated rent, improvement allowances, leasing commissions and three months’ rent, and (iv) the fifth largest tenant at the Mortgaged Property, The Government of the French Republic (“France”) (approximately 4.3% of the net rentable area), has the option to terminate its lease if (a) diplomatic relations between the United States and France are ended, (b) France is excluded from the United Nations, or (c) the United Nations permanently relocated from Manhattan, New York, subject to six months’ prior notice, provided that the notice is within 18 months of the triggering event, and France pays a termination fee covering the unamortized portion of the borrower’s contributions, rent concessions, and brokerage commissions, calculated with 10% annual interest over 15 years.

●	With respect to the Innovation Center of Vermont Mortgage Loan (3.7%), the second largest tenant, Benchmark Space Systems (representing approximately 18.8% of the NRA), has the right to terminate its lease on August 31, 2028, provided that the tenant gives the borrower at least 12-months’ prior written notice of such termination, together with a termination payment equal to the unamortized lease, related legal fees and any leasing commissions, amortized at 8% over the term of the lease. In addition, the third largest tenant, the State of Vermont (representing approximately 17.7% of the NRA), has the right to terminate its lease with respect to the remainder of its leased space on October 31, 2028, provided that the tenant gives the borrower at least 12-months’ prior written notice of such termination, together with a termination payment equal to $435,650, amortized at 9% over the term of the lease. In addition, State of Vermont has the right to terminate its lease of the portion of the State of Vermont space designated as the Café, provided that the tenant gives the borrower at least 180-days’ prior written notice of such termination. In addition, the fourth largest tenant, Veterans Administration (representing approximately 10.3% of the NRA), has the right to terminate its lease any time on or after January 1, 2030, provided that the tenant gives the borrower at least 270-days’ prior written notice of such termination. In addition, the fifth largest tenant, Internal Revenue Service (representing approximately 6.3% of the NRA), has the right to terminate its lease, in whole or in part, any time on or after December 1, 2028, provided that the tenant gives the borrower at least 90-days’ prior written notice of such termination.
●	With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such
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properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Pismo Beach & Queenstown Premium Outlets Mortgage Loan (9.99%), the lender underwrote rent for the largest tenant at the Pismo Beach Premium Outlets Mortgaged Property, Nike Factory Store, leasing approximately 7.1% of the net rentable area at such Mortgaged Property, on a straight-line basis.
●	With respect to the Orange Center Tower Mortgage Loan (5.8%), the second largest tenant, Carrington Mortgage, is entitled to free rent from July 2026 through January 1, 2027, in the total amount of $956,618.95, all of which was reserved at origination.
●	With respect to the One Dag Mortgage Loan (4.3%), the fourth largest tenant at the Mortgaged Property, The Population Council, Inc., currently occupies 48,540 square feet (approximately 5.9% of the net rentable area) and has subleased 23,097 square feet to Leech Tishman Robinson Brog, PLLC through December 30, 2030 (one day prior to expiration of the prime lease).
●	With respect to the One Dag Mortgage Loan (4.3%), the third largest tenant at the Mortgaged Property, the UK of Great Britain (approximately 6.0% of the net rentable area), is entitled to three months of free rent scheduled for April through June of 2029, 2034, and 2037, and the fifth largest tenant at the Mortgaged Property, the Government of French Republic (approximately 4.3% of the net rentable area), is entitled to 14 months of free rent commencing in December 2026.
●	With respect to the One Dag Mortgage Loan (4.3%), rent was underwritten on a straight-line basis through the lesser of the loan term and the respective lease term.
●	With respect to the 500 N Gulph Mortgage Loan (3.6%), the rent of the sole tenant at the Mortgaged Property was underwritten on a straight-line basis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

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Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Arizona Mills Mortgage Loan, the Orchard at Saddleback Mortgage Loan and the 500 N Gulph Mortgage Loan (collectively, 13.3%), each such Mortgaged Property is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties nos 7 and 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Orchard at Saddleback Mortgage Loan (4.7%), the largest tenant, Ralph’s, has a right of first refusal for the purchase of the parcel on which its store is located (or similar adequately parked parcel that includes its store) if the landlord elects to sell such parcel in any transaction that does not include any other parcel or parcels of the related shopping center. The lease provides that such right of first refusal does not apply to the acquisition of such parcel at a foreclosure sale, or to the sale or transfer of such parcel by any lender or other purchaser at a foreclosure sale. However, the lease does not expressly provide that such right of first refusal would not apply to a deed-in-lieu of foreclosure. In addition, such right of first refusal would apply to subsequent transfers.
●	With respect to the Arizona Mills Mortgage Loan (5.0%), the second largest tenant at the Mortgaged Property, Harkins Theatre IMAX, has a right of first refusal to purchase any building on the Mortgaged Property in the event the borrower elects to sell such building for use as, or the development of, an event-type theater.
●	With respect to the 500 N Gulph Mortgage Loan (3.6%), the sole tenant has a right of first offer in the case of a third-party transfer if (i) the tenant is occupying at least 90% of the Mortgaged Property and (ii) the lease is in full force and effect. Any transfer in connection with a mortgage foreclosure or any lender otherwise taking title to the Mortgaged Property arising from a default by the borrower under any mortgage loan was specifically excluded (a “Foreclosure Transfer”). However, such right would apply to subsequent transfers if they are not in and of themselves Foreclosure Transfers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.

●	With respect to the One Dag Mortgage Loan (4.3%), the joint venture agreement among the sponsors contemplate that certain affiliates may enter into leases at the Mortgaged Property in accordance with the following terms: (a) a lease for approximately 5,000 rentable square feet on the southeast portion of the 45th floor with an affiliate of David Werner, an indirect owner of Borrower and will be on the following terms: (i) initial rent set at $60 per square foot, subject to a $5 per square foot increase every five years during the lease term; (ii) 15 year term; (iii) 2027 as the base year for determining operating expenses and taxes; (iv) four years free rent and (v) a $150 per square foot tenant improvement allowance; and (b) a lease for approximately 4,500 rentable square feet on either the 30th or 31st floor with an affiliate of SL One Dag Asset Manager LLC, an affiliated asset manager, which lease will be on the following terms: (i) initial rent set at $60 per square foot, subject to a $5 per square foot increase every five years during the lease term; (ii) 15 year term; (iii) 2027 as the base year for determining operating expenses and taxes; (iv) three and a half years free rent and (v) (1) if the designated space is a prebuilt space, a $30 per square foot tenant improvement allowance or (2) if raw space, a $150 per square foot tenant improvement allowance.
●	With respect to the Metropolis Towers Coop Mortgage Loan (4.1%), in addition to owning 44% of the cooperative shares in the borrower, the borrower sponsor, Alma GPNJ, LLC, has master leased the commercial space at the Mortgaged Property, including three ground floor retail units and one ground floor office unit, pursuant to a lease expiring in 2098. The borrower sponsor currently pays annual rent of $176,550 under such master lease.
●	With respect to the Robert Pitt Professional Plaza Mortgage Loan (3.6%), the largest tenant, Gemstar, Inc. (representing approximately 25.4% of the NRA), is an affiliate of the borrower sponsor. In addition, the second largest tenant, Gross Sales (representing approximately 11.2% of the NRA), is an affiliate of the borrower sponsor.
●	With respect to the 30 Cooper Square Mortgage Loan (1.2%), one of the tenants, Tom Wesselman Art, LLC, which occupies approximately 10.0% of the net rentable area of the Mortgaged Property, is affiliated with the sponsor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

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●	With respect to the Arizona Mills Mortgage Loan (5.0%), the borrower sponsor or affiliates thereof own a certain nearby competitive property.
●	With respect to the One Dag Mortgage Loan (4.3%), the borrower sponsor or its affiliates own other properties in the related market within a five-mile radius that may compete with the related Mortgaged Property.
●	With respect to the RC Shoppes & Apartments Mortgage Loan (2.4%), the related Mortgaged Property is part of the Renaissance Commons development, a mixed use development, which contains other multifamily and retail units. The related borrower sponsor is also the sponsor for non-collateral portions of Renaissance Commons, which may compete with the Mortgaged Property.
●	With respect to the Pointe on College Mortgage Loan (2.0%) and the District at Manhattan Mortgage Loan (2.0%), the related Mortgaged Properties are both located in Manhattan, Kansas and are identified as competitors in the respective appraisals. Such Mortgage Loans share the same borrower sponsor.

See “Risk Factors—Risks Related to Conflicting Interests—Other Potential Conflicting Interests May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 4 of the Mortgaged Properties (collectively, 22.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 16.0%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

●	With respect to the Arizona Mills Mortgage Loan (5.0%), the related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.
●	With respect to the CVS Denton Mortgage Loan (0.7%), pursuant to the Mortgage Loan documents, a portion of the insurance requirements of the borrower may be satisfied by CVS Pharmacy Inc., the sole tenant at the Mortgaged Property. The tenant is currently maintaining such insurance consistent with the lender’s requirements set forth in the Mortgage Loan documents.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

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●   In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In the case of Mortgage Loans secured by residential cooperative properties information regarding the value of such Mortgaged Properties is based upon the appraised value of such Mortgaged Property assuming such Mortgaged Property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain

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limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.
●	With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the related environmental indemnity.
●	With respect to each of the Pismo Beach & Queenstown Premium Outlets Mortgage Loan (9.99%) and the Arizona Mills Mortgage Loan (5.0%), there is no separate environmental indemnitor with respect to the respective Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the related loan agreement, no separate environmental indemnity agreement was executed by the borrower or the borrower sponsor. In addition, for so long as Simon Property Group, L.P. is the nonrecourse carveout guarantor or a replacement guarantor is a “Key Principal” of Simon Property Group, L.P. or Simon Property Group, Inc. or an affiliate of a “Key Principal” of Simon Property Group, L.P. or Simon Property Group, Inc., the non-recourse carveout guarantor’s liability is limited to 20% of the outstanding principal balance of the related Whole Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the related loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

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Real Estate and Other Tax Considerations

Below are descriptions of real estate and other tax matters relating to certain Mortgaged Properties.

●	With respect to the 533 Concord Avenue Mortgage Loan (2.0%), the Mortgaged Property benefits from a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development (“HPD”) 421-a tax abatement program (the “533 Concord Avenue 421-a Tax Abatement Program”). The 533 Concord Avenue 421-a Tax Abatement Program requires that at least 30% of the apartment units at the Mortgaged Property be affordable, for tenants earning no more than 130% of the area median income. The appraisal concluded that the in-place rents for 30.9% of the apartment units (the “533 Concord Avenue 421-a Affordable Units”) at the Mortgaged Property are in compliance with the income requirements under the 533 Concord Avenue 421-a Tax Abatement Program. During the first 25 years of the 533 Concord Avenue 421-a Tax Abatement Program, the Mortgaged Property is expected to receive a 100% tax exemption; during the final 10 years, the exemption is expected to decrease to 30.9% (equal to the percentage of 533 Concord Avenue 421-a Affordable Units). The estimated full unabated real estate taxes for the 2025/2026 tax year are $315,018 compared to the underwritten abated real estate taxes of $33,664. The Mortgage Loan will become full recourse if the Mortgaged Property fails to maintain its exemption under the 533 Concord Avenue 421-a Tax Abatement Program.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

24 Mortgage Loans (74.1%) provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

6 Mortgage Loans (21.6%) require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

1 Mortgage Loan (4.3%) provides for an initial interest-only period that expires 60 months following the related origination date (or provide for multiple such interest-only periods) and thereafter requires monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

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Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest Only	24	$519,237,500	74.1%
Amortizing Balloon	5	81,256,784	11.6
Amortizing Balloon - ARD	1	70,000,000	9.99
Interest Only, Amortizing Balloon	1	30,000,000	4.3
Total:	31	$700,494,284	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto. The amortization schedule for the One Dag Mortgage Loan is set forth on Annex A-4.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	15	$350,926,710	50.1%
Sixth	14	334,817,574	47.8
Eleventh	2	14,750,000	2.1
Total:	31	$700,494,284	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	19	$486,880,074	69.5%
4	7	113,426,710	16.2
5	5	100,187,500	14.3
Total:	31	$700,494,284	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

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All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

The Mortgage Pool includes one ARD Loan, the U-Haul AREC Portfolio 22 Mortgage Loan (9.99%). An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The U-Haul AREC Portfolio 22 Whole Loan has an Anticipated Repayment Date of August 6, 2036, and has a final maturity date of August 6, 2051. The U-Haul AREC Portfolio 22 Whole Loan accrues interest at a rate of 6.0500% per annum until the Anticipated Repayment Date. After the Anticipated Repayment Date, the interest rate will increase to a per annum rate equal to 3.0000% plus the greater of (a) the initial interest rate and (b) the 10-year treasury rate as of the Anticipated Repayment Date plus 1.4300% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred. The U-Haul AREC Portfolio 22 Whole Loan requires monthly debt service payments based on a 300-month amortization schedule.

The ARD Loans may be interest-only or partial interest-only; consequently, the repayment of an ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The Anticipated Repayment Date provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates.

See the footnotes to Annex A-1 for more information regarding the terms of the ARD Loans.

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Single-Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to the Metropolis Towers Coop Mortgage Loan (4.1%), the organizational documents of the mortgagor do not contain single purpose entity provisions. Only the loan agreement includes such provisions.

With respect to the Orchard at Saddleback Mortgage Loan (4.7%), the borrower has provided a payment guaranty in an amount equal to the aggregate NOI Period Amounts (as defined below) for all cash management trigger periods related to a decline in debt service coverage ratio below 1.10x (“DSCR Trigger Periods”) occurring during or immediately prior to the continuance of such DSCR Trigger Period. “NOI Period Amount” means with respect to (i) the trailing three month period preceding the initial occurrence of the then applicable DSCR Trigger Period or (ii) any preceding calendar quarter during the continuance of a DSCR Trigger Period, the amount that when added to the net operating income for the applicable calendar quarter for the purposes of determining the debt service coverage ratio would result in a debt service coverage ratio of at least 1.10x.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

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Further, certain Mortgage Loans may provide for prepayment (typically with prepayment consideration) in connection with the avoidance or cure of a cash management trigger event or in order to maintain a required Debt Service Coverage Ratio or Loan-to-Value Ratio.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan or allocated loan amount of the related Mortgaged Property), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	28 Mortgage Loans (93.0%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.
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●	2 Mortgage Loans (6.3%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
●	1 Mortgage Loan (0.7%) prohibits voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, thereafter, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or4 any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	14	29.0%
5	2	10.1
7	15	61.0
Total	31	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of

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non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

In addition, shareholders in cooperatives generally have the right to freely transfer or to pledge their shares to finance their units. With respect to the Metropolis Towers Coop Mortgage Loan (4.1%), the Mortgage Loan permits a transfer of common stock and proprietary lease from an existing tenant-shareholder to a new tenant-shareholder, or the pledge of common stock and proprietary lease by a tenant shareholder as security for a loan, provided in each instance that the transfer does not result in any person or entity (other than the borrower sponsor, Alma GPNJ, LLC ) holding 10% or more of the outstanding common stock of the borrower, after such transfer, the borrower sponsor holds no more than 48% of the common stock of the borrower, and the transfer otherwise complies with certain requirements of the loan agreement. The borrower sponsor has pledged its shares to secure a loan in the outstanding principal balance of approximately $47,446,218.10 from Customer’s Bank, which matures on April 1, 2035. In addition, multiple other owners of common stock of the borrower have pledged their shares to secure coop loans.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of 29 of the Mortgage Loans (93.7%) (the “Defeasance Loans”) permit the applicable borrower (in most cases, provided that no event of default exists) at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

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Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the U-Haul AREC Portfolio 22 Mortgage Loan (9.99%), the related borrowers have the right at any time after the defeasance lockout period and prior to the permitted par prepayment date to voluntarily defease a portion of the Mortgage Loan in connection with a release of an individual Mortgaged Property, upon
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satisfaction of certain conditions, including the following: (i) the amount of the outstanding principal balance of the Mortgage Loan to be defeased equals 125% of the allocated loan amount of the applicable individual Mortgaged Property plus the pro rata amount of any accrued and unpaid interest on the Mortgage Loan and/or any other sums payable to the lender; (ii) after giving effect to the release, the debt service coverage ratio of the remaining Mortgaged Properties, based on the trailing 12-month period immediately preceding such release, is at least the greater of (a) 1.33x or (b) the debt service coverage ratio as of the last day of the calendar month that precedes the release date for all of the Mortgaged Properties that were subject to the liens of the mortgages as of that date; (iii) after giving effect to the release, the debt yield of the remaining Mortgaged Properties, based on the trailing 12-month period immediately preceding such release, is at least the greater of (a) 10.35% or (b) the debt yield as of the last day of the calendar month that precedes the release date for all of the Mortgaged Properties that were subject to the liens of the mortgages as of that date; (iv) the individual Mortgaged Property is conveyed to a person other than the borrowers or an entity owned by the borrowers; (v) the borrowers have delivered an additional insolvency opinion (or an update to the insolvency opinion delivered at loan origination) with respect to the release; and (vi) certain REMIC-related conditions are satisfied.

In addition, the borrowers have the right to acquire the fee simple estate in land that is adjacent and contiguous to an existing individual Mortgaged Property (each, an “After Acquired Adjacent Property”), subject to satisfaction of the following conditions, among others: (i) no event of default exists under the Mortgage Loan documents; (ii) receipt by the lender of proof of title insurance insuring the lien of the mortgage encumbering such After Acquired Adjacent Property; (iii) receipt by the lender of a settlement statement indicating that such After Acquired Adjacent Property was acquired without the borrowers incurring debt; (iv) receipt by the lender of proof that the insurance policies required by the Mortgage Loan documents cover such After Acquired Adjacent Property; (v) receipt by the lender of an ESA acceptable to the lender concluding that the After Acquired Adjacent Property does not contain any hazardous materials and is not subject to any risk of contamination from any off-site hazardous materials; (vi) receipt by the lender of a REMIC opinion acceptable to the applicable rating agencies; and (vii) receipt by the lender of a rating agency confirmation. Any such After Acquired Adjacent Property will be encumbered by the lien of the mortgage on the related Mortgaged Property. The related Mortgage Loan documents include a carveout for any losses resulting from the acquisition of any After Acquired Adjacent Property. In addition, an affiliate of the borrowers may acquire property adjacent to, or in proximity with, any individual Mortgaged Property, so long as no such property acquired by an affiliate may be operated as part of, or integrated with, any individual Mortgaged Property (unless it is an After Acquired Leasehold Property).

The borrowers also have the right to acquire a leasehold estate in property that is operated as a storage facility, but that is not contiguous to an existing individual Mortgaged Property (each, an “After Acquired Leasehold Property”), subject to satisfaction of the following conditions, among others: (i) no event of default exists under the Mortgage Loan documents; (ii) such After Acquired Leasehold Property will be operated as a remote storage facility, U-Box storage facility, or vehicle or RV storage facility, and will not include any office, showroom, retail or administrative uses; (iii) such After Acquired Leasehold Property is owned in fee simple by an affiliate of the related guarantor and leased to the borrowers on the lease form attached to the loan agreement; (iv) receipt by the lender of an ESA acceptable to

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the lender concluding that the After Acquired Leasehold Property does not contain any hazardous materials and is not subject to any risk of contamination from any off-site hazardous materials; (v) receipt by the lender of proof that the insurance policies required by the Mortgage Loan documents cover such After Acquired Leasehold Property; (vi) receipt by the lender of a REMIC opinion acceptable to the Rating Agencies; and (vii) receipt by the lender of a rating agency confirmation. Any such After Acquired Leasehold Property will be encumbered by the lien of the mortgage on the related Mortgaged Property. The related Mortgage Loan documents include a carveout for any losses resulting from the acquisition, ownership or operation of any After Acquired Leasehold Property.

●	With respect to the Pismo Beach & Queenstown Premium Outlets Mortgage Loan (9.99%), the Mortgage Loan documents permit the borrowers to obtain the release of the Queenstown Premium Outlets Mortgaged Property (but not the Pismo Beach Premium Outlets Mortgaged Property) in connection with a transfer of such Mortgaged Property provided that, among other conditions, (i) the borrowers either (x) at any time after the earlier to occur of (1) August 1, 2029 (the “Permitted Release Date”) and (2) the second anniversary of the date on which the last portion of the Mortgage Loan is securitized (the “REMIC Prohibition Period”), defease the Mortgage Loan in an amount equal to 110% of the allocated loan amount for the Mortgaged Property (the “Queenstown Release Price”) or (y) (ii) if the Permitted Release Date has occurred but the REMIC Prohibition Period has not expired, prepay the Mortgage Loan in an amount equal to the Queenstown Release Price, together with any applicable yield maintenance premium, (iii) after giving effect to the release of the Mortgaged Property, the debt yield is no less than 14.75%, provided that, in order to satisfy the debt yield requirement, the borrowers may, as applicable, defease or prepay (together with any applicable yield maintenance premium) an additional portion of the Mortgage Loan, and (iv) the borrowers satisfy customary REMIC requirements.
●	With respect to the Metropolis Towers Coop Mortgage Loan (4.1%), the borrower has the right to obtain the release of the Release Land and Optional Additional Release Land at the Metropolis Towers Coop Mortgaged Property in connection with the purchase and sale contract with Toll Bros., Inc. described above under “—Property Types—Multifamily Properties” without penalty, charge or fee, other than costs and expenses of the lender and lender’s counsel in connection with the request. Such release is subject to the satisfaction of the following conditions, among others, (i) the property to be released has been legally subdivided from the remainder of the Metropolis Towers Coop Mortgaged Property and constitutes a separate tax lot, (ii) the release parcel is not necessary for the use of the remainder of the Metropolis Towers Coop Mortgaged Property (after giving effect to any easements entered into over the release parcel for the benefit of the Metropolis Towers Coop Mortgaged Property) and the remainder of the Metropolis Towers Coop Mortgaged Property is in compliance with legal requirements, (iii) the loan-to-value ratio after the release is within five percent of the lesser of (1) 11.1% and (2) the loan-to-value ratio immediately prior to the proposed release and (iv) satisfaction of REMIC-related conditions.
●	With respect to the NYC Retail Collection Mortgage Loan (2.5%), in the event that McDonald’s fails to renew its ground lease for the McDonald's Hillside Leased Fee Mortgaged Property, which expires December 22, 2030, the borrower is required to obtain the release of such Mortgaged Property and defease an amount equal to the allocated loan amount of such Mortgaged Property.
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Furthermore, some of the Mortgage Loans, including the Pismo Beach & Queenstown Premium Outlets Mortgage Loan (9.99%) and the Arizona Mills Mortgage Loan (5.0%), may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

26 of the Mortgage Loans (78.8%) provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

22 of the Mortgage Loans (56.0%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

10 of the Mortgage Loans are secured in whole or in part by retail, office, mixed use and industrial properties (44.7%), and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions (“TI/LC”) or other lease termination or occupancy issues. Such escrows are typically considered for retail, office, mixed use and industrial properties only.

12 of the Mortgage Loans (29.0%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the mortgage loans secured by hospitality properties may require a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves. For example:

●	With respect to the Arizona Mills Mortgage Loan (5.0%), the Mortgage Loan documents permit the related borrowers to deliver a letter of credit or guaranty in lieu of certain of the cash reserves otherwise required under the Mortgage Loan documents.
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●	With respect to the 15 Houghtaling Road Mortgage Loan (1.4%), the lease guarantor of the sole tenant has obtained a $1,400,000 letter of credit, which has been assigned to the lender. The letter of credit will be reduced to $400,000 in the event that the lease guarantor refinances its current term loan and extends the maturity date thereof by a minimum of 42 months. In addition, pursuant to the Mortgage Loan documents, no TI/LC reserves are required so long as the letter of credit remains equal to or greater than $400,000.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	10	$300,667,574	42.9%
Springing	18	270,826,710	38.7
Soft/Springing Cash Management	1	70,000,000	9.99
Hard/In Place Cash Management	1	30,000,000	4.3
None	1	29,000,000	4.1
Total:	31	$700,494,284	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
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●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property
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manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft (Residential)/Hard (Commercial)/In Place Cash Management. With respect to residential tenants, revenue from the related Mortgaged Property is generally paid by the residential tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. With respect to commercial tenants, the related borrower is required to instruct the commercial tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct residential tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets

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of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated by the applicable Mortgage Loan Seller with one or more exceptions to such Mortgage Loan Seller’s underwriting guidelines and/or typical underwriting procedures.

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes” and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
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●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each Sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Under-written NCF DSCR(2)	Cut-off Date Total Debt Under-written NCF DSCR(1)
One Dag	$30,000,000	4.3%	$40,000,000	$145,000,000	NAP	7.51499%	60.5%	74.3%	1.81x(3)	1.20x

(1)	Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.
(2)	Calculated including any related Pari Passu Companion Loans, but excluding any mezzanine debt or subordinate debt.
(3)	The Cut-Off Date Mortgage Loan Underwritten NCF DSCR is based on the initial 60 months of the loan term that is interest-only. Thereafter, the monthly payments follow a planned amortization schedule calculated based on a 360-month schedule and the total debt amount with all amortization allocated to the One Dag Whole Loan. The related mezzanine debt is interest only for the entirety of the loan term. With respect to the amortized payments, the Underwritten NCF DSCR results in 1.59x.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the

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due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

In addition, shareholders in cooperatives generally have the right to freely transfer or to pledge their shares to finance their units. With respect to the Metropolis Towers Coop Mortgage Loan (4.1%), the Mortgage Loan permits a transfer of common stock and proprietary lease from an existing tenant-shareholder to a new tenant-shareholder, or the pledge of common stock and proprietary lease by a tenant shareholder as security for a loan, provided in each instance that the transfer does not result in any person or entity (other than the borrower sponsor, Alma GPNJ, LLC ) holding 10% or more of the outstanding common stock of the borrower, after such transfer, the borrower sponsor holds no more than 48% of the common stock of the borrower, and the transfer otherwise complies with certain requirements of the loan agreement. The borrower sponsor has pledged its shares to secure a loan in the outstanding principal balance of approximately $47,446,218.10 from Customer’s Bank, which matures on April 1, 2035. In addition, multiple other owners of common stock of the borrower have pledged their shares to secure coop loans.

In addition, with respect to the Orange Center Tower Mortgage Loan (5.8%), Titan Global Holdings LLC, which is the sole member of the borrower, obtained a $150,000 loan from the U.S. Small Business Administration (SBA). The outstanding balance of the SBA loan as of the origination date was $150,000 and, according to the borrower sponsor, the SBA loan matures on June 19, 2050. The SBA loan is secured by a security interest in Titan Global Holdings LLC’s equity interest in the borrower, as well as by other collateral unrelated to the Mortgage Loan and the Mortgaged Property. Any enforcement action under the SBA loan against Titan Global Holdings LLC’s equity interest in the borrower would be a prohibited transfer under the loan documents, and result in an immediate event of default under the Mortgage Loan documents and full recourse to both the borrower and the guarantor.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law.

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●	With respect to each of the Pismo Beach & Queenstown Premium Outlets Mortgage Loan (9.99%) and the Arizona Mills Mortgage Loan (5.0%), the borrower has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $5,000,000, subject to the lender’s consent and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status. “PACE Loan” (as defined in the related loan agreement) means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
●	With respect to the Metropolis Towers Coop Mortgage Loan (4.1%), the Mortgage Loan documents provide that, upon the written request of the borrower, the lender may not unreasonably withhold, condition or delay consent for the borrower to encumber the Mortgaged Property with secondary subordinate financing, provided (i) no default then exists under the Mortgage Loan documents, beyond any applicable notice and/or cure period, (ii) the loan-to-value ratio, as determined by the lender, of the Mortgage Loan and the subordinate loan, on a combined basis, does not exceed more than five percent above 11.1%, (iii) the debt service coverage ratio, as determined by the lender and based on market rent underwriting, of the Mortgage Loan and the subordinate loan, on a combined basis, is greater than 1.50x, (iv) the lender issuing the subordinate loan complies with the lender’s credit requirements and executes the lender’s standard subordination agreement, and (v) the borrower pays all of the lender’s actual out-of-pocket fees and expenses (including the lender’s reasonable legal fees) in connection with reviewing the borrower’s request for subordinate secondary financing.
●	With respect to the 500 N Gulph Mortgage Loan (3.6%), the borrower is permitted to obtain financing with an outstanding balance not in excess of $25,000 with respect to installations of solar panels or similar renewal or sustainable energy equipment, fixtures and/or personal property provided that to the extent any such financing is secured by any property other than personal property or equipment, (A) the applicable holder of such lien enters into a recognition and/or subordination and standstill agreement in favor of the mortgage lender and (B) the foreclosure of such lien would not have a material adverse effect under the loan documents.
●	With respect to the Pavilion Towers Mortgage Loan (1.9%), there is an existing pledge of upper-tier equity interests in the borrower. The sole member of the borrower is party to a corporate credit facility provided by Beal Bank USA ("Beal Bank"). The sole member of the borrower, as collateral to the credit facility, pledged its upper-tier equity interests in a diversified portfolio of properties, including the Mortgaged Property. Pursuant to a certain pledge and security agreement, the sole member of the borrower granted Beal Bank a first-priority security interest in all of its ownership interests in the borrower. Under the credit facility, in certain circumstances Beal Bank has the right to acquire all of the equity interests in the borrower, which would result in a change of control of the borrower. In addition, pursuant to a certain intercreditor agreement between the lender and Beal Bank, Beal Bank has the right to purchase the Mortgaged Property and assume the Mortgage Loan, subject to the assumption provisions in
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the Mortgage Loan documents, upon the occurrence of (i) the lender's acceleration of the Mortgage Loan after the occurrence of an event of default under the Mortgage Loan documents or (ii) the lender's receipt of irrevocable written notice from the borrower that the borrower no longer intends to perform one or more of its obligations under the Mortgage Loan documents. Pursuant to the intercreditor agreement, among other things, Beal Bank is prohibited from completing any foreclosure or other realization upon the equity interests in the borrower unless, as a condition precedent, Beal Bank or the transferee of such equity interests causes a supplemental guarantor satisfying specified net worth and liquidity thresholds to execute and deliver to the lender a replacement guaranty and environmental indemnity in form and substance similar in all material respects to the guaranty and environmental indemnity delivered at origination of the Mortgage Loan.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. Certain Mortgage Loans permit the borrower to incur certain other unsecured subordinate indebtedness as described below:

●	With respect to The Henry, Autograph Collection Mortgage Loan (4.1%), the borrower obtained a forgivable loan in the amount of $1,000,000 (the “Initial Key Money”) from MIF, L.L.C., the franchisor (in such capacity, the “Henry Franchisor”), and if the borrower completes the current PIP in accordance with all of the requirements set forth in the related franchise agreement, the Henry Franchisor will be required to pay the borrower an additional $1,000,000 (the “Additional Key Money” and together with the Initial Key Money, the “Key Money”) within 30 days after the date the Henry Franchisor confirms that the PIP has been completed in accordance with all of the requirements and conditions set forth in the related franchise agreement. If the related franchise agreement is terminated before the end of its term, the borrower will be required to pay the Henry Franchisor the unamortized portion of the Key Money Debt (i.e., an amount equal to (i) the amount of Key Money actually paid to the borrower divided by (ii) the number of months from the date such Key Money was paid until the last day of the term of the franchise agreement multiplied by (iii) the number of months remaining in the term of the franchise agreement). Pursuant to the comfort letter by and among the borrower, the lender and the Henry Franchisor, if the lender acquires ownership, control or possession of the hotel by foreclosure, a deed-in-lieu of foreclosure, or any other exercise of its rights as a secured lender, the lender will not be liable for
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payment of the unamortized portion of the Key Money Debt not paid by the borrower that results solely from termination of the franchise agreement due to the lender's removal of the hotel from the Marriott system of hotels. The loan documents include a recourse carveout for losses related to the Key Money Debt.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as U-Haul AREC Portfolio 22, Pismo Beach & Queenstown Premium Outlets, Arizona Mills, Orchard at Saddleback and One Dag (collectively, 34.0%) are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BANK 2026-BNK52 PSA” means the pooling and servicing agreement that governs the servicing of the One Dag Whole Loan.

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

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“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means (i) the One Dag Mortgage Loan Mortgage Loan and (ii) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means (i) the One Dag Whole Loan and (ii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced PSA” means (i) with respect to the One Dag Mortgage Loan, the BANK 2026-BNK52 PSA, and (ii) with respect to each Servicing Shift Whole Loan on and after the related Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

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“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. As of the Closing Date, there are no Serviced A/B Whole Loans related to the Trust.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means (i) the U-Haul AREC Portfolio 22 Mortgage Loan, (ii) the Pismo Beach & Queenstown Premium Outlets Mortgage Loan and (iii) each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan and one or more Serviced Pari Passu Companion Loans and includes each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Arizona Mills Mortgage Loan and the Orchard at Saddleback Mortgage Loan will be a Servicing Shift Mortgage Loan related to the Trust.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

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“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Arizona Mills Whole Loan and the Orchard at Saddleback Mortgage Loan will be a Servicing Shift Whole Loan related to the Trust.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

As of the Closing Date, there will be no Serviced A/B Whole Loans. Accordingly, all references in this prospectus to any Serviced A/B Whole Loan and any related terms should be disregarded.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
U-Haul AREC Portfolio 22	Note A-1	Control	$70,000,000	MSBAM 2026-C36
	Note A-2	Non-Control	$17,100,000	Bank of America, National Association
	Note A-3	Non-Control	$26,900,000	Wells Fargo Bank, National Association
	Note A-4	Non-Control	$20,000,000	Wells Fargo Bank, National Association
Pismo Beach & Queenstown Premium Outlets	Note A-1	Control	$70,000,000	MSBAM 2026-C36
	Note A-2	Non-Control	$5,000,000	Barclays Capital Real Estate Inc. or an affiliate
Arizona Mills	Note A-1	Control	$40,000,000	Bank of Montreal
	Note A-2	Non-Control	$20,000,000	Bank of Montreal
	Note A-3	Non-Control	$20,000,000	Bank of Montreal
	Note A-4-1	Non-Control	$5,500,000	Bank of Montreal
	Note A-4-2	Non-Control	$4,500,000	Bank of Montreal
	Note A-5	Non-Control	$15,000,000	MSBAM 2026-C36
	Note A-6-1	Non-Control	$5,000,000	MSBAM 2026-C36
	Note A-6-2	Non-Control	$2,500,000	Citi Real Estate Funding Inc.
	Note A-7	Non-Control	$15,000,000	MSBAM 2026-C36
	Note A-8	Non-Control	$7,500,000	Citi Real Estate Funding Inc.
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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
Orchard at Saddleback	Note A-1	Control	$55,312,500	Natixis Real Estate Capital LLC
	Note A-2	Non-Control	$33,187,500	MSBAM 2026-C36
One Dag	Note A-1	Control	$74,900,000	BANK 2026-BNK52
	Note A-2-1	Non-Control	$30,100,000	JPMorgan Chase Bank, National Association
	Note A-2-2	Non-Control	$30,000,000	MSBAM 2026-C36
	Note A-3-1	Non-Control	$30,000,000	JPMorgan Chase Bank, National Association
	Note A-3-2	Non-Control	$10,000,000	JPMorgan Chase Bank, National Association

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of any master servicer, any special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or
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investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be

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deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 5 to 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be

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permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of any master servicer, any special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
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●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard),

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following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire 5 to 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

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Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in July 2026 and ending on a hypothetical Determination Date in August 2026. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Exchange Act, together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Bank of America, National Association, Argentic Real Estate Finance 2 LLC, Morgan Stanley Bank, N.A., Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Bank of America, National Association, Argentic Real Estate Finance 2 LLC, Morgan Stanley Mortgage Capital Holdings LLC, Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association on or about August 26, 2026 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

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Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2022	2023	2024	2025	6/30/2026
Multifamily	$232,015,000	$0	$650,293,491	$657,870,000	$464,333,333
Office	591,310,000	789,100,001	2,779,200,000	3,603,380,400	1,848,250,000
Retail	859,459,375	1,056,100,000	883,685,000	2,122,465,000	923,250,000
Industrial	2,053,524,502	0	2,417,080,001	1,804,978,801	937,155,000
Manufactured Housing	70,735,000	19,000,000	79,715,000	205,236,100	50,450,000
Self Storage	762,467,500	24,150,000	672,673,000	221,405,000	220,994,760
Lodging	1,780,143,333	500,096,295	2,759,843,750	2,102,670,000	645,780,000
Mixed Use	0	23,750,000	383,800,000	37,410,000	66,300,000
Other	0	0	174,700,000	968,244,191	875,032,325
Total	$6,349,654,710	$2,412,196,296	$10,800,990,242	$11,723,659,492	$6,031,545,419

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans (as defined below), see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America

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Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

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The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

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Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America Mortgage Loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America Mortgage Loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America Mortgage Loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits
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equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such

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mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount
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cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.
●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a
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seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Trimont LLC) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The U-Haul AREC Portfolio 22 Mortgage Loan (9.99%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Wells Fargo Bank, National Association and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to the U-Haul AREC Portfolio 22 Mortgage Loan (9.99%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (each a “Bank of America Mortgage Loan”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

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●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related

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purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria

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against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing April 1, 2023 and ending March 31, 2026 (the “Bank of America Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The most recent Form ABS-15G filed for Bank of America as a securitizer of commercial real estate loans in securitizations for which Bank of America was a securitizer but Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) or a predecessor was not the depositor was filed on January 21, 2026. The Central Index Key Number of Bank of America is 0001102113. The most recent Form ABS-15G filed by BAMLCM as a securitizer of commercial real estate loans in securitizations for which Bank of America was a sponsor and BAMLCM (or a predecessor) was the depositor was filed on January 21, 2026. The Central Index Key Number of BAMLCM is 0001005007.

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Repurchases and Replacements
Asset Class: Commercial Mortgages(1)

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(5)			Demand Withdrawn(6)			Demand Rejected(7)
			#	$	%	#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	370,519,549	7.79	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	1,911,069,414	40.18	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	6,813,171	12.44	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	593,819,754	12.49	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	1,880,640,687	39.54	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			318	4,756,049,404		0	0		0	0		0	0		0	0		1	6,813,171		0	0
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	549,529,805	53.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	266,498,190	25.70	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(5)			Demand Withdrawn(6)			Demand Rejected(7)
			#	$	%	#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	220,816,779	21.30	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	4,410,714	2.00	0	0	0.00
Total by Issuing Entity			67	1,036,844,774		0	0		0	0		0	0		0	0		1	4,410,714		0	0
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(8)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	530,944,810	100.00	0	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	40,171,35	5.46	0	0	0.00
Commercial Mortgages Total			386	6,323,838,988		0	0		0	0		0	0		0	0		3	51,395,238		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Bank of America Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Bank of America Reporting Period. If an asset was subject to a new demand and additional activity during the Bank of America Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Bank of America Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Bank of America Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Bank of America Reporting Period;
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b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Bank of America Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Bank of America Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Bank of America Reporting Period.
(8)	The assets subject to the repurchase demands were paid off in December 2023, July 2024 and December 2023, respectively. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 195 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.4 billion.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

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Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loans may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loans originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made

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with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the
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appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily
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injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has

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agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
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●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected

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by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of Argentic, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standards and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 21, 2026. Argentic’s Central Index Key is 0001968416. With respect to the period from and including April 27, 2023 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including March 31, 2026, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Argentic is an affiliate of (i) Argentic Securities Income USA 2 LLC, the entity that will be appointed as the initial Directing Certificateholder, (ii) Argentic Securities Holdings 2 Cayman Limited, the expected holder of the VRR Interest and the HRR Interest and (iii) Argentic CMBS Holdings II Limited, the entity that will purchase a portion of the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus). Except as described above, neither Argentic nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than the VRR Interest and the HRR Interest) at any time.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction, one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

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Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator or co-originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (17.9%), which MSMCH will acquire on or prior to the Closing Date. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

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The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2025.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2025	18.7	6.6	5.3	11.9
Year ending December 31, 2024	11.1	5.1	3.7	8.8
Year ending December 31, 2023	5.1	1.7	2.4	4.0
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7

(1)          Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)          Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2026, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $140,343,579,860.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have

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affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

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Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related
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mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report,
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except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines

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were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an
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inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the

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review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.
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Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next 5 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. Based on the foregoing review procedures, MSMCH determined that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-

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originated) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2023 and ending March 31, 2026, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2026 through March 31, 2026 was set forth in a Form ABS-15G filed by MSMCH on May 14, 2026. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
BANK 2021-BNK31 (0001840121)(11)	X	Wells Fargo Bank, N.A.	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
Aggregate Total						1	4,500,000		0	-		0	-		0	-		1	4,500,000		0	-

(1)                            In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)                            MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)                            Reflects aggregate numbers for all demand activity shown in this table.

(4)                            Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2023 through March 31, 2026. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)                            Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2023 through March 31, 2026.

(6)                            Includes demands received during and prior to the reporting period from April 1, 2023 through March 31, 2026, unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)                            Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2023 through March 31, 2026. The demand related to loans reported in this column may have been received prior to such reporting period.

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(8)                            Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2023 through March 31, 2026. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)                            Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2026 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)                      Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2026 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)                       A repurchase demand was received with respect to the 1049 Fifth Avenue mortgage loan on August 28, 2023. Following such demand, Morgan Stanley Mortgage Capital Holdings LLC repurchased the 1049 Fifth Avenue mortgage loan on November 15, 2023.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Morgan Stanley Mortgage Capital Holdings LLC” has been provided by MSMCH.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●       Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●       Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

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●       Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on June 30, 2026, Barclays or its affiliates were the loan sellers in approximately 297 commercial mortgage-backed securitization transactions. Approximately $69.9 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024, 2025 and through June 30, 2026.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2026*	$2,074,265,232
2025	$6,116,669,693
2024	$5,885,080,762
2023	$2,463,932,012
2022	$5,482,697,941
2021	$7,251,700,536
2020	$3,078,111,026
2019	$4,982,776,203
2018	$3,916,450,689
2017	$4,970,884,850
2016	$3,035,842,410
2015	$5,275,015,201
2014	$3,227,137,803
2013	$2,794,488,744
2012	$1,919,346,250
*Through June 30, 2026

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property

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condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Barclays and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●       comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●       comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●       recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any

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Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy

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and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are generally required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan to value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Barclays mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays mortgage loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays mortgage loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●       Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii)

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where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●       Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●       Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan to value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●       Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

●       Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where

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no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●       For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●       Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above.

In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 13, 2026 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of March 31, 2026, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga 1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

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Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays fails with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI originated or co-originated all of the CREFI Mortgage Loans.

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. None of the certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and

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commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion, $13.8 billion and $16.9 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and 2025, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
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●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
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●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
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●	a list of any related Mortgaged Properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related Mortgaged Properties;
●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;
●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the Cut-off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

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For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” on Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

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Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances,
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including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty

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set forth in paragraph (8) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (18) and (31) on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (45) on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (43) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred

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from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to CREFI’s underwriting guidelines described above in respect of the CREFI Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2026. CREFI’s Central Index Key is 0001701238. With respect to the period from and including July 1, 2023 to and including June 30, 2026, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or acquire in the future, other certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2025, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2025 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC

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or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2025, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $210 billion. Of that amount, approximately $158 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2025, JPMCB originated approximately $13 billion of commercial mortgage loans, of which approximately $7 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

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Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicting Interests—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●       comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●       comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and

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●       recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in

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connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting

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committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A-1 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications

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provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

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Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is

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leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the

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reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on May 5, 2026, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from April 1, 2023 to March 31, 2026 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	(1)
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
FRESB 2018-SB50 Mortgage Trust		Basis Multifamily Capital, LLC	4	$11,500,046	2.3%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Capital One Multifamily Finance, LLC	49	$156,779,498	31.0%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		CBRE Capital Markets, Inc.	57	$138,218,839	27.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
		Greystone Servicing Corporation, Inc.	9	$34,746,480	6.9%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Hunt Mortgage Partners, LLC	16	$48,417,516	9.6%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		PennyMac Corp.	2	$5,473,341	1.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Pinnacle Bank	16	$41,659,124	8.2%	0	$1,410,611	0.652%	1	$1,403,621	0.70	0	0.00	0.00	1	$1,410,611	0.652%	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	6	$20,777,248	4.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		The Community Preservation Corporation	21	$47,604,463	9.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			180	$505,176,555	100%	1	$1,410,611	0.652%	1	$1,403,621	0.07	0	0.00	0.00	0	$1,410,611	0.652%	0	0.00	0.00	2	$2,494,225	0.8	(2)
JPMCC Multifamily Housing Mortgage Loan Trust 2025-Q032		JPMorgan Chase Bank, National Association	246	$472,772,995	100%	8	$14,928,105	3.2%	3	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.00
Total by Issuing Entity			246	$472,772,995	100%	8	$14,928,105	3.2%	3	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.0	(4)
FRESB 2017-SB30 Mortgage Trust		CBRE Capital Markets, Inc.	47	$106,535,411	34.7%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Greystone Servicing Corporation, Inc.	20	$58,966,685	19.2%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	7	$18,400,875	6.0%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
		Sabal TL1, LLC	58	$123,036,491	40.1%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			132	$306,939,462	100%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
Total by Asset Class			561	$2,193,389,012		12	$660,676,060		3	$10,890,033		0	0.00		3	$645,747,955		4	$5,415,473		3	$3,918,516

(1)                            A second repurchase demand with respect to the same asset still remains in dispute, as reported on the Form ABS-15Ga-1 submitted on February 7, 2025.

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(2)                            The assets subject to each repurchase request were paid off in August 2022. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.

(3)                            The asset subject to the repurchase request was paid off in March 2025. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.

(4)                            With respect to the assets that were repurchased, the outstanding principal balance is as of the time of the repurchases, and the percentage of principal balance was calculated by dividing the outstanding principal balance of the assets by the total pool balance as of the certificate administrator’s distribution date statement immediately preceding the repurchases.

Explanatory Note:

In connection with the preparation of this table, JPMCB undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

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Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve month period ended December 31, 2025, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $22.0 billion. Since the beginning of 2010 through March 31, 2026, Wells Fargo Bank originated approximately 3,116 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $77.4 billion, which were included in 291 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

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If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) lowloan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied

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Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan to value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen

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or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●       any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●       casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

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●       the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●       whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●       to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●       Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●       Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●       Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●       Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115% 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●       Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related

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mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except

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that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●       comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●       comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●       recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence

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questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

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Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2023 to March 31, 2026 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	I	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	0	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	0	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
		Mortgage LLC
		Silverpeak Real Estate Finance LLC(12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK # 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC(16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)		Assets That Were Subject of Demand(3)(4)		Assets That Were Repurchased or Replaced(3)(4)(5)		Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)		Demand in Dispute(4)(6)(8)		Demand Withdrawn(4)(6)(9)		Demand Rejected(4)(6)(10)

Commercial Mortgages Asset Class Total			487	3,807,416,145.00	7	96,296,303.00	3	21,988,416.00	2	36,600,000.00	2	37,519,939.92	0	0.00	2	37,519,939.92

(1)                            In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)                            “Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)                            Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)                            Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)                            Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)                            Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)                            Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)                            Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)                            Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)                       Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)

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(11)                       LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.

(12)                       Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic repurchased the Aloft Houston Loan on January 25, 2024. Argentic appealed to the First Department of the Appellate Division of the Supreme Court of the State of New York which dismissed the appeal on April 11, 2024. Argentic then sought to reargue the appeal in the Appellate Division or, in the alternative, leave to appeal to the Court of Appeals of the State of New York, which the Appellate Division denied on July 25, 2024. On August 23, 2024, Argentic then requested that the Court of Appeals grant leave for Argentic to appeal the Appellate Division’s decisions.

(13)                       Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.

(14)                       KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.

(15)                       Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.

(16)                       KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS 15G for the quarterly reporting period from January 1, 2026 through March 31, 2026 was set forth in (i) a Form ABS 15G filed by Wells Fargo Bank with the SEC on May 7, 2026 if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 7, 2026, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS 15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

The Depositor

Banc of America Merrill Lynch Commercial Mortgage Inc. is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The depositor was originally incorporated in the State of Delaware on December 13, 1995 under the name “NationsLink Funding Corporation” and filed Certificates of Amendment to its Certificate of Incorporation changing its name to “Banc of America Commercial Mortgage Inc.” on August 24, 2000 and further changing its name to “Banc of America Merrill Lynch Commercial Mortgage Inc.” on July 1, 2010. The depositor is a subsidiary of Bank of America, National Association. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below. The depositor maintains its principal office at One Bryant Park, New York, New York 10036. The depositor’s telephone number is (980) 388-7451.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification

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therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Morgan Stanley Bank of America Merrill Lynch Trust 2026-C36 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that each applicable master servicer, each applicable special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer. A discussion of the duties of the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, each applicable master servicer, each applicable special servicer, the operating advisor, the asset representations reviewer and the underwriters.

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The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Deutsche Bank National Trust Company, a national banking association (“DBNTC”), will act as trustee under the PSA. DBNTC is a national banking association with its offices for notices under the PSA located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration—MSBAM 2026-C36, and its telephone number is (714) 247-6000.

DBNTC and its affiliates have provided corporate trust services since 1991. DBNTC and its affiliates have previously been appointed to the role of trustee or certificate administrator for over 1,900 mortgage-backed transactions and have significant experience in this area.

In its capacity as trustee on commercial mortgage securitizations, DBNTC is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, DBNTC, in its capacity as trustee, has not been required to make an advance on a domestic CMBS transaction.

In 2014 and 2015, several investors sued several trustees of residential mortgage-backed securities (“RMBS”) trusts, including Deutsche Bank National Trust Company, concerning the trustees’ administration of RMBS trusts. These cases generally alleged that the RMBS trustees failed to perform purported duties, as trustees for private-label RMBS trusts, to enforce breaches of representations and warranties as to mortgage loans held by the trusts and to enforce breaches by servicers of their mortgage loan servicing obligations for the trusts. Investors have sued DBNTC in nine of these cases. DBNTC has settled two cases brought by funds managed by Blackrock Advisors, LLC, PIMCO-Advisors, L.P. and others; settled two cases brought by Royal Park Investments SA/NV; settled one case brought by IKB International, S.A. in Liquidation and IKB Deutsche Industriebank A.G.; obtained summary judgment in one case, brought by certain special purpose entities including Phoenix Light SF Limited; and obtained a dismissal in one case, brought by the Western and Southern Life Insurance Company and five related entities. In addition, the two cases described below remain active.

On November 7, 2014, the National Credit Union Administration Board (“NCUA”), as an investor in 121 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of those trusts, alleging violations of the U.S. Trust Indenture Act of 1939 (“TIA”) and the New York Streit Act (“Streit Act”) for DBNTC’s alleged failure to perform certain purported statutory and contractual duties. On March 5, 2015, NCUA amended its complaint to assert claims as an investor in 97 of the 121 RMBS trusts that were the subject of its first complaint. The amended complaint alleged violations of the TIA and Streit Act, as well as breach of contract, breach of fiduciary duty, breach of the covenant of good faith, negligence, gross negligence and negligent misrepresentation. NCUA’s complaint alleged that the trusts at issue suffered total realized collateral losses of U.S. $17.2 billion, but the complaint did not include a demand for money damages in a sum certain. On May 1, 2015, DBNTC filed a motion to dismiss the amended complaint. On July 31, 2018, the court issued an order that, among other things, denied DBNTC’s motion to

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dismiss without prejudice to its renewal. On August 31, 2018, NCUA filed a letter informing the court that it intended to: (i) drop all of its claims as to 60 of the 97 trusts at issue; (ii) drop its claims as to certain, but not all, certificates for 3 additional trusts; and (iii) move for leave to file an amended complaint bringing claims as to the remaining 37 trusts at issue. On October 5, 2018, NCUA filed a motion for leave to file a second amended complaint that asserted claims as to only 37 of the 97 trusts that were originally at issue, and added new claims for a declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses in NCUA’s action and in other actions brought by investors against DBNTC for alleged breaches of its duties as an RMBS trustee. On November 5, 2018, DBNTC filed a motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. On October 15, 2019, the court: (i) granted in part NCUA’s motion for leave to file a second amended complaint; and (ii) granted DBNTC’s motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. The court permitted NCUA to file a second amended complaint asserting claims for: (i) breach of contract arising out of DBNTC’s alleged failure to perform certain purported statutory and contractual duties; and (ii) declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses. The court denied NCUA’s request to assert additional claims for: (i) negligence and gross negligence; and (ii) breach of fiduciary duty. On October 21, 2019, NCUA filed a second amended complaint. On November 15, 2019, DBNTC filed an answer to the second amended complaint. On June 11, 2021, NCUA filed a third amended complaint, the substance of which was unchanged from the second amended complaint. On July 1, 2021, DBNTC filed an answer to the third amended complaint. On October 5, 2021, NCUA filed a fourth amended complaint, the substance of which was unchanged from the third amended complaint. On October 25, 2021, DBNTC filed an answer to the fourth amended complaint. On February 4, 2022, the parties filed a stipulation in which NCUA agreed to voluntarily dismiss with prejudice all claims as to 19 trusts. On February 28, 2022, both parties filed motions for partial summary judgment. On August 15, 2025, the court granted in part and denied in part both motions, and on October 9, 2025, the court entered the parties’ stipulation dismissing certain additional claims based on the summary judgement decision. Discovery is ongoing.

On December 23, 2015, Commerzbank AG (“Commerzbank”), as an investor in 50 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violations of the TIA and New York’s Streit Act, breach of contract, breach of fiduciary duty, negligence, and breach of the covenant of good faith, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. Commerzbank alleges that DBNTC caused it to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On April 29, 2016, Commerzbank filed an amended complaint. The amended complaint asserts the same claims as did the original complaint, and, like the original complaint, alleges that DBNTC caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but does not include a demand for money damages in a sum certain. On May 27, 2016, DBNTC filed a motion to dismiss the amended complaint. On February 10, 2017, the court granted in part and denied in part DBNTC’s motion to dismiss. The court granted the motion to dismiss with respect to Commerzbank’s claim for breach of the covenant of good faith and claim under the Streit Act, dismissing those claims with prejudice. The court also granted the motion to dismiss with respect to Commerzbank’s claim under the TIA as to the 46 trusts at issue governed by pooling and servicing agreements, dismissing that claim with prejudice as to those 46 trusts. The court also granted the motion to dismiss, without prejudice, with respect to Commerzbank’s breach of contract claim as to ten trusts whose governing agreements limit the right to file suit under

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the governing agreements to certain specified parties, including the registered holder of a certificate issued by the trust. The court held that, although Commerzbank has not received authorization from the registered holder of the certificates at issue to file suit, it may still obtain that authorization from the registered holder. The court denied the remainder of the motion to dismiss. Therefore, with the exception of the claims relating to the ten trusts for which Commerzbank has not received authorization to file suit, Commerzbank’s claims for breach of contract, breach of fiduciary duty, and negligence will proceed. Commerzbank’s claim under the TIA as to the four trusts governed by agreements other than pooling and servicing agreements will also proceed. On May 1, 2017, DBNTC filed an answer to the amended complaint. On November 30, 2017, Commerzbank filed a second amended complaint that names Deutsche Bank Trust Company Americas (“DBTCA”) as a defendant in addition to DBNTC. DBTCA serves as trustee for 1 of the 50 trusts at issue. DBNTC serves as trustee for the other 49 trusts at issue. Commerzbank’s second amended complaint brings claims for violation of the TIA; breach of contract; breach of fiduciary duty; negligence; violation of the Streit Act; and breach of the covenant of good faith. However, in the second amended complaint, Commerzbank acknowledges that the court previously dismissed its TIA claims for the trusts governed by pooling and servicing agreements, as well as its Streit Act claims and claims for breach of the covenant of good faith, and Commerzbank only includes these claims to preserve any rights on appeal. The second amended complaint alleges that DBNTC and DBTCA caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On January 29, 2018, DBNTC and DBTCA filed an answer to the second amended complaint. On December 7, 2018, DBNTC and DBTCA filed a motion for summary judgment. Also on December 7, 2018, Commerzbank, jointly with the Phoenix Light plaintiffs, filed a motion for partial summary judgment. On February 8, 2022, the court issued an order in which it granted in part DBNTC and DBTCA’s motion for summary judgment and denied plaintiffs’ motion for partial summary judgment. As a result of that order, many of plaintiffs’ claims and theories were dismissed with prejudice. On September 26, 2024, DBNTC and DBTCA filed a motion for summary judgment, which has been fully briefed.

It is DBNTC’s belief that it has no pending legal proceedings (including, based on DBNTC’s current evaluation, the litigation disclosed in the foregoing paragraphs) that would materially affect its ability to perform its duties as trustee under the PSA for this transaction.

The foregoing information set forth above under “—The Trustee” has been provided by DBNTC.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, DBNTC and its affiliates are generally required to make an advance if the

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related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, certificate registrar and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of December 31, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (and together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on

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behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,338 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $746 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth therein.

Custodian

Computershare Trust Company will act as the custodian (the “Custodian”) of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 458,363 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For five CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2025 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2025 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an internal update that set certain payments to be manually processed that resulted in three classes of certificates not receiving their distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the error within seven days of the related distribution date.

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For two CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to certain settings within the applicable payment model that resulted in an overpayment to one class of certificates and a corresponding aggregate underpayment to five classes of certificates for one such transaction, and an overpayment to one class of certificates and a corresponding aggregate underpayment to two classes of certificates for such other transaction, in each case, on the related distribution date. Computershare Trust Company revised the distribution for each transaction to correct the error within five days and six days, respectively, of the applicable distribution date.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to processing a pool level adjustment in the servicer’s report that resulted in an underpayment to six classes of certificates on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error the following month.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an off-cycle adjustment that resulted in one class of certificates not receiving its principal distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution date.

For each of the five CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth above under this heading “—The Certificate Administrator” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

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The Master Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans, subject to any primary servicing agreements with other servicers (in such capacity, the “Master Servicer”). Trimont is also the Non-Serviced Master Servicer with respect to the One Dag Whole Loan under the BANK 2026-BNK52 PSA.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the US located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P2	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average	MOR CS2
Special Servicer:	CSS2	Strong	MOR CS2

1 During the integration period associated with the CMS Transaction as is consistent with Fitch’s criteria and historical practice, the Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative”.

2 During the integration period associated with the CMS Transaction, the S&P master servicer rating of Trimont has been placed on “RankingWatch Positive” and the S&P special servicer rating of Trimont has been placed on “RankingWatch with negative implications”.

3 Morningstar DBRS has designated the trend for the primary servicer ranking as ‘Positive’, the trend for the special servicer ranking as “Stable”, and the trend for the master servicer ranking as “Stable”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

The following table sets forth information about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025
By Approximate Number:	2,529	2,301	19,773
By Approximate Aggregate Unpaid Principal Balance (in billions):	$110.1	$114.6	$628.1

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The following table sets forth information as of June 30, 2026 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 6/30/2026
By Approximate Number:	19,808
By Approximate Aggregate Unpaid Principal Balance (in billions):	$645.11

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of June 30, 2026, approximately 14,982 commercial and multifamily loans with an unpaid principal balance of approximately $434.31 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law, investor requirements or the CMS Acquisition. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master, primary and special servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following, the CMS Acquisition Closing Date.

The following table sets forth information as of June 30, 2026 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

As of	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
6/30/2026	$387,619,161,589	$894,479,176	0.23%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

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Trimont may perform some of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts with third-party vendors for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may also enter into agreements with certain firms to act as a primary servicer (or subservicer) and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent

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Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (cmsview.trimont.com) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Trimont will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Bank of America (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Bank of America from time to time, which may include certain of the Mortgage Loans for which Bank of America is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Argentic (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Argentic from time to time, which may include certain of the Mortgage Loans for which Argentic is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Barclays (and/or certain of its affiliates) and Trimont, Trimont may act as an interim servicer with respect to certain mortgage loans owned by Barclays from time to time, which may include certain of the Mortgage Loans for which Barclays is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to

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certain mortgage loans owned by Wells Fargo Bank from time to time, which may include certain of the Mortgage Loans for which Wells Fargo Bank is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between MSMCH (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by MSMCH from time to time, which may include certain of the Mortgage Loans for which MSMCH is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between CREFI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by CREFI from time to time, which may include certain of the Mortgage Loans for which CREFI is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may acquire certain classes of certificates on the Closing Date or pursuant to secondary market transactions in the future. Any such party will have the right to dispose of any such certificates at any time.

CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines (“CMS Platform”) supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

Currently, Trimont operates two loan servicing platforms, the platform that Trimont was using prior to the CMS Acquisition Closing Date (“Pre-Closing Platform” ) and the CMS Platform. Each platform uses a separate instance of McCracken Financial Solutions software, Strategy CS. Trimont expects to integrate these platforms, including into one instance of Strategy CS, in the future. Until such integration occurs, Trimont expects to service most loans serviced under CMBS servicing agreements on the CMS Platform, but may continue to service the loans it was servicing prior to the CMS Acquisition Closing Date and may service some loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date, on the Pre-Closing Platform.

The foregoing information set forth under this sub-heading regarding Trimont has been provided by Trimont.

The Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC”), will act as the special servicer (the “Special Servicer”) for the Mortgage Loan. ASC maintains its principal special servicing office at 740 E. Campbell Road, Suite 600, Richardson, Texas 75081 and its telephone number is 469-609-2000.

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ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Above Average” by S&P and a Morningstar DBRS Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of December 31, 2025, Elliott manages approximately $79.8 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership.

The following table sets forth information about ASC’s total portfolio of named special servicing for commercial and multifamily mortgage loans as of the dates indicated.

Named Special Servicing	12/31/2023	12/31/2024	12/31/2025	6/30/2026
By Approximate Number	1,346	1,458	1,778	1,801
By Approximate Aggregate Unpaid Principal Balance (in billions)	$31.51	$38.16	$50.50	$56.05

As of June 30, 2026, ASC had thirty-three (33) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging over 36 years of industry experience. ASC was named special servicer on 93 securitized pools (89 commercial mortgage-backed securities pools and 4 collateralized loan obligation pools) including 1,801 loans secured by 2,811 properties with an unpaid balance of approximately $56.05 billion as of June 30, 2026. As of June 30, 2026, ASC was actively managing 60 commercial mortgage-backed securities loans, secured by 86 properties (including 21 REO properties) with an approximate unpaid balance of $2.49 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required,

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ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the Public Company Accounting Oversight Board, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the Trust and Servicing Agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loan or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the Mortgage Loan, but may from time to time have custody of certain such documents as necessary for enforcement actions or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with Accepted Servicing Practices.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Mortgage Loan pursuant to the Trust and Servicing Agreement. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

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ASC may enter into one or more arrangements with the applicable directing certificateholder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the Trust and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

The foregoing information set forth under this heading “—The Special Servicer” has been provided by ASC.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) and each Serviced Whole Loan (other than any Servicing Shift Whole Loan). Park Bridge Lender Services will also act as asset representations reviewer under the PSA with respect to each Mortgage Loan. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2026, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $415.6 billion issued in 494 transactions.

As of June 30, 2026, Park Bridge Lender Services was acting as asset representations reviewer for 225 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $196.5 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the standards of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or

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ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and will make the representations and warranties as operating advisor set forth in the PSA; (d) is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser, the Risk Retention Consultation Party or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates (including Risk Retention Affiliates); (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have any derivative exposure in any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as Operating Advisor; provided that Park Bridge Lender Services, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the PSA.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this “—The Operating Advisor and Asset Representations Reviewer” heading has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

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Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). Argentic Real Estate Finance 2 LLC, a Delaware limited liability company, will act as the “retaining sponsor” (as defined in Regulation RR, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	the acquisition by Argentic Securities Holdings 2 Cayman Limited (the “Retaining Party”), a Cayman Islands limited partnership and an MOA of AREF2, on the Closing Date of an “eligible horizontal residual interest” (as defined in Regulation RR) (referred to herein as the “HRR Interest”), which will consist of the Class F-RR and Class G-RR certificates (in each case, excluding the portion comprising a part of the VRR Interest), collectively expected to represent approximately 2.750% of the aggregate fair value of all applicable “ABS Interests” issued by the Issuing Entity (consisting of the Certificates (other than the Exchangeable Certificates and the Class R Certificates) and the Trust Components), as of the Closing Date, determined in accordance with GAAP; and
●	the acquisition by the Retaining Party on the Closing Date of an “eligible vertical interest” (as defined in Regulation RR) (referred to herein as the “VRR Interest”), which is expected to represent approximately 2.300% of each class of ABS Interests and represented by approximately 2.300% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each class of certificates other than the Class R Certificates, as set forth below. The Retaining Party is expected to purchase slightly more than 2.300% of some or all of the classes of certificates, which excess over 2.300% (with respect to all classes except the Class F-RR and Class G-RR certificates) is included in the amounts set forth below but does not constitute part of the VRR Interest.

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Class of Certificates	Approximate Initial Certificate Balance, Notional Amount or Percentage Interest to be retained(1)
Class A-1	$268,000
Class A-SB	$343,000
Class A-4	(2)(3)
Class A-5	(2)(3)
Class A-S	$1,511,000(3)
Class B	$806,000(3)
Class C	$645,000(3)
Class D	$524,000
Class E	$323,000
Class F-RR	$221,536
Class G-RR	$805,582
Class X-A	$11,278,000
Class X-B	$2,961,000
Class X-D	$524,000
Class X-E	$323,000
Class V	2.300%

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising a part of the VRR Interest following the calculation of the actual fair value of all the Certificates other than the Class R certificates (i.e., ABS interests (as such term is defined in Regulation RR) for the subject securitization transaction). In order to satisfy the Fair Value Condition, the Retaining Sponsor may retain an additional amount of each ABS Interest as part of the VRR Interest. The percentage of each ABS Interest retained as part of the VRR Interest may also be reduced to the extent of any excess not required for the Retaining Sponsor to satisfy the Fair Value Condition.
(2)	The exact initial certificate balances of the Class A-4 and Class A-5 trust components (and consequently, the exact initial certificate balance of each class of the Class A-4 certificates and the Class A-5 certificates) are unknown and will be determined based on the final pricing of the certificates. However, the aggregate initial certificate balance of the retained interests in such Trust Components that constitute a part of the VRR Interest is expected to be $10,669,000, and the respective initial certificate balances of the retained interests in such Trust Components that constitute a part of the VRR Interest are expected to be $0 – $5,060,000 with respect to the Class A-4 trust component and $5,609,000 – $10,669,000 with respect to the Class A-5 trust component.
(3)	The maximum Certificate Balances of the Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial certificate balances of the Class A-4 and Class A-5 trust components discussed under footnote (2) above) will be issued on the Closing Date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date. On the Closing Date, the Retaining Party is expected to own approximately 2.300% of each of the Trust Components (which constitute ABS Interests issued by the Issuing Entity) through the ownership of approximately 2.300% of each of the Class A-4, Class A-5, Class A-S, Class B and Class C certificates.

The sum of (i) the percentage of the aggregate Certificate Balance of all Certificates (other than the Class R Certificates) as of the Closing Date that is represented by the VRR Interest and (ii) the percentage of the fair value of all Certificates (other than the Class R Certificates) that is represented by the HRR Interest must (and will) equal at least 5 as of the Closing Date (the “Fair Value Condition”).

“MOA” means a “majority-owned affiliate”, as defined in Regulation RR.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the HRR Interest, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) at any time on or after the date that is 5 years after the Closing Date. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

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Notwithstanding any references in this prospectus or the PSA to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined that for purposes of this transaction, 0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The HRR Interest

Material Terms of the HRR Interest

The Retaining Party is expected to purchase the HRR Interest (consisting of the portions of the Class F-RR and Class G-RR certificates set forth below) for cash on the Closing Date at the price set forth in the table below:

Class of Certificates	Expected Initial Certificate Balance(1)	Estimated Fair Value (in % and $)(2)	Expected Purchase Price(3)
Class F-RR	$9,410,464	0.593% / $4,285,610	45.5409% / $4,285,610
Class G-RR	$34,219,702	2.157% / $15,583,960	45.5409% / $15,583,960

(1)	Indicates the expected initial Certificate Balance of the portion of the applicable Class of Certificates that the Retaining Party expects to purchase on the Closing Date and which constitutes a part of the HRR Interest.
(2)	The fair value of the applicable portion of each Class that constitutes a part of the HRR Interest (expressed as a percentage of the fair value of all of the ABS Interests and as a dollar amount). The fair value of the HRR Interest is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the certificates is unknown and an estimate thereof has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(3)	Expressed as a percentage of the expected initial Certificate Balance of the portion of the Class F-RR and Class G-RR Certificates that the Retaining Party expects to purchase on the Closing Date and which constitutes part of the HRR Interest, and as a dollar amount, in each case excluding accrued interest.
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The fair value of the HRR Interest is expected to be equal to approximately 2.750% of the aggregate fair value of all ABS Interests.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $36,125,471, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

For a description of payment and other material terms of the Class F-RR and Class G-RR certificates see “Description of the Certificates” in this prospectus.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the principal balance certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates (the “Treasury Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class X-E, Class E, Class F-RR and Class G-RR certificates (the “Yield Priced Certificates”) are anticipated to be priced based on a targeted yield. The maximum certificate balances of the Class A-4, Class A-5, Class A-S, Class B and Class C certificates (assuming the initial certificate balances of the Class A-4 and Class A-5 Trust Components discussed below under “—Determination of Class Sizes for Treasury Priced Principal Balance Certificates”) will be issued on the Closing Date, and the initial certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date and will correspondingly have an aggregate fair value of $0 as of the Closing Date. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury Priced Principal Balance Certificates and each class of Yield Priced Certificates as described below; provided, that with respect to the Class X-E certificates the Retaining Sponsor calculated the Scheduled Certificate Principal Payments on the Underlying Class, as described below. CMBS such as the Class X Certificates (other than the Class X-E certificates) (collectively, the “Treasury Priced Class X Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury Priced Principal Balance Certificates, Yield Priced Certificates and the Treasury Priced Class X Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated (i.e., variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition). For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

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Treasury-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% constant prepayment rate (“CPR”), the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which classes of Treasury Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury Priced Principal Balance Certificates.

Treasury Yield Curve

For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the estimated range of fair values of the Treasury Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	3.4408%	4.1980%	4.2894%
3Y	3.4592%	4.2310%	4.3331%
5Y	3.6031%	4.3270%	4.4056%
7Y	3.7674%	4.4630%	4.5312%
10Y	3.9862%	4.6150%	4.6668%

Based on the treasury yield curve, the Retaining Sponsor will determine for each Class of Treasury Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Treasury Curve Interpolated Yield”) that corresponds to that class’s weighted average life by using a linear straight-line interpolation (using the treasury yield curve with 2, 3, 5, 7 and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in

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the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.65%	0.70%	0.80%
Class A-SB	0.70%	0.75%	0.85%
Class A-4	0.68%	0.73%	0.83%
Class A-5	0.70%	0.75%	0.85%
Class A-S	0.90%	1.00%	1.15%
Class B	1.10%	1.20%	1.35%
Class C	1.60%	1.70%	1.85%
Class D	3.50%	3.75%	4.00%

Discount Yield Determination for Treasury Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each class of Treasury Priced Principal Balance Certificates is the sum of the Treasury Curve Interpolated Yield for such class and the related credit spread established at pricing.

For an expected range of estimated values for each class of Treasury Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Treasury Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each class of Treasury Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Treasury Curve Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Treasury Curve Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	4.10284%	4.91964%	5.11802%
Class A-SB	4.48787%	5.22722%	5.39389%
Class A-4	4.64908%	5.33310%	5.48619%
Class A-5	4.67996%	5.36066%	5.51294%
Class A-S	4.88397%	5.61345%	5.81542%
Class B	5.08397%	5.81346%	6.01542%
Class C	5.58397%	6.31345%	6.51542%
Class D	7.48396%	8.36345%	8.66542%

Determination of Class Sizes for Treasury Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each class of Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate certificate balance of Principal Balance Certificates that would be required to be subordinate to that class of Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Principal Balance Certificates (the “Constraining Level”).

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In certain circumstances the Retaining Sponsor, in consultation with the other sponsors, may have elected not to engage a rating agency for particular classes of certificates, based in part on the credit support levels provided by that rating agency. The initial Certificate Balance of each Class of Principal Balance Certificates was also based in part on anticipated investor demand for such Class and, in the case of the HRR Interest, the Required Credit Risk Retention Percentage and the amount requested to be retained by the Retaining Sponsor. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balance for the classes of certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each subordinate class of Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the Constraining Level for the immediately senior class of Principal Balance Certificates and such subordinate class’s Constraining Level, subject in each case to nominal variations related to rounding.

For purposes of the calculations in this “Credit Risk Retention” section, the Certificate Balances of the Class A-4 and Class A-5 certificates are assumed to be $150,000,000 and $313,830,000, respectively.

Target Price or Target Coupon Determination for Treasury Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) or target coupon (the “Target Coupon”) for each class of Treasury Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions or, with respect to a Target Coupon, on the basis of the coupon associated with similar CMBS with similar credit ratings, cash flow profiles and prepayment risk in recent securitization transactions. The Target Price or Target Coupon, as applicable, that was utilized for each class of Treasury Priced Principal Balance Certificates is set forth in the table below. The Target Prices and Target Coupons utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for the Treasury Priced Principal Balance Certificates

Class of Certificates	Target Price(1)
Class A-1	100%
Class A-SB	103%
Class A-4	101%
Class A-5	103%
Class A-S	103%
Class B	103%
Class C	100%

(1)	The Target Price with respect to a Class of certificates may not be achieved if such Class accrues interest at the WAC Rate.

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Target Coupons for the Treasury Priced Principal Balance Certificates

Class of Certificates	Target Coupon
Class D	4.50000%

Determination of Assumed Certificate Coupon for Treasury Priced Principal Balance Certificates

With respect to each class of Treasury Priced Principal Balance Certificates (other than the Class D certificates), based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon with respect to the Class D certificates is equal to the related Target Coupon. The Assumed Certificate Coupon for each class of certificates and range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	4.13300%	4.94800%	5.14600%
Class A-SB	4.96200%	5.70500%	5.87200%
Class A-4	4.75500%	5.43300%	5.58500%
Class A-5	5.03700%	5.72000%	5.87200%
Class A-S	5.24000%	5.97100%	6.17300%
Class B	5.44100%	6.17100%	6.37300%
Class C	5.54800%	6.26400%	6.46200%

Determination of Expected Price for Treasury Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Treasury Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Treasury Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury Priced Expected Price”) expressed as a percentage of the Certificate Balance of that Class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Treasury Priced Expected Price for each class of Treasury Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Treasury Priced Expected Price for a class of certificates will be, therefore, the low range of fair values of the Treasury Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Treasury Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

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Treasury Priced Class X Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Treasury Priced Class X Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Treasury Priced Class X Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Treasury Priced Class X Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Treasury Priced Class X Certificates.

Determination of Treasury Yield Curve for Treasury Priced Class X Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table above under “Treasury Priced Principal Balance Certificates—Treasury Yield Curve” in determining the range of fair values of the Treasury Priced Class X Certificates.

For each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the Treasury Curve Interpolated Yield that corresponds to the weighted average life of the Notional Amount of such class of Treasury Priced Class X Certificates by using a straight-line interpolation.

Credit Spread Determination for Treasury Priced Class X Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury Priced Class X Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Treasury Priced Class X Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury Priced Class X Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Credit Spreads for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.00%	1.25%	1.50%
Class X-B	1.00%	1.25%	1.50%
Class X-D	1.25%	1.50%	1.75%

Discount Yield Determination for Treasury Priced Class X Certificates

The Discount Yield for each class of Treasury Priced Class X Certificates is the sum of the Treasury Curve Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Treasury Priced Class X Certificates, see the table below. The Retaining Sponsor identified the range presented in the table below for the Treasury Priced Class X Certificates as the range from (i) the sum of the lowest estimated Treasury Curve Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Treasury Curve Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	4.92672%	5.82364%	6.13009%
Class X-B	4.95915%	5.84607%	6.15002%
Class X-D	5.21570%	6.10074%	6.40418%

Determination of Scheduled Certificate Interest Payments for Treasury Priced Class X Certificates

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Treasury Priced Class X Certificates based on the difference between the WAC Rate in effect from time to time, over the Pass-Through Rate or the weighted average of the Pass-Through Rate(s), as applicable, of the underlying Class(es) of Principal Balance Certificates and/or underlying Trust Component(s) upon which the Notional Amount of such class of Treasury Priced Class X Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percentage of the Notional Amount of such Class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Treasury Priced Class X Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Treasury Priced Class X Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a lower Interest-Only Expected Price.

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Yield Priced Certificates

The Yield Priced Certificates include the Class X-E, Class E, Class F-RR and Class G-RR certificates, and the valuation of each such class of Yield Priced Certificates was based on the price (based on (a) a targeted discount yield of (i) approximately 14.00002% for the Class X-E and approximately 14.00000% for the Class E certificates, (ii) approximately 19.34757% for the Class F-RR certificates and (iii) approximately 19.34757% for the Class G-RR certificates, (b) a targeted coupon equal to (x) 4.50000% with respect to the Class E certificates, (y) the WAC Rate minus 4.50000% with respect to the Class X-E certificates and (z) the WAC Rate with respect to the Class F-RR and Class G-RR certificates, (c) the Structuring Assumptions and (d) 0% CPR for the Class X-E, Class E, Class F-RR and Class G-RR certificates) each as agreed to between the Sponsors and the Retaining Party, as set forth under “—Material Terms of the HRR Interest” above (the “Yield Priced Expected Price” and, together with the Treasury Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices”), expressed as a percentage of the Certificate Balance or Notional Amount of that class.
Determination of Class Sizes of the Yield Priced Certificates

The Retaining Sponsor determined the Certificate Balance or Notional Amount of each class of Yield Priced Certificates in the same manner described above in “—Determination of Class Sizes for Treasury Priced Principal Balance Certificates”.

Weighted Average Life of Certificates

On the basis of the Scheduled Certificate Principal Payments and corresponding Certificate Balances or Notional Amounts, as applicable, the Retaining Sponsor calculated the weighted average life for each class of Treasury Priced Principal Balance Certificates (based on 0% CPR), Treasury Priced Class X Certificates (based on 100% CPY) and Yield Priced Certificates (based on 0% CPR).

Calculation of Fair Value of All ABS Interests

Fair Value of the Certificates (other than the Class V and Class R Certificates)

Based on the Expected Prices, the Retaining Sponsor determined the fair value of each class of certificates (other than the Class V and Class R certificates) by multiplying the Expected Price by the related Certificate Balance or Notional Amount.

Fair Value of the Class V Certificates

The Retaining Sponsor determined that the Class V certificates have a fair value equal to zero based on the fact that there is a low probability of Excess Interest being received, and if received, it would be received near the stated maturity date of the related Mortgage Loan. Accordingly, there is no market for the Class V certificates.

Range of Fair Values

Based on the Expected Prices and the fair value of the Class V certificates, the Retaining Sponsor determined the fair value or range of fair values set forth in the table below for each class of certificates (other than the Class R certificates). For the “Base Case Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “High Estimate of Fair Value”, the Retaining Sponsor determined the fair value for the related class of certificates by multiplying the

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relevant Expected Price by the high estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “Low Estimate of Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. In each of the preceding cases, the Certificate Balance or Notional Amount used for such calculation is the amount shown under “Summary of Certificates” in this prospectus, subject to the assumptions set forth under “—Determination of Class Sizes for Treasury Priced Principal Balance Certificates” above.

Range of Fair Values(1)

Class of Certificates	Low Estimate of Fair Value	Base Case Fair Value	High Estimate of Fair Value
Class A-1	$11,616,826	$11,616,756	$11,616,942
Class A-SB	$15,344,180	$15,344,374	$15,344,255
Class A-4	$151,495,500	$151,490,700	$151,492,950
Class A-5	$323,222,932	$323,235,485	$323,228,267
Class X-A	$28,891,618	$34,548,728	$60,464,442
Class X-B	$3,109,521	$5,049,271	$12,385,826
Class A-S	$67,637,629	$67,638,220	$67,638,679
Class B	$36,073,263	$36,073,228	$36,074,944
Class C	$28,017,039	$28,017,151	$28,018,328
Class X-D	$3,489,686	$3,535,765	$3,675,480
Class X-E	$1,606,681	$1,606,681	$1,606,681
Class D	$16,600,967	$16,974,216	$18,122,487
Class E	$7,041,524	$7,041,524	$7,041,524
Class F-RR	$4,386,499	$4,386,499	$4,386,499
Class G-RR	$15,950,830	$15,950,830	$15,950,830
Class V	$0	$0	$0

(1)	With respect to any scenario set forth in the above table that results in the Fair Value Condition not being satisfied, in order to satisfy the Fair Value Condition, the Retaining Sponsor may retain an additional amount of each ABS Interest as part of the VRR Interest.

The estimated range of fair value for all the certificates (other than the Class R certificates) is approximately $714,484,695 to $757,048,134.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in Regulation RR) and to hold or cause the VRR Interest and the HRR Interest to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the HRR Interest. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in Regulation RR and in accordance with the Credit Risk Retention Rules), and may transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) (a “Successor Third-Party Purchaser”) on and after the date that is 5 years after the Closing Date and in accordance with the Credit Risk Retention Rules or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the HRR Interest and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the HRR Interest and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the HRR Interest as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

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As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the certificates has been reduced to 33% of the sum of the total outstanding Certificate Balance of the certificates as of the Closing Date; and (iii) two years after the Closing Date, (B) solely with respect to the HRR Interest to the extent that the HRR Interest has been transferred to a Successor Third-Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with paragraph (b)(8)(i) of Rule 7 under Regulation RR and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans or Serviced Whole Loans:

●	review the actions of the special servicer with respect to Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans and Serviced Whole Loans that are not Specially Serviced Loans;
●	review certain reports provided by the special servicer;
●	review for accuracy certain calculations made by the special servicer; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer with respect to the Serviced Mortgage Loans. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” and “—Operating Advisor—Recommendation of the Replacement of a Special Servicer”.

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Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan, Servicing Shift Whole Loan or any related REO Property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The operating advisor is required to be an Eligible Operating Advisor. For further information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor, the operating advisor’s compensation, and any material conflicting interests or material potential conflicting interests between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicting Interests—Potential Conflicting Interests of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Bank of America will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Bank of America Mortgage Loans. At the time of its decision to include each of the Bank of America Mortgage Loans in this transaction, Bank of America determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Bank of America that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Bank of America that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Bank of America based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional

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information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Argentic Real Estate Finance 2 LLC will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Argentic Real Estate Finance 2 LLC Mortgage Loans. At the time of its decision to include each of the Argentic Real Estate Finance 2 LLC Mortgage Loans in this transaction, Argentic Real Estate Finance 2 LLC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Argentic Real Estate Finance 2 LLC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Argentic Real Estate Finance 2 LLC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Argentic Real Estate Finance 2 LLC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

MSMCH will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the MSMCH Mortgage Loans. At the time of its decision to include each of the MSMCH Mortgage Loans in this transaction, MSMCH determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by MSMCH that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by MSMCH that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged

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Property. However, there can be no assurance that the compensating factors or other circumstances upon which MSMCH based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Barclays will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Barclays Mortgage Loans. At the time of its decision to include each of the Barclays Mortgage Loans in this transaction, Barclays determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Barclays based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

CREFI will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the CREFI Mortgage Loans. At the time of CREFI’s decision to include each of its Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was

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prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

JPMCB will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the JPMCB Mortgage Loans. At the time of its decision to include each of the JPMCB Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Wells Fargo Bank will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Wells Fargo Bank Mortgage Loans. At the time of its decision to include each of the Wells Fargo Bank Mortgage Loans in this transaction, Wells Fargo Bank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a

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third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo Bank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo Bank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, between the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2026-C36 will consist of the following classes: the Class A-1 and Class A-SB certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D and Class X-E certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR, Class G-RR, Class V and Class R certificates.

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR and Class G-RR certificates

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are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class V and Class R certificates are collectively referred to in this prospectus as the “Certificates”. The Regular Certificates (other than the Class X Certificates and the Exchangeable IO Certificates) are referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A certificates, the Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates”), (ii) the Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1 and Class A-5-X2 certificates (collectively, the “Class A-5 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, set forth in the table under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components outstanding from time to time. The Notional

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Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time.

The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component. The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively.

The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Trust Components will equal the Certificate Balance of the Class A-5 Trust Component. The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Certificates will equal the Certificate Balances of the Class A-5-1 and Class A-5-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The Certificates (other than the Class V certificates and the Exchangeable Certificates) and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, together with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more REMIC “regular interests” issued by the Upper-Tier REMIC.

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Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in September 2026.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R Certificate will be set forth on the face thereof.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the Certificates (other than the Class V certificates) on each Distribution Date as described under “—Priority of Distributions” below (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity

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pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in each applicable Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in each applicable Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in each applicable Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in a Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans and on deposit in the applicable Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by any master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by any master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

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(e)  the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each class of Certificates (other than the Class V and Class R certificates) that would remain unpaid as of the close of business on the Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, and (ii) any outstanding Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and the Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in

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clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)  to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 Trust Component is reduced to zero;

(d)  to the Class A-5 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-5 Trust Component is reduced to zero; and

(e)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)	on or after the Cross-Over Date, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components are reduced to zero;

Third, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then in an amount equal to, and pro rata based upon, interest on that amount at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the

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portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less

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the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates and Trust Components.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1

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and Class A-5-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (excluding any portion of any REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the

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aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, commencing in 2027, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate or (ii) any Mortgage Loan or related Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date. For the avoidance of doubt, the Mortgage Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. As of the Closing Date, there are no Componentized Mortgage Loans related to the Trust.

Exchangeable Certificates

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

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Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component”. Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (8) to the table under “Summary of Certificates”	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-5	See footnote (8) to the table under “Summary of Certificates”	Class A-5 Certificate Pass-Through Rate minus 1.00%
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-S	$65,672,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$35,025,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$28,019,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%
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Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 Trust Component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Component, respectively. The maximum Certificate

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Balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-4 and Class A-5 Trust Components discussed in footnote (8) to the table under “Summary of Certificates”) will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-4 Trust Component, Class A-5 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to CCTCMBSBondAdmin@computershare.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s)

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and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

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Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Principal Shortfall for that Distribution Date;

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse

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the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by any master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan) is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage

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Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)             all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)          the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)           any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)                the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)             the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and

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notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to any master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest

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at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized

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Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero); and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related

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Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in

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effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(1) to each class of the Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date,

(2) to the Class A-4-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base

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Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(3) to the Class A-4-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(4) to the Class A-5-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(5) to the Class A-5-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the

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Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(13) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates, as described above, and

(14) to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“YM Denominator” means, for any Distribution Date, the total amount of principal distributed to the Class A-1, Class A-SB and Class D certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S

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Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates

All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will be required to pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.
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For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E, Class E, Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class (or, with respect to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively) in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

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The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in August 2059. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)                the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)             the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate equal to the lesser of 0.00250% and the related primary servicing fee for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such

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prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will be required to pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan, any related Serviced Pari Passu Companion Loan in accordance with their respective interest entitlements under the related Intercreditor Agreement, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Companion Holder (or, if such Serviced Companion Loan is included in another securitization, to the related Other Master Servicer).

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by each applicable master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall”. The Excess Prepayment Interest Shortfall will be allocated on each Distribution Date among the classes of Regular Certificates and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR and Class G-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S

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Exchangeable Certificates will likewise have the benefit of the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR and Class G-RR certificates. The Class B Exchangeable Certificates will likewise have the benefit of the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR and Class G-RR certificates. The Class C Exchangeable Certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F-RR and Class G-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal to the Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-4 Trust Component, until its Certificate Balance has been reduced to zero, fourth, to the Class A-5 Trust Component, until its Certificate Balance has been reduced to zero, and fifth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F-RR and Class G-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class G-RR certificates) and Trust Components as to the

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relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each applicable master servicer, each applicable special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class G-RR certificates;

second, to the Class F-RR certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C Trust Component;

sixth, to the Class B Trust Component; and

seventh, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

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In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to each applicable special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated expenses of the issuing entity that are not specific to any Mortgage Loan, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator” and “—The Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates or a Trust Component will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by each applicable master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related

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calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by any master servicer, the certificate administrator or any special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, each applicable master servicer, each applicable special servicer, the trustee and the certificate

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administrator will not be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer).

In addition, each master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2027, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules) (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2027, a CREFC® net operating income adjustment worksheet, but only to the extent the
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related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by any master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it

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constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the applicable master servicer nor the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk

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Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding and any Class X-E, Class E, Class F-RR or Class G-RR certificate registered in the name of or beneficially owned by the holder of the VRR Interest will be deemed not to be outstanding (provided, that, notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special

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servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of any special servicer’s, any master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, any master servicer, any special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, Morningstar Credit Information & Analytics, LLC, RealInsight, LSEG, KBRA Analytics, LLC and CRED iQ, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master

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servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
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o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
o	the annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, the applicable master servicer or the applicable special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;
o	any notice of resignation or termination of a master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
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o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
o	any notice or documents provided to the certificate administrator by the depositor or any applicable master servicer directing the certificate administrator to post to the “special notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules.

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that the Retaining Sponsor determines that the Retaining Parties or a Successor Third-Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the certificate administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

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Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

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The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) any master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by any special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or

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NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

The certificate administrator will be required to notify the master servicer, the operating advisor and the special servicer within 10 business days of its determination of the existence or cessation of any Control Termination Event, Operating Advisor Consultation Event or any Consultation Termination Event.

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Voting Rights

At all times during the term of the PSA, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other

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information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash

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received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the applicable special servicer or the applicable master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

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Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, any master servicer, any special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

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Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee or other applicable party to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

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Computershare Trust Company, National Association
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Administration Group – MSBAM 2026-C36

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, a Joint Mortgage Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, but only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

“Joint Mortgage Loan” means any Mortgage Loan represented by multiple promissory notes, which promissory notes will be contributed to this securitization by more than one

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mortgage loan seller. As of the Closing Date, there will be no Joint Mortgage Loans related to the Trust.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                      the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                   the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                 the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                    an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                 the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)              originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)           the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to

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provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)               any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                  an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)               the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)            the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)         the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)          the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)             the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)          the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)       the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)    the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to any Joint Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the

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mortgage notes held by such party. In addition, with respect to such Joint Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)               A copy of each of the following documents:

(i)                                  the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                               the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                            any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                             all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                                the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                             any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

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(vii)                          any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)                       any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                           any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                             any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                           any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)                        any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)                     all related environmental reports; and

(xiv)                      all related environmental insurance policies;

(b)               a copy of any engineering reports or property condition reports;

(c)               other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll or in the case of a residential cooperative, either a rent roll or maintenance statement;

(d)               for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)               a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)                a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)               a copy of the appraisal for the related Mortgaged Property(ies);

(h)              for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)                a copy of the applicable mortgage loan seller’s asset summary;

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(j)                a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)               a copy of all zoning reports;

(l)                a copy of financial statements of the related mortgagor;

(m)             a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)              a copy of all UCC searches;

(o)               a copy of all litigation searches;

(p)               a copy of all bankruptcy searches;

(q)               a copy of any origination settlement statement;

(r)               a copy of the insurance summary report;

(s)               a copy of organizational documents of the related mortgagor and any guarantor;

(t)                a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)              a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)               a copy of any closure letter (environmental); and

(w)              a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and

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will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)  such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii)  in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided, further, that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have

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received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the Closing Date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized

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Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material

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Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the 4 most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the 4 preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a

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“qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Joint Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

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(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

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(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to any Joint Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such

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Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

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The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicting Interests—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

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Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loans (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

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(F)  any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, any master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with

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respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of

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an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that any master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

No master servicer or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Serviced Mortgage Loan for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Serviced Mortgage Loan or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that any master servicer fails to make a Servicing Advance that it is required to make under the PSA and a responsible officer of the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

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However, no master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in accordance with the Servicing Standard (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of any master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith and reasonable judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option, make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, non-recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If any special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing

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Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the applicable master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it

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that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan except as described under “Description of the Mortgage Pool—The Whole Loans”, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

If the funds in each applicable Collection Account relating to the Mortgage Loans allocable to principal thereon are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by any master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not

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repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in each applicable Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in each applicable Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.00% (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account promptly (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to

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amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by each applicable master servicer from the applicable Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by each applicable master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

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The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Gain-on-Sale Reserve Account and applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

Each applicable Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by any master servicer, the certificate administrator or any special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

Any master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                    to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

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(ii)                 to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)              to pay to the applicable master servicer or the applicable special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)               to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                  to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)               to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, together with interest thereon;

(vii)            to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)         to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)             to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation” and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)             to recoup any amounts deposited in its Collection Account in error;

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(xii)          to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)       to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)        to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of any master servicer, any special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)           to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)        to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)     to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)  to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)      in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i) through (xviii) above;

(xx)         to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)      to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

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No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan; provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicer(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, Prepayment Interest Excesses (to the extent payable to the master servicer), review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (but not any related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in each applicable Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan the sum of: (i) $22,500 multiplied by the number of Subject Loans), plus (ii) $2,250 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $3,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,750 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under

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any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to the Mortgage Loans, a per annum rate ranging from 0.00375% to 0.05250% and (ii) (a) with respect to the Serviced Companion Loans, a per annum rate of 0.00250% and (b) with respect to the Pismo Beach & Queenstown Premium Outlets Serviced Companion Loan, a per annum rate of 0.00125%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements and demands prepared by such master servicer;
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●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
●	interest or other income earned on deposits in the Collection Account or other accounts maintained by the applicable master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding the foregoing, each special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the applicable master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any penalty charges actually collected and available as additional servicing compensation after application of the terms in the PSA will be shared pro rata by such master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled. Any penalty charges paid or payable as additional servicing compensation to the applicable master servicer and the applicable special servicer will be distributed between such master servicer and special servicer, on a pro rata basis, based on such master servicer’s and special servicer’s respective entitlements to such compensation described in the previous sentence. Notwithstanding the foregoing, penalty charges with respect to any Companion Loan will be allocated pursuant to the applicable Intercreditor Agreement after payment of all related Advances and interest thereon and additional expenses of the Trust in accordance with the PSA.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the applicable master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, the Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the applicable master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The applicable master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The applicable master servicer will be entitled to charge and collect customary fees in connection with any review or consent granted under the PSA. Such fees may include, but are not limited to, a review fee or an expedited processing fee, which may be retained by such master servicer; provided, however, that such fees will not be deemed a substitute for

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or in lieu of any fee that is to be split between the applicable special servicer and the applicable master servicer in accordance with the allocations set forth in the PSA. All fees will be consistent with the Servicing Standard.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Serviced Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification,

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extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000 (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such

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workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If any special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If any special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (a) each Specially Serviced Loan or (b) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (iii) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable,

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within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to, the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)                 the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)              the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)               with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                  the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status

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report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)               if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related loan documents (which fees must (i) be reasonable in the context of the CMBS industry, (ii) correspond to the actual work, if any, performed by such special servicer in connection with such refinancing or pay-off and (iii) be consistent with fees customarily charged by such special servicer for similar work). Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation with respect to each Serviced Mortgage Loan and Serviced Companion Loan for which it acts as special servicer or performs duties in the form of:

(i)                    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)                 100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction;

(iii)              100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)               100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans;

(v)                  50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision;

(vi)               with respect to the accounts held by such special servicer, 100% of charges by such special servicer collected for checks returned for insufficient funds; and

(vii)            100% of charges for beneficiary statements and demands actually paid by the borrowers to the extent such beneficiary statements or demands are prepared by such special servicer.

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The applicable special servicer will be entitled to charge and collect customary fees in connection with any review or consent granted under the PSA. Such fees may include, but are not limited to, a review fee or an expedited processing fee, which may be retained by the applicable master servicer; provided, however, that such fees will not be deemed a substitute for or in lieu of any fee that is to be split between the applicable special servicer and the applicable master servicer in accordance with the allocations set forth in the PSA. All fees will be consistent with the Servicing Standard.

The applicable special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding the foregoing, each special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the applicable master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any penalty charges actually collected and available as additional servicing compensation after application of the terms in the PSA will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled. Any penalty charges paid or payable as additional servicing compensation to such master servicer and special servicer will be distributed between such master servicer and special servicer, on a pro rata basis, based on such master servicer’s and special servicer’s respective entitlements to such compensation described in the previous sentence. Notwithstanding the foregoing, penalty charges with respect to any Companion Loan will be allocated pursuant to the applicable Intercreditor Agreement after payment of all related Advances and interest thereon and additional expenses of the Trust in accordance with the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge

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any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as a special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

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Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01410% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00208% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from each applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting

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Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00036% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $22,500 multiplied by the number of Subject Loans, plus (ii) $2,250 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $3,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,750 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from each applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that

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was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (excluding the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or such REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or such REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by any special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is

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anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.      the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all
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cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property, and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property;

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and
c)	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.      the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,
b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the applicable special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any

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Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the applicable special servicer from the applicable master servicer reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan) to the holder of any related Serviced Pari Passu Companion Loan (or if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days, as applicable, (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the applicable special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information requested by such special servicer from such master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. The applicable master servicer will provide (via electronic delivery) to the applicable special servicer (or provide it with access to) any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within five business days of such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Serviced Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the applicable master servicer that is reasonably requested

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by the applicable special servicer from the applicable master servicer and necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Serviced Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will, to the extent allocated to a related

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Mortgage Loan, have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, sixth, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The applicable master servicer will be required to provide (via electronic delivery) to the applicable special servicer (or provide it with access to) any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within five business days of the applicable special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan and the calculation of the Collateral Deficiency Amount calculated by the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal, calculation and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicer (other than with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless the applicable special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount. The applicable master servicer, the operating advisor (unless the applicable special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the Collateral Deficiency Amount calculated by the applicable special servicer, the Non-Serviced Special Servicer or the Non-Serviced Master Servicer.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect,

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and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer from the Non-Serviced Special Servicer or Non-Serviced Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor (unless an Operating Advisor Consultation Event has occurred and is continuing) (unless the applicable special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the Collateral Deficiency Amount calculated by the applicable special servicer, Non-Serviced Special Servicer or Non-Serviced Master Servicer.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the applicable special servicer or the operating advisor, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E certificates, fourth,

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to the Class D certificates, fifth, to the Class C Trust Component, sixth, to the Class B Trust Component, seventh, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G-RR certificates, and then, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”) described in this paragraph, but only to the extent of the Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer will be required to promptly notify the applicable master servicer and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount; provided that, such notification by the applicable master servicer will be satisfied if such information is included in the applicable master servicer’s regular monthly CREFC® Reports. The certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable special servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the

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applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any Serviced Mortgage Loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with

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respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, each applicable master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

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Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that each applicable master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer, and the applicable master servicer (in the case of a Specially Serviced Loan, after notice from the applicable special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in

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which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The applicable master servicer and the applicable special servicer (at the expense of the issuing entity) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by any master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan

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documents to maintain earthquake insurance on any Mortgaged Property and each applicable special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by any special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or consultation with the Risk Retention Consultation Party or the consent or approval of the applicable special servicer. The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. Notwithstanding the above, with respect to any action in respect of a Serviced Mortgage Loan (and any related Serviced Companion Loan) that is not a Specially Serviced Loan that the applicable special servicer is responsible for processing, the applicable master servicer and the applicable special servicer may mutually agree that such master servicer will process such action subject to such special servicer’s consent (which may be deemed given under the circumstances described below). However, except as otherwise set forth in this paragraph, neither the applicable special servicer nor the applicable master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or does not otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or cause the Grantor Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the applicable special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer having obtained the consent or deemed consent of the Directing Certificateholder

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(or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or Subordinate Companion Loan holder, as applicable, and such objection is communicated to the applicable special servicer) within 10 business days (or, with respect to a Serviced A/B Whole Loan, the period prescribed in the related Intercreditor Agreement) of such party’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the applicable special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or such Major Decision. The applicable master servicer will deliver any additional information in such master servicer’s possession to the applicable special servicer requested by the special servicer relating to such Major Decision.

With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non-Serviced Mortgage Loan), the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer or the Risk Retention Consultation Party:

(i)                    grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements, (except that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                 consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

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(iii)              approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)               grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases)(provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                  consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)               consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000);

(vii)            approve annual operating budgets for Mortgage Loans;

(viii)         consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)             grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will

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occur within 120 days after the date on which such balloon payment will become due;

(x)                any modification, amendment, consent to a modification or waiver of any non-material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (including amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement); provided that, if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)             any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)          approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xiii)       any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)        grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC under the Code (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement;

provided, further, that, with respect to any Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period with regard to such Serviced A/B Whole Loan, the foregoing matters will not include (and Master Servicer Decision will not include) any action that constitutes a “major decision” under the related Intercreditor Agreement.

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In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The applicable special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final

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Distribution Date. The applicable special servicer may not agree to an extension, modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan for which it is acting as special servicer if that extension, modification, waiver, amendment or forbearance would:

(1)   extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

In connection with the processing by the applicable special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such special servicer will be required to deliver notice thereof to the applicable master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the applicable master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the applicable special servicer (and such special servicer shall forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and special servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal

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business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Serviced Mortgage Loan or a related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder), (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the applicable special servicer has consulted with the operating advisor on a non-binding basis and (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special

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servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any). The applicable master servicer (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance, except as provided in the next sentence. The applicable master servicer is required to continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer reasonably requested by the applicable special servicer relating to such consent or waiver with respect to such “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending

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approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2027 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2028) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months, or unless the applicable master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems

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material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan that requires the borrower to deliver operating statements, the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts consistent with the Servicing Standard to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2027 and the calendar year ending on December 31, 2027. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by any special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to

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promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably

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satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

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(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

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If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);
●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the applicable master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
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●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;
●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and
●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing

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Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report (together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and the Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan) required to be delivered by the applicable special servicer, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the applicable special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following completion of the Directing Holder Approval Process. See “—The Directing Certificateholder” and “—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the applicable special servicer reasonable questions with respect to such Final Asset Status Report. If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both an Operating Advisor Consultation Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business

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days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable (but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder), and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult on a non-binding basis with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

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Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Defaulted Loan, that becomes a Specially Serviced Loan, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the

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Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular

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building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified and determined to be available, the applicable special servicer is required to remit to the applicable master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such

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Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan that becomes a Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of such Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase such Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for such Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period), and the Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any such Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an

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Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor such expense will be reimbursable to the trustee, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with

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respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). Each applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans (and, in certain cases, to the extent permitted in the related Intercreditor Agreement, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest

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accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan) and, (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class

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Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3) if no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (b) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be Argentic Securities Income USA 2 LLC or its affiliate.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

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A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G-RR Certificates.

The “Control Eligible Certificates” will be any of the Class F-RR and Class G-RR certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, each applicable master servicer, each applicable special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to any master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within 10 business days after the receipt of the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, of written request for input on any required consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

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Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will not be permitted to take (or consent to any master servicer’s taking) any of the following actions without the Directing Certificateholder’s consent (provided that if such written consent has not been received by such special servicer within 10 business days (or 30 days with respect to clause (xii) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the applicable special servicer in order to grant or withhold such consent, which report may (in the sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or Controlling Class.

“Major Decision” means with respect to any Serviced Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                          any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan or Serviced Companion Loan that comes into and continues in default;

(ii)                       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of any Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Serviced Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of “Master Servicer Decisions”;

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(iii)                    following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                    any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                       any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)                    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vii)                   any property management company changes with respect to a Mortgage Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or with respect to any Serviced Mortgage Loan or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party;

(viii)                any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(ix)                    releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves and identified on a schedule to the PSA, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(x)                       any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Serviced Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)                    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a

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modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xii)                 other than with respect to a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(xiii)              any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

(xiv)               other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xv)                   other than in the case of a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness; provided, further, than any amendment to split notes or re-allocate note balances of Pari Passu Companion Loans effected in accordance with the terms of the related Intercreditor Agreement will not constitute a “Major Decision”;

(xvi)               requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (ix) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xvii)            other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xviii)         determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xix)             other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with

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respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xx)                other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xxi)             the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special servicer, the master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the applicable master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such

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Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the applicable special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the VRR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party (on a non-binding basis) in connection with any Major Decision to be taken or refrained from being taken.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the applicable special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after such special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be

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delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace any special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative

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actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, and only with respect to a Specially Serviced Loan, promptly after the special servicer receives the Directing Certificateholder's approval or deemed approval with respect to the related Major Decision, and (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder (without regard to the occurrence of a Control Termination Event and otherwise assuming that the Directing Certificateholder is entitled to receive such documentation). With respect to any Non-Specially Serviced Loan, no Major Decision Reporting Package will be required to be delivered prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicting interests with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (or such other matters); provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with

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the operating advisor on the specific matter; provided, that (x) a Major Decision Reporting Package is required to be included in the special servicer’s initial request and (y) the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class F-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” with respect to any Mortgage Loan will occur when no class of Control Eligible Certificates has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the portions of the classes of Certificates that constitute the HRR Interest (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

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The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso or any other contrary provision of to each of the definitions of “Control Termination Event”, and “Consultation Termination Event” and “Operating Advisor Consultation Event,”, in respect of the servicing of any such Excluded Loan, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the applicable master servicer or the applicable

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special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the applicable special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in accordance with the Servicing Standard of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

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Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and

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contact information for) a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the Closing Date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the Retaining Sponsor or the holders of the VRR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest that appointed the Risk Retention Consultation Party;

(d)  may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any

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particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to each applicable special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “Description of the Mortgage Pool—The Whole Loans” or “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of a master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the applicable master servicer, the operating advisor will have no obligation or responsibility at any time to consult with any master servicer.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the applicable special servicer with respect to any Specially Serviced Loan and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to any Serviced Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loans to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the applicable special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA, and (ii) each Major Decision Reporting Package (with respect to a Specially Serviced Loan or, after the occurrence and during the continuance of an Operating Advisor Consultation Period, with respect to any Serviced Mortgage Loan or Serviced Whole Loan), Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the applicable special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of

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what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan as described below; and

(d)  preparing an annual report (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the applicable special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

i.            after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the applicable special servicer), the applicable special servicer will be required to deliver the foregoing calculations together with information and support materials that is either in such special servicer’s possession or reasonably obtainable the such special servicer and necessary in support thereof (reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

ii.         if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

iii.      if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

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The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interests of, or for the benefit of, holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report. Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the applicable special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the PSA and the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on any Non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the applicable special servicer has failed to comply with and (2) any material deviations from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan that such special servicer is responsible for servicing under the PSA or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, that in the event the applicable special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

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Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the applicable special servicer’s performance of its duties with respect to the resolution or liquidation of the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans) under the PSA, taking into account such special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the applicable special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to any Serviced Mortgage Loan or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the applicable special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the applicable special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.
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To facilitate the consultation above, the applicable special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of a Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the applicable special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                 that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)              that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, any master servicer, any special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, any master servicer or any special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)               that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer;

(v)                  that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)               that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or

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otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in Regulation RR.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the applicable special servicer or the Directing Certificateholder or the Risk Retention Consultation Party in connection with the Directing Certificateholder’s or the Risk Retention Consultation Party’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within an Asset Status Report or Final Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by such special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace a special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of a master servicer, a special

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servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

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(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to each applicable special servicer, each applicable master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination

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Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses

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and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that, if applicable, the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 84

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prior pools of commercial mortgage loans for which Bank of America, National Association (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after July 1, 2017 the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least sixty (60) days at the end of any reporting period between January 1, 2021 and June 30, 2026 was approximately 15.57%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two largest Mortgage Loans in the Mortgage Pool represent approximately 20.0% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger (or, if the Trust’s obligation to file reports on Form 10-D has been suspended, within 90 days after the date of the posting of the notice of an Asset Review Trigger on the certificate administrator’s website), a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review

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Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)                 a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)              a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)               a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

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(v)                  a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)               a copy of any notice previously delivered by the applicable master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)            copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of

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each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the

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representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to Non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify each applicable master servicer, each applicable special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately

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resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the Successor Third-Party Purchaser (if any), the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party, a Successor Third-Party Purchaser, or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s

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investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                 any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)              any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)               a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations

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reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                  the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)               the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such

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termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, any special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the applicable special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the

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Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special

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Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to a special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a transaction rated by KBRA and

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has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interests of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder or a Controlling Holder with respect to a Serviced A/B Whole Loan (unless a related Control Appraisal Period has occurred and is continuing) from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of a majority of holders of Certificates evidencing at least a quorum of Certificateholders (which, for this purpose, is the holders of the Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other).

In the event the holders of such Principal Balance Certificates, evidencing at least a quorum of Certificateholders, elect to remove and replace a special servicer (which requisite

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affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the applicable special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor and the depositor for the securitization of any related Companion Loan have filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to any master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any

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amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause

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(i) or (ii), (A) such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.
Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such

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special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to

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appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits each applicable master servicer and each applicable special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

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No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, (i) any Successor Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, a master servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, any sponsor and any originator of 10% or more of the Mortgage Pool, and (ii) the operating advisor is prohibited from being Risk Retention Affiliated with any Successor Third-Party Purchaser, any sponsor and any other party to the PSA.  Under the Securities Act, the Asset Representations Reviewer is also prohibited from being affiliated with any sponsor, the depositor, a master servicer, a special servicer, the certificate administrator, the trustee or any affiliate of the foregoing.  As long as the applicable prohibition under the Credit Risk Retention Rules or the Securities Act exists, upon the occurrence of (i) a servicing officer of a master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that such master servicer, the certificate administrator or the trustee, as applicable, is or has become a Risk Retention Affiliate of any Successor Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) a master servicer, certificate administrator or the trustee receiving written notice from any other party to the PSA, any Successor Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that such master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, (iii) an officer or manager of the operating advisor that is responsible for performing the duties of the operating advisor obtaining actual knowledge that it is or has become a Risk Retention Affiliate of a Successor Third-Party Purchaser, any sponsor or any party to the PSA other than itself or the asset representations reviewer (an “Impermissible Operating Advisor Affiliate”) or (iv) an officer or manager of the asset representations reviewer that is responsible for performing the duties of the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of any Successor Third-Party Purchaser or an affiliate of any sponsor, any party to the PSA other than itself or the operating advisor or any affiliate of the foregoing (an “Impermissible Asset Representations Reviewer Affiliate”; and any of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Affiliate”), such Impermissible Affiliate is required to promptly notify the Retaining Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA.  The resigning Impermissible Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, that if the affiliation causing an Impermissible Affiliate is the result of any Successor Third-Party Purchaser acquiring an interest in such

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Impermissible Affiliate or an affiliate of such Impermissible Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of any master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust, any Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that each applicable master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), each applicable special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost

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profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each applicable master servicer, each applicable special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result

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of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. Each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, any master servicer, any special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate

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administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the applicable special servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the applicable master servicer or applicable special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

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Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of Non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a

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contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration

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Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting

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Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 60 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

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In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the applicable special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

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Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Morgan Stanley Bank of America Merrill Lynch Trust 2026-C36 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to any master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between each applicable master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports
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prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace each applicable special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to each applicable master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While each applicable special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
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●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Morgan Stanley Bank of America Merrill Lynch Trust 2026-C36 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan does not involve the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may not provide for “risk retention consultation parties” with certain consultation rights.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with

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respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the One Dag Mortgage Loan

The One Dag Mortgage Loan is being serviced pursuant to the BANK 2026-BNK52 PSA. The servicing terms of the BANK 2026-BNK52 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the One Dag Mortgage Loan calculated at 0.00125% per annum.
●	Upon the One Dag Mortgage Loan becoming a specially serviced loan under the BANK 2026-BNK52 PSA, the related Non-Serviced Special Servicer under the BANK 2026-BNK52 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum, subject to a minimum monthly fee of $3,500.
●	The related Non-Serviced Special Servicer under the BANK 2026-BNK52 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00%, subject to a floor of $25,000.
●	The related Non-Serviced Special Servicer under the BANK 2026-BNK52 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.00%, subject to a floor of $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari-Passu Whole Loans”.

Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no
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obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicting Interests—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

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Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of any master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did

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not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of

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any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
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●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of

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any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, which will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding certificates (other than the Class V and Class R certificates) (provided, that (A) the aggregate certificate balance of the Class A-1, Class A-SB and Class D certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C Trust Components is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (C) each applicable master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have

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the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after August 2036 and the U-Haul AREC Portfolio 22 Mortgage Loan is still an asset of the trust, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance). This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

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(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, each applicable master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or

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qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

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Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, each applicable master servicer, each applicable special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to each applicable master servicer, each applicable special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and, in the case of the trustee, to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of any master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, any master servicer or special servicer, as the case may be), (ii)(a) in the case of the trustee, an institution whose long-term senior unsecured debt or issuer rating is rated at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s if the master servicer maintains a long-term senior unsecured debt rating or issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment rating of at least “A2(cr)” by Moody’s), a long-term senior unsecured debt or issuer default rating of at least “A” by Fitch (or short term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a long-term senior unsecured debt or issuer rating of at least “BBB-” by Fitch as long as the master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior unsecured debt or issuer default rating of at least “A” by Fitch) and a long-term senior unsecured debt or issuer rating of at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), (b) in the case of the Certificate Administrator, an institution whose long-term senior unsecured debt rating or issuer rating is rated at least “Baa3” by Moody’s, or (c) in the case of each of clause (ii)(a) and (ii)(b), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not a prohibited party.

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The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, each applicable master servicer, each applicable special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or any master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or

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arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California Law. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

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New York Law. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

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Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

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Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management

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company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of

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ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

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Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured

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claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

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The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the

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lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or a ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease, provided that the bankruptcy court may defer the time for a debtor lessee to perform under the lease until 60 days following the petition date for cause shown. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period

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of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

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Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in

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bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the

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Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor-in-possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the

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Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property,

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purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes

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substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April

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1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any

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shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

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Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

The depositor is an affiliate of Bank of America, a mortgage loan seller, an originator, a sponsor and the holder of the companion loans for which the noteholder is identified as “BANA” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and an affiliate of BofA Securities, Inc., one of the underwriters.

Argentic Real Estate Finance 2 LLC, the retaining sponsor, a mortgage loan seller and an originator is affiliated with (i) Argentic Services Company LP, the special servicer under the PSA, (ii) Argentic Securities Income USA 2 LLC, the entity which will be appointed as the initial Directing Certificateholder, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity that will be the holder of the VRR Interest, the HRR Interest and the Class V certificates on the Closing Date, and (iv) Argentic CMBS Holdings II Limited, the entity which will purchase a portion of the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus).

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor, is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and of Morgan Stanley Bank, an originator.

Barclays, a sponsor, a mortgage loan seller and an originator, is an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates. Barclays or an affiliate is also the holder of the companion loans for which the noteholder is identified as “Barclays Capital Real Estate Inc. or an affiliate” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

CREFI, a sponsor, a mortgage loan seller and an originator, is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the certificates, and the holder of the companion loans for which the noteholder is identified as “Citi Real Estate Funding Inc.” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

JPMCB, a sponsor, a mortgage loan seller and an originator, is an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates, and the holder of the companion loans for which the noteholder is identified as “JPMorgan Chase Bank, National Association” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Wells Fargo Bank, a sponsor, a mortgage loan seller and an originator, is an affiliate of Wells Fargo Securities, LLC, an underwriter for the offering of the certificates, and the holder of the companion loans for which the noteholder is identified as “Wells Fargo Bank, National Association” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Pursuant to an interim servicing agreement between Trimont and Bank of America, a sponsor, an originator and a mortgage loan seller, Trimont acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

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Pursuant to certain interim servicing arrangements between Trimont and MSMCH, a sponsor and a mortgage loan seller, or certain of its affiliates, Trimont acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Wells Fargo Bank from time to time, which may include certain of the mortgage loans for which Wells Fargo Bank is acting as mortgage loan seller.

Computershare is the interim custodian of the loan files for all of the mortgage loans that BANA (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

Pursuant to interim custodial arrangements between Computershare and Argentic Real Estate Finance 2 LLC, Computershare acts as interim custodian with respect to all of the Argentic Mortgage Loans (25.4%).

Pursuant to interim custodial arrangements between Computershare and Barclays, Computershare acts as interim custodian with respect to all of the Barclays Mortgage Loans (13.3%).

Pursuant to interim custodial arrangements between Computershare and JPMCB, Computershare acts as interim custodian with respect to all of the JPMCB Mortgage Loans (4.3%).

Computershare is the interim custodian of the loan files for all of the mortgage loans that MSMCH (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

Computershare is the interim custodian of the loan files for all of the mortgage loans that CREFI will transfer to the depositor.

Computershare is the interim custodian of the loan files for all of the mortgage loans that Wells Fargo Bank will transfer to the depositor.

Trimont is expected to act as the master servicer and is also the Non-Serviced Master Servicer with respect to the One Dag Whole Loan under the BANK 2026-BNK52 PSA.

Argentic Services Company LP, the special servicer, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, a mortgage loan seller, originator and sponsor, (ii) Argentic Securities Income USA 2 LLC, the entity that will be appointed as the Directing Certificateholder, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity that will purchase the VRR Interest, the HRR Interest and the Class V certificates and (iv) Argentic CMBS Holdings II Limited, the entity that will purchase a portion of the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus).

Deutsche Bank National Trust Company, the trustee, is also the trustee under the BANK 2026-BNK52 PSA pursuant to which the One Dag Whole Loan is serviced.

Computershare, the certificate administrator and custodian, is the certificate administrator and custodian under the BANK 2026-BNK52 PSA pursuant to which the One Dag Whole Loan is serviced.

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Park Bridge Lender Services LLC is also the operating advisor and asset representations reviewer under the BANK 2026-BNK52 PSA pursuant to which the One Dag Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicting Interests—Potential Conflicting Interests of Each Applicable Master Servicer and Special Servicer”, “—Potential Conflicting Interests of the Asset Representations Reviewer”, “—Potential Conflicting Interests of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

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Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, no master servicer or special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the certificates will depend in part on the period of time during which the Class A-1 certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates remain

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outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the certificates than they were when the Class A-1 certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

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Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage

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Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

Any optional termination by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar

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to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-4 and Class A-5 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-4, Class A-5, Class A-S, Class B and Class C certificates apply equally to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

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●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
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●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in September 2026; and
●	the Offered Certificates are settled with investors on August 26, 2026;
●	the Interest Rate in effect for each Mortgage Loan and AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Interest Rate; and
●	the One Dag Mortgage Loan, representing approximately 4.3% of the Initial Pool Balance, amortizes based on the assumed principal payment schedule set forth on Annex A-4.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	82%	82%	82%	82%	82%
August 2028	64%	64%	64%	64%	64%
August 2029	44%	44%	44%	44%	44%
August 2030	23%	23%	23%	23%	23%
August 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.66	2.66	2.66	2.66	2.66
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Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	79%	79%	79%	79%	79%
August 2033	57%	57%	57%	57%	57%
August 2034	34%	34%	34%	34%	34%
August 2035	9%	9%	9%	9%	9%
August 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.28	7.28	7.28	7.28	7.28

Percent of the Maximum Initial Certificate Balance ($220,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035	100%	100%	99%	98%	93%
August 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.80	9.73	9.63	9.54	9.33

(1)       The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

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Percent of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-4 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	NAP	NAP	NAP	NAP	NAP
August 2027	NAP	NAP	NAP	NAP	NAP
August 2028	NAP	NAP	NAP	NAP	NAP
August 2029	NAP	NAP	NAP	NAP	NAP
August 2030	NAP	NAP	NAP	NAP	NAP
August 2031	NAP	NAP	NAP	NAP	NAP
August 2032	NAP	NAP	NAP	NAP	NAP
August 2033	NAP	NAP	NAP	NAP	NAP
August 2034	NAP	NAP	NAP	NAP	NAP
August 2035	NAP	NAP	NAP	NAP	NAP
August 2036 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)	NAP	NAP	NAP	NAP	NAP

(1)       The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($463,830,000)(1)
of the Class A-5 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035	100%	100%	100%	99%	97%
August 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.87	9.82	9.77	9.70	9.41

(1)       The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

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Percent of the Minimum Initial Certificate Balance ($243,830,000)(1)
of the Class A-5 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035	100%	100%	100%	100%	100%
August 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.91	9.89	9.84	9.48

(1)       The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035	100%	100%	100%	100%	100%
August 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.93	9.61

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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035	100%	100%	100%	100%	100%
August 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.64

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035	100%	100%	100%	100%	100%
August 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.67

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from August 1, 2026 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on

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any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

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Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-5-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-5-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-5-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

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Pre-Tax Yield to Maturity for the Class A-5-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

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Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

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Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	%	%	%	%	%

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class D, Class E, Class F-RR and Class G-RR certificates, the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components (such trust components, the “Trust Components”), each representing a regular interest in the Upper-Tier REMIC (collectively, the “Regular Interests”) and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Hogan Lovells Cadwalader US LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Hogan Lovells Cadwalader US LLP, special tax counsel to the depositor, the portion of the issuing entity consisting of the entitlement to any Excess Interest, the Excess Interest Distribution Account and the arrangement for holding the Trust

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Components will be classified as a trust under Treasury Regulations Section 301.7701-4(c) (the “Grantor Trust”). The holders of the Class V certificates will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code. The Upper-Tier REMIC will issue the Trust Components, all of which will be held by the Grantor Trust. The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership under Section 671 of the Code of one or more Trust Components.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to

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provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable

624

portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not an Exchangeable Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by an Exchangeable Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring an Exchangeable Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Exchangeable Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of an Exchangeable Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Exchangeable Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests underlying an Exchangeable Certificate will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Exchangeable Certificate representing one group of Trust Components in exchange for two or more Exchangeable Certificates representing the same group of Trust Components in different combinations. Regardless of the value of the Exchangeable Certificates received, immediately after the exchange, each of the Regular Interests represented by the Exchangeable Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Exchangeable Certificates representing one group of Trust Components in exchange for one or more Exchangeable Certificates representing the same group of Trust Components in different combinations. Regardless of the value of the Exchangeable Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Exchangeable Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Trust Component is a Regular Interest and generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by an Exchangeable Certificate.

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Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 9 Mortgaged Properties (22.4%) are multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee

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Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates and the Exchangeable IO Trust Components) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class      certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Trust Components as having no qualified stated interest. Accordingly, such classes of certificates representing such Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or an Exchangeable Certificate representing Exchangeable IO Trust Components may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments.

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Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPP; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a

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Class X-A or Class X-B certificate or an Exchangeable Certificate representing Exchangeable IO Trust Components) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or the Exchangeable Certificates representing Exchangeable IO Trust Components.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of

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market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than bonds paying interest exempt from tax) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

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Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that

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losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or the Exchangeable Certificates representing Exchangeable IO Trust Components. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the

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taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the certificates (including interest distributions, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to “backup” withholding tax under Code Section 3406 unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be

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considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S.

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Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments, made to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an

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assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, as applicable with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

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The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R certificates, rather than the Trust REMICs, liable for any taxes arising from audit adjustments to the Trust REMICs’ taxable incomes. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own such Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMICs. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class V certificates or any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the

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30th day after the close of the calendar year to which the request relates and fourteen days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require such nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-SB	Class A-4	Class A-4-1
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC	[_]	[_]	[_]	[_]
Academy Securities, Inc.
Drexel Hamilton, LLC
Total	$ [_]	$ [_]	$ [_]	$ [_]

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Underwriter	Class A-4-2	Class A-4-X1	Class A-4-X2	Class A-5
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-5-1	Class A-5-2	Class A-5-X1	Class A-5-X2
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class X-A	Class X-B	Class A-S	Class A-S-1
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-S-2	Class A-S-X1	Class A-S-X2	Class B
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class B-1	Class B-2	Class B-X1	Class B-X2
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]

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Underwriter	Class C	Class C-1	Class C-2	Class C-X1
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class C-X2
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2026, before deducting expenses payable by the depositor (estimated at approximately$[_], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard

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prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a mortgage loan seller, an originator and a sponsor, and is an affiliate of Banc of America Merrill Lynch Commercial Mortgage Inc., the depositor. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays, which is a sponsor, an originator and a mortgage loan seller. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI, which is a sponsor, an originator and a mortgage loan seller. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB, which is a sponsor, an originator and a mortgage loan seller. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator and a mortgage loan seller. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of BofA Securities, Inc., which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of Barclays Capital Inc., which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of J.P. Morgan Securities LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering and affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering. That direction

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will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of BofA Securities, Inc., of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America (or, with respect to any Joint Mortgage Loan, the portion thereof allocable to such mortgage loan seller);
(2)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH (or, with respect to any Joint Mortgage Loan, the portion thereof allocable to such mortgage loan seller);
(3)	the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Barclays (or, with respect to any Joint Mortgage Loan, the portion thereof allocable to such mortgage loan seller);
(4)	the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CREFI;
(5)	the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB (or, with respect to any Joint Mortgage Loan, the portion thereof allocable to such mortgage loan seller); and
(6)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to any Joint Mortgage Loan, the portion thereof allocable to such mortgage loan seller).

As a result of the circumstances described above, each of BofA Securities, Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicting Interests—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, National Association, member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the

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Financial Industry Regulatory Authority (“FINRA”) and Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of SIPC and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any EU Retail Investors (as defined above) in the EEA. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any UK Retail Investor (as defined above) in the UK. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the UK.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

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In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at One Bryant Park, New York, New York 10036, Attention: President, or by telephone at (646) 855-3953.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333- 283510) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest” under ERISA and “Disqualified Persons” under Code Section 4975) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest and Disqualified Persons that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or gives, investment advice with respect to those Plan assets within the meaning of Section 3(21) of ERISA; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation

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in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee or other compensation, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of BofA Securities, Inc., Prohibited Transaction Exemption (“PTE”) 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by PTE 2013-08, Citigroup Global Markets Inc., PTE 91-23, 56 Fed. Reg. 15,936 (April 18, 1991), J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) and to the predecessor of Wells Fargo Securities, LLC, PTE 96 22, 61 Fed. Reg. 14,828 (April 3, 1996), and to, each as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by BofA Securities, Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must

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represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each applicable master servicer, each applicable special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, any master servicer, any special servicer, a sub-servicer or a borrower is a Party in Interest or a Disqualified Person, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

647

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the Plan Fiduciary in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered

648

Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”) to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution

649

regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Hogan Lovells Cadwalader US LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in August 2059. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address:

650

(a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

651

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

652

Index of Defined Terms

@%(#)	196
17g-5 Information Provider	430
19000 Homestead PLL Policy	223
1986 Act	625
1996 Act	598
30/360 Basis	473
401(c) Regulations	649
533 Concord Avenue 421-a Affordable Units	242
533 Concord Avenue 421-a Tax Abatement Program	242
AB Modified Loan	487
Accelerated Mezzanine Loan Lender	422
Acceptable Insurance Default	491
ACO	224
Acting General Counsel’s Letter	175
Actual/360 Basis	244
Actual/360 Loans	459
ADA	601
Additional Exclusions	491
Additional Key Money	260
Adjusted Interest Rate	244
Administrative Fee Rate	397
ADR	188
Advances	454
Affirmative Asset Review Vote	542
After Acquired Adjacent Property	250
After Acquired Leasehold Property	250
AIFM Regulations	153
Annual Debt Service	188
Anticipated Repayment Date	244
Appraisal Institute	341
Appraisal Reduction Amount	482
Appraisal Reduction Event	481
Appraised Value	189
Appraised-Out Class	488
Approved Exchange	24
ARD Loan	244
AREF Repo Seller	179
AREF2	179
Argentic	287
Argentic Data Tape	294
Argentic Mortgage Loans	287
Argentic Review Team	293
ASC	365
ASR Consultation Process	509
Assessment of Compliance	575
Asset Representations Reviewer Asset Review Fee	480

Asset Representations Reviewer Fee	480
Asset Representations Reviewer Fee Rate	480
Asset Representations Reviewer Termination Event	547
Asset Representations Reviewer Upfront Fee	480
Asset Review	544
Asset Review Notice	542
Asset Review Quorum	542
Asset Review Report	545
Asset Review Report Summary	545
Asset Review Standard	544
Asset Review Trigger	540
Asset Review Vote Election	541
Asset Status Report	506
Assumed Certificate Coupon	377
Assumed Final Distribution Date	413
Assumed Scheduled Payment	403
ASTM	222
Attestation Report	576
Available Funds	390
Balloon Balance	191
Balloon or ARD LTV Ratio	194
Balloon or ARD Payment	195
BAMLCM	283
BANK 2026-BNK52 PSA	261
Bank of America	272
Bank of America Data File	281
Bank of America Guidelines	273
Bank of America Mortgage Loan	280
Bank of America Qualification Criteria	282
Bank of America Reporting Period	283
Bank of America Securitization Database	280
Bankruptcy Code	590
Barclays	309
Barclays Data Tape	311
Barclays Mortgage Loans	310
Barclays Review Team	310
Barclays’ Qualification Criteria	312
Base Interest Fraction	412
Beal Bank	259
Beds	203
Borrower Party	422
Borrower Party Affiliate	422
Breach Notice	442
Bridge Bank	132

653

BSCMI	327
C(WUMP)O	23
Cash Flow Analysis	191
CCPW	224
CERCLA	598
Certificate Administrator/Trustee Fee	479
Certificate Administrator/Trustee Fee Rate	479
Certificate Balance	388
Certificate Owners	433
Certificateholder	423
Certificateholder Quorum	550
Certificateholder Repurchase Request	563
Certificates	388
Certifying Certificateholder	435
CGMRC	316
Chile	200
CityFHEPS	84, 214
Class A Certificates	387
Class A-4 Exchangeable Certificates	388, 399
Class A-5 Exchangeable Certificates	388, 399
Class A-S Exchangeable Certificates	388, 399
Class A-SB Planned Principal Balance	403
Class B Exchangeable Certificates	388, 399
Class C Exchangeable Certificates	388, 399
Class Percentage Interest	399
Class X Certificates	387
Clearstream	431
Clearstream Participants	434
Closing Date	187, 272
CMBS	181
CMS	361, 365
CMS Acquisition Closing Date	361
CMS Platform	365
CMS Transaction	361
Code	177
Collateral Deficiency Amount	487
Collection Account	458
Collection Period	392
Commerzbank	356
Communication Request	435
Companion Distribution Account	458
Companion Holder	261
Companion Holders	261
Companion Loans	186
Compensating Interest Payment	414
Componentized Mortgage Loan	397

Computershare	358
Computershare Limited	358
Computershare Trust Company	358
Constant Prepayment Rate	610
Constraining Level	375
Consultation Termination Event	526
Control Appraisal Period	261
Control Eligible Certificates	518
Control Note	261
Control Termination Event	526
Controlling Class	518
Controlling Class Certificateholder	518
Controlling Holder	262
Cook County Case	228, 231
Coop-LTV as Rental	97
Corrected Loan	506
Corresponding Trust Components	399
Covered Transactions	337
CPP	610
CPR	374, 610
CPY	610
CRE Loans	306, 347
CREC	224
Credit Risk Retention Rules	370
CREFC®	419
CREFC® Intellectual Property Royalty License Fee	481
CREFC® Intellectual Property Royalty License Fee Rate	481
CREFC® Reports	419
CREFI	316
CREFI Data File	318
CREFI Mortgage Loans	316
CREFI Securitization Database	317
Cross-Collateralized Mortgage Loan Repurchase Criteria	444
Cross-Over Date	395
CrSCC	224
CTS	358
Cumulative Appraisal Reduction Amount	486, 488
Cure/Contest Period	544
Custodian	359
Cut-off Date	185
Cut-off Date Balance	192
Cut-off Date Loan-to-Value Ratio	193
Cut-off Date LTV Ratio	193
D(#)	196
D/@%(#)	197
DBNTC	355
DBTCA	357
Debt Service Coverage Ratio	193
Defaulted Loan	513

Defeasance Deposit	249
Defeasance Loans	248
Defeasance Lock-Out Period	248
Defeasance Option	248
Definitive Certificate	431
Delegated Directive	19
Delinquent Loan	541
Demand Entities	285, 307, 337
Depositories	432
Determination Date	390
Diligence File	439
Directing Certificateholder	516
Directing Holder Approval Process	508
Disclosable Special Servicer Fees	478
Discount Rate	412
Discount Yield	375
Dispute Resolution Consultation	565
Dispute Resolution Cut-off Date	565
Disqualified Persons	645
Distribution Accounts	459
Distribution Date	390
Distribution Date Statement	419
Dodd-Frank Act	184
DOL	645
DorYM(#)	197
DorYM@%(#)	197
DSCR	193
DSCR Trigger Periods	245
DTC	431
DTC Participants	432
DTC Rules	433
Due Date	243, 392
Due Diligence Questionnaire	318
EDGAR	644
EEA	19
Effective Gross Income	191
Eligible Asset Representations Reviewer	546
Eligible Operating Advisor	535
Enforcing Party	563
Enforcing Servicer	563
ESA	222, 332
Escrow/Reserve Mitigating Circumstances	315, 334
EU	152
EU CRR	152
EU Investor Requirements	152
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	152
EU SR Rules	152

Euroclear	431
Euroclear Operator	434
Euroclear Participants	434
EUWA	20
Excess Interest	244, 389
Excess Interest Distribution Account	459
Excess Modification Fee Amount	474
Excess Modification Fees	472
Excess Prepayment Interest Shortfall	415
Exchange Act	157, 337
Exchangeable Certificates	388
Exchangeable IO Certificates	388
Exchangeable IO Trust Component	398
Exchangeable P&I Trust Component	398
Exchangeable Trust Components	622
Excluded Controlling Class Holder	421
Excluded Controlling Class Loan	422
Excluded Information	422
Excluded Loan	422
Excluded Plan	647
Excluded Special Servicer	550
Excluded Special Servicer Loan	550
Exemption	646
Exemption Rating Agency	646
Expected Prices	380
Fair Value Condition	371
FATCA	635
FDIA	174
FDIC	132, 174
FIEL	25
Final Asset Status Report	508
Final Dispute Resolution Election Notice	565
Financial Promotion Order	21
FINRA	643
FIRREA	175, 331
First Prior Loan	232
Fitch	574
FLA	226
Flagstar	132
Foreclosure Transfer	236
FPO Persons	21
France	234
FSMA	20, 152
GAAP	18
Gain-on-Sale Entitlement Amount	392
Gain-on-Sale Remittance Amount	392
Gain-on-Sale Reserve Account	460
Garn Act	600
Germany	234

GLA	194
Government Securities	246
Grantor Trust	389, 623
HASA	214
Henry Franchisor	260
HPD	242
HRR Interest	3, 60, 370
HSTP Act	85
IDOT	123
Impermissible Affiliate	558
Impermissible Asset Representations Reviewer Affiliate	558
Impermissible Operating Advisor Affiliate	558
Impermissible TPP Affiliate	558
Indirect Participants	432
Initial Key Money	260
Initial Pool Balance	185
Initial Rate	244
Initial Requesting Certificateholder	563
Initial Subordinate Companion Loan Holder	517
In-Place Cash Management	194
Institutional Investor	24
Insurance and Condemnation Proceeds	458
Intercreditor Agreement	261
Interest Accrual Amount	401
Interest Accrual Period	401
Interest Distribution Amount	401
Interest Reserve Account	459
Interest Shortfall	401
Interested Person	515
Interest-Only Expected Price	379
Investor Certification	423
IRS	177
Japanese Affected Investors	155
Japanese Retention Requirement	155
JCO	224
JFSA	25, 155
Joint Mortgage Loan	436
JPMC	326
JPMCB	326
JPMCB Data Tape	328
JPMCB Deal Team	328
JPMCB Mortgage Loans	328
JPMCB’s Qualification Criteria	330
JPMCCMSC	327
JRR Rule	155
Karasick Guarantor	229, 231
KBRA	574
Key Money	260

L(#)	196
Liquidation Fee	474
Liquidation Fee Rate	475
Liquidation Proceeds	458
Loan Per Unit	194
Loan-Specific Directing Certificateholder	517
Local Law 97	135
Lock-out Period	246
Lockout Period Expiration Date	251
Loss of Value Payment	445
Lower-Tier Regular Interests	622
Lower-Tier REMIC	389, 622
LTV Ratio	192
LTV Ratio at Maturity / ARD	194
LTV Ratio at Maturity or Anticipated Repayment Date	194
LTV Ratio at Maturity or ARD	194
LUST	222
MAI	447
Major Decision	519
Major Decision Reporting Package	519
MAS	24
Master Servicer	361
Master Servicer Decision	494
Material Defect	442
Maturity Date Balloon or ARD Payment	195
MCR	158
Metropolis Sponsor Units	211
MIFID II	19
MLPA	436
MOA	371
Modification Fees	472
Moody’s	574
Morgan Stanley Bank	296
Morgan Stanley Group	296
Morgan Stanley Origination Entity	297
Morningstar DBRS	546
Mortgage	187
Mortgage File	437
Mortgage Loans	185
Mortgage Note	186
Mortgage Pool	185
Mortgage Rate	397
Mortgaged Property	187
MSMCH	295
MSMCH Data File	304
MSMCH Mortgage Loans	296
MSMCH Qualification Criteria	306
MSMCH Securitization Database	304
NCUA	355
Net Mortgage Rate	396

Net Operating Income	195
NFA	643
NFIP	112
NI 33-105	26
NJDEP	224
NOI Date	195
NOI Period Amount	245
Non-Control Note	262
Non-Controlling Holder	262
Nonrecoverable Advance	455
Non-Serviced Certificate Administrator	262
Non-Serviced Companion Loan	54, 262
Non-Serviced Companion Loans	54
Non-Serviced Custodian	262
Non-Serviced Directing Certificateholder	262
Non-Serviced Master Servicer	262
Non-Serviced Mortgage Loan	54, 262
Non-Serviced Pari Passu Companion Loan	262
Non-Serviced Pari Passu Whole Loan	262
Non-Serviced PSA	262
Non-Serviced Securitization Trust	262
Non-Serviced Special Servicer	262
Non-Serviced Trustee	263
Non-Serviced Whole Loan	54, 263
Non-Specially Serviced Loan	522
Non-U.S. Person	635
Notional Amount	388
NRA	196
NRSRO	421
NRSRO Certification	424
O(#)	197
OCC	272, 338
Occupancy Date	196
Occupancy Rate	196
Offered Certificates	388
OID Regulations	626
OLA	175
OPC	222
Operating Advisor Annual Report	533
Operating Advisor Consultation Event	526
Operating Advisor Consulting Fee	479
Operating Advisor Expenses	480
Operating Advisor Fee	479
Operating Advisor Fee Rate	479
Operating Advisor Standard	533
Operating Advisor Termination Event	537
Operating Advisor Upfront Fee	479

Optional Additional Release Land	212
Other Master Servicer	263
Other PSA	263
Other Special Servicer	263
P&I Advance	453
P&I Advance Date	453
PACE	131
Pads	203
PAR	332
Par Purchase Price	513
Pari Passu Companion Loans	186
Park Bridge Financial	368
Park Bridge Lender Services	368
Participants	431
Parties in Interest	645
Pass-Through Rate	395
Patriot Act	602
PCE	223
PCR	325
Percentage Interest	390
Periodic Payments	391
Permitted Investments	390, 460
Permitted Release Date	251
Permitted Special Servicer/Affiliate Fees	478
PIP	190
PIPs	227
PL	342
Plan Fiduciary	648
Plans	645
PML	342
PPG	224
PRASR	152
PRC	23
Pre-Closing Platform	365
Preliminary Dispute Resolution Election Notice	565
Prepayment Assumption	628
Prepayment Interest Excess	414
Prepayment Interest Shortfall	414
Prepayment Premium	413
Prepayment Provisions	196
Primary Collateral	445
Prime Rate	458
Principal Balance Certificates	388
Principal Distribution Amount	402
Principal Shortfall	403
Privileged Information	536
Privileged Information Exception	536
Privileged Person	421
Professional Investors	23
Prohibited Prepayment	415

Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	564
Proposed Course of Action Notice	564
PSA	387
PSA Party Repurchase Request	563
PSBC Site	226
PTCE	648
PTE	646
Purchase Price	446
QOZs	197
Qualification Criteria	346
Qualified Opportunity Zone	197
Qualified Replacement Special Servicer	551
Qualified Substitute Mortgage Loan	446
Qualifying CRE Loan Percentage	372
Queenstown Release Price	251
RAC No-Response Scenario	573
Rated Final Distribution Date	414
Rating Agencies	574
Rating Agency Confirmation	574
REA	80
RealINSIGHT	366
Realized Loss	417
REC	222
Received Classes	397
Record Date	390
Registration Statement	644
Regular Certificates	388
Regular Interestholder	626
Regular Interests	622
Regulation AB	576
Regulation RR	370
Reimbursement Rate	458
Related Proceeds	456
Release Date	249
Release Land	212
Relevant Persons	21
Relief Act	601
Remaining Term to Maturity or ARD	197
REMIC	622
REMIC LTV Test	178
REMIC Regulations	622
REO Account	460
REO Loan	405
REO Property	505
Reportable Information	337
Repurchase Request	563
Repurchases	337

Requesting Certificateholder	565
Requesting Holders	488
Requesting Investor	435
Requesting Party	573
Required Credit Risk Retention Percentage	372
Requirements	602
Residual Certificates	388
Resolution Failure	563
Resolved	563
Restricted Group	646
Restricted Party	536
Retaining Party	370
Retaining Sponsor	370
Review Materials	542
Revised Rate	244
RevPAR	197
Risk Retention Affiliate	536
Risk Retention Affiliated	536
Risk Retention Consultation Party	529
RMBS	355
ROFO	236
ROFR	236
Rooms	203
Rule 15Ga 1 Reporting Period	335
Rule 15Ga-1	337
Rule 15Ga-1 Reporting Period	347
Rule 17g-5	424
S&P	546
Scheduled Certificate Interest Payments	378
Scheduled Certificate Principal Payments	373
Scheduled Principal Distribution Amount	402
SD-RWQCB	223
SEC	271
SECN	152
Second Prior Loan	232
Securities Act	575
Securitization Accounts	387, 460
SEL	342
Senior Certificates	387
Serviced A/B Whole Loan	263
Serviced Companion Loan	53, 263
Serviced Mortgage Loans	449
Serviced Pari Passu Companion Loan	263
Serviced Pari Passu Companion Loan Securities	555
Serviced Pari Passu Mortgage Loan	263
Serviced Pari Passu Whole Loan	263

Serviced Subordinate Companion Loan	263
Serviced Whole Loan	53, 54, 263
Servicer Termination Event	553
Servicing Advances	454
Servicing Fee	469
Servicing Fee Rate	470
Servicing Shift Master Servicer	53
Servicing Shift Mortgage Loan	53, 263
Servicing Shift Pooling and Servicing Agreement	53
Servicing Shift PSA	263
Servicing Shift Securitization Date	53, 264
Servicing Shift Special Servicer	53
Servicing Shift Whole Loan	53, 264
Servicing Standard	452
SF	198
SFA	24
SFO	23
Silberberg Guarantor	228, 231
Similar Law	645
SIPC	643
SLEAP	223
SMMEA	649
Special Servicer	365
Special Servicing Fee	473
Special Servicing Fee Rate	473
Specially Serviced Loans	502
Sq. Ft.	198
Square Feet	198
SR Institutional Investors	153
SR Investor Requirements	153
Startup Day	623
Stated Principal Balance	403
Streit Act	355
Structured Product	23
Structuring Assumptions	610
Subject 2025 Computershare CMBS Annual Statement of Compliance	359
Subject Loan	480
Subject Loans	467
Subordinate Certificates	388
Subordinate Companion Loan	264
Subordinate Companion Loans	186
Sub-Servicing Agreement	452
Successor Third-Party Purchaser	381
Surrendered Classes	397
SVB	132
Sweden	200
T-12	198
Target Coupon	376
Target Price	376

TCE	223
Term to Maturity	198
Termination Purchase Amount	577
Terms and Conditions	434
Tests	544
third country	153
Third Party Report	188
TI/LC	190, 252
TIA	355
Title V	600
Total Operating Expenses	191
Treasury Curve Interpolated Yield	374
Treasury Priced Class X Certificates	373
Treasury Priced Expected Price	377
Treasury Priced Principal Balance Certificates	373
Trimont	361
TRIPRA	113
Trust	354
Trust Components	398
Trust REMICs	389, 622
TTM	198
U.S. Person	634
U/W DSCR	193
U/W Expenses	198
U/W NCF	198
U/W NCF Debt Yield	201
U/W NCF DSCR	193
U/W NOI	201
U/W NOI Debt Yield	202
U/W NOI DSCR	202
U/W Revenues	202
UCC	585
UK	20, 152
UK CRR	153
UK Institutional Investor	153
UK Investor Requirements	152
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
UK Securitization Framework	152
Underwriter Entities	141
Underwriting Agreement	638
Underwritten Debt Service Coverage Ratio	193
Underwritten Expenses	198
Underwritten NCF	198
Underwritten NCF Debt Yield	201
Underwritten NCF DSCR	193

Underwritten Net Cash Flow	198
Underwritten Net Cash Flow Debt Service Coverage Ratio	193
Underwritten Net Operating Income	201
Underwritten Net Operating Income Debt Service Coverage Ratio	202
Underwritten NOI	201
Underwritten NOI Debt Yield	202
Underwritten NOI DSCR	202
Underwritten Revenues	202
Units	203
Unscheduled Principal Distribution Amount	403
Unsolicited Information	543
Upper-Tier REMIC	389, 622
UST	222
Volcker Rule	184
Voting Rights	431
VRR Interest	3, 60, 370

WAC Rate	396
Wachovia Bank	338
Weighted Average Mortgage Rate	203
Weighted Averages	203
Wells Fargo	358
Wells Fargo Bank	338, 358
Wells Fargo Bank Data Tape	345
Wells Fargo Bank Deal Team	344
Whole Loan	186
Withheld Amounts	459
Workout Fee	473
Workout Fee Rate	473
Workout-Delayed Reimbursement Amount	458
Yield Maintenance Charge	413
Yield Priced Certificates	373
Yield Priced Expected Price	380
YM Denominator	411
YM(#)	197
YM@(#)	197
μg/m³	223

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Annex A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address	City	County	State	Zip Code
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	9.99%		BANA/WFB	BANA	NAP	NAP	Various	Various	Various	Various	Various
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca	1.0%	10.1%					8525 Oso Blanca Road	Las Vegas	Clark	NV	89166
1.02	Property		1	U-Haul Moving & Storage of Casa Grande	0.8%	8.3%					242 North Camino Mercado	Casa Grande	Pinal	AZ	85122
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	0.8%	7.8%					750 West Appleway Avenue	Coeur d'Alene	Kootenai	ID	83814
1.04	Property		1	U-Haul Moving & Storage of Spring Valley	0.8%	7.8%					5220 South Jones Boulevard	Las Vegas	Clark	NV	89118
1.05	Property		1	U-Haul Moving & Storage of North Brunswick	0.8%	7.7%					1224 and 1256 How Lane	North Brunswick	Middlesex	NJ	08902
1.06	Property		1	U-Haul Moving & Storage of Marlboro	0.7%	6.8%					415 Route 9	Englishtown	Monmouth	NJ	07726
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	0.7%	6.5%					3083 West Lake Mead Boulevard	North Las Vegas	Clark	NV	89032
1.08	Property		1	U-Haul Moving & Storage of Little River	0.6%	5.5%					3195 Highway 9 East	Little River	Horry	SC	29566
1.09	Property		1	U-Haul Moving & Storage of East Brunswick	0.5%	5.0%					397 State Route 18	East Brunswick	Middlesex	NJ	08816
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd	0.4%	4.2%					4014 Forestville Road	District Heights	Prince George's	MD	20747
1.11	Property		1	U-Haul Storage of North Miami Beach	0.4%	4.0%					2100 & 2144 Northeast 162nd Street and 16190 Northeast 21st Avenue	North Miami Beach	Miami-Dade	FL	33162
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	0.4%	3.8%					400 West Ashley Street	Jacksonville	Duval	FL	32202
1.13	Property		1	U-Haul Moving & Storage of Haines City	0.4%	3.7%					3307 US Highway 17-92 West	Haines City	Polk	FL	33844
1.14	Property		1	U-Haul of North Miami Beach	0.4%	3.6%					2269 Northeast 163rd Street	North Miami Beach	Miami-Dade	FL	33160
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	0.3%	3.0%					1550 16th Avenue Southwest	Cedar Rapids	Linn	IA	52404
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins	0.3%	2.8%					301 Robins West Parkway	Warner Robins	Houston	GA	31088
1.17	Property		1	U-Haul Moving & Storage of Salisbury	0.3%	2.8%					1326 North Salisbury Boulevard	Salisbury	Wicomico	MD	21801
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	0.2%	2.4%					12200 Portland Avenue South	Burnsville	Dakota	MN	55337
1.19	Property		1	U-Haul Moving & Storage at 36th St	0.2%	2.3%					2476 Northwest 36th Street	Miami	Miami-Dade	FL	33142
1.20	Property		1	U-Haul Storage of Salisbury	0.2%	1.8%					1402 North Salisbury Boulevard and 1530-1534 Edgemore Avenue	Salisbury	Wicomico	MD	21801
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	9.99%		BCREI	BCREI	Group 1	NAP	Various	Various	Various	Various	Various
2.01	Property		1	Pismo Beach Premium Outlets	5.0%	50.0%					333 5 Cities Drive	Pismo Beach	San Luis Obispo	CA	93449
2.02	Property		1	Queenstown Premium Outlets	5.0%	50.0%					441 Outlet Center Drive	Queenstown	Queen Anne's	MD	21658
3	Loan		1	19000 Homestead	7.1%	100.0%	AREF2	AREF2	NAP	NAP	19000 Homestead	Cupertino	Santa Clara	CA	95014
4	Loan		1	Orange Center Tower	5.8%	100.0%	BANA	BANA	NAP	NAP	500 North State College Boulevard and 3600 West Orangewood Avenue	Orange	Orange	CA	92868
5	Loan	5, 12	1	Arizona Mills	5.0%	100.0%	CREFI/BMO	CREFI	Group 1	NAP	5000 South Arizona Mills Circle	Tempe	Maricopa	AZ	85282
6	Loan	5, 13	1	Orchard at Saddleback	4.7%	100.0%	MSBNA/NREC	MSMCH	NAP	NAP	23716, 23730, 23632, 23740 and 23760 El Toro Road	Lake Forest	Orange	CA	92630
7	Loan	5, 14, 15, 16	1	One Dag	4.3%	100.0%	JPMCB	JPMCB	NAP	NAP	885 Second Avenue	New York	New York	NY	10017
8	Loan	8, 17, A	1	Metropolis Towers Coop	4.1%	100.0%	MSBNA	MSMCH	NAP	NAP	270 & 280 Luis Marin Boulevard	Jersey City	Hudson	NJ	07302
9	Loan	18	1	The Henry, Autograph Collection	4.1%	100.0%	BANA	BANA	NAP	NAP	300 Town Center Drive	Dearborn	Wayne	MI	48126
10	Loan		1	781 Washington	3.9%	100.0%	AREF2	AREF2	NAP	NAP	781 Washington Avenue	Brooklyn	Kings	NY	11238
11	Loan	19	1	Innovation Center of Vermont	3.7%	100.0%	AREF2	AREF2	NAP	NAP	128 Lakeside Avenue	Burlington	Chittenden	VT	05401
12	Loan	20	1	Robert Pitt Professional Plaza	3.6%	100.0%	AREF2	AREF2	NAP	NAP	19-29 Robert Pitt Drive	Monsey	Rockland	NY	10952
13	Loan	21	1	500 N Gulph	3.6%	100.0%	MSBNA	MSMCH	NAP	NAP	500 North Gulph Road	King Of Prussia	Montgomery	PA	19406
14	Loan	22, 23	1	Lofts at College Hill	2.7%	100.0%	BANA	BANA	Group 2	NAP	1425 Southwest Lane Street	Topeka	Shawnee	KS	66604
15	Loan	6, 7, 24	2	NYC Retail Collection	2.5%		MSBNA	MSMCH	NAP	NAP	Various	Various	Various	NY	Various
15.01	Property		1	325 Fifth Ave	1.4%	55.2%					325 Fifth Avenue	New York	New York	NY	10016
15.02	Property		1	McDonald's Hillside Leased Fee	1.1%	44.8%					181-25 Hillside Avenue	Jamaica	Queens	NY	11432
16	Loan	25	1	RC Shoppes & Apartments	2.4%	100.0%	BCREI	BCREI	NAP	NAP	1750-1790 North Congress Avenue	Boynton Beach	Palm Beach	FL	33426
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	2.2%		BANA	BANA	NAP	NAP	Various	Walla Walla	Walla Walla	WA	99362
17.01	Property		1	Mill Creek Self Storage	0.9%	39.9%					2932 Isaacs Avenue	Walla Walla	Walla Walla	WA	99362
17.02	Property		1	Storage Quest Self Storage	0.5%	21.5%					2340 Melrose Street	Walla Walla	Walla Walla	WA	99362
17.03	Property		1	Eastgate Self Storage	0.4%	19.9%					2830, 2840, 2850 and 2900 Isaacs Avenue	Walla Walla	Walla Walla	WA	99362
17.04	Property		1	Eastside Mini Storage	0.2%	8.2%					2283 Isaacs Avenue	Walla Walla	Walla Walla	WA	99362
17.05	Property		1	Melrose Mini Storage	0.1%	6.3%					2830 Melrose Street	Walla Walla	Walla Walla	WA	99362
17.06	Property		1	Main Street Self Storage	0.1%	4.2%					1010 West Main Street	Walla Walla	Walla Walla	WA	99362
18	Loan		1	533 Concord Avenue	2.0%	100.0%	AREF2	AREF2	NAP	NAP	533 Concord Avenue	Bronx	Bronx	NY	10455
19	Loan	26	1	Pointe on College	2.0%	100.0%	BANA	BANA	Group 2	NAP	1401 College Avenue	Manhattan	Riley	KS	66502
20	Loan		1	District at Manhattan	2.0%	100.0%	BANA	BANA	Group 2	NAP	1409 Chase Place	Manhattan	Riley	KS	66502
21	Loan		1	Pavilion Towers	1.9%	100.0%	AREF2	AREF2	NAP	NAP	2821 & 2851 South Parker Road	Aurora	Arapahoe	CO	80014
22	Loan		1	Meadowlark Apartments	1.9%	100.0%	BANA	BANA	Group 2	NAP	1701 Southwest 37th Street	Topeka	Shawnee	KS	66611
23	Loan		1	Loveland Marketplace North	1.7%	100.0%	MSBNA	MSMCH	NAP	NAP	3121-3157 North Garfield Avenue	Loveland	Larimer	CO	80538
24	Loan		1	15 Houghtaling Road	1.4%	100.0%	AREF2	AREF2	NAP	NAP	15 Houghtaling Road	West Coxsackie	Greene	NY	12192
25	Loan		1	St. James Apartments	1.3%	100.0%	BANA	BANA	Group 2	NAP	8802 Northwest Cache Road	Lawton	Comanche	OK	73505
26	Loan	27	1	30 Cooper Square	1.2%	100.0%	MSBNA	MSMCH	NAP	NAP	30 Cooper Square	New York	New York	NY	10003
27	Loan		1	CubeSmart Greenville	1.2%	100.0%	WFB	WFB	NAP	NAP	426 Wade Hampton Boulevard	Greenville	Greenville	SC	29609
28	Loan		1	Holiday Inn Express & Suites Lubbock West	1.0%	100.0%	AREF2	AREF2	NAP	NAP	6023 45th Street	Lubbock	Lubbock	TX	79407
29	Loan		1	Bonanza Square	0.9%	100.0%	BCREI	BCREI	NAP	NAP	2332 East Bonanza Road	Las Vegas	Clark	NV	89101
30	Loan		1	Gold's Gym Richland	0.9%	100.0%	WFB	WFB	NAP	NAP	2909 Duportail Street	Richland	Benton	WA	99352
31	Loan	C	1	CVS Denton	0.7%	100.0%	AREF2	AREF2	NAP	NAP	1510 West Hickory Street	Denton	Denton	TX	76201
A-1-654

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	Self Storage	Self Storage	Various	Various	1,075,666	SF	124.57	70,000,000	70,000,000	54,475,867	6.05000%
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca	Self Storage	Self Storage	2009	NAP	77,819	SF		7,096,818	7,096,818	5,522,933
1.02	Property		1	U-Haul Moving & Storage of Casa Grande	Self Storage	Self Storage	2008	NAP	93,320	SF		5,805,918	5,805,918	4,518,320
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	Self Storage	Self Storage	1983, 2011	NAP	67,857	SF		5,451,855	5,451,855	4,242,779
1.04	Property		1	U-Haul Moving & Storage of Spring Valley	Self Storage	Self Storage	1998	NAP	59,180	SF		5,445,594	5,445,594	4,237,906
1.05	Property		1	U-Haul Moving & Storage of North Brunswick	Self Storage	Self Storage	2000	NAP	65,945	SF		5,420,527	5,420,527	4,218,399
1.06	Property		1	U-Haul Moving & Storage of Marlboro	Self Storage	Self Storage	1988	2014	63,932	SF		4,731,212	4,731,212	3,681,955
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	Self Storage	Self Storage	2005	2014	76,417	SF		4,555,750	4,555,750	3,545,406
1.08	Property		1	U-Haul Moving & Storage of Little River	Self Storage	Self Storage	1996, 2003	NAP	81,649	SF		3,853,901	3,853,901	2,999,209
1.09	Property		1	U-Haul Moving & Storage of East Brunswick	Self Storage	Self Storage	1960, 1994	NAP	40,704	SF		3,477,911	3,477,911	2,706,603
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd	Self Storage	Self Storage	2002	NAP	37,394	SF		2,917,059	2,917,059	2,270,133
1.11	Property		1	U-Haul Storage of North Miami Beach	Self Storage	Self Storage	1972, 1977, 1985, 1995, 2001	NAP	58,544	SF		2,791,728	2,791,728	2,172,598
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	Self Storage	Self Storage	1925	NAP	44,938	SF		2,644,466	2,644,466	2,057,994
1.13	Property		1	U-Haul Moving & Storage of Haines City	Self Storage	Self Storage	2007, 2015	NAP	60,330	SF		2,588,067	2,588,067	2,014,103
1.14	Property		1	U-Haul of North Miami Beach	Self Storage	Self Storage	1963	NAP	2,262	SF		2,512,869	2,512,869	1,955,582
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	Self Storage	Self Storage	1979	NAP	59,400	SF		2,114,946	2,114,946	1,645,907
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins	Self Storage	Self Storage	1994	NAP	59,025	SF		1,992,749	1,992,749	1,550,810
1.17	Property		1	U-Haul Moving & Storage of Salisbury	Self Storage	Self Storage	2002, 2004	NAP	36,000	SF		1,989,616	1,989,616	1,548,372
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	Self Storage	Self Storage	2008	NAP	47,507	SF		1,707,623	1,707,623	1,328,918
1.19	Property		1	U-Haul Moving & Storage at 36th St	Self Storage	Self Storage	1940	NAP	13,088	SF		1,619,892	1,619,892	1,260,643
1.20	Property		1	U-Haul Storage of Salisbury	Self Storage	Self Storage	1990, 2005	NAP	30,355	SF		1,281,501	1,281,501	997,298
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	Retail	Outlet Center	Various	2025	437,025	SF	171.61	70,000,000	70,000,000	70,000,000	6.85100%
2.01	Property		1	Pismo Beach Premium Outlets	Retail	Outlet Center	1995	2025	147,603	SF		35,000,000	35,000,000	35,000,000
2.02	Property		1	Queenstown Premium Outlets	Retail	Outlet Center	1989	2025	289,422	SF		35,000,000	35,000,000	35,000,000
3	Loan		1	19000 Homestead	Office	Medical	1971	2024	100,352	SF	498.25	50,000,000	50,000,000	50,000,000	6.32000%
4	Loan		1	Orange Center Tower	Office	Suburban	1987, 1990	NAP	323,016	SF	125.69	40,600,000	40,600,000	40,600,000	6.65900%
5	Loan	5, 12	1	Arizona Mills	Retail	Super Regional Mall	1986-1999	NAP	1,223,783	SF	110.31	35,000,000	35,000,000	35,000,000	6.65700%
6	Loan	5, 13	1	Orchard at Saddleback	Retail	Anchored	2004	NAP	280,601	SF	315.39	33,187,500	33,187,500	33,187,500	6.81300%
7	Loan	5, 14, 15, 16	1	One Dag	Office	CBD	1972	2005	817,136	SF	214.16	30,000,000	30,000,000	28,331,586	6.76070%
8	Loan	8, 17, A	1	Metropolis Towers Coop	Multifamily	Cooperative	1962, 1965	1999	780	Units	37,179.49	29,000,000	29,000,000	29,000,000	5.59000%
9	Loan	18	1	The Henry, Autograph Collection	Hospitality	Full Service	1987	2025	308	Rooms	94,080.23	29,000,000	28,976,710	24,736,173	6.11900%
10	Loan		1	781 Washington	Multifamily	Mid Rise	1920	2025	60	Units	458,333.33	27,500,000	27,500,000	27,500,000	6.71900%
11	Loan	19	1	Innovation Center of Vermont	Mixed Use	Office/R&D	1894	2013	208,702	SF	124.48	26,000,000	25,980,074	22,287,282	6.29200%
12	Loan	20	1	Robert Pitt Professional Plaza	Mixed Use	Office/Industrial	1966	2009	149,711	SF	166.99	25,000,000	25,000,000	25,000,000	6.81000%
13	Loan	21	1	500 N Gulph	Office	Suburban	1979	2019	100,820	SF	246.97	24,900,000	24,900,000	24,900,000	6.49000%
14	Loan	22, 23	1	Lofts at College Hill	Multifamily	Garden	2008	NAP	209	Units	90,909.09	19,000,000	19,000,000	19,000,000	7.09000%
15	Loan	6, 7, 24	2	NYC Retail Collection	Various	Various	Various	NAP	11,880	SF	1,452.02	17,250,000	17,250,000	17,250,000	6.71000%
15.01	Property		1	325 Fifth Ave	Retail	Anchored	2005	NAP	6,030	SF		9,520,000	9,520,000	9,520,000
15.02	Property		1	McDonald's Hillside Leased Fee	Leased Fee	Leased Fee	NAP	NAP	5,850	SF		7,730,000	7,730,000	7,730,000
16	Loan	25	1	RC Shoppes & Apartments	Mixed Use	Retail/Multifamily	2005-2006	NAP	79,475	SF	213.90	17,000,000	17,000,000	17,000,000	6.80000%
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	Self Storage	Self Storage	Various	NAP	214,112	SF	71.74	15,360,000	15,360,000	15,360,000	6.13200%
17.01	Property		1	Mill Creek Self Storage	Self Storage	Self Storage	1980-2003	NAP	61,606	SF		6,124,516	6,124,516	6,124,516
17.02	Property		1	Storage Quest Self Storage	Self Storage	Self Storage	2006	NAP	58,153	SF		3,299,315	3,299,315	3,299,315
17.03	Property		1	Eastgate Self Storage	Self Storage	Self Storage	2000-2010	NAP	48,693	SF		3,059,011	3,059,011	3,059,011
17.04	Property		1	Eastside Mini Storage	Self Storage	Self Storage	1993	NAP	20,500	SF		1,266,469	1,266,469	1,266,469
17.05	Property		1	Melrose Mini Storage	Self Storage	Self Storage	1980	NAP	14,600	SF		961,218	961,218	961,218
17.06	Property		1	Main Street Self Storage	Self Storage	Self Storage	1975	NAP	10,560	SF		649,471	649,471	649,471
18	Loan		1	533 Concord Avenue	Multifamily	Mid Rise	2025	NAP	55	Units	260,909.09	14,350,000	14,350,000	14,350,000	6.38200%
19	Loan	26	1	Pointe on College	Multifamily	Garden	2004	NAP	178	Units	79,494.38	14,150,000	14,150,000	14,150,000	7.10000%
20	Loan		1	District at Manhattan	Multifamily	Garden	1993	NAP	181	Units	76,850.83	13,910,000	13,910,000	13,910,000	6.71000%
21	Loan		1	Pavilion Towers	Office	Suburban	1981	2011	291,568	SF	45.62	13,300,000	13,300,000	11,245,943	7.14300%
22	Loan		1	Meadowlark Apartments	Multifamily	Garden	1967, 1968	2015-2026	283	Units	45,936.40	13,000,000	13,000,000	13,000,000	6.60400%
23	Loan		1	Loveland Marketplace North	Retail	Anchored	1986	2025	111,804	SF	107.33	12,000,000	12,000,000	12,000,000	6.59000%
24	Loan		1	15 Houghtaling Road	Industrial	Manufacturing	2005	NAP	230,900	SF	43.31	10,000,000	10,000,000	10,000,000	6.64000%
25	Loan		1	St. James Apartments	Multifamily	Garden	2007	NAP	120	Units	75,250.00	9,030,000	9,030,000	9,030,000	6.61400%
26	Loan	27	1	30 Cooper Square	Office	CBD	1926	1989, 2009	65,142	SF	134.32	8,750,000	8,750,000	8,750,000	5.83000%
27	Loan		1	CubeSmart Greenville	Self Storage	Self Storage	2018	NAP	60,760	SF	144.01	8,750,000	8,750,000	8,750,000	6.87100%
28	Loan		1	Holiday Inn Express & Suites Lubbock West	Hospitality	Limited Service	2010	2021	82	Rooms	85,365.85	7,000,000	7,000,000	6,238,536	7.79100%
29	Loan		1	Bonanza Square	Retail	Anchored	1966	NAP	106,855	SF	60.83	6,500,000	6,500,000	6,500,000	6.31500%
30	Loan		1	Gold's Gym Richland	Retail	Shadow Anchored	2012	NAP	56,741	SF	105.74	6,000,000	6,000,000	5,243,410	7.01100%
31	Loan	C	1	CVS Denton	Retail	Single Tenant	2014	NAP	13,211	SF	378.47	5,000,000	5,000,000	5,000,000	6.84100%
A-1-655

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Administrative Fee Rate %(3)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	0.02204%	6.02796%	453,152.88	NAP	5,437,834.56	NAP	Amortizing Balloon - ARD	Yes	Actual/360	0	0	120	120	300	300
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca
1.02	Property		1	U-Haul Moving & Storage of Casa Grande
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
1.04	Property		1	U-Haul Moving & Storage of Spring Valley
1.05	Property		1	U-Haul Moving & Storage of North Brunswick
1.06	Property		1	U-Haul Moving & Storage of Marlboro
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
1.08	Property		1	U-Haul Moving & Storage of Little River
1.09	Property		1	U-Haul Moving & Storage of East Brunswick
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd
1.11	Property		1	U-Haul Storage of North Miami Beach
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
1.13	Property		1	U-Haul Moving & Storage of Haines City
1.14	Property		1	U-Haul of North Miami Beach
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins
1.17	Property		1	U-Haul Moving & Storage of Salisbury
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
1.19	Property		1	U-Haul Moving & Storage at 36th St
1.20	Property		1	U-Haul Storage of Salisbury
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	0.02079%	6.83021%	NAP	405,192.25	NAP	4,862,306.94	Interest Only	No	Actual/360	120	120	120	120	0	0
2.01	Property		1	Pismo Beach Premium Outlets
2.02	Property		1	Queenstown Premium Outlets
3	Loan		1	19000 Homestead	0.02079%	6.29921%	NAP	266,990.74	NAP	3,203,888.88	Interest Only	No	Actual/360	120	120	120	120	0	0
4	Loan		1	Orange Center Tower	0.02204%	6.63696%	NAP	228,425.28	NAP	2,741,103.36	Interest Only	No	Actual/360	120	119	120	119	0	0
5	Loan	5, 12	1	Arizona Mills	0.02079%	6.63621%	NAP	196,859.20	NAP	2,362,310.40	Interest Only	No	Actual/360	120	119	120	119	0	0
6	Loan	5, 13	1	Orchard at Saddleback	0.02079%	6.79221%	NAP	191,039.00	NAP	2,292,468.00	Interest Only	No	Actual/360	120	120	120	120	0	0
7	Loan	5, 14, 15, 16	1	One Dag	0.02079%	6.73991%	195,258.80	171,364.97	2,343,105.66	2,056,379.64	Interest Only, Amortizing Balloon	No	Actual/360	60	58	120	118	360	360
8	Loan	8, 17, A	1	Metropolis Towers Coop	0.02204%	5.56796%	NAP	136,967.94	NAP	1,643,615.28	Interest Only	No	Actual/360	120	119	120	119	0	0
9	Loan	18	1	The Henry, Autograph Collection	0.02204%	6.09696%	176,094.55	NAP	2,113,134.60	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359
10	Loan		1	781 Washington	0.02079%	6.69821%	NAP	156,115.65	NAP	1,873,387.80	Interest Only	No	Actual/360	120	117	120	117	0	0
11	Loan	19	1	Innovation Center of Vermont	0.02079%	6.27121%	160,797.36	NAP	1,929,568.32	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359
12	Loan	20	1	Robert Pitt Professional Plaza	0.02079%	6.78921%	NAP	143,845.49	NAP	1,726,145.88	Interest Only	No	Actual/360	120	119	120	119	0	0
13	Loan	21	1	500 N Gulph	0.02204%	6.46796%	NAP	136,537.88	NAP	1,638,454.56	Interest Only	No	Actual/360	120	119	120	119	0	0
14	Loan	22, 23	1	Lofts at College Hill	0.02204%	7.06796%	NAP	113,817.48	NAP	1,365,809.76	Interest Only	No	Actual/360	120	120	120	120	0	0
15	Loan	6, 7, 24	2	NYC Retail Collection	0.02204%	6.68796%	NAP	97,795.92	NAP	1,173,551.04	Interest Only	No	Actual/360	120	119	120	119	0	0
15.01	Property		1	325 Fifth Ave
15.02	Property		1	McDonald's Hillside Leased Fee
16	Loan	25	1	RC Shoppes & Apartments	0.02079%	6.77921%	NAP	97,671.30	NAP	1,172,055.56	Interest Only	No	Actual/360	120	118	120	118	0	0
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	0.02204%	6.10996%	NAP	79,579.73	NAP	954,956.76	Interest Only	No	Actual/360	120	119	120	119	0	0
17.01	Property		1	Mill Creek Self Storage
17.02	Property		1	Storage Quest Self Storage
17.03	Property		1	Eastgate Self Storage
17.04	Property		1	Eastside Mini Storage
17.05	Property		1	Melrose Mini Storage
17.06	Property		1	Main Street Self Storage
18	Loan		1	533 Concord Avenue	0.02079%	6.36121%	NAP	77,378.06	NAP	928,536.72	Interest Only	No	Actual/360	120	112	120	112	0	0
19	Loan	26	1	Pointe on College	0.02204%	7.07796%	NAP	84,883.62	NAP	1,018,603.44	Interest Only	No	Actual/360	120	120	120	120	0	0
20	Loan		1	District at Manhattan	0.02204%	6.68796%	NAP	78,860.36	NAP	946,324.32	Interest Only	No	Actual/360	120	120	120	120	0	0
21	Loan		1	Pavilion Towers	0.02079%	7.12221%	92,170.74	NAP	1,106,048.88	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	330	330
22	Loan		1	Meadowlark Apartments	0.02204%	6.58196%	NAP	72,536.99	NAP	870,443.88	Interest Only	No	Actual/360	120	120	120	120	0	0
23	Loan		1	Loveland Marketplace North	0.02204%	6.56796%	NAP	66,815.28	NAP	801,783.36	Interest Only	No	Actual/360	120	119	120	119	0	0
24	Loan		1	15 Houghtaling Road	0.02079%	6.61921%	NAP	56,101.85	NAP	673,222.20	Interest Only	No	Actual/360	120	119	120	119	0	0
25	Loan		1	St. James Apartments	0.02204%	6.59196%	NAP	50,461.60	NAP	605,539.20	Interest Only	No	Actual/360	120	120	120	120	0	0
26	Loan	27	1	30 Cooper Square	0.02204%	5.80796%	NAP	43,100.84	NAP	517,210.08	Interest Only	No	Actual/360	120	120	120	120	0	0
27	Loan		1	CubeSmart Greenville	0.02079%	6.85021%	NAP	50,796.89	NAP	609,562.68	Interest Only	No	Actual/360	120	120	120	120	0	0
28	Loan		1	Holiday Inn Express & Suites Lubbock West	0.02079%	7.77021%	50,347.33	NAP	604,167.96	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360
29	Loan		1	Bonanza Square	0.06954%	6.24546%	NAP	34,681.34	NAP	416,176.04	Interest Only	No	Actual/360	120	119	120	119	0	0
30	Loan		1	Gold's Gym Richland	0.02079%	6.99021%	39,962.48	NAP	479,549.76	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360
31	Loan	C	1	CVS Denton	0.02079%	6.82021%	NAP	28,900.06	NAP	346,800.72	Interest Only	No	Actual/360	120	117	120	117	0	0
A-1-656

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	7/27/2026	0	6	9/6/2026	9/6/2026	8/6/2036	8/6/2051	0	0	L(24),D(89),O(7)	18,272,258	4,281,551	13,990,707	5/31/2026
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca											NAV	NAV	NAV	NAV
1.02	Property		1	U-Haul Moving & Storage of Casa Grande											NAV	NAV	NAV	NAV
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene											NAV	NAV	NAV	NAV
1.04	Property		1	U-Haul Moving & Storage of Spring Valley											NAV	NAV	NAV	NAV
1.05	Property		1	U-Haul Moving & Storage of North Brunswick											NAV	NAV	NAV	NAV
1.06	Property		1	U-Haul Moving & Storage of Marlboro											NAV	NAV	NAV	NAV
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd											NAV	NAV	NAV	NAV
1.08	Property		1	U-Haul Moving & Storage of Little River											NAV	NAV	NAV	NAV
1.09	Property		1	U-Haul Moving & Storage of East Brunswick											NAV	NAV	NAV	NAV
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd											NAV	NAV	NAV	NAV
1.11	Property		1	U-Haul Storage of North Miami Beach											NAV	NAV	NAV	NAV
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville											NAV	NAV	NAV	NAV
1.13	Property		1	U-Haul Moving & Storage of Haines City											NAV	NAV	NAV	NAV
1.14	Property		1	U-Haul of North Miami Beach											NAV	NAV	NAV	NAV
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids											NAV	NAV	NAV	NAV
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins											NAV	NAV	NAV	NAV
1.17	Property		1	U-Haul Moving & Storage of Salisbury											NAV	NAV	NAV	NAV
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave											NAV	NAV	NAV	NAV
1.19	Property		1	U-Haul Moving & Storage at 36th St											NAV	NAV	NAV	NAV
1.20	Property		1	U-Haul Storage of Salisbury											NAV	NAV	NAV	NAV
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	7/6/2026	0	1	9/1/2026	NAP	8/1/2036	NAP	0	0	L(24),D(89),O(7)	15,881,732	4,043,059	11,838,673	3/31/2026
2.01	Property		1	Pismo Beach Premium Outlets											7,249,844	1,833,646	5,416,198	3/31/2026
2.02	Property		1	Queenstown Premium Outlets											8,631,888	2,209,413	6,422,475	3/31/2026
3	Loan		1	19000 Homestead	7/31/2026	0	6	9/6/2026	NAP	8/6/2036	NAP	0	0	L(24),D(89),O(7)	6,419,956	350,387	6,069,569	4/30/2026
4	Loan		1	Orange Center Tower	6/29/2026	1	1	8/1/2026	NAP	7/1/2036	NAP	0	0	L(25),D(90),O(5)	8,035,826	4,646,565	3,389,261	12/31/2025
5	Loan	5, 12	1	Arizona Mills	6/23/2026	1	1	8/1/2026	NAP	7/1/2036	NAP	0	0	L(25),D(88),O(7)	39,526,201	11,376,591	28,149,610	3/31/2026
6	Loan	5, 13	1	Orchard at Saddleback	7/31/2026	0	6	9/6/2026	NAP	8/6/2036	NAP	0	5	L(24),D(89),O(7)	11,576,470	3,382,451	8,194,019	3/31/2026
7	Loan	5, 14, 15, 16	1	One Dag	6/5/2026	2	6	7/6/2026	7/6/2031	6/6/2036	NAP	0	0	L(26),D(89),O(5)	42,464,523	24,046,468	18,418,055	3/31/2026
8	Loan	8, 17, A	1	Metropolis Towers Coop	6/4/2026	1	1	8/1/2026	NAP	7/1/2036	NAP	5	5	L(23),YM1(93),O(4)	NAV	NAV	NAV	NAV
9	Loan	18	1	The Henry, Autograph Collection	7/1/2026	1	1	8/1/2026	8/1/2026	7/1/2036	NAP	0	4	L(25),D(91),O(4)	25,385,377	18,052,652	7,332,725	4/30/2026
10	Loan		1	781 Washington	5/5/2026	3	6	6/6/2026	NAP	5/6/2036	NAP	0	0	L(27),D(86),O(7)	3,397,256	959,652	2,437,604	2/28/2026
11	Loan	19	1	Innovation Center of Vermont	6/25/2026	1	6	8/6/2026	8/6/2026	7/6/2036	NAP	0	0	L(25),D(91),O(4)	6,346,498	2,187,834	4,158,663	4/30/2026
12	Loan	20	1	Robert Pitt Professional Plaza	7/2/2026	1	6	8/6/2026	NAP	7/6/2036	NAP	0	0	L(25),D(88),O(7)	4,285,439	1,227,732	3,057,707	4/30/2026
13	Loan	21	1	500 N Gulph	7/1/2026	1	1	8/1/2026	NAP	7/1/2036	NAP	0	0	L(25),D(88),O(7)	4,090,428	764,380	3,326,048	3/31/2026
14	Loan	22, 23	1	Lofts at College Hill	7/16/2026	0	1	9/1/2026	NAP	8/1/2036	NAP	5	4	L(24),D(92),O(4)	2,722,194	1,033,947	1,688,247	5/31/2026
15	Loan	6, 7, 24	2	NYC Retail Collection	6/30/2026	1	1	8/1/2026	NAP	7/1/2036	NAP	5	5	L(25),D(88),O(7)	1,973,648	417,638	1,556,010	5/31/2026
15.01	Property		1	325 Fifth Ave											1,417,700	416,438	1,001,262	5/31/2026
15.02	Property		1	McDonald's Hillside Leased Fee											555,949	1,200	554,749	5/31/2026
16	Loan	25	1	RC Shoppes & Apartments	5/29/2026	2	6	7/6/2026	NAP	6/6/2036	NAP	0	0	L(26),D(87),O(7)	2,900,437	1,183,830	1,716,607	3/31/2026
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	6/18/2026	1	1	8/1/2026	NAP	7/1/2036	NAP	5	4	L(25),YM1(88),O(7)	2,473,786	786,808	1,686,978	4/30/2026
17.01	Property		1	Mill Creek Self Storage											974,059	406,886	567,174	4/30/2026
17.02	Property		1	Storage Quest Self Storage											509,210	50,833	458,377	4/30/2026
17.03	Property		1	Eastgate Self Storage											539,277	230,887	308,390	4/30/2026
17.04	Property		1	Eastside Mini Storage											186,317	53,292	133,024	4/30/2026
17.05	Property		1	Melrose Mini Storage											144,905	24,696	120,209	4/30/2026
17.06	Property		1	Main Street Self Storage											120,018	20,214	99,804	4/30/2026
18	Loan		1	533 Concord Avenue	11/20/2025	8	6	1/6/2026	NAP	12/6/2035	NAP	0	0	L(32),D(81),O(7)	1,082,337	182,781	899,556	9/30/2025
19	Loan	26	1	Pointe on College	7/16/2026	0	1	9/1/2026	NAP	8/1/2036	NAP	5	4	L(24),D(92),O(4)	2,030,228	943,545	1,086,683	5/31/2026
20	Loan		1	District at Manhattan	7/16/2026	0	1	9/1/2026	NAP	8/1/2036	NAP	5	4	L(24),D(92),O(4)	1,791,935	842,044	949,891	5/31/2026
21	Loan		1	Pavilion Towers	7/31/2026	0	6	9/6/2026	9/6/2026	8/6/2036	NAP	0	0	L(24),D(92),O(4)	5,093,011	3,251,067	1,841,943	5/31/2026
22	Loan		1	Meadowlark Apartments	7/17/2026	0	1	9/1/2026	NAP	8/1/2036	NAP	5	4	L(24),D(92),O(4)	2,335,206	996,757	1,338,449	5/31/2026
23	Loan		1	Loveland Marketplace North	6/22/2026	1	1	8/1/2026	NAP	7/1/2036	NAP	0	5	L(25),D(91),O(4)	2,112,790	736,988	1,375,801	4/30/2026
24	Loan		1	15 Houghtaling Road	6/23/2026	1	6	8/6/2026	NAP	7/6/2036	NAP	0	0	L(25),D(88),O(7)	NAV	NAV	NAV	NAV
25	Loan		1	St. James Apartments	7/17/2026	0	1	9/1/2026	NAP	8/1/2036	NAP	5	4	L(24),D(92),O(4)	1,453,645	528,209	925,436	5/31/2026
26	Loan	27	1	30 Cooper Square	7/8/2026	0	1	9/1/2026	NAP	8/1/2036	NAP	0	5	L(24),D(89),O(7)	3,312,194	1,493,103	1,819,091	5/31/2026
27	Loan		1	CubeSmart Greenville	7/17/2026	0	11	9/11/2026	NAP	8/11/2036	NAP	5	0	L(24),D(89),O(7)	1,143,774	399,092	744,682	5/31/2026
28	Loan		1	Holiday Inn Express & Suites Lubbock West	7/31/2026	0	6	9/6/2026	9/6/2026	8/6/2036	NAP	0	0	L(24),D(92),O(4)	2,724,879	1,775,307	949,572	5/31/2026
29	Loan		1	Bonanza Square	6/24/2026	1	6	8/6/2026	NAP	7/6/2036	NAP	0	0	L(25),D(91),O(4)	1,928,426	627,831	1,300,595	3/31/2026
30	Loan		1	Gold's Gym Richland	7/31/2026	0	11	9/11/2026	9/11/2026	8/11/2036	NAP	0	0	L(24),D(92),O(4)	935,534	0	935,534	6/30/2026
31	Loan	C	1	CVS Denton	4/29/2026	3	6	6/6/2026	NAP	5/6/2036	NAP	0	0	L(3),YM2(24),DorYM2(89),O(4)	451,759	0	451,759	12/31/2025
A-1-657

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	T-12	18,028,038	4,181,725	13,846,313	3/31/2025	T-12	17,913,855	4,028,574	13,885,281	3/31/2024	T-12	88.4%	18,272,257	4,293,731	13,978,526
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.06	Property		1	U-Haul Moving & Storage of Marlboro	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.08	Property		1	U-Haul Moving & Storage of Little River	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.11	Property		1	U-Haul Storage of North Miami Beach	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.13	Property		1	U-Haul Moving & Storage of Haines City	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.14	Property		1	U-Haul of North Miami Beach	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.17	Property		1	U-Haul Moving & Storage of Salisbury	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.19	Property		1	U-Haul Moving & Storage at 36th St	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.20	Property		1	U-Haul Storage of Salisbury	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	T-12	16,282,304	3,983,057	12,299,247	12/31/2025	T-12	15,765,283	3,635,918	12,129,365	12/31/2024	T-12	82.5%	16,384,742	4,094,703	12,290,039
2.01	Property		1	Pismo Beach Premium Outlets	T-12	7,617,964	1,827,101	5,790,863	12/31/2025	T-12	7,269,250	1,667,352	5,601,898	12/31/2024	T-12	95.3%	7,657,959	1,855,443	5,802,516
2.02	Property		1	Queenstown Premium Outlets	T-12	8,664,340	2,155,956	6,508,384	12/31/2025	T-12	8,496,033	1,968,566	6,527,467	12/31/2024	T-12	73.8%	8,726,783	2,239,259	6,487,523
3	Loan		1	19000 Homestead	T-12	6,365,013	349,704	6,015,309	12/31/2025	T-12	6,150,722	362,530	5,788,192	12/31/2024	T-12	95.0%	8,020,544	1,643,076	6,377,469
4	Loan		1	Orange Center Tower	T-12	9,960,659	4,823,758	5,136,901	12/31/2024	T-12	9,377,915	3,660,098	5,717,817	12/31/2023	T-12	89.4%	10,748,880	4,743,637	6,005,243
5	Loan	5, 12	1	Arizona Mills	T-12	39,550,720	11,398,217	28,152,503	12/31/2025	T-12	39,990,726	10,306,404	29,684,322	12/31/2024	T-12	97.7%	39,195,348	10,509,186	28,686,162
6	Loan	5, 13	1	Orchard at Saddleback	T-12	11,559,601	3,390,867	8,168,734	12/31/2025	T-12	11,414,719	3,307,676	8,107,043	12/31/2024	T-12	95.0%	11,214,209	3,388,545	7,825,665
7	Loan	5, 14, 15, 16	1	One Dag	T-12	41,791,641	23,975,964	17,815,677	12/31/2025	T-12	44,857,253	23,117,798	21,739,455	12/31/2024	T-12	70.5%	48,586,062	24,719,530	23,866,532
8	Loan	8, 17, A	1	Metropolis Towers Coop	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	25,249,094	8,817,868	16,431,227
9	Loan	18	1	The Henry, Autograph Collection	T-12	25,747,500	18,395,836	7,351,664	12/31/2025	T-12	26,664,771	18,040,874	8,623,897	12/31/2024	T-12	64.2%	25,385,575	18,054,341	7,331,233
10	Loan		1	781 Washington	T-12	3,386,053	940,884	2,445,169	12/31/2025	T-12	2,911,686	872,132	2,039,554	12/31/2024	T-12	95.0%	3,574,738	973,950	2,600,788
11	Loan	19	1	Innovation Center of Vermont	T-12	6,229,849	2,061,963	4,167,886	12/31/2025	T-12	5,575,422	2,062,522	3,512,900	12/31/2024	T-12	94.2%	6,332,071	2,167,746	4,164,325
12	Loan	20	1	Robert Pitt Professional Plaza	T-12	4,214,083	1,214,533	2,999,550	12/31/2025	T-12	3,961,215	1,124,480	2,836,735	12/31/2024	T-12	95.0%	4,177,978	1,187,344	2,990,634
13	Loan	21	1	500 N Gulph	T-12	4,064,221	754,066	3,310,155	12/31/2025	T-12	3,959,893	735,175	3,224,718	12/31/2024	T-12	95.0%	4,605,080	915,967	3,689,112
14	Loan	22, 23	1	Lofts at College Hill	T-12	2,676,373	1,042,217	1,634,156	12/31/2025	T-12	2,461,217	1,022,026	1,439,191	12/31/2024	T-12	95.0%	2,822,641	978,689	1,843,952
15	Loan	6, 7, 24	2	NYC Retail Collection	T-12	2,031,804	419,070	1,612,734	12/31/2025	T-12	1,790,686	427,841	1,362,846	12/31/2024	T-12	95.0%	2,128,162	450,243	1,677,918
15.01	Property		1	325 Fifth Ave	T-12	1,508,457	417,570	1,090,887	12/31/2025	T-12	1,269,221	426,641	842,581	12/31/2024	T-12	95.0%	1,435,169	448,743	986,426
15.02	Property		1	McDonald's Hillside Leased Fee	T-12	523,347	1,500	521,847	12/31/2025	T-12	521,465	1,200	520,265	12/31/2024	T-12	95.0%	692,992	1,500	691,492
16	Loan	25	1	RC Shoppes & Apartments	T-12	2,770,248	1,207,192	1,563,056	12/31/2025	T-12	2,390,633	1,223,451	1,167,181	12/31/2024	T-12	95.0%	2,750,118	1,050,984	1,699,133
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	T-12	2,575,382	795,214	1,780,168	12/31/2025	T-12	2,675,869	802,241	1,873,629	12/31/2024	T-12	73.8%	2,473,787	654,895	1,818,892
17.01	Property		1	Mill Creek Self Storage	T-12	1,022,107	410,610	611,497	12/31/2025	T-12	1,042,893	395,821	647,073	12/31/2024	T-12	85.1%	974,059	287,482	686,578
17.02	Property		1	Storage Quest Self Storage	T-12	530,355	48,464	481,891	12/31/2025	T-12	528,880	41,530	487,350	12/31/2024	T-12	78.1%	509,210	61,587	447,623
17.03	Property		1	Eastgate Self Storage	T-12	554,656	232,610	322,046	12/31/2025	T-12	594,738	284,351	310,388	12/31/2024	T-12	57.0%	539,277	215,136	324,141
17.04	Property		1	Eastside Mini Storage	T-12	193,549	57,642	135,907	12/31/2025	T-12	193,440	44,652	148,788	12/31/2024	T-12	63.2%	186,317	38,353	147,964
17.05	Property		1	Melrose Mini Storage	T-12	150,430	25,196	125,234	12/31/2025	T-12	195,046	17,998	177,048	12/31/2024	T-12	59.4%	144,905	28,686	116,219
17.06	Property		1	Main Street Self Storage	T-12	124,284	20,692	103,592	12/31/2025	T-12	120,872	17,890	102,982	12/31/2024	T-12	81.5%	120,018	23,651	96,367
18	Loan		1	533 Concord Avenue	T-4	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,883,190	254,290	1,628,901
19	Loan	26	1	Pointe on College	T-12	2,148,607	980,656	1,167,951	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	2,376,541	989,587	1,386,954
20	Loan		1	District at Manhattan	T-12	1,697,384	864,023	833,361	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	2,308,538	960,963	1,347,575
21	Loan		1	Pavilion Towers	T-12	5,218,155	3,243,959	1,974,196	12/31/2025	T-12	5,234,804	2,976,215	2,258,589	12/31/2024	T-12	75.2%	5,230,370	3,115,609	2,114,760
22	Loan		1	Meadowlark Apartments	T-12	2,247,214	1,018,424	1,228,790	12/31/2025	T-12	1,729,034	919,977	809,057	12/31/2024	T-12	93.2%	2,350,382	987,185	1,363,197
23	Loan		1	Loveland Marketplace North	T-12	2,075,110	714,541	1,360,569	12/31/2025	T-12	2,120,819	649,421	1,471,399	12/31/2024	T-12	95.0%	2,252,783	801,999	1,450,784
24	Loan		1	15 Houghtaling Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,174,447	35,233	1,139,213
25	Loan		1	St. James Apartments	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,510,233	517,702	992,531
26	Loan	27	1	30 Cooper Square	T-12	3,462,890	1,480,582	1,982,308	12/31/2025	T-12	3,440,426	1,448,798	1,991,629	12/31/2024	T-12	95.0%	3,483,023	1,567,424	1,915,599
27	Loan		1	CubeSmart Greenville	T-12	1,120,979	394,648	726,331	12/31/2025	T-12	1,108,118	360,005	748,113	12/31/2024	T-12	91.2%	1,143,774	380,524	763,250
28	Loan		1	Holiday Inn Express & Suites Lubbock West	T-12	2,514,584	1,702,108	812,475	12/31/2025	T-12	2,270,862	1,807,142	463,720	12/31/2024	T-12	80.9%	2,724,879	1,764,496	960,383
29	Loan		1	Bonanza Square	T-12	1,956,040	611,698	1,344,342	12/31/2025	T-12	1,776,682	518,747	1,257,935	12/31/2024	T-12	95.0%	1,999,538	619,072	1,380,466
30	Loan		1	Gold's Gym Richland	T-12	926,094	0	926,094	12/31/2025	T-12	913,840	0	913,840	12/31/2024	T-12	95.0%	1,403,253	517,644	885,609
31	Loan	C	1	CVS Denton	T-12	451,759	0	451,759	12/31/2024	T-12	451,759	0	451,759	12/31/2023	T-12	95.0%	429,171	0	429,171
A-1-658

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	106,815	0	13,871,711	1.34	1.33	10.4%	10.4%	235,000,000	As Portfolio	5/6/2026	57.0%	44.4%
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAV	NAV	NAV					22,650,000	As Is	5/6/2026
1.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAV	NAV	NAV					18,530,000	As Is	5/6/2026
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAV	NAV	NAV					17,430,000	As Is	5/7/2026
1.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAV	NAV	NAV					17,380,000	As Is	5/6/2026
1.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAV	NAV	NAV					17,300,000	As Is	5/12/2026
1.06	Property		1	U-Haul Moving & Storage of Marlboro	NAV	NAV	NAV					15,300,000	As Is	5/12/2026
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAV	NAV	NAV					14,540,000	As Is	5/6/2026
1.08	Property		1	U-Haul Moving & Storage of Little River	NAV	NAV	NAV					12,300,000	As Is	5/12/2026
1.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAV	NAV	NAV					11,100,000	As Is	5/12/2026
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd	NAV	NAV	NAV					9,230,000	As Is	5/11/2026
1.11	Property		1	U-Haul Storage of North Miami Beach	NAV	NAV	NAV					8,910,000	As Is	5/6/2026
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAV	NAV	NAV					8,440,000	As Is	5/6/2026
1.13	Property		1	U-Haul Moving & Storage of Haines City	NAV	NAV	NAV					8,260,000	As Is	5/11/2026
1.14	Property		1	U-Haul of North Miami Beach	NAV	NAV	NAV					8,020,000	As Is	5/6/2026
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAV	NAV	NAV					6,750,000	As Is	6/24/2026
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAV	NAV	NAV					6,360,000	As Is	5/13/2026
1.17	Property		1	U-Haul Moving & Storage of Salisbury	NAV	NAV	NAV					6,350,000	As Is	5/11/2026
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAV	NAV	NAV					5,500,000	As Is	6/24/2026
1.19	Property		1	U-Haul Moving & Storage at 36th St	NAV	NAV	NAV					5,170,000	As Is	5/6/2026
1.20	Property		1	U-Haul Storage of Salisbury	NAV	NAV	NAV					4,090,000	As Is	5/11/2026
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	65,554	437,025	11,787,460	2.36	2.26	16.4%	15.7%	126,700,000	As Is	Various	59.2%	59.2%
2.01	Property		1	Pismo Beach Premium Outlets	22,140	147,603	5,632,772					63,500,000	As Is	5/20/2026
2.02	Property		1	Queenstown Premium Outlets	43,413	289,422	6,154,688					63,200,000	As Is	5/14/2026
3	Loan		1	19000 Homestead	20,070	0	6,357,398	1.99	1.98	12.8%	12.7%	110,000,000	As Is	5/27/2026	45.5%	45.5%
4	Loan		1	Orange Center Tower	80,754	615,247	5,309,242	2.19	1.94	14.8%	13.1%	70,000,000	As Is	6/12/2026	58.0%	58.0%
5	Loan	5, 12	1	Arizona Mills	312,548	1,223,783	27,149,831	3.15	2.98	21.2%	20.1%	336,000,000	As Is	4/21/2026	40.2%	40.2%
6	Loan	5, 13	1	Orchard at Saddleback	42,090	210,451	7,573,124	1.28	1.24	8.8%	8.6%	143,800,000	As Is	5/28/2026	61.5%	61.5%
7	Loan	5, 14, 15, 16	1	One Dag	163,427	1,951,408	21,751,696	1.75	1.59	13.6%	12.4%	289,480,209	As Is (Funded Reserve)	4/15/2026	60.5%	57.1%
8	Loan	8, 17, A	1	Metropolis Towers Coop	234,975	5,265	16,190,987	10.00	9.85	56.7%	55.8%	343,900,000	Gross Sellout Value	4/1/2030	8.4%	8.4%
9	Loan	18	1	The Henry, Autograph Collection	1,015,415	0	6,315,818	3.47	2.99	25.3%	21.8%	90,000,000	Prospective Market Value Upon Completion	4/22/2027	32.2%	27.5%
10	Loan		1	781 Washington	15,000	0	2,585,788	1.39	1.38	9.5%	9.4%	39,900,000	As Is	3/25/2026	68.9%	68.9%
11	Loan	19	1	Innovation Center of Vermont	45,914	260,878	3,857,533	2.16	2.00	16.0%	14.8%	52,600,000	As Is	5/15/2026	49.4%	42.4%
12	Loan	20	1	Robert Pitt Professional Plaza	38,411	112,283	2,839,940	1.73	1.65	12.0%	11.4%	40,000,000	As Is	6/1/2026	62.5%	62.5%
13	Loan	21	1	500 N Gulph	20,164	151,230	3,517,718	2.25	2.15	14.8%	14.1%	42,100,000	As Is (With Funded Escrow)	5/21/2026	59.1%	59.1%
14	Loan	22, 23	1	Lofts at College Hill	60,907	0	1,783,045	1.35	1.31	9.7%	9.4%	27,600,000	As Is	5/20/2026	68.8%	68.8%
15	Loan	6, 7, 24	2	NYC Retail Collection	2,472	30,150	1,645,296	1.43	1.40	9.7%	9.5%	29,000,000	As Is	Various	59.5%	59.5%
15.01	Property		1	325 Fifth Ave	2,472	30,150	953,804					16,000,000	As Is	3/1/2026
15.02	Property		1	McDonald's Hillside Leased Fee	0	0	691,492					13,000,000	As Is	6/16/2026
16	Loan	25	1	RC Shoppes & Apartments	10,521	18,475	1,670,137	1.45	1.42	10.0%	9.8%	29,100,000	As Is	4/22/2026	58.4%	58.4%
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	42,906	0	1,775,985	1.90	1.86	11.8%	11.6%	23,650,000	As Is	Various	64.9%	64.9%
17.01	Property		1	Mill Creek Self Storage	13,553	0	673,024					9,430,000	As Is	3/5/2026
17.02	Property		1	Storage Quest Self Storage	7,723	0	439,900					5,080,000	As Is	3/5/2026
17.03	Property		1	Eastgate Self Storage	11,585	0	312,556					4,710,000	As Is	Various
17.04	Property		1	Eastside Mini Storage	4,510	0	143,454					1,950,000	As Is	3/6/2026
17.05	Property		1	Melrose Mini Storage	3,212	0	113,007					1,480,000	As Is	3/5/2026
17.06	Property		1	Main Street Self Storage	2,323	0	94,044					1,000,000	As Is	3/5/2026
18	Loan		1	533 Concord Avenue	19,250	0	1,609,651	1.75	1.73	11.4%	11.2%	26,100,000	As Is	8/21/2025	55.0%	55.0%
19	Loan	26	1	Pointe on College	51,696	0	1,335,258	1.36	1.31	9.8%	9.4%	22,800,000	As Is	5/20/2026	62.1%	62.1%
20	Loan		1	District at Manhattan	52,649	0	1,294,926	1.42	1.37	9.7%	9.3%	21,400,000	As Is	5/20/2026	65.0%	65.0%
21	Loan		1	Pavilion Towers	69,976	291,568	1,753,216	1.91	1.59	15.9%	13.2%	26,100,000	As Is	6/23/2026	51.0%	43.1%
22	Loan		1	Meadowlark Apartments	86,563	0	1,276,634	1.57	1.47	10.5%	9.8%	19,900,000	As Is	5/20/2026	65.3%	65.3%
23	Loan		1	Loveland Marketplace North	16,771	111,804	1,322,209	1.81	1.65	12.1%	11.0%	18,500,000	As Is	5/1/2026	64.9%	64.9%
24	Loan		1	15 Houghtaling Road	39,888	115,450	983,876	1.69	1.46	11.4%	9.8%	15,000,000	As Is	3/20/2026	66.7%	66.7%
25	Loan		1	St. James Apartments	36,083	0	956,448	1.64	1.58	11.0%	10.6%	12,900,000	As Is	5/27/2026	70.0%	70.0%
26	Loan	27	1	30 Cooper Square	13,028	194,574	1,707,997	3.70	3.30	21.9%	19.5%	28,000,000	As Is (With Funded Escrow)	4/1/2026	31.3%	31.3%
27	Loan		1	CubeSmart Greenville	9,114	0	754,136	1.25	1.24	8.7%	8.6%	12,900,000	As Is	3/20/2026	67.8%	67.8%
28	Loan		1	Holiday Inn Express & Suites Lubbock West	108,995	0	851,388	1.59	1.41	13.7%	12.2%	11,000,000	As Is	7/1/2026	63.6%	56.7%
29	Loan		1	Bonanza Square	30,988	80,343	1,269,134	3.32	3.05	21.2%	19.5%	21,200,000	As Is	5/11/2026	30.7%	30.7%
30	Loan		1	Gold's Gym Richland	8,511	28,371	848,728	1.85	1.77	14.8%	14.1%	11,700,000	As Is	7/2/2026	51.3%	44.8%
31	Loan	C	1	CVS Denton	1,982	0	427,189	1.24	1.23	8.6%	8.5%	8,210,000	As Is	12/15/2025	60.9%	60.9%
A-1-659

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)(2)	Occupancy Date	Single Tenant (Y/N)(2)	Largest Tenant(2)	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant(2)
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	90.3%	6/17/2026
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca	93.0%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	U-Haul Moving & Storage of Casa Grande	90.4%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	93.7%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	U-Haul Moving & Storage of Spring Valley	96.4%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	U-Haul Moving & Storage of North Brunswick	89.1%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	U-Haul Moving & Storage of Marlboro	92.1%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	91.5%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	U-Haul Moving & Storage of Little River	83.8%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	U-Haul Moving & Storage of East Brunswick	86.1%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd	93.5%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	U-Haul Storage of North Miami Beach	88.6%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	85.8%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	U-Haul Moving & Storage of Haines City	90.9%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	U-Haul of North Miami Beach	93.8%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	98.7%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins	89.8%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	U-Haul Moving & Storage of Salisbury	89.7%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	84.2%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	U-Haul Moving & Storage at 36th St	94.3%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	U-Haul Storage of Salisbury	81.7%	6/17/2026	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	92.9%	5/5/2026
2.01	Property		1	Pismo Beach Premium Outlets	97.4%	5/5/2026	No	Nike Factory Store	10,500	7.1%	9/30/2033	Polo Ralph Lauren
2.02	Property		1	Queenstown Premium Outlets	90.6%	5/5/2026	No	Old Navy	13,000	4.5%	6/30/2033	Nike Factory Store
3	Loan		1	19000 Homestead	100.0%	8/1/2026	Yes	Kaiser Foundation Hospitals	100,352	100.00%	2/19/2033	NAP
4	Loan		1	Orange Center Tower	94.2%	6/12/2026	No	County of Orange	111,690	34.60%	6/30/2030	Carrington Mortgage
5	Loan	5, 12	1	Arizona Mills	98.9%	6/2/2026	No	RECLECTIC	105,700	8.60%	10/31/2034	Harkins Theatres
6	Loan	5, 13	1	Orchard at Saddleback	98.0%	6/3/2026	No	Ralph's	55,105	19.60%	6/30/2032	HomeGoods
7	Loan	5, 14, 15, 16	1	One Dag	70.4%	5/1/2026	No	The United Nations	112,832	13.80%	12/31/2031	The Federal Republic of Germany
8	Loan	8, 17, A	1	Metropolis Towers Coop	96.2%	4/7/2026	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	18	1	The Henry, Autograph Collection	64.2%	4/30/2026	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan		1	781 Washington	98.3%	4/28/2026	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	19	1	Innovation Center of Vermont	93.0%	5/31/2026	No	Marvell Semiconductor	52,215	25.00%	6/30/2030	Benchmark Space Systems
12	Loan	20	1	Robert Pitt Professional Plaza	98.9%	6/16/2026	No	Gemstar, Inc.	38,075	25.40%	7/31/2041	Gross Sales
13	Loan	21	1	500 N Gulph	100.0%	8/1/2026	Yes	UGI Corporation	100,820	100.00%	4/30/2038	NAP
14	Loan	22, 23	1	Lofts at College Hill	96.2%	6/25/2026	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 7, 24	2	NYC Retail Collection	100.0%	6/1/2026
15.01	Property		1	325 Fifth Ave	100.0%	6/1/2026	No	Bon Chon Chicken	2,266	37.6%	3/31/2033	Hanmi Bank
15.02	Property		1	McDonald's Hillside Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	25	1	RC Shoppes & Apartments	92.7%	5/22/2026	No	Verizon Wireless Inc	4,205	5.30%	1/31/2031	Dila Nail & Luxuries dba Nguyen and Ngo LLC
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	69.4%	5/31/2026
17.01	Property		1	Mill Creek Self Storage	87.1%	5/31/2026	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Storage Quest Self Storage	63.7%	5/31/2026	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Eastgate Self Storage	55.6%	5/31/2026	NAP	NAP	NAP	NAP	NAP	NAP
17.04	Property		1	Eastside Mini Storage	64.2%	5/31/2026	NAP	NAP	NAP	NAP	NAP	NAP
17.05	Property		1	Melrose Mini Storage	64.7%	5/31/2026	NAP	NAP	NAP	NAP	NAP	NAP
17.06	Property		1	Main Street Self Storage	77.6%	5/31/2026	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	533 Concord Avenue	100.0%	10/31/2025	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	26	1	Pointe on College	97.8%	6/11/2026	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	District at Manhattan	92.8%	6/11/2026	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Pavilion Towers	75.2%	7/28/2026	No	Amazing Care Home Health Services, Incorporated. and Haaksma Speech Pathology, LLC	13,975	4.80%	10/31/2027	Department of Veterans Affairs
22	Loan		1	Meadowlark Apartments	92.2%	7/15/2026	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Loveland Marketplace North	100.0%	6/1/2026	No	Chuze Fitness	38643	34.60%	1/20/2037	arc Thrift Stores
24	Loan		1	15 Houghtaling Road	100.0%	8/1/2026	Yes	Serta Simmons Bedding, LLC	230,900	100.00%	12/31/2035	NAP
25	Loan		1	St. James Apartments	95.8%	7/15/2026	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	27	1	30 Cooper Square	100.0%	6/1/2026	No	Taild Sports, Inc. dba Chalkboard	13,142	20.20%	12/31/2029	Nomad Marketing Consulting LLC
27	Loan		1	CubeSmart Greenville	98.2%	5/31/2026	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Holiday Inn Express & Suites Lubbock West	80.9%	5/31/2026	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Bonanza Square	100.0%	6/1/2026	No	Cardenas Markets	41,000	38.40%	12/31/2030	Beauty 2000
30	Loan		1	Gold's Gym Richland	100.0%	8/1/2026	Yes	Gold's Gym	56,741	100.00%	6/30/2037	NAP
31	Loan	C	1	CVS Denton	100.0%	8/1/2026	Yes	CVS Pharmacy Inc.	13,211	100.00%	1/31/2041	NAP
A-1-660

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)	Third Largest Tenant(2)	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)	Fourth Largest Tenant(2)	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	U-Haul Moving & Storage of Marlboro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	U-Haul Moving & Storage of Little River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	U-Haul Storage of North Miami Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	U-Haul Moving & Storage of Haines City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	U-Haul of North Miami Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	U-Haul Moving & Storage of Salisbury	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	U-Haul Moving & Storage at 36th St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	U-Haul Storage of Salisbury	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets
2.01	Property		1	Pismo Beach Premium Outlets	10,000	6.8%	1/31/2030	Five Below	8,700	5.9%	5/31/2033	The North Face	7,500	5.1%
2.02	Property		1	Queenstown Premium Outlets	13,000	4.5%	5/31/2028	Polo Ralph Lauren	10,000	3.5%	7/25/2036	Under Armour	9,346	3.2%
3	Loan		1	19000 Homestead	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan		1	Orange Center Tower	51,377	15.9%	12/31/2033	24 Hour Fitness USA	42,685	13.2%	5/14/2033	AmerisourceBergen Drug Corp	20,443	6.3%
5	Loan	5, 12	1	Arizona Mills	92,253	7.5%	7/31/2035	Burlington	80,426	6.6%	1/31/2028	LEGOLAND Discovery Center	65,013	5.3%
6	Loan	5, 13	1	Orchard at Saddleback	25,000	8.9%	10/31/2032	PetSmart	20,000	7.1%	10/31/2030	Staples	20,000	7.1%
7	Loan	5, 14, 15, 16	1	One Dag	73,252	9.0%	2/28/2038	UK of Great Britain	49,027	6.0%	3/31/2041	The Population Council, Inc.	48,540	5.9%
8	Loan	8, 17, A	1	Metropolis Towers Coop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	18	1	The Henry, Autograph Collection	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan		1	781 Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	19	1	Innovation Center of Vermont	39,320	18.8%	8/31/2030	State of Vermont	37,015	17.7%	10/31/2033	Veteran's Administration	21,582	10.3%
12	Loan	20	1	Robert Pitt Professional Plaza	16,785	11.2%	7/31/2041	Bikur Cholim	9,632	6.4%	3/31/2029	New York Life Insurance Co.	6,300	4.2%
13	Loan	21	1	500 N Gulph	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	22, 23	1	Lofts at College Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 7, 24	2	NYC Retail Collection
15.01	Property		1	325 Fifth Ave	2,073	34.4%	10/31/2032	Xing Fu Tang	1,691	28.0%	9/30/2033	NAP	NAP	NAP
15.02	Property		1	McDonald's Hillside Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	25	1	RC Shoppes & Apartments	3,828	4.8%	8/21/2034	Sage Dental	3,601	4.5%	7/31/2029	DAB Catering Inc dba Dominics	3,260	4.1%
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio
17.01	Property		1	Mill Creek Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Storage Quest Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Eastgate Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.04	Property		1	Eastside Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.05	Property		1	Melrose Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.06	Property		1	Main Street Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	533 Concord Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	26	1	Pointe on College	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	District at Manhattan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Pavilion Towers	9,187	3.2%	11/7/2028	iQuantified Management Systems, LLC	6,856	2.4%	2/29/2028	KLZ Radio Inc	6,455	2.2%
22	Loan		1	Meadowlark Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Loveland Marketplace North	28030	25.1%	2/28/2035	Picklr, Inc	20533	18.4%	1/21/2028	Crooked Beech Brewery	7323	6.5%
24	Loan		1	15 Houghtaling Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	St. James Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	27	1	30 Cooper Square	13,000	20.0%	4/30/2030	Cooper Union	13,000	20.0%	12/31/2028	Tom Wesselmann Art, LLC	6,500	10.0%
27	Loan		1	CubeSmart Greenville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Holiday Inn Express & Suites Lubbock West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Bonanza Square	12,120	11.3%	3/31/2035	Moda Latina	11,500	10.8%	12/31/2026	Bin Store Deals	5,412	5.1%
30	Loan		1	Gold's Gym Richland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	C	1	CVS Denton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-661

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date(4)	Fifth Largest Tenant(2)	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAP	NAP	NAP	NAP	NAP	5/12/2026	NAP	5/10/2026	NAP	NAP	No	Fee
1.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAP	NAP	NAP	NAP	NAP	5/6/2026	NAP	5/13/2026	NAP	NAP	No	Fee
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAP	NAP	NAP	NAP	NAP	5/13/2026	NAP	5/12/2026	NAP	NAP	No	Fee
1.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAP	NAP	NAP	NAP	NAP	5/1/2026	NAP	5/10/2026	NAP	NAP	No	Fee
1.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAP	NAP	NAP	NAP	NAP	5/12/2026	NAP	5/13/2026	NAP	NAP	No	Fee
1.06	Property		1	U-Haul Moving & Storage of Marlboro	NAP	NAP	NAP	NAP	NAP	5/8/2026	NAP	5/8/2026	NAP	NAP	Yes - AE	Fee
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAP	NAP	NAP	NAP	NAP	5/4/2026	NAP	5/10/2026	NAP	NAP	No	Fee
1.08	Property		1	U-Haul Moving & Storage of Little River	NAP	NAP	NAP	NAP	NAP	5/7/2026	NAP	5/13/2026	NAP	NAP	No	Fee
1.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAP	NAP	NAP	NAP	NAP	5/12/2026	NAP	5/12/2026	NAP	NAP	No	Fee
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd	NAP	NAP	NAP	NAP	NAP	5/12/2026	NAP	5/13/2026	NAP	NAP	No	Fee
1.11	Property		1	U-Haul Storage of North Miami Beach	NAP	NAP	NAP	NAP	NAP	5/7/2026	NAP	5/13/2026	NAP	NAP	Yes - AE	Fee
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAP	NAP	NAP	NAP	NAP	5/13/2026	NAP	5/12/2026	NAP	NAP	No	Fee
1.13	Property		1	U-Haul Moving & Storage of Haines City	NAP	NAP	NAP	NAP	NAP	5/12/2026	NAP	5/13/2026	NAP	NAP	No	Fee
1.14	Property		1	U-Haul of North Miami Beach	NAP	NAP	NAP	NAP	NAP	5/7/2026	NAP	5/13/2026	NAP	NAP	Yes - AE	Fee
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAP	NAP	NAP	NAP	NAP	5/11/2026	NAP	5/13/2026	NAP	NAP	No	Fee
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAP	NAP	NAP	NAP	NAP	5/11/2026	NAP	5/13/2026	NAP	NAP	No	Fee
1.17	Property		1	U-Haul Moving & Storage of Salisbury	NAP	NAP	NAP	NAP	NAP	5/13/2026	NAP	5/13/2026	NAP	NAP	No	Fee
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAP	NAP	NAP	NAP	NAP	5/13/2026	NAP	5/13/2026	NAP	NAP	No	Fee
1.19	Property		1	U-Haul Moving & Storage at 36th St	NAP	NAP	NAP	NAP	NAP	5/12/2026	NAP	5/13/2026	NAP	NAP	Yes - AE	Fee
1.20	Property		1	U-Haul Storage of Salisbury	NAP	NAP	NAP	NAP	NAP	5/13/2026	NAP	5/13/2026	NAP	NAP	No	Fee
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets
2.01	Property		1	Pismo Beach Premium Outlets	1/31/2029	Skechers	6,570	4.5%	1/31/2029	5/20/2026	NAP	5/19/2026	5/19/2026	10%	No	Fee
2.02	Property		1	Queenstown Premium Outlets	1/31/2029	Gap Outlet	8,753	3.0%	1/31/2031	5/19/2026	NAP	5/19/2026	NAP	NAP	No	Fee
3	Loan		1	19000 Homestead	NAP	NAP	NAP	NAP	NAP	6/9/2026	NAP	6/9/2026	6/9/2026	16%	No	Fee
4	Loan		1	Orange Center Tower	10/31/2027	Premier Business Centers	15,611	4.8%	12/31/2028	4/27/2026	NAP	4/27/2026	5/6/2026	10%	No	Fee
5	Loan	5, 12	1	Arizona Mills	12/31/2031	Q	47,179	3.9%	10/31/2027	5/11/2026	NAP	5/11/2026	NAP	NAP	No	Fee
6	Loan	5, 13	1	Orchard at Saddleback	11/30/2031	Goodwill	18,800	6.7%	6/30/2031	5/28/2026	NAP	5/28/2026	5/28/2026	10%	No	Fee
7	Loan	5, 14, 15, 16	1	One Dag	12/31/2030	The Government of the French	35,070	4.3%	1/31/2043	2/13/2026	NAP	2/13/2026	NAP	NAP	No	Fee
8	Loan	8, 17, A	1	Metropolis Towers Coop	NAP	NAP	NAP	NAP	NAP	4/10/2026	NAP	4/10/2026	NAP	NAP	Yes - AE	Fee
9	Loan	18	1	The Henry, Autograph Collection	NAP	NAP	NAP	NAP	NAP	5/19/2026	NAP	5/5/2026	NAP	NAP	No	Fee
10	Loan		1	781 Washington	NAP	NAP	NAP	NAP	NAP	3/18/2026	NAP	3/18/2026	NAP	NAP	No	Fee
11	Loan	19	1	Innovation Center of Vermont	12/31/2035	Internal Revenue Service	13,229	6.3%	11/30/2033	6/3/2026	NAP	6/3/2026	NAP	NAP	No	Fee
12	Loan	20	1	Robert Pitt Professional Plaza	12/31/2029	Circle of Friends of Rockland	6,250	4.2%	6/30/2030	6/10/2026	NAP	6/10/2026	NAP	NAP	No	Fee
13	Loan	21	1	500 N Gulph	NAP	NAP	NAP	NAP	NAP	4/17/2026	NAP	4/21/2026	NAP	NAP	No	Fee
14	Loan	22, 23	1	Lofts at College Hill	NAP	NAP	NAP	NAP	NAP	5/28/2026	NAP	5/28/2026	NAP	NAP	No	Fee
15	Loan	6, 7, 24	2	NYC Retail Collection
15.01	Property		1	325 Fifth Ave	NAP	NAP	NAP	NAP	NAP	3/18/2026	NAP	3/20/2026	NAP	NAP	No	Fee
15.02	Property		1	McDonald's Hillside Leased Fee	NAP	NAP	NAP	NAP	NAP	6/12/2026	NAP	6/12/2026	NAP	NAP	No	Fee
16	Loan	25	1	RC Shoppes & Apartments	2/16/2036	SS Boynton LLC dba Serious Sanji	3,038	3.8%	5/31/2035	4/24/2026	NAP	4/27/2026	NAP	NAP	No	Fee
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio
17.01	Property		1	Mill Creek Self Storage	NAP	NAP	NAP	NAP	NAP	12/29/2025	NAP	3/5/2026	NAP	NAP	No	Fee
17.02	Property		1	Storage Quest Self Storage	NAP	NAP	NAP	NAP	NAP	12/29/2025	NAP	3/5/2026	NAP	NAP	No	Fee
17.03	Property		1	Eastgate Self Storage	NAP	NAP	NAP	NAP	NAP	12/29/2025	NAP	3/5/2026	NAP	NAP	No	Fee
17.04	Property		1	Eastside Mini Storage	NAP	NAP	NAP	NAP	NAP	12/29/2025	NAP	3/5/2026	NAP	NAP	No	Fee
17.05	Property		1	Melrose Mini Storage	NAP	NAP	NAP	NAP	NAP	12/29/2025	NAP	3/5/2026	NAP	NAP	No	Fee
17.06	Property		1	Main Street Self Storage	NAP	NAP	NAP	NAP	NAP	12/29/2025	NAP	3/5/2026	NAP	NAP	No	Fee
18	Loan		1	533 Concord Avenue	NAP	NAP	NAP	NAP	NAP	9/5/2025	NAP	9/9/2025	NAP	NAP	No	Fee
19	Loan	26	1	Pointe on College	NAP	NAP	NAP	NAP	NAP	5/28/2026	NAP	5/28/2026	NAP	NAP	No	Fee
20	Loan		1	District at Manhattan	NAP	NAP	NAP	NAP	NAP	5/28/2026	NAP	5/28/2026	NAP	NAP	No	Fee
21	Loan		1	Pavilion Towers	10/31/2030	Keystone Pacific Property Management, LLC	5,475	1.9%	9/30/2031	7/1/2026	NAP	6/30/2026	NAP	NAP	No	Fee
22	Loan		1	Meadowlark Apartments	NAP	NAP	NAP	NAP	NAP	5/28/2026	NAP	5/28/2026	NAP	NAP	No	Fee
23	Loan		1	Loveland Marketplace North	5/31/2030	Bank of America	3187	2.9%	1/31/2041	5/7/2026	NAP	5/6/2026	NAP	NAP	No	Fee
24	Loan		1	15 Houghtaling Road	NAP	NAP	NAP	NAP	NAP	4/9/2026	NAP	6/16/2026	NAP	NAP	No	Fee
25	Loan		1	St. James Apartments	NAP	NAP	NAP	NAP	NAP	5/28/2026	NAP	5/28/2026	NAP	NAP	No	Fee
26	Loan	27	1	30 Cooper Square	12/31/2039	JXP Management LLC	6,500	10.0%	10/31/2028	4/17/2026	NAP	4/17/2026	NAP	NAP	No	Fee
27	Loan		1	CubeSmart Greenville	NAP	NAP	NAP	NAP	NAP	3/23/2026	NAP	3/23/2026	NAP	NAP	Yes - AE	Fee
28	Loan		1	Holiday Inn Express & Suites Lubbock West	NAP	NAP	NAP	NAP	NAP	7/8/2026	NAP	7/8/2026	NAP	NAP	No	Fee
29	Loan		1	Bonanza Square	4/30/2027	Cash America Dba Superpawn	5,000	4.7%	3/31/2033	5/18/2026	NAP	5/18/2026	NAP	NAP	No	Fee
30	Loan		1	Gold's Gym Richland	NAP	NAP	NAP	NAP	NAP	7/14/2026	NAP	7/14/2026	NAP	NAP	No	Fee
31	Loan	C	1	CVS Denton	NAP	NAP	NAP	NAP	NAP	1/7/2026	NAP	1/6/2026	NAP	NAP	No	Fee
A-1-662

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22					0	Springing	0	Springing	53,407	Springing	0
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAP	NAP	NAP	NAP
1.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAP	NAP	NAP	NAP
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAP	NAP	NAP	NAP
1.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAP	NAP	NAP	NAP
1.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAP	NAP	NAP	NAP
1.06	Property		1	U-Haul Moving & Storage of Marlboro	NAP	NAP	NAP	NAP
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAP	NAP	NAP	NAP
1.08	Property		1	U-Haul Moving & Storage of Little River	NAP	NAP	NAP	NAP
1.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAP	NAP	NAP	NAP
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd	NAP	NAP	NAP	NAP
1.11	Property		1	U-Haul Storage of North Miami Beach	NAP	NAP	NAP	NAP
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAP	NAP	NAP	NAP
1.13	Property		1	U-Haul Moving & Storage of Haines City	NAP	NAP	NAP	NAP
1.14	Property		1	U-Haul of North Miami Beach	NAP	NAP	NAP	NAP
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAP	NAP	NAP	NAP
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAP	NAP	NAP	NAP
1.17	Property		1	U-Haul Moving & Storage of Salisbury	NAP	NAP	NAP	NAP
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAP	NAP	NAP	NAP
1.19	Property		1	U-Haul Moving & Storage at 36th St	NAP	NAP	NAP	NAP
1.20	Property		1	U-Haul Storage of Salisbury	NAP	NAP	NAP	NAP
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets					0	Springing	0	Springing	0	Springing	0
2.01	Property		1	Pismo Beach Premium Outlets	NAP	NAP	NAP	NAP
2.02	Property		1	Queenstown Premium Outlets	NAP	NAP	NAP	NAP
3	Loan		1	19000 Homestead	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	1,673	100,000
4	Loan		1	Orange Center Tower	NAP	NAP	NAP	NAP	221,851	73,950	32,858	16,429	0	6,730	0
5	Loan	5, 12	1	Arizona Mills	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0
6	Loan	5, 13	1	Orchard at Saddleback	NAP	NAP	NAP	NAP	0	Springing	0	Springing	385,000	Springing	0
7	Loan	5, 14, 15, 16	1	One Dag	NAP	NAP	NAP	NAP	6,203,117	1,092,832	0	Springing	1,566,273	17,024	1,000,000
8	Loan	8, 17, A	1	Metropolis Towers Coop	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0
9	Loan	18	1	The Henry, Autograph Collection	NAP	NAP	NAP	NAP	172,380	19,153	0	Springing	0	84,618	0
10	Loan		1	781 Washington	NAP	NAP	NAP	NAP	205,415	34,236	14,944	7,472	0	1,250	0
11	Loan	19	1	Innovation Center of Vermont	NAP	NAP	NAP	NAP	208,089	69,363	37,574	Springing	0	3,826	0
12	Loan	20	1	Robert Pitt Professional Plaza	NAP	NAP	NAP	NAP	213,244	42,649	19,508	6,503	0	3,201	0
13	Loan	21	1	500 N Gulph	NAP	NAP	NAP	NAP	0	26,607	0	Springing	0	1,260	30,246
14	Loan	22, 23	1	Lofts at College Hill	NAP	NAP	NAP	NAP	85,587	28,529	0	Springing	0	5,076	0
15	Loan	6, 7, 24	2	NYC Retail Collection					28,331	28,331	1,575	1,575	0	206	7,417
15.01	Property		1	325 Fifth Ave	NAP	NAP	NAP	NAP
15.02	Property		1	McDonald's Hillside Leased Fee	NAP	NAP	NAP	NAP
16	Loan	25	1	RC Shoppes & Apartments	NAP	NAP	NAP	NAP	249,307	36,684	0	Springing	922,500	Springing	31,564
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio					31,875	10,625	0	Springing	0	3,503	0
17.01	Property		1	Mill Creek Self Storage	NAP	NAP	NAP	NAP
17.02	Property		1	Storage Quest Self Storage	NAP	NAP	NAP	NAP
17.03	Property		1	Eastgate Self Storage	NAP	NAP	NAP	NAP
17.04	Property		1	Eastside Mini Storage	NAP	NAP	NAP	NAP
17.05	Property		1	Melrose Mini Storage	NAP	NAP	NAP	NAP
17.06	Property		1	Main Street Self Storage	NAP	NAP	NAP	NAP
18	Loan		1	533 Concord Avenue	NAP	NAP	NAP	NAP	16,172	2,695	28,753	3,594	0	1,604	0
19	Loan	26	1	Pointe on College	NAP	NAP	NAP	NAP	71,144	23,715	0	Springing	0	4,308	0
20	Loan		1	District at Manhattan	NAP	NAP	NAP	NAP	54,031	18,010	0	Springing	0	4,387	0
21	Loan		1	Pavilion Towers	NAP	NAP	NAP	NAP	143,008	35,752	39,460	Springing	0	5,831	0
22	Loan		1	Meadowlark Apartments	NAP	NAP	NAP	NAP	37,236	12,412	0	Springing	0	7,214	0
23	Loan		1	Loveland Marketplace North	NAP	NAP	NAP	NAP	147,733	36,933	10,088	5,044	125,603	1,398	0
24	Loan		1	15 Houghtaling Road	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	3,324	0
25	Loan		1	St. James Apartments	NAP	NAP	NAP	NAP	88,091	11,011	0	Springing	0	3,007	0
26	Loan	27	1	30 Cooper Square	NAP	NAP	NAP	NAP	101,473	50,736	79,474	9,934	0	Springing	0
27	Loan		1	CubeSmart Greenville	NAP	NAP	NAP	NAP	56,200	7,025	0	Springing	0	760	0
28	Loan		1	Holiday Inn Express & Suites Lubbock West	NAP	NAP	NAP	NAP	66,284	8,838	25,829	4,696	0	11,354	0
29	Loan		1	Bonanza Square	NAP	NAP	NAP	NAP	40,189	6,698	26,261	8,754	0	2,582	0
30	Loan		1	Gold's Gym Richland	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0
31	Loan	C	1	CVS Denton	NAP	NAP	NAP	NAP	0	Springing	2,797	Springing	0	165	0
A-1-663

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	0	0	0	0	0	0	0	0
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca
1.02	Property		1	U-Haul Moving & Storage of Casa Grande
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
1.04	Property		1	U-Haul Moving & Storage of Spring Valley
1.05	Property		1	U-Haul Moving & Storage of North Brunswick
1.06	Property		1	U-Haul Moving & Storage of Marlboro
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
1.08	Property		1	U-Haul Moving & Storage of Little River
1.09	Property		1	U-Haul Moving & Storage of East Brunswick
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd
1.11	Property		1	U-Haul Storage of North Miami Beach
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
1.13	Property		1	U-Haul Moving & Storage of Haines City
1.14	Property		1	U-Haul of North Miami Beach
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins
1.17	Property		1	U-Haul Moving & Storage of Salisbury
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
1.19	Property		1	U-Haul Moving & Storage at 36th St
1.20	Property		1	U-Haul Storage of Salisbury
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	0	Springing	0	0	0	0	0	0
2.01	Property		1	Pismo Beach Premium Outlets
2.02	Property		1	Queenstown Premium Outlets
3	Loan		1	19000 Homestead	0	0	0	0	0	0	0	0
4	Loan		1	Orange Center Tower	1,000,000	40,377	0	0	0	0	14,375	1,988,532
5	Loan	5, 12	1	Arizona Mills	0	Springing	0	0	0	0	0	310,940
6	Loan	5, 13	1	Orchard at Saddleback	0	Springing	0	0	0	0	0	610,560
7	Loan	5, 14, 15, 16	1	One Dag	5,000,000	187,260	11,235,620	0	0	0	0	54,945,177
8	Loan	8, 17, A	1	Metropolis Towers Coop	0	0	0	0	0	0	71,063	0
9	Loan	18	1	The Henry, Autograph Collection	0	0	0	0	0	0	0	3,053,880
10	Loan		1	781 Washington	0	0	0	0	0	0	0	115,000
11	Loan	19	1	Innovation Center of Vermont	500,000	21,740	$2,600,000 (excluding Termination Proceeds) subject to the conditions stated in the Loan Agreement	0	0	0	116,250	0
12	Loan	20	1	Robert Pitt Professional Plaza	0	9,357	336,850	0	0	0	31,758	0
13	Loan	21	1	500 N Gulph	0	0	0	0	0	0	0	1,624,614
14	Loan	22, 23	1	Lofts at College Hill	0	0	0	0	0	0	99,375	0
15	Loan	6, 7, 24	2	NYC Retail Collection	0	2,513	0	0	0	0	8,234	5,381
15.01	Property		1	325 Fifth Ave
15.02	Property		1	McDonald's Hillside Leased Fee
16	Loan	25	1	RC Shoppes & Apartments	250,000	Springing	250,000	0	0	0	0	0
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	0	0	0	0	0	0	20,183	0
17.01	Property		1	Mill Creek Self Storage
17.02	Property		1	Storage Quest Self Storage
17.03	Property		1	Eastgate Self Storage
17.04	Property		1	Eastside Mini Storage
17.05	Property		1	Melrose Mini Storage
17.06	Property		1	Main Street Self Storage
18	Loan		1	533 Concord Avenue	0	0	0	0	0	0	2,188	0
19	Loan	26	1	Pointe on College	0	0	0	0	0	0	0	0
20	Loan		1	District at Manhattan	0	0	0	0	0	0	5,000	0
21	Loan		1	Pavilion Towers	0	24,297	350,000	0	0	0	40,020	39,648
22	Loan		1	Meadowlark Apartments	0	0	0	0	0	0	112,500	0
23	Loan		1	Loveland Marketplace North	0	9,317	0	0	0	0	37,938	0
24	Loan		1	15 Houghtaling Road	0	Springing	0	0	0	0	65,918	0
25	Loan		1	St. James Apartments	0	0	0	0	0	0	47,719	0
26	Loan	27	1	30 Cooper Square	0	Springing	0	0	0	0	575,945	84,686
27	Loan		1	CubeSmart Greenville	0	0	0	0	0	0	0	0
28	Loan		1	Holiday Inn Express & Suites Lubbock West	0	0	0	0	0	0	0	300,000
29	Loan		1	Bonanza Square	0	8,905	250,000	0	0	0	0	21,798
30	Loan		1	Gold's Gym Richland	0	Springing	0	0	0	0	0	0
31	Loan	C	1	CVS Denton	0	1,101	0	0	0	0	0	0
A-1-664

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	0	NAP	0	0
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca
1.02	Property		1	U-Haul Moving & Storage of Casa Grande
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
1.04	Property		1	U-Haul Moving & Storage of Spring Valley
1.05	Property		1	U-Haul Moving & Storage of North Brunswick
1.06	Property		1	U-Haul Moving & Storage of Marlboro
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
1.08	Property		1	U-Haul Moving & Storage of Little River
1.09	Property		1	U-Haul Moving & Storage of East Brunswick
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd
1.11	Property		1	U-Haul Storage of North Miami Beach
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
1.13	Property		1	U-Haul Moving & Storage of Haines City
1.14	Property		1	U-Haul of North Miami Beach
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins
1.17	Property		1	U-Haul Moving & Storage of Salisbury
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
1.19	Property		1	U-Haul Moving & Storage at 36th St
1.20	Property		1	U-Haul Storage of Salisbury
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	0	NAP	0	0
2.01	Property		1	Pismo Beach Premium Outlets
2.02	Property		1	Queenstown Premium Outlets
3	Loan		1	19000 Homestead	14,336	HVAC & Roof Repair Reserve	0	0
4	Loan		1	Orange Center Tower	0	Free Rent Reserve ($1,172,804.22), Outstanding TI Reserve ($712,681.38), Gap Rent Reserve ($103,046.67)	0	0
5	Loan	5, 12	1	Arizona Mills	0	Gap Rent Reserve	0	0
6	Loan	5, 13	1	Orchard at Saddleback	Amortization Reserve: Springing	Amortization Reserve (Monthly: Springing); Outstanding TI Allowance Reserve (Upfront: $520,470); Outstanding Leasing Reserve (Upfront: $90,090.22)	0	0
7	Loan	5, 14, 15, 16	1	One Dag	0	Outstanding TI Reserve ($34,174,426.06); Free Rent Reserve ($20,770,750.91)	0	25,000,000
8	Loan	8, 17, A	1	Metropolis Towers Coop	0	NAP	0	0
9	Loan	18	1	The Henry, Autograph Collection	Springing	PIP Reserve	0	0
10	Loan		1	781 Washington	0	Environmental Reserve	0	0
11	Loan	19	1	Innovation Center of Vermont	0	NAP	0	0
12	Loan	20	1	Robert Pitt Professional Plaza	0	NAP	0	0
13	Loan	21	1	500 N Gulph	Springing	Unfunded Obligations Reserve	0	0
14	Loan	22, 23	1	Lofts at College Hill	0	NAP	0	0
15	Loan	6, 7, 24	2	NYC Retail Collection	Springing	Condominium Assessment Reserve	0	0
15.01	Property		1	325 Fifth Ave
15.02	Property		1	McDonald's Hillside Leased Fee
16	Loan	25	1	RC Shoppes & Apartments	0	NAP	0	0
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	0	NAP	0	0
17.01	Property		1	Mill Creek Self Storage
17.02	Property		1	Storage Quest Self Storage
17.03	Property		1	Eastgate Self Storage
17.04	Property		1	Eastside Mini Storage
17.05	Property		1	Melrose Mini Storage
17.06	Property		1	Main Street Self Storage
18	Loan		1	533 Concord Avenue	0	NAP	0	0
19	Loan	26	1	Pointe on College	0	NAP	0	0
20	Loan		1	District at Manhattan	0	NAP	0	0
21	Loan		1	Pavilion Towers	15,000	Future Capital Reserve	500,000	0
22	Loan		1	Meadowlark Apartments	0	NAP	0	0
23	Loan		1	Loveland Marketplace North	0	NAP	0	0
24	Loan		1	15 Houghtaling Road	0	NAP	0	0
25	Loan		1	St. James Apartments	0	NAP	0	0
26	Loan	27	1	30 Cooper Square	0	Rent Concession Reserve	0	0
27	Loan		1	CubeSmart Greenville	0	NAP	0	0
28	Loan		1	Holiday Inn Express & Suites Lubbock West	0	PIP Reserve	0	0
29	Loan		1	Bonanza Square	0	Prepaid Rent Reserve ($11,798), Outstanding TI Reserve ($10,000)	0	0
30	Loan		1	Gold's Gym Richland	0	NAP	0	0
31	Loan	C	1	CVS Denton	0	NAP	0	0
A-1-665

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	NAP	Soft	Springing	Yes	No	Yes	Yes
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca
1.02	Property		1	U-Haul Moving & Storage of Casa Grande
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
1.04	Property		1	U-Haul Moving & Storage of Spring Valley
1.05	Property		1	U-Haul Moving & Storage of North Brunswick
1.06	Property		1	U-Haul Moving & Storage of Marlboro
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
1.08	Property		1	U-Haul Moving & Storage of Little River
1.09	Property		1	U-Haul Moving & Storage of East Brunswick
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd
1.11	Property		1	U-Haul Storage of North Miami Beach
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
1.13	Property		1	U-Haul Moving & Storage of Haines City
1.14	Property		1	U-Haul of North Miami Beach
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins
1.17	Property		1	U-Haul Moving & Storage of Salisbury
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
1.19	Property		1	U-Haul Moving & Storage at 36th St
1.20	Property		1	U-Haul Storage of Salisbury
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	NAP	Hard	Springing	Yes	No	Yes	Yes
2.01	Property		1	Pismo Beach Premium Outlets
2.02	Property		1	Queenstown Premium Outlets
3	Loan		1	19000 Homestead	NAP	Hard	Springing	Yes	Yes	No
4	Loan		1	Orange Center Tower	NAP	Hard	Springing	Yes	Yes	No	NAP
5	Loan	5, 12	1	Arizona Mills	NAP	Hard	Springing	Yes	No	Yes	No
6	Loan	5, 13	1	Orchard at Saddleback	NAP	Hard	Springing	Yes	Yes	Yes	No
7	Loan	5, 14, 15, 16	1	One Dag	Upon the execution of the Chile Lease ($7,254,387) and Sweden Lease ($17,745,613), collectively $25,000,000 holdback will be released	Hard	In Place	Yes	Yes	Yes	No
8	Loan	8, 17, A	1	Metropolis Towers Coop	NAP	None	None	No	No	No	NAP
9	Loan	18	1	The Henry, Autograph Collection	NAP	Springing	Springing	Yes	No	No	NAP
10	Loan		1	781 Washington	NAP	Springing	Springing	Yes	No	No
11	Loan	19	1	Innovation Center of Vermont	NAP	Hard	Springing	Yes	Yes	No
12	Loan	20	1	Robert Pitt Professional Plaza	NAP	Springing	Springing	Yes	Yes	No
13	Loan	21	1	500 N Gulph	NAP	Hard	Springing	Yes	Yes	No	NAP
14	Loan	22, 23	1	Lofts at College Hill	NAP	Springing	Springing	Yes	No	No	NAP
15	Loan	6, 7, 24	2	NYC Retail Collection	NAP	Springing	Springing	Yes	Yes	No	NAP
15.01	Property		1	325 Fifth Ave
15.02	Property		1	McDonald's Hillside Leased Fee
16	Loan	25	1	RC Shoppes & Apartments	NAP	Springing	Springing	No	No	No	NAP
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	NAP	Springing	Springing	Yes	No	No	NAP
17.01	Property		1	Mill Creek Self Storage
17.02	Property		1	Storage Quest Self Storage
17.03	Property		1	Eastgate Self Storage
17.04	Property		1	Eastside Mini Storage
17.05	Property		1	Melrose Mini Storage
17.06	Property		1	Main Street Self Storage
18	Loan		1	533 Concord Avenue	NAP	Springing	Springing	Yes	No	No
19	Loan	26	1	Pointe on College	NAP	Springing	Springing	Yes	No	No	NAP
20	Loan		1	District at Manhattan	NAP	Springing	Springing	Yes	No	No	NAP
21	Loan		1	Pavilion Towers	NAP	Springing	Springing	Yes	No	No
22	Loan		1	Meadowlark Apartments	NAP	Springing	Springing	Yes	No	No	NAP
23	Loan		1	Loveland Marketplace North	NAP	Springing	Springing	Yes	Yes	No	NAP
24	Loan		1	15 Houghtaling Road	NAP	Hard	Springing	Yes	Yes	No
25	Loan		1	St. James Apartments	NAP	Springing	Springing	Yes	No	No	NAP
26	Loan	27	1	30 Cooper Square	NAP	Springing	Springing	Yes	No	No	NAP
27	Loan		1	CubeSmart Greenville	NAP	Springing	Springing	Yes	No	No	0
28	Loan		1	Holiday Inn Express & Suites Lubbock West	NAP	Springing	Springing	Yes	No	No
29	Loan		1	Bonanza Square	NAP	Springing	Springing	Yes	Yes	No	NAP
30	Loan		1	Gold's Gym Richland	NAP	Hard	Springing	Yes	Yes	No	0
31	Loan	C	1	CVS Denton	NAP	Hard	Springing	Yes	Yes	No
A-1-666

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	70,000,000	64,000,000	414,311.21	867,464.09	NAP	NAP	134,000,000	867,464.09	57.0%	1.33
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca
1.02	Property		1	U-Haul Moving & Storage of Casa Grande
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
1.04	Property		1	U-Haul Moving & Storage of Spring Valley
1.05	Property		1	U-Haul Moving & Storage of North Brunswick
1.06	Property		1	U-Haul Moving & Storage of Marlboro
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
1.08	Property		1	U-Haul Moving & Storage of Little River
1.09	Property		1	U-Haul Moving & Storage of East Brunswick
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd
1.11	Property		1	U-Haul Storage of North Miami Beach
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
1.13	Property		1	U-Haul Moving & Storage of Haines City
1.14	Property		1	U-Haul of North Miami Beach
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins
1.17	Property		1	U-Haul Moving & Storage of Salisbury
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
1.19	Property		1	U-Haul Moving & Storage at 36th St
1.20	Property		1	U-Haul Storage of Salisbury
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	70,000,000	5,000,000	28,942.30	434,134.55	NAP	NAP	75,000,000	434,134.55	59.2%	2.26
2.01	Property		1	Pismo Beach Premium Outlets
2.02	Property		1	Queenstown Premium Outlets
3	Loan		1	19000 Homestead	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan		1	Orange Center Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	5, 12	1	Arizona Mills	35,000,000	100,000,000	562,454.86	759,314.06	NAP	NAP	135,000,000	759,314.06	40.2%	2.98
6	Loan	5, 13	1	Orchard at Saddleback	33,187,500	55,312,500	318,398.34	509,437.34	NAP	NAP	88,500,000	509,437.34	61.5%	1.24
7	Loan	5, 14, 15, 16	1	One Dag	30,000,000	145,000,000	943,750.89	1,139,009.69	NAP	NAP	175,000,000	1,139,009.69	60.5%	1.59
8	Loan	8, 17, A	1	Metropolis Towers Coop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	18	1	The Henry, Autograph Collection	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan		1	781 Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	19	1	Innovation Center of Vermont	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	20	1	Robert Pitt Professional Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	21	1	500 N Gulph	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	22, 23	1	Lofts at College Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 7, 24	2	NYC Retail Collection	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	325 Fifth Ave
15.02	Property		1	McDonald's Hillside Leased Fee
16	Loan	25	1	RC Shoppes & Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Mill Creek Self Storage
17.02	Property		1	Storage Quest Self Storage
17.03	Property		1	Eastgate Self Storage
17.04	Property		1	Eastside Mini Storage
17.05	Property		1	Melrose Mini Storage
17.06	Property		1	Main Street Self Storage
18	Loan		1	533 Concord Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	26	1	Pointe on College	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	District at Manhattan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Pavilion Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	Meadowlark Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Loveland Marketplace North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	15 Houghtaling Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	St. James Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	27	1	30 Cooper Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	CubeSmart Greenville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Holiday Inn Express & Suites Lubbock West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Bonanza Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Gold's Gym Richland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	C	1	CVS Denton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-667

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	10.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	U-Haul Holding Company
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca
1.02	Property		1	U-Haul Moving & Storage of Casa Grande
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
1.04	Property		1	U-Haul Moving & Storage of Spring Valley
1.05	Property		1	U-Haul Moving & Storage of North Brunswick
1.06	Property		1	U-Haul Moving & Storage of Marlboro
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
1.08	Property		1	U-Haul Moving & Storage of Little River
1.09	Property		1	U-Haul Moving & Storage of East Brunswick
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd
1.11	Property		1	U-Haul Storage of North Miami Beach
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
1.13	Property		1	U-Haul Moving & Storage of Haines City
1.14	Property		1	U-Haul of North Miami Beach
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins
1.17	Property		1	U-Haul Moving & Storage of Salisbury
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
1.19	Property		1	U-Haul Moving & Storage at 36th St
1.20	Property		1	U-Haul Storage of Salisbury
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	16.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Simon Property Group, L.P.
2.01	Property		1	Pismo Beach Premium Outlets
2.02	Property		1	Queenstown Premium Outlets
3	Loan		1	19000 Homestead	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	WRE Holdings (U.S.) LP
4	Loan		1	Orange Center Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Danny Sooferian
5	Loan	5, 12	1	Arizona Mills	21.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Simon Property Group, L.P.
6	Loan	5, 13	1	Orchard at Saddleback	8.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Schottenstein Property Group
7	Loan	5, 14, 15, 16	1	One Dag	13.6%	40,000,000	10.81500%	215,000,000	1,504,516.63	74.3%	1.2	11.1%	No	NAP	601W Companies LLC
8	Loan	8, 17, A	1	Metropolis Towers Coop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Subordinate Secured	Alma GPNJ, LLC
9	Loan	18	1	The Henry, Autograph Collection	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Tae W. Park
10	Loan		1	781 Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	FBE Limited LLC
11	Loan	19	1	Innovation Center of Vermont	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Charles M. Bayer, Jr.
12	Loan	20	1	Robert Pitt Professional Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Ephraim Grossman
13	Loan	21	1	500 N Gulph	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Harbor Group International, LLC
14	Loan	22, 23	1	Lofts at College Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Consolidated Capital Investments, LLC
15	Loan	6, 7, 24	2	NYC Retail Collection	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Albert Rabizadeh
15.01	Property		1	325 Fifth Ave
15.02	Property		1	McDonald's Hillside Leased Fee
16	Loan	25	1	RC Shoppes & Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Carl Klepper and Robert D'Angelo
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Crescendo Storage
17.01	Property		1	Mill Creek Self Storage
17.02	Property		1	Storage Quest Self Storage
17.03	Property		1	Eastgate Self Storage
17.04	Property		1	Eastside Mini Storage
17.05	Property		1	Melrose Mini Storage
17.06	Property		1	Main Street Self Storage
18	Loan		1	533 Concord Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Meilech Friedman, Lazar Katz and Moshe Steinmetz
19	Loan	26	1	Pointe on College	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Consolidated Capital Investments, LLC
20	Loan		1	District at Manhattan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Consolidated Capital Investments, LLC
21	Loan		1	Pavilion Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Boxer RE, L.P.
22	Loan		1	Meadowlark Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Consolidated Capital Investments, LLC
23	Loan		1	Loveland Marketplace North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Bruce Bocina and Steven Katz
24	Loan		1	15 Houghtaling Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Abraham Guttman
25	Loan		1	St. James Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Consolidated Capital Investments, LLC
26	Loan	27	1	30 Cooper Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Lane Wesselmann, Kate Wesselmann and Jenny Schwartz
27	Loan		1	CubeSmart Greenville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Stanley Werb and Jonathan Gaines
28	Loan		1	Holiday Inn Express & Suites Lubbock West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Bharat V. Patel, Bharat D. Bhakta, Nitin Tiwari and Darshan B. Patel
29	Loan		1	Bonanza Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Mary E. Connolly and Mary E. Connolly as Trustee of The Mary E. Connolly Revocable Trust
30	Loan		1	Gold's Gym Richland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Jonathan Wornick
31	Loan	C	1	CVS Denton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Stewart Alpert
A-1-668

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	U-Haul Holding Company	No	No
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca
1.02	Property		1	U-Haul Moving & Storage of Casa Grande
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
1.04	Property		1	U-Haul Moving & Storage of Spring Valley
1.05	Property		1	U-Haul Moving & Storage of North Brunswick
1.06	Property		1	U-Haul Moving & Storage of Marlboro
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
1.08	Property		1	U-Haul Moving & Storage of Little River
1.09	Property		1	U-Haul Moving & Storage of East Brunswick
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd
1.11	Property		1	U-Haul Storage of North Miami Beach
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
1.13	Property		1	U-Haul Moving & Storage of Haines City
1.14	Property		1	U-Haul of North Miami Beach
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins
1.17	Property		1	U-Haul Moving & Storage of Salisbury
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
1.19	Property		1	U-Haul Moving & Storage at 36th St
1.20	Property		1	U-Haul Storage of Salisbury
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	Simon Property Group, L.P.	No	No
2.01	Property		1	Pismo Beach Premium Outlets
2.02	Property		1	Queenstown Premium Outlets
3	Loan		1	19000 Homestead	WRE Holdings (U.S.) LP	No	Yes
4	Loan		1	Orange Center Tower	Danny Sooferian	No	No
5	Loan	5, 12	1	Arizona Mills	Simon Property Group, L.P.	No	No
6	Loan	5, 13	1	Orchard at Saddleback	Schottenstein Realty LLC	No	No
7	Loan	5, 14, 15, 16	1	One Dag	Mark Karasick and Michael Silberberg	No	No
8	Loan	8, 17, A	1	Metropolis Towers Coop	Efstathios G. Valiotis	No	No
9	Loan	18	1	The Henry, Autograph Collection	Tae W. Park	No	No
10	Loan		1	781 Washington	FBE Limited LLC	No	No
11	Loan	19	1	Innovation Center of Vermont	Charles M. Bayer, Jr.	No	No
12	Loan	20	1	Robert Pitt Professional Plaza	Ephraim Grossman and Grossman Family 2012 Trust	No	No
13	Loan	21	1	500 N Gulph	HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC, HGGP Capital XIV, LP, HGGP Capital XV, LP, HGGP Capital XVI, LP, HGGP Capital XVII, LP, Federico Nicolas
					Weil, Frederico Wilensky and Mariano Sebastian Weil	No	Yes
14	Loan	22, 23	1	Lofts at College Hill	Consolidated Capital Investments, LLC	No	No
15	Loan	6, 7, 24	2	NYC Retail Collection	Albert Rabizadeh	No	No
15.01	Property		1	325 Fifth Ave
15.02	Property		1	McDonald's Hillside Leased Fee
16	Loan	25	1	RC Shoppes & Apartments	Carl Klepper and Robert D'Angelo	No	No
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	Gregory J. Drennan, Timothy E. Wright, Kenneth M. Pratt, Steven R. Moore, David R. Moore, William C. Hubbard, James Brock Littlejohn and David Lawson	No	Yes
17.01	Property		1	Mill Creek Self Storage
17.02	Property		1	Storage Quest Self Storage
17.03	Property		1	Eastgate Self Storage
17.04	Property		1	Eastside Mini Storage
17.05	Property		1	Melrose Mini Storage
17.06	Property		1	Main Street Self Storage
18	Loan		1	533 Concord Avenue	Meilech Friedman, Lazar Katz and Moshe Steinmetz	No	No
19	Loan	26	1	Pointe on College	Consolidated Capital Investments, LLC	No	No
20	Loan		1	District at Manhattan	Consolidated Capital Investments, LLC	No	No
21	Loan		1	Pavilion Towers	Boxer RE, L.P.	No	No
22	Loan		1	Meadowlark Apartments	Consolidated Capital Investments, LLC	No	No
23	Loan		1	Loveland Marketplace North	Bruce Bocina and Steven Katz	No	Yes
24	Loan		1	15 Houghtaling Road	Abraham Guttman	No	No
25	Loan		1	St. James Apartments	Consolidated Capital Investments, LLC	No	No
26	Loan	27	1	30 Cooper Square	Lane Wesselmann, Kate Wesselmann and Jenny Schwartz	No	No
27	Loan		1	CubeSmart Greenville	Ironshore Partners, LLC	No	No
28	Loan		1	Holiday Inn Express & Suites Lubbock West	Bharat V. Patel, Bharat D. Bhakta, Nitin Tiwari and Darshan B. Patel	No	No
29	Loan		1	Bonanza Square	Mary E. Connolly and Mary E. Connolly as Trustee of The Mary E. Connolly Revocable Trust	No	No
30	Loan		1	Gold's Gym Richland	Jonathan Wornick	No	No
31	Loan	C	1	CVS Denton	Stewart Alpert	No	No
A-1-669

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	Recapitalization		134,000,000	0	0	0	134,000,000	0	0	2,018,305	53,407	131,928,288	0	134,000,000
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca															NAP
1.02	Property		1	U-Haul Moving & Storage of Casa Grande															NAP
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene															NAP
1.04	Property		1	U-Haul Moving & Storage of Spring Valley															NAP
1.05	Property		1	U-Haul Moving & Storage of North Brunswick															NAP
1.06	Property		1	U-Haul Moving & Storage of Marlboro															NAP
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd															NAP
1.08	Property		1	U-Haul Moving & Storage of Little River															NAP
1.09	Property		1	U-Haul Moving & Storage of East Brunswick															NAP
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd															NAP
1.11	Property		1	U-Haul Storage of North Miami Beach															NAP
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville															NAP
1.13	Property		1	U-Haul Moving & Storage of Haines City															NAP
1.14	Property		1	U-Haul of North Miami Beach															NAP
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids															NAP
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins															NAP
1.17	Property		1	U-Haul Moving & Storage of Salisbury															NAP
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave															NAP
1.19	Property		1	U-Haul Moving & Storage at 36th St															NAP
1.20	Property		1	U-Haul Storage of Salisbury															NAP
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	Refinance		75,000,000	5,798,231	0	0	80,798,231	79,916,352	0	881,879	0	0	0	80,798,231	NAP
2.01	Property		1	Pismo Beach Premium Outlets															NAP
2.02	Property		1	Queenstown Premium Outlets															NAP
3	Loan		1	19000 Homestead	Refinance		50,000,000	0	0	0	50,000,000	41,316,178	0	2,662,119	0	6,021,703	0	50,000,000	NAP
4	Loan		1	Orange Center Tower	Acquisition		40,600,000	26,434,013	0	0	67,034,013	0	63,125,000	651,397	3,257,616	0	0	67,034,013	NAP
5	Loan	5, 12	1	Arizona Mills	Refinance		135,000,000	0	0	0	135,000,000	89,378,737	0	848,361	310,940	44,461,962	0	135,000,000	NAP
6	Loan	5, 13	1	Orchard at Saddleback	Refinance		88,500,000	0	0	0	88,500,000	80,401,490	0	1,775,181	995,560	5,327,769	0	88,500,000	NAP
7	Loan	5, 14, 15, 16	1	One Dag	Acquisition		175,000,000	97,915,283	40,000,000	0	312,915,283	0	212,790,012	7,410,704	92,714,567	0	0	312,915,283	NAP
8	Loan	8, 17, A	1	Metropolis Towers Coop	Refinance		29,000,000	0	0	0	29,000,000	27,281,782	0	544,296	71,063	1,102,858	0	29,000,000	NAP
9	Loan	18	1	The Henry, Autograph Collection	Refinance		29,000,000	0	0	0	29,000,000	20,267,069	0	301,227	3,226,260	5,205,444	0	29,000,000	6/3/2050
10	Loan		1	781 Washington	Refinance		27,500,000	0	0	0	27,500,000	22,982,979	0	1,091,169	335,360	3,090,493	0	27,500,000	NAP
11	Loan	19	1	Innovation Center of Vermont	Refinance		26,000,000	0	0	0	26,000,000	18,205,649	0	368,564	861,912	6,563,875	0	26,000,000	NAP
12	Loan	20	1	Robert Pitt Professional Plaza	Refinance		25,000,000	0	0	0	25,000,000	18,854,579	0	530,089	264,509	5,350,823	0	25,000,000	NAP
13	Loan	21	1	500 N Gulph	Acquisition		24,900,000	20,087,378	0	0	44,987,378	0	41,500,000	1,862,764	1,624,614	0	0	44,987,378	NAP
14	Loan	22, 23	1	Lofts at College Hill	Refinance		19,000,000	1,537,916	0	0	20,537,916	19,758,505	0	594,449	184,962	0	0	20,537,916	NAP
15	Loan	6, 7, 24	2	NYC Retail Collection	Acquisition/Refinance		17,250,000	5,073,196	0	0	22,323,196	4,441,308	17,000,000	838,368	43,521	0	0	22,323,196	NAP
15.01	Property		1	325 Fifth Ave															NAP
15.02	Property		1	McDonald's Hillside Leased Fee															NAP
16	Loan	25	1	RC Shoppes & Apartments	Refinance														NAP
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	Acquisition
17.01	Property		1	Mill Creek Self Storage															NAP
17.02	Property		1	Storage Quest Self Storage															NAP
17.03	Property		1	Eastgate Self Storage															NAP
17.04	Property		1	Eastside Mini Storage															NAP
17.05	Property		1	Melrose Mini Storage															NAP
17.06	Property		1	Main Street Self Storage															NAP
18	Loan		1	533 Concord Avenue	Refinance														NAP
19	Loan	26	1	Pointe on College	Refinance														NAP
20	Loan		1	District at Manhattan	Refinance														NAP
21	Loan		1	Pavilion Towers	Refinance														NAP
22	Loan		1	Meadowlark Apartments	Refinance														NAP
23	Loan		1	Loveland Marketplace North	Acquisition														NAP
24	Loan		1	15 Houghtaling Road	Acquisition														NAP
25	Loan		1	St. James Apartments	Refinance														NAP
26	Loan	27	1	30 Cooper Square	Recapitalization														NAP
27	Loan		1	CubeSmart Greenville	Refinance														NAP
28	Loan		1	Holiday Inn Express & Suites Lubbock West	Refinance														7/17/2033
29	Loan		1	Bonanza Square	Refinance														NAP
30	Loan		1	Gold's Gym Richland	Refinance														NAP
31	Loan	C	1	CVS Denton	Refinance														NAP
A-1-670

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	U-Haul Moving & Storage of Marlboro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	U-Haul Moving & Storage of Little River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	U-Haul Storage of North Miami Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	U-Haul Moving & Storage of Haines City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	U-Haul of North Miami Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	U-Haul Moving & Storage of Salisbury	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	U-Haul Moving & Storage at 36th St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	U-Haul Storage of Salisbury	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	Pismo Beach Premium Outlets	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Queenstown Premium Outlets	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan		1	19000 Homestead	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan		1	Orange Center Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	5, 12	1	Arizona Mills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 13	1	Orchard at Saddleback	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	5, 14, 15, 16	1	One Dag	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	8, 17, A	1	Metropolis Towers Coop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	261,500,000	11.1%
9	Loan	18	1	The Henry, Autograph Collection	212.70	136.57	64.2%	212.70	136.55	64.2%	210.43	139.52	66.3%	208.39	146.50	70.3%
10	Loan		1	781 Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	19	1	Innovation Center of Vermont	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	20	1	Robert Pitt Professional Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	21	1	500 N Gulph	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	22, 23	1	Lofts at College Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 7, 24	2	NYC Retail Collection	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	325 Fifth Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	McDonald's Hillside Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	25	1	RC Shoppes & Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Mill Creek Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Storage Quest Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Eastgate Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.04	Property		1	Eastside Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.05	Property		1	Melrose Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.06	Property		1	Main Street Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	533 Concord Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	26	1	Pointe on College	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	District at Manhattan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Pavilion Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	Meadowlark Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Loveland Marketplace North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	15 Houghtaling Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	St. James Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	27	1	30 Cooper Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	CubeSmart Greenville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Holiday Inn Express & Suites Lubbock West	111.01	89.79	80.9%	111.01	89.79	80.9%	102.28	82.63	80.8%	101.14	74.45	73.6%
29	Loan		1	Bonanza Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Gold's Gym Richland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	C	1	CVS Denton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-671

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1	Loan	5, 6, 7, 9, 10	20	U-Haul AREC Portfolio 22
1.01	Property		1	U-Haul Moving & Storage at Oso Blanca
1.02	Property		1	U-Haul Moving & Storage of Casa Grande
1.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
1.04	Property		1	U-Haul Moving & Storage of Spring Valley
1.05	Property		1	U-Haul Moving & Storage of North Brunswick
1.06	Property		1	U-Haul Moving & Storage of Marlboro
1.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
1.08	Property		1	U-Haul Moving & Storage of Little River
1.09	Property		1	U-Haul Moving & Storage of East Brunswick
1.1	Property		1	U-Haul Moving & Storage of Forestville Rd
1.11	Property		1	U-Haul Storage of North Miami Beach
1.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
1.13	Property		1	U-Haul Moving & Storage of Haines City
1.14	Property		1	U-Haul of North Miami Beach
1.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
1.16	Property		1	U-Haul Moving & Storage of West Warner Robins
1.17	Property		1	U-Haul Moving & Storage of Salisbury
1.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
1.19	Property		1	U-Haul Moving & Storage at 36th St
1.20	Property		1	U-Haul Storage of Salisbury
2	Loan	5, 6, 7, 11	2	Pismo Beach & Queenstown Premium Outlets
2.01	Property		1	Pismo Beach Premium Outlets
2.02	Property		1	Queenstown Premium Outlets
3	Loan		1	19000 Homestead
4	Loan		1	Orange Center Tower
5	Loan	5, 12	1	Arizona Mills
6	Loan	5, 13	1	Orchard at Saddleback
7	Loan	5, 14, 15, 16	1	One Dag
8	Loan	8, 17, A	1	Metropolis Towers Coop	47.7%	372.00	0	0	NAP
9	Loan	18	1	The Henry, Autograph Collection
10	Loan		1	781 Washington
11	Loan	19	1	Innovation Center of Vermont
12	Loan	20	1	Robert Pitt Professional Plaza
13	Loan	21	1	500 N Gulph
14	Loan	22, 23	1	Lofts at College Hill
15	Loan	6, 7, 24	2	NYC Retail Collection
15.01	Property		1	325 Fifth Ave
15.02	Property		1	McDonald's Hillside Leased Fee
16	Loan	25	1	RC Shoppes & Apartments
17	Loan	6, B	6	Crescendo Storage Walla Walla Portfolio
17.01	Property		1	Mill Creek Self Storage
17.02	Property		1	Storage Quest Self Storage
17.03	Property		1	Eastgate Self Storage
17.04	Property		1	Eastside Mini Storage
17.05	Property		1	Melrose Mini Storage
17.06	Property		1	Main Street Self Storage
18	Loan		1	533 Concord Avenue
19	Loan	26	1	Pointe on College
20	Loan		1	District at Manhattan
21	Loan		1	Pavilion Towers
22	Loan		1	Meadowlark Apartments
23	Loan		1	Loveland Marketplace North
24	Loan		1	15 Houghtaling Road
25	Loan		1	St. James Apartments
26	Loan	27	1	30 Cooper Square
27	Loan		1	CubeSmart Greenville
28	Loan		1	Holiday Inn Express & Suites Lubbock West
29	Loan		1	Bonanza Square
30	Loan		1	Gold's Gym Richland
31	Loan	C	1	CVS Denton
A-1-672

MSBAM 2026-C36

Footnotes to Annex A-1

(1)	BANA—Bank of America, N.A.; AREF2—Argentic Real Estate Finance 2 LLC, BCREI—Barclays Capital Real Estate Inc.; MSBNA—Morgan Stanley Bank, N.A.; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; CREFI—Citi Real Estate Funding Inc., JPMCB—JPMorgan Chase Bank, National Association; WFB—Wells Fargo Bank, National Association.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related mortgaged properties, which, in each case, are not in occupancy, are in free rent periods or have subleased their space.

(3)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related mortgaged properties.

(5)	With respect to Mortgage Loan No. 1, U-Haul AREC Portfolio 22, Mortgage Loan No. 2, Pismo Beach & Queenstown Premium Outlets, Mortgage Loan No. 5, Arizona Mills, Mortgage Loan No. 6, Orchard at Saddleback and Mortgage Loan No. 7, One Dag, each such Mortgage Loan is part of a whole loan related to the Issuing Entity. For further information, with respect to each serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and with respect to each non-serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, and “—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans”, in this prospectus.

(6)	With respect to Mortgage Loan No. 1, U-Haul AREC Portfolio 22, Mortgage Loan No. 2, Pismo Beach & Queenstown Premium Outlets, Mortgage Loan No. 15, NYC Retail Collection and Mortgage Loan No. 17, Crescendo Storage Walla Walla Portfolio, such Mortgage Loans are secured by multiple mortgaged properties. For purposes of the statistical information set forth in this prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads/Spaces calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, among other methods.

(7)	With respect to Mortgage Loan No. 1, U-Haul AREC Portfolio 22, Mortgage Loan No. 2, Pismo Beach & Queenstown Premium Outlets, and Mortgage Loan No. 15, NYC Retail Collection, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this prospectus.

(8)	With respect to Mortgage Loan No. 8, Metropolis Towers Coop, the related loan documents permit the sale of up to approximately 71.6% of the unimproved land on the Mortgaged Property and the free release of such land without prepayment or defeasance. See “Description of the Mortgage Pool—Property Types—Multifamily Properties” and “Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(9)	With respect to Mortgage Loan No. 1, U-Haul AREC Portfolio 22, the U-Haul AREC Portfolio 22 Whole Loan is structured with an Anticipated Repayment Date ("ARD") of August 6, 2036, and a final maturity date of August 6, 2051. Prior to the ARD, the U-Haul AREC Portfolio 22 Whole Loan will accrue interest at a rate equal to 6.0500% (the “Initial Interest Rate”). From and after the ARD until the outstanding principal balance of the U-Haul AREC Portfolio 22 Whole Loan and all accrued interest has been paid in full, or until the final maturity date on August 6, 2051, the U-Haul AREC Portfolio 22 Whole Loan will bear interest at a rate per annum equal to 3.0000% plus the greater of (a) the Initial Interest Rate and (b) the 10-year treasury swap rate plus 1.4300% (the “Extension Rate”), and all excess cash flow from the U-Haul AREC Portfolio 22 Properties will be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the U-Haul AREC Portfolio 22 Whole Loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest on the U-Haul AREC Portfolio 22 Whole Loan that has accrued at the Extension Rate and has been deferred until repayment of the U-Haul AREC Portfolio 22 Whole Loan.

(10)	With respect to Mortgage Loan No. 1, U-Haul AREC Portfolio 22, the appraised value is based on the portfolio appraised value of $235,000,000, as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” values of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the U-Haul AREC Portfolio 22 Whole Loan based upon the Aggregate Individual As-Is Appraised Value, are 59.9% and 46.6%, respectively.
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(11)	With respect to Mortgage Loan No. 2, Pismo Beach & Queenstown Premium Outlets, percent leased represents occupancy inclusive of temporary tenants. Percent Leased (%) excluding temporary tenants is 80.4%.

(12)	With respect to Loan No. 5, Arizona Mills, current Occupancy is based on the underwritten rent roll dated as of June 2, 2026. Excluding temporary tenants, the current occupancy is 89.3%.

(13)	With respect to Loan No. 6, Orchard at Saddleback, the Mortgage Loan is structured with a springing amortization reserve. Starting on September 6, 2031, on a monthly basis, the borrower is required to deposit $100,000 into an amortization reserve. The LTV Ratio at Maturity / ARD (%) is 57.4% net of the amortization reserve.

(14)	With respect to Mortgage Loan No. 7, One Dag, monthly payments on Due Dates for the Mortgage Loan are interest only for the initial 60 months of the loan term, followed by a planned amortization schedule thereafter calculated based on a 360-month schedule and the sum of the One Dag Whole Loan and the One Dag Mezzanine Loan with all amortization allocated to the Mortgage Loan. The Existing Mezzanine Debt is interest only for the entirety of the loan term.

(15)	With respect to Mortgage Loan No. 7, One Dag, the Appraised Value represents the “As Is (Funded Reserve)” value as of April 15, 2026, which assumes that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements and leasing commissions (“TI/LC”) and capital improvement obligations. At origination, the borrower deposited (i) $6,203,117 for real estate taxes, (ii) $0 for insurance, (iii) $1,566,273 for replacement reserve, (iv) $5,000,000 for TI/LC reserves, (v) $34,174,426 for outstanding lease obligations and (vi) $20,770,751 for a free rent reserve. The Appraised Value includes one new and three renewal pending leases totaling 64,782 square feet (approximately 7.9% of the net rentable area) based on the assumed terms provided by the borrower. Two of the previously pending renewal leases, related to The Kingdom of Sweden and The Republic of Chile (approximately 4.1% of net rentable area), have been executed and delivered subsequent to the origination date. The “As Is” appraised value as of April 1, 2026, is $225,000,000, which results in Cut-off Date LTV and Maturity Date LTV of 77.8% and 73.5%, respectively.

(16)	With respect to Mortgage Loan No. 7, One Dag, the Mortgaged Property comprises approximately (i) 768,142 square feet of office space, (ii) 41,826 square feet of retail space, and (iii) 7,168 square feet of storage space. Additionally, the Mortgaged Property has an on-site below grade parking garage containing 227 parking spaces that is excluded from the Appraised Value.

(17)	With respect to Mortgage Loan No. 8, Metropolis Towers Coop, the borrower is a cooperative housing corporation. Due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to other Mortgage Loans is not presented with respect to the Metropolis Towers Coop Mortgage Loan and is, instead, reflected as not applicable (N/A). For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 are not presented on Annex A-1 with respect to the Metropolis Tower Coop Mortgage Loan. In addition, see “Risk Factors-Risks Relating to the Mortgage Loans-Residential Cooperative Properties Have Special Risks” with respect to the determination of certain fields on Annex A-1, including but not limited to the Appraised Value, Coop-Rental Value, Underwritten NOI and Underwritten NCF.

(18)	With respect to Mortgage Loan No. 9, The Henry, Autograph Collection, the appraised value represents the “Prospective Market Value Upon Completion”, which assumes that the scheduled Property Improvement Plan (“PIP”) is completed in a quality manner. At origination, the borrower reserved $3,053,880 for the full budgeted cost of the PIP. The appraisal concluded to an “as-is” appraised value of $83,000,000 as of April 22, 2026, which results in a Cutoff Date LTV of 34.9% and a Maturity Date LTV of 29.8% for Mortgage Loan.

(19)	With respect to Mortgage Loan No. 11, Innovation Center of Vermont, the mortgaged property is comprised of (i) 91,535 square feet of industrial/research and development space, (ii) 89,695 square feet of general office space and (iii) 27,472 square feet of medical office space.

(20)	With respect to Mortgage Loan No. 12, Robert Pitt Professional Plaza, the related mortgaged property is comprised of (i) 101,239 square feet of general office space and (ii) 48,472 square feet of industrial space.

(21)	With respect to Mortgage Loan No. 13, 500 N Gulph, Appraised Value ($), Cut-off Date LTV Ratio (%), and LTV Ratio at Maturity / ARD (%) are based on the “As Is (With Funded Escrow)” appraised value as of May 21, 2026, which assumes that there is at least $364,364 reserved for reserved for tenant improvement allowances per the UGI Corporation lease. At origination, the borrowers reserved $1,624,614 into an Unfunded Obligations Reserve, of which $364,364 is to cover outstanding tenant improvement costs that must be spent prior to February 1, 2031. The appraisal concluded to an “As Is” appraised value of $41,900,000 as of May 21, 2026, resulting in a , resulting in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 59.4%.

(22)	With respect to Mortgage Loan No. 14, given the proximity to Washburn University, the Lofts at College Hill Property is mostly leased to students on a per-unit basis. The Lofts at College Hill Property operates as a conventional multifamily asset with leases
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structured by the apartment unit rather than by the bed, on standard 12-month terms. The most recent occupancy includes preleased units for students that have signed leases for the 2026-2027 academic year.

(23)	With respect to Mortgage Loan No. 14, the Lofts at College Hill Property contains 204 multifamily units and five ground-floor retail suites (12,990 SF). Per unit calculations are based on 209 units. Most Recent Occupancy includes the retail units, which are 100.0% leased as of June 25, 2026.

(24)	With respect to Mortgage Loan No. 15, NYC Retail Collection, Units/SF includes 6,030 SF of collateral retail spae at the 325 Fifth Ave Mortgaged Property and 5,850 SF of non-collateral improvements which are located on the land of the McDonald's Hillside Leased Fee Mortgaged Property, which has a land area of 32,000 SF.

(25)	With respect to Mortgage Loan No. 16, RC Shoppes & Apartments, the unit of measure represents 43,475 SF of retail space and 36,000 SF of residential space, which consists of 16 units.

(26)	With respect to Mortgage Loan No. 19, Pointe on College, and Mortgage Loan No. 20, District at Manhattan, the underwritten economic occupancy and leased occupancy include preleased units for students that have signed leases for the 2026-2027 academic year. Both properties have units leased to students however, they are operated as conventional multifamily assets with leases structured by the apartment unit rather than by the bed, on standard 12-month terms.

(27)	With respect to Mortgage Loan No. 26, 30 Cooper Square, Appraised Value ($), Cut-off Date LTV Ratio (%), and LTV Ratio at Maturity / ARD (%) are based on the “As Is (With Funded Escrow)” appraised value as of April 1, 2026, which assumes that there is at least $550,000 reserved for reserved for forthcoming Local Law 11 work. At origination, the borrower reserved $575,945 for immediate repairs, including the work to cover the Local Law 11 compliance work. The appraisal concluded to an “As Is” appraised value of $27,000,000 as of April 1, 2026, resulting in a , resulting in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 31.3%.

A.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Stated Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B.	"Yield Maintenance" shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date, each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, "Reinvestment Yield" means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities" and the sub-heading "Treasury constant maturities" for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The "Prepayment Calculation Date" shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender's calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

C.	"Prepayment Premium" shall mean an amount equal to the greater of (i) two percent (2%) of any applicable prepayment, or (ii) the present value as of the Prepayment Date of the Calculated Payments determined by discounting such payments at the Discount Rate. As used in this definition, (i) the term "Prepayment Date" means the date on which the applicable prepayment is made; (ii) the term "Calculated Payments" means the monthly payments of interest only which would be due from the Prepayment Date through the Permitted Prepayment Date based on the Principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum in the amount, if any, by which the Interest Rate exceeds the Yield Maintenance Treasury Rate; and (iii) the term "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate when compounded semi-annually. The calculation of the Prepayment Premium shall be made by Lender and shall, absent manifest error, be final, conclusive, and binding upon the parties.

"Yield Maintenance Premium" shall mean an amount equal to the greater of (i) five percent (5%) of any applicable prepayment, or (ii) an amount which, when added to the outstanding Principal, would be sufficient to purchase U.S. Obligations which provide payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates under this Agreement through the
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Stated Maturity Date and (b) in amounts equal to the Monthly Debt Service Payment Amount required under this Agreement through the Stated Maturity Date together with the outstanding principal balance of the Note as of the Stated Maturity Date, assuming all such Monthly Debt Service Payment Amounts are made (including any servicing costs associated therewith). In no event shall the Yield Maintenance Premium be less than zero.

"Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

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Annex A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2
Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Bank of America, National Association	9	$224,026,710	32.0%	6.4253%	120	1.71x	13.1%	57.3%	52.8%
Argentic Real Estate Finance 2 LLC	9	$178,130,074	25.4%	6.6031%	118	1.72x	12.6%	55.6%	53.7%
Morgan Stanley Mortgage Capital Holdings LLC	6	$125,087,500	17.9%	6.3608%	119	3.62x	22.5%	46.6%	46.6%
Barclays Capital Real Estate Inc.	3	$93,500,000	13.3%	6.8045%	120	2.16x	15.6%	57.1%	57.1%
Citi Real Estate Funding Inc.	1	$35,000,000	5.0%	6.6570%	119	2.98x	21.2%	40.2%	40.2%
JPMorgan Chase Bank, National Association	1	$30,000,000	4.3%	6.7607%	118	1.59x	13.6%	60.5%	57.1%
Wells Fargo Bank, National Association	2	$14,750,000	2.1%	6.9279%	120	1.46x	11.2%	61.1%	58.4%
Total/Wtd. Avg.	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
5,000,000 - 10,000,000	8	$61,030,000	8.7%	6.7035%	119	1.89x	13.9%	56.1%	54.7%
10,000,001 - 20,000,000	10	$149,320,000	21.3%	6.7343%	119	1.50x	10.9%	61.6%	60.9%
20,000,001 - 30,000,000	7	$191,356,784	27.3%	6.3877%	119	3.16x	21.6%	48.1%	45.9%
30,000,001 - 40,000,000	2	$68,187,500	9.7%	6.7329%	119	2.13x	15.2%	50.6%	50.6%
40,000,001 - 50,000,000	2	$90,600,000	12.9%	6.4719%	120	1.96x	13.7%	51.1%	51.1%
50,000,001 - 70,000,000	2	$140,000,000	20.0%	6.4505%	120	1.80x	13.4%	58.1%	51.8%
Total/Wtd. Avg.	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

Minimum: $5,000,000
Maximum: $70,000,000
Average: $22,596,590

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States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
California	4	$158,787,500	22.7%	6.6268%	120	1.88x	13.3%	55.1%	55.1%
Southern California	3	$108,787,500	15.5%	6.7678%	120	1.83x	13.5%	59.5%	59.5%
Northern California	1	$50,000,000	7.1%	6.3200%	120	1.98x	12.8%	45.5%	45.5%
New York	8	$132,850,000	19.0%	6.6435%	118	1.65x	12.1%	60.4%	59.7%
Kansas	4	$60,060,000	8.6%	6.8992%	120	1.36x	9.9%	65.6%	65.6%
New Jersey	4	$42,629,650	6.1%	5.7371%	119	7.13x	41.9%	23.9%	19.9%
Maryland	4	$41,188,175	5.9%	6.7307%	120	2.12x	15.5%	58.9%	57.0%
Arizona	2	$40,805,918	5.8%	6.5706%	119	2.75x	19.7%	42.6%	40.8%
Florida	6	$29,157,022	4.2%	6.4873%	119	1.38x	10.2%	57.8%	52.6%
Michigan	1	$28,976,710	4.1%	6.1190%	119	2.99x	25.3%	32.2%	27.5%
Vermont	1	$25,980,074	3.7%	6.2920%	119	2.00x	16.0%	49.4%	42.4%
Colorado	2	$25,300,000	3.6%	6.8807%	120	1.62x	14.1%	57.6%	53.4%
Pennsylvania	1	$24,900,000	3.6%	6.4900%	119	2.15x	14.8%	59.1%	59.1%
Nevada	4	$23,598,161	3.4%	6.1230%	120	1.80x	13.4%	49.8%	40.6%
Washington	7	$21,360,000	3.0%	6.3789%	119	1.83x	12.6%	61.1%	59.3%
South Carolina	2	$12,603,901	1.8%	6.6200%	120	1.27x	9.2%	64.5%	60.6%
Texas	2	$12,000,000	1.7%	7.3952%	119	1.34x	11.6%	62.5%	58.5%
Oklahoma	1	$9,030,000	1.3%	6.6140%	120	1.58x	11.0%	70.0%	70.0%
Idaho	1	$5,451,855	0.8%	6.0500%	120	1.33x	10.4%	57.0%	44.4%
Iowa	1	$2,114,946	0.3%	6.0500%	120	1.33x	10.4%	57.0%	44.4%
Georgia	1	$1,992,749	0.3%	6.0500%	120	1.33x	10.4%	57.0%	44.4%
Minnesota	1	$1,707,623	0.2%	6.0500%	120	1.33x	10.4%	57.0%	44.4%
Total/Wtd. Avg.	57	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

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Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV

Retail
Outlet Center	2	$70,000,000	10.0%	6.8510%	120	2.26x	16.4%	59.2%	59.2%
Anchored	4	$61,207,500	8.7%	6.7004%	120	1.54x	10.9%	58.6%	58.6%
Super Regional Mall	1	$35,000,000	5.0%	6.6570%	119	2.98x	21.2%	40.2%	40.2%
Shadow Anchored	1	$6,000,000	0.9%	7.0110%	120	1.77x	14.8%	51.3%	44.8%
Single Tenant	1	$5,000,000	0.7%	6.8410%	117	1.23x	8.6%	60.9%	60.9%
Subtotal:	9	$177,207,500	25.3%	6.7658%	120	2.11x	15.2%	55.0%	54.8%
Office
Suburban	3	$78,800,000	11.2%	6.6873%	119	1.95x	15.0%	57.2%	55.8%
Medical	1	$50,000,000	7.1%	6.3200%	120	1.98x	12.8%	45.5%	45.5%
CBD	2	$38,750,000	5.5%	6.5505%	118	1.98x	15.5%	53.9%	51.3%
Subtotal:	6	$167,550,000	23.9%	6.5461%	119	1.96x	14.4%	52.9%	51.7%
Multifamily
Garden	5	$69,090,000	9.9%	6.8619%	120	1.39x	10.0%	66.2%	66.2%
Mid Rise	2	$41,850,000	6.0%	6.6034%	115	1.50x	10.2%	64.1%	64.1%
Cooperative	1	$29,000,000	4.1%	5.5900%	119	9.85x	56.7%	8.4%	8.4%
Subtotal:	8	$139,940,000	20.0%	6.5210%	118	3.17x	19.7%	53.6%	53.6%
Self Storage
Self Storage	27	$94,110,000	13.4%	6.1397%	120	1.41x	10.5%	59.3%	49.9%
Subtotal:	27	$94,110,000	13.4%	6.1397%	120	1.41x	10.5%	59.3%	49.9%
Mixed Use
Office/R&D	1	$25,980,074	3.7%	6.2920%	119	2.00x	16.0%	49.4%	42.4%
Office/Industrial	1	$25,000,000	3.6%	6.8100%	119	1.65x	12.0%	62.5%	62.5%
Retail/Multifamily	1	$17,000,000	2.4%	6.8000%	118	1.42x	10.0%	58.4%	58.4%
Subtotal:	3	$67,980,074	9.7%	6.6095%	119	1.73x	13.0%	56.5%	53.8%
Hospitality
Full Service	1	$28,976,710	4.1%	6.1190%	119	2.99x	25.3%	32.2%	27.5%
Limited Service	1	$7,000,000	1.0%	7.7910%	120	1.41x	13.7%	63.6%	56.7%
Subtotal:	2	$35,976,710	5.1%	6.4443%	119	2.68x	23.0%	38.3%	33.2%
Industrial
Manufacturing	1	$10,000,000	1.4%	6.6400%	119	1.46x	11.4%	66.7%	66.7%
Subtotal:	1	$10,000,000	1.4%	6.6400%	119	1.46x	11.4%	66.7%	66.7%
Leased Fee
Leased Fee	1	$7,730,000	1.1%	6.7100%	119	1.40x	9.7%	59.5%	59.5%
Subtotal:	1	$7,730,000	1.1%	6.7100%	119	1.40x	9.7%	59.5%	59.5%
Total/Wtd. Avg.	57	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

A-2-3

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
5.5900 - 5.9999	2	$37,750,000	5.4%	5.6456%	119	8.33x	48.6%	13.7%	13.7%
6.0000 - 6.9999	24	$603,294,284	86.1%	6.5401%	119	1.85x	13.6%	56.2%	54.0%
7.0000 - 7.7910	5	$59,450,000	8.5%	7.1788%	120	1.43x	12.1%	60.8%	57.6%
Total/Wtd. Avg.	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

Minimum: 5.5900%
Maximum: 7.7910%
Weighted Average: 6.5461%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
120	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%
Total/Wtd. Avg.	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

Minimum: 120 mos.
Maximum: 120 mos.
Weighted Average: 120 mos.

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
112-120	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%
Total/Wtd. Avg.	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

Minimum: 112 mos.
Maximum: 120 mos.
Weighted Average: 119 mos.

A-2-4

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	24	$519,237,500	74.1%	6.5997%	119	2.31x	15.6%	55.1%	55.1%
300	1	$70,000,000	10.0%	6.0500%	120	1.33x	10.4%	57.0%	44.4%
330	1	$13,300,000	1.9%	7.1430%	120	1.59x	15.9%	51.0%	43.1%
360	5	$97,956,784	14.0%	6.5355%	119	2.11x	17.8%	48.8%	43.7%
Total/Wtd. Avg.	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

Minimum: 300 mos.
Maximum: 360 mos.
Weighted Average: 335 mos.

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	24	$519,237,500	74.1%	6.5997%	119	2.31x	15.6%	55.1%	55.1%
300 - 330	2	$83,300,000	11.9%	6.2245%	120	1.37x	11.3%	56.0%	44.2%
331 - 360	5	$97,956,784	14.0%	6.5355%	119	2.11x	17.8%	48.8%	43.7%
Total/Wtd. Avg.	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

Minimum: 300 mos.
Maximum: 360 mos.
Weighted Average: 334 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.23 - 1.50	13	$255,747,500	36.5%	6.6290%	119	1.34x	9.9%	62.1%	58.5%
1.51 - 1.70	5	$89,330,000	12.8%	6.7937%	119	1.61x	13.0%	61.2%	58.9%
1.71 - 1.90	3	$35,710,000	5.1%	6.3802%	116	1.79x	12.1%	58.6%	57.5%
1.91 - 2.80	5	$211,480,074	30.2%	6.5774%	120	2.09x	15.0%	54.5%	53.7%
2.81 - 9.85	5	$108,226,710	15.5%	6.1396%	119	4.85x	31.9%	28.2%	27.0%
Total/Wtd. Avg.	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

Minimum: 1.23x
Maximum: 9.85x
Weighted Average: 2.17x

A-2-5

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
8.4 - 50.0	7	$184,206,784	26.3%	6.2101%	119	3.67x	24.5%	35.9%	34.2%
50.1 - 60.0	9	$273,400,000	39.0%	6.5656%	119	1.79x	13.3%	57.6%	53.9%
60.1 - 65.0	9	$155,607,500	22.2%	6.7798%	119	1.49x	11.2%	62.5%	61.5%
65.1 - 70.0	6	$87,280,000	12.5%	6.7780%	119	1.39x	10.0%	68.1%	68.1%
Total/Wtd. Avg.	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

Minimum: 8.4%
Maximum: 70.0%
Weighted Average: 54.3%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
8.4 - 50.0	10	$273,506,784	39.0%	6.2321%	120	2.93x	20.2%	42.4%	37.5%
50.1 - 60.0	8	$221,100,000	31.6%	6.7472%	119	1.90x	14.1%	59.0%	58.3%
60.1 - 65.0	7	$118,607,500	16.9%	6.7250%	119	1.47x	10.4%	63.0%	63.0%
65.1 - 70.0	6	$87,280,000	12.5%	6.7780%	119	1.39x	10.0%	68.1%	68.1%
Total/Wtd. Avg.	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

Minimum: 8.4%
Maximum: 70.0%
Weighted Average: 52.2%

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	24	$519,237,500	74.1%	6.5997%	119	2.31x	15.6%	55.1%	55.1%
Amortizing Balloon	5	$81,256,784	11.6%	6.5518%	119	2.22x	19.0%	44.9%	38.6%
Amortizing Balloon - ARD	1	$70,000,000	10.0%	6.0500%	120	1.33x	10.4%	57.0%	44.4%
Interest Only, Amortizing Balloon	1	$30,000,000	4.3%	6.7607%	118	1.59x	13.6%	60.5%	57.1%
Total/Wtd. Avg.	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

A-2-6

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
8.6 - 10.0	9	$155,747,500	22.2%	6.8384%	119	1.33x	9.4%	63.8%	63.8%
10.1 - 12.0	7	$156,740,000	22.4%	6.3257%	119	1.50x	11.0%	60.5%	54.9%
12.1 - 16.0	9	$209,780,074	29.9%	6.6018%	119	1.87x	14.2%	54.4%	52.1%
16.1 - 56.7	6	$178,226,710	25.4%	6.4190%	119	3.83x	25.8%	40.4%	39.6%
Total/Wtd. Avg.	31	$700,494,284	100.0%	6.5461%	119	2.17x	15.4%	54.3%	52.2%

Minimum: 8.6%
Maximum: 56.7%
Weighted Average: 15.4%

A-2-7

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-
COLLATERALIZED MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

U-HAUL
SELF-STORAGE
U-Haul Moving & Storage at Oso Blanca

U-Haul Moving & Storage of East Brunswick

U-Haul Moving & Storage of Casa Grande

3083
U-HAUL
SELF-STORAGE
BOXES · MOVING SUPPLIES
U-Haul Moving & Storage at W Lake Mead Blvd

U-Haul Moving & Storage of Downtown Jacksonville

SELF-
STORAGE
U-Haul Moving & Storage of Little River

U-Haul Moving & Storage of North Brunswick

U-HAUL
U-Haul Moving & Storage of Spring Valley

U-HAUL
SELF-STORAGE
self-storage
U-Haul of North Miami Beach

A-3-1

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

Grand Rapids
Lake Superior
Fargo
MINNESOTA
Duluth
NORTH DAKOTA
Perham
Ashland
MICHIGAN
Fergus Falls
Escanaba
Aberdeen
Rhinelander
St. Cloud
WISCONSIN
Watertown
MINNEAPOLIS
St. Paul
Wausau
Green Bay
SOUTH DAKOTA
Burnsville
1
Marshfield
Appleton
Mankato
Rochester
Brookings
Oshkosh
La Crosse
Austin
Sioux Falls
MILWAUKEE
Mason City
Madison
Racine
Sioux City
Fort Dodge
Waterloo
Dubuque
Rockford
IOWA
2
Cedar Rapids
CHICAGO
NEBRASKA
Ames
Des Moines
Iowa City
Davenport
OMAHA
Council Bluffs
Ottumwa
Peoria
Lincoln
Burlington
Maryville
Kirksville
Springfield
KANSAS
KANSAS CITY
MISSOURI
ILLINOIS

MASS.
Springfield
Corning
Elmira
Binghamton
NEW YORK
Kingston
Hartford
CONN.
Poughkeepsie
Newburgh
Scranton
Middletown
New Haven
Williamsport
Wilkes-Barre
Bridgeport
Yonkers
Riverhead
Paterson
PENNSYLVANIA
Newark
NEW YORK
Tremont
Allentown
New Brunswick
Bethlehem
Harrisburg
Reading
Trenton
17
19
18
Long Branch
Carlisle
PHILADELPHIA
Lancaster
York
Toms River
Wilmington
NEW JERSEY
MARYLAND
BALTIMORE
Atlantic City
Atlantic Ocean
Dover
Delaware Bay
WASHINGTON D.C.
4
Annapolis
District Heights
DEL.
VA
Chesapeake Bay
Salisbury
5
6
Ocean City

Bellingham
CANADA
SEATTLE
WASH.
Coeur D'Alene
Olympia
Tacoma
Spokane
20
MONTANA
ND
Great Falls
Missoula
Helena
PORTLAND
Kennewick
Salem
Happy Valley
Billings
Eugene
Bend
IDAHO
Gillette
SD
OREGON
Nampa
Boise
Idaho Falls
WYOMING
Medford
Pocatello
NE
Eureka
Ogden
Cheyenne
Redding
Elko
Great Salt Lake
Salt Lake City
DENVER
Reno
NEVADA
Sacramento
Carson City
UTAH
Grand Junction
SAN FRANCISCO
Lake Tahoe
COLORADO
SAN JOSE
COLORADO SPRINGS
Fresno
LAS VEGAS
St. George
Durango
CALIFORNIA
14
13
Pacific Ocean
15
ARIZONA
Santa Fe
Bakersfield
Flagstaff
ALBUQUERQUE
LOS ANGELES
Riverside
PHOENIX
NEW MEXICO
SAN DIEGO
Casa Grande
10
Las Cruces
TUCSON
MEXICO
EL PASO
TX

Bainbridge
GEORGIA
Valdosta
TALLAHASSEE
11
JACKSONVILLE
St. Augustine
Gainesville
Ormond Beach
Ocala
Daytona Beach
Atlantic Ocean
Port Orange
Spring Hill
ORLANDO
Cocoa Beach
TAMPA
Haines City
Kissimmee
Melbourne
Clearwater
12
Lakeland
Palm Bay
ST. PETERSBURG
FLORIDA
Fort Pierce
Bradenton
Port St. Lucie
Sarasota
Lake Okeechobee
Gulf of Mexico
West Palm Beach
Cape Coral
Fort Myers
FORT LAUDERDALE
Naples
Medley
9
8
N. Miami Beach
7
MIAMI
Homestead
Key West

Lexington
Beckley
Richmond
KENTUCKY
WV
Lynchburg
Petersburg
Somerset
Roanoke
VIRGINIA
VIRGINIA BEACH
Johnson City
Henderson
TENNESSEE
Greensboro
Winston-Salem
RALEIGH
Knoxville
Ahoskie
Wilson
Asheville
NORTH CAROLINA
CHARLOTTE
Chattanooga
Spartanburg
Fayetteville
Rock Hill
Greenville
Morehead City
Canton
Florence
Wilmington
ATLANTA
Athens
Laurens
16
Little River
Columbia
SC
Myrtle Beach
Augusta
Macon
GEORGIA
Charleston
Columbus
3
Statesboro
AL
Warner Robins
Hilton Head Island
Savannah
Atlantic Ocean
Cordele
Albany
Douglas
Waycross
Dothan
Brunswick
Thomasville
Valdosta
Tallahassee
JACKSONVILLE
FLORIDA

U-Haul AREC Portfolio 22	
1 U-Haul Moving & Storage at Hwy 13 & Portland Ave	Burnsville, MN
2 U-Haul Moving & Storage of Cedar Rapids	Cedar Rapids, IA
3 U-Haul Moving & Storage of West Warner Robins	Warner Robins, GA
4 U-Haul Moving & Storage of Forestville Rd	District Heights, MD
5 U-Haul Moving & Storage of Salisbury	Salisbury, MD
6 U-Haul Storage of Salisbury	Salisbury, MD
7 U-Haul Moving & Storage at 36th St	Miami, FL
8 U-Haul of North Miami Beach	North Miami Beach, FL
9 U-Haul Storage of North Miami Beach	North Miami Beach, FL
10 U-Haul Moving & Storage of Casa Grande	Casa Grande, AZ
11 U-Haul Moving & Storage of Downtown Jacksonville	Jacksonville, FL
12 U-Haul Moving & Storage of Haines City	Haines City, FL
13 U-Haul Moving & Storage at W Lake Mead Blvd	North Las Vegas, NV
14 U-Haul Moving & Storage at Oso Blanca	Las Vegas, NV
15 U-Haul Moving & Storage of Spring Valley	Las Vegas, NV
16 U-Haul Moving & Storage of Little River	Little River, SC
17 U-Haul Moving & Storage of North Brunswick	North Brunswick, NJ
18 U-Haul Moving & Storage of Marlboro	Englishtown, NJ
19 U-Haul Moving & Storage of East Brunswick	East Brunswick, NJ
20 U-Haul Moving & Storage of Coeur D'Alene	Coeur D'Alene, ID

A-3-2

Mortgage Loan No. 1 – U-Haul AREC Portfolio 22

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
				Location(5):	Various, Various
Original Balance(1):	$70,000,000			General Property Type:	Self Storage
Cut-off Date Balance(1):	$70,000,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	9.99%			Title Vesting:	Fee
Loan Purpose(2):	Recapitalization			Year Built/Renovated(5):	Various/Various
Borrower Sponsor:	U-Haul Holding Company			Size(5):	1,075,666 SF
Guarantor:	U-Haul Holding Company			Cut-off Date Balance PSF(1):	$125
Mortgage Rate(3):	6.0500%			Maturity Date Balance PSF(1)(3):	$97
Note Date:	7/27/2026			Property Manager(6):	Self-managed
Maturity Date(3):	8/6/2036			Underwriting and Financial Information
Term to Maturity(3):	120 months			UW NOI:	$13,978,526
Amortization Term:	300 months			UW NCF:	$13,871,711
IO Period:	0 months			UW NOI Debt Yield(1):	10.4%
Seasoning:	0 months			UW NCF Debt Yield(1):	10.4%
Prepayment Provisions:	L(24),D(89),O(7)			UW NOI Debt Yield at Maturity(1)(3):	13.4%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.33x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$13,990,707 (5/31/2026 TTM)
Additional Debt Balance(1):	$64,000,000			2nd Most Recent NOI:	$13,846,313 (3/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$13,885,281 (3/31/2024)
				Most Recent Occupancy:	90.3% (6/17/2026)
				2nd Most Recent Occupancy:	93.1% (3/31/2025)
Reserves(4)				3rd Most Recent Occupancy:	94.8% (3/31/2024)
Type	Initial	Monthly	Cap	Appraised Value (as of)(7):	$235,000,000 (5/6/2026)
RE Taxes:	$0	Springing	NAP	Appraised Value PSF(7):	$218
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(7):	57.0%
Replacement Reserve:	$53,407	Springing	NAP	Maturity Date LTV Ratio(1)(3)(7):	44.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$134,000,000	100.0%	Return of Equity(2):	$131,928,288	98.5%
			Closing Costs:	$2,018,305	1.5%
			Upfront Reserves:	$53,407	0.0%
Total Sources:	$134,000,000	100.0%	Total Uses:	$134,000,000	100.0%

(1)	The U-Haul AREC Portfolio 22 Mortgage Loan (as defined below) is part of the U-Haul AREC Portfolio 22 Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $134,000,000. The information presented is based on the aggregate Cut-off Date principal balance of the U-Haul AREC Portfolio 22 Whole Loan.
(2)	The borrower sponsor paid off the previous debt of $94.5 million secured by the U-Haul AREC Portfolio 22 Properties on May 6, 2026. The U-Haul AREC Portfolio 22 Properties (as defined below) were being held unencumbered.
(3)	The U-Haul AREC Portfolio 22 Whole Loan is structured with an anticipated repayment date of August 6, 2036 (the “ARD”) and a final maturity date of August 6, 2051. Prior to the ARD, the U-Haul AREC Portfolio 22 Whole Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD until the outstanding principal balance of the U-Haul AREC Portfolio 22 Whole Loan and all accrued interest has been paid in full, or until the final maturity date on August 6, 2051, the U-Haul AREC Portfolio 22 Whole Loan will accrue interest at a rate equal to the Extension Rate (as defined below), and all excess cash flow from the U-Haul AREC Portfolio 22 Properties will be collected by the lender (see “The Mortgage Loan” below).
(4)	See “Escrows and Reserves” section below for further discussion of reserve information.
(5)	See “The Properties” section below for additional details for the U-Haul AREC Portfolio 22 Properties.
(6)	The U-Haul AREC Portfolio 22 Properties are managed by U-Haul Co. of Arizona, U-Haul Co. of Florida, U-Haul Co. of Georgia, U-Haul Co. of Idaho, Inc., U-Haul Co. of Iowa, Inc., U-Haul Co. of Maryland, Inc., U-Haul Co. of Minnesota, U-Haul Co. of Nevada, Inc., U-Haul Co. of New Jersey, Inc., and U-Haul Co. of South Carolina, Inc., affiliates of the U-Haul AREC Portfolio 22 borrowers.
(7)	Based on the portfolio appraised value of $235,000,000 (the “Portfolio Appraised Value”), as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” values of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer. See the “Portfolio Summary” chart below for the “as-is” appraised values of the individual properties (exclusive of the portfolio premium), which in the aggregate total $223,610,000 (the “Aggregate Individual As-Is Appraised Value”). The Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the U-Haul AREC Portfolio 22 Whole Loan based upon the Aggregate Individual As-Is Appraised Value, are 59.9% and 46.6%, respectively.

The Mortgage Loan. The largest mortgage loan (the “U-Haul AREC Portfolio 22 Mortgage Loan”) is part of a whole loan (the “U-Haul AREC Portfolio 22 Whole Loan”) evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $134,000,000. The U-Haul AREC Portfolio 22 Whole Loan is secured by the borrowers’ fee interests in 20 self storage properties totaling 1,075,666 SF located across ten states (the “U-Haul AREC Portfolio 22 Properties”). The U-Haul AREC Portfolio 22 Whole Loan was co-originated by Bank of America, National Association (“BANA”) and Wells Fargo Bank, National Association (“WFB”). The U-Haul AREC Portfolio 22 Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $70,000,000. The U-Haul AREC Portfolio 22 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2026-C36 securitization trust. The relationship between the holders of the U-Haul AREC Portfolio 22 Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The U-Haul AREC Portfolio 22 Whole Loan is structured with an ARD of August 6, 2036, and a final maturity date of August 6, 2051. Prior to the ARD, the U-Haul AREC Portfolio 22 Whole Loan will accrue interest at a rate equal to 6.0500% (the “Initial Interest Rate”). From and after the ARD until the outstanding principal balance of the U-Haul AREC Portfolio 22 Whole Loan and all accrued interest has been paid in full, or until the final maturity date on August 6, 2051, the U-Haul AREC Portfolio 22 Whole Loan will bear interest at a rate per annum equal to 3.0000% plus the greater of (a) the Initial Interest Rate and (b) the 10-year treasury rate as of the ARD plus 1.4300% (the “Extension Rate”), and all excess cash flow from the U-Haul AREC Portfolio 22

A-3-3

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

Properties will be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the U-Haul AREC Portfolio 22 Whole Loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest on the U-Haul AREC Portfolio 22 Whole Loan that has accrued at the Extension Rate and has been deferred until repayment of the U-Haul AREC Portfolio 22 Whole Loan.

The table below summarizes the promissory notes that comprise the U-Haul AREC Portfolio 22 Whole Loan.

U-Haul AREC Portfolio 22 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$70,000,000	$70,000,000	MSBAM 2026-C36	Yes
A-2(1)	$17,100,000	$17,100,000	BANA	No
A-3(1)	$26,900,000	$26,900,000	WFB	No
A-4(1)	$20,000,000	$20,000,000	WFB	No
Whole Loan	$134,000,000	$134,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrowers and the Borrower Sponsor. The borrowers are AREC 22, LLC and UHIL 22, LLC, each a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U-Haul AREC Portfolio 22 Whole Loan. The borrower sponsor and non-recourse carveout guarantor is U-Haul Holding Company, a Nevada corporation (“U-Haul”).

U-Haul (NYSE: UHAL) operates as a do-it-yourself moving and storage operator for household and commercial goods in the United States and Canada. The company was founded in 1945 and is based in Reno, Nevada. As of March 31, 2026, U-Haul operated 2,113 self storage locations in the United States and Canada. The U-Haul fleet contains approximately 204,800 trucks, 136,600 trailers and 42,000 towing devices. U-Haul offers approximately 1,136,000 rentable storage units and 99.0 million SF of storage space at owned and managed facilities throughout North America. As of July 2026, U-Haul had a market capitalization of approximately $13.9 billion.

The Properties. The U-Haul AREC Portfolio 22 Properties are comprised of 20 self storage properties, totaling 1,075,666 SF, located in Nevada (three properties, 19.8% of NRA), Florida (five properties, 16.7% of NRA), New Jersey (three properties, 15.9% of NRA), Maryland (three properties, 9.6% of NRA), Arizona (one property, 8.7% of NRA), South Carolina (one property, 7.6% of NRA), Idaho (one property, 6.3% of NRA), Iowa (one property, 5.5% of NRA), Georgia (one property, 5.5% of NRA) and Minnesota (one property, 4.4% of NRA). The U-Haul AREC Portfolio 22 Properties were built between 1925 and 2015, and have an average year built of 1986. The borrower sponsor acquired each of the U-Haul AREC Portfolio 22 Properties between 1979 and 2017.

The U-Haul AREC Portfolio 22 Properties consist of 10,286 units comprised of 9,613 self storage units (1,051,191 SF), 485 parking units (16,955 SF) and 188 Ubox units (7,520 SF). Self storage units consist of climate and non-climate controlled interior, drive-up, locker, office and warehouse units. Parking units consist of RV and boat parking units. Ubox units are portable storage containers that are used for moving and storage. Amenities at the U-Haul AREC Portfolio 22 Properties include exterior lighting, keypad entry, on-site manager, perimeter fencing, individual door alarms, video cameras, electronic gates, and a loading bay. As of June 17, 2026, the U-Haul AREC Portfolio 22 Properties were 90.3% occupied by SF.

A-3-4

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the U-Haul AREC Portfolio 22 Properties, which are presented in descending order of allocated loan amounts:

Portfolio Summary
Property Name	City, State	Year Built/ Renovated	Allocated Mortgage Loan Amount (“ALA”)	% of Mortgage ALA	Appraised Value(1)	% of Portfolio Appraised Value
U-Haul Moving & Storage at Oso Blanca	Las Vegas, NV	2009/NAP	$7,096,818	10.1%	$22,650,000	10.1%
U-Haul Moving & Storage of Casa Grande	Casa Grande, AZ	2008/NAP	$5,805,918	8.3%	$18,530,000	8.3%
U-Haul Moving & Storage of Coeur D’Alene	Coeur d'Alene, ID	1983, 2011/NAP	$5,451,855	7.8%	$17,430,000	7.8%
U-Haul Moving & Storage of Spring Valley	Las Vegas, NV	1998/NAP	$5,445,594	7.8%	$17,380,000	7.8%
U-Haul Moving & Storage of North Brunswick	North Brunswick, NJ	2000/NAP	$5,420,527	7.7%	$17,300,000	7.7%
U-Haul Moving & Storage of Marlboro	Englishtown, NJ	1988/2014	$4,731,212	6.8%	$15,300,000	6.8%
U-Haul Moving & Storage at W Lake Mead Blvd	North Las Vegas, NV	2005/2014	$4,555,750	6.5%	$14,540,000	6.5%
U-Haul Moving & Storage of Little River	Little River, SC	1996, 2003/NAP	$3,853,901	5.5%	$12,300,000	5.5%
U-Haul Moving & Storage of East Brunswick	East Brunswick, NJ	1960, 1994/NAP	$3,477,911	5.0%	$11,100,000	5.0%
U-Haul Moving & Storage of Forestville Rd	District Heights, MD	2002/NAP	$2,917,059	4.2%	$9,230,000	4.1%
U-Haul Storage of North Miami Beach	North Miami Beach, FL	1972, 1977, 1985, 1995, 2001/NAP	$2,791,728	4.0%	$8,910,000	4.0%
U-Haul Moving & Storage of Downtown Jacksonville	Jacksonville, FL	1925/NAP	$2,644,466	3.8%	$8,440,000	3.8%
U-Haul Moving & Storage of Haines City	Haines City, FL	2007, 2015/NAP	$2,588,067	3.7%	$8,260,000	3.7%
U-Haul of North Miami Beach	North Miami Beach, FL	1963/NAP	$2,512,869	3.6%	$8,020,000	3.6%
U-Haul Moving & Storage of Cedar Rapids	Cedar Rapids, IA	1979/NAP	$2,114,946	3.0%	$6,750,000	3.0%
U-Haul Moving & Storage of West Warner Robins	Warner Robins, GA	1994/NAP	$1,992,749	2.8%	$6,360,000	2.8%
U-Haul Moving & Storage of Salisbury	Salisbury, MD	2002, 2004/NAP	$1,989,616	2.8%	$6,350,000	2.8%
U-Haul Moving & Storage at Hwy 13 & Portland Ave	Burnsville, MN	2008/NAP	$1,707,623	2.4%	$5,500,000	2.5%
U-Haul Moving & Storage at 36th St	Miami, FL	1940/NAP	$1,619,892	2.3%	$5,170,000	2.3%
U-Haul Storage of Salisbury	Salisbury, MD	1990, 2005/NAP	$1,281,501	1.8%	$4,090,000	1.8%
Total			$70,000,000	100.0%	$223,610,000	100.0%

(1)	Information obtained from the appraisals. Individual valuation dates for the U-Haul AREC Portfolio 22 Properties range from May 6, 2026 to June 24, 2026. The U-Haul AREC Portfolio 22 Properties have a Portfolio Appraised Value of $235,000,000, as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” values of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer.

A-3-5

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the units at the U-Haul AREC Portfolio 22 Properties:

Portfolio Unit Summary(1)
Property Name	SF	% of SF	Occ%(2)	Total # of Units	# Climate Controlled Storage Units	# Non-Climate Controlled Storage Units	# Parking Units	# Ubox Units	Average Storage Unit Size (SF)(3)	Avg. In-Place Rent / Unit(3)	Market Rent / Unit(3) (4)
U-Haul Moving & Storage at Oso Blanca	77,819	7.2%	93.0%	733	535	163	35	0	110	$195	$192
U-Haul Moving & Storage of Casa Grande	93,320	8.7%	90.4%	802	377	139	233	53	158	$154	$166
U-Haul Moving & Storage of Coeur D’Alene	67,857	6.3%	93.7%	711	620	91	0	0	95	$144	$143
U-Haul Moving & Storage of Spring Valley	59,180	5.5%	96.4%	667	417	187	63	0	94	$175	$164
U-Haul Moving & Storage of North Brunswick	65,945	6.1%	89.1%	578	110	468	0	0	114	$222	$216
U-Haul Moving & Storage of Marlboro	63,932	5.9%	92.1%	604	217	273	57	57	123	$198	$184
U-Haul Moving & Storage at W Lake Mead Blvd	76,417	7.1%	91.5%	629	419	210	0	0	121	$167	$164
U-Haul Moving & Storage of Little River	81,649	7.6%	83.8%	601	146	403	52	0	147	$183	$174
U-Haul Moving & Storage of East Brunswick	40,704	3.8%	86.1%	531	233	286	12	0	77	$162	$164
U-Haul Moving & Storage of Forestville Rd	37,394	3.5%	93.5%	425	36	389	0	0	88	$207	$202
U-Haul Storage of North Miami Beach	58,544	5.4%	88.6%	752	590	162	0	0	78	$178	$171
U-Haul Moving & Storage of Downtown Jacksonville	44,938	4.2%	85.8%	598	316	282	0	0	75	$125	$130
U-Haul Moving & Storage of Haines City	60,330	5.6%	90.9%	475	144	242	12	77	148	$193	$188
U-Haul of North Miami Beach	2,262	0.2%	93.8%	48	0	26	21	1	68	$194	$171
U-Haul Moving & Storage of Cedar Rapids	59,400	5.5%	98.7%	486	58	428	0	0	122	$120	$123
U-Haul Moving & Storage of West Warner Robins	59,025	5.5%	89.8%	429	5	424	0	0	138	$124	$120
U-Haul Moving & Storage of Salisbury	36,000	3.3%	89.7%	334	334	0	0	0	108	$168	$146
U-Haul Moving & Storage at Hwy 13 & Portland Ave	47,507	4.4%	84.2%	393	379	14	0	0	121	$155	$150
U-Haul Moving & Storage at 36th St	13,088	1.2%	94.3%	174	92	82	0	0	75	$211	$207
U-Haul Storage of Salisbury	30,355	2.8%	81.7%	316	0	316	0	0	96	$119	$146
Total/Weighted Average	1,075,666	100.0%	90.3%	10,286	5,028	4,585	485	188	109	$168	$165

(1)	Based on borrower rent rolls dated June 17, 2026.
(2)	Occ% is calculated based on SF.
(3)	Average Storage Unit Size (SF), Avg. In-Place Rent / Unit and Market Rent / Unit exclude parking units and Ubox units.
(4)	Information based on the appraisals.

The following table presents certain information with respect to the unit type mix of the U-Haul AREC Portfolio 22 Properties:

Unit Mix Summary(1)
Unit Type	Total Units	Total SF	% of SF	Occ%(2)	% GPR	GPR / Unit
Interior	5,685	503,279	46.8%	89.9%	51.2%	$151
Drive	3,166	462,368	43.0%	91.8%	34.9%	$186
Lockers	636	32,926	3.1%	79.9%	5.0%	$133
Office	32	31,500	2.9%	96.8%	2.1%	$1,082
RV/Boat	485	16,955	1.6%	79.8%	4.8%	$165
Warehouse	20	11,040	1.0%	87.0%	0.6%	$465
Vanbody	74	10,078	0.9%	76.9%	0.5%	$121
Ubox	188	7,520	0.7%	100.0%	0.9%	$77
Total/Weighted Average	10,286	1,075,666	100.0%	90.3%	100.0%	$163

(1)	Based on borrower rent rolls dated June 17, 2026.
(2)	Occ% is calculated based on SF.

A-3-6

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

The Markets. The U-Haul AREC Portfolio 22 Properties are located in 10 states: Nevada (three properties, 19.8% of NRA), Florida (five properties, 16.7% of NRA), New Jersey (three properties, 15.9% of NRA), Maryland (three properties, 9.6% of NRA), Arizona (one property, 8.7% of NRA), South Carolina (one property, 7.6% of NRA), Idaho (one property, 6.3% of NRA), Iowa (one property, 5.5% of NRA), Georgia (one property, 5.5% of NRA) and Minnesota (one property, 4.4% of NRA).

The following table presents certain local demographic data related to the U-Haul AREC Portfolio 22 Properties:

Market Summary
Property Name City, State Zip Code	MSA	Appraiser’s Market Vacancy	2025 Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2025 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
U-Haul Moving & Storage at Oso Blanca	Las Vegas-Henderson-North Las Vegas, NV	10.0%	24,496 / 103,846 / 153,260	$133,008 / $131,038 / $141,735
U-Haul Moving & Storage of Casa Grande	Phoenix-Mesa-Chandler, AZ	5.0%	3,314 / 22,479 / 54,709	$98,315 / $101,875 / $90,826
U-Haul Moving & Storage of Coeur D’Alene	Spokane–Coeur d'Alene	7.0%	8,934 / 60,741 / 95,891	$57,127 / $98,815 / $101,444
U-Haul Moving & Storage of Spring Valley	Las Vegas-Henderson-North Las Vegas, NV	8.0%	26,415 / 135,013 / 394,990	$82,990 / $94,517 / $99,432
U-Haul Moving & Storage of North Brunswick	New York-Newark-Jersey City, NY-NJ MSA	12.0%	9,608 / 126,274 / 242,536	$125,742 / $128,657 / $145,087
U-Haul Moving & Storage of Marlboro	New York-Newark-Jersey City, NY-NJ MSA	12.0%	7,574 / 50,847 / 119,013	$151,957 / $201,796 / $190,135
U-Haul Moving & Storage at W Lake Mead Blvd	Las Vegas-Henderson-North Las Vegas, NV	10.0%	19,970 / 163,947 / 506,622	$73,528 / $80,661 / $82,515
U-Haul Moving & Storage of Little River	Myrtle Beach-Conway-North Myrtle Beach, SC-NC	15.0%	5,075 / 28,082 / 47,490	$88,360 / $97,076 / $101,360
U-Haul Moving & Storage of East Brunswick	New York-Newark-Jersey City, NY-NJ MSA	12.0%	14,377 / 86,194 / 251,069	$129,263 / $154,215 / $138,703
U-Haul Moving & Storage of Forestville Rd	Washington-Arlington-Alexandria	10.0%	6,179 / 77,090 / 241,687	$96,279 / $111,201 / $112,175
U-Haul Storage of North Miami Beach	Miami-Fort Lauderdale-Pompano Beach, FL	12.0%	16,952 / 194,615 / 419,878	$88,114 / $108,644 / $105,654
U-Haul Moving & Storage of Downtown Jacksonville	Jacksonville, FL	10.0%	12,204 / 80,429 / 205,976	$63,204 / $69,653 / $76,130
U-Haul Moving & Storage of Haines City	Lakeland-Winter Haven, FL	10.0%	5,942 / 31,410 / 84,840	$83,250 / $83,476 / $85,327
U-Haul of North Miami Beach	Miami-Fort Lauderdale-Pompano Beach, FL	12.0%	16,952 / 194,615 / 419,878	$88,114 / $108,644 / $105,654
U-Haul Moving & Storage of Cedar Rapids	Cedar Rapids, IA	8.0%	10,086 / 64,681 / 123,972	$69,956 / $76,572 / $91,355
U-Haul Moving & Storage of West Warner Robins	Warner Robins, GA	12.0%	5,151 / 54,821 / 118,658	$70,863 / $84,922 / $87,715
U-Haul Moving & Storage of Salisbury	Salisbury, MD	10.0%	10,352 / 52,039 / 77,214	$81,244 / $80,373 / $91,129
U-Haul Moving & Storage at Hwy 13 & Portland Ave	Minneapolis-St. Paul-Bloomington, MN-WI	13.0%	9,238 / 68,931 / 200,804	$87,985 / $112,421 / $116,945
U-Haul Moving & Storage at 36th St	Miami-Fort Lauderdale-Pompano Beach, FL	7.0%	29,924 / 256,930 / 660,126	$58,475 / $69,095 / $103,653
U-Haul Storage of Salisbury	Salisbury, MD	10.0%	10,352 / 52,039 / 77,214	$81,244 / $80,373 / $91,129

Source: Appraisals.

Appraisals. According to the aggregate portfolio appraisal, the U-Haul AREC Portfolio 22 Properties had a Portfolio Appraised Value of $235,000,000 as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” value of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer. Additionally, the U-Haul AREC Portfolio 22 Properties had an Aggregate Individual As-Is Appraised Value of $223,610,000 as of valuation dates between May 6, 2026 to June 24, 2026.

Environmental Matters. According to the Phase I environmental site assessments dated between May 1, 2026 and May 13, 2026, there was a recognized environmental condition with regards to the U-Haul of North Miami Beach property and three of the U-Haul AREC Portfolio 22 Properties (U-Haul Moving & Storage of Marlboro, U-Haul Moving & Storage of East Brunswick and U-Haul Moving & Storage of North Brunswick) have marginal impacts due to historical use. With respect to the U-Haul of North Miami Beach property, a release was discovered in 1998 upon removal of two 4,000-gallon gasoline underground storage tanks (each, a “UST”) and one 4,000-gallon vehicular diesel UST. Subsurface investigations in 2025 and 2026 indicated that contamination above regulatory action levels no longer exists at the U-Haul of North Miami Beach property; a request for “No Further Action” has been submitted to the appropriate government agency, and a response is pending. A former dry cleaner was identified at the U-Haul Moving & Storage of Marlboro property, a former machine shop contamination was identified at the U-Haul Moving & Storage of East Brunswick property and former USTs were identified at the U-Haul Moving & Storage of North Brunswick property. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the four U-Haul AREC Portfolio 22 Properties. The OPC provided a maximum probable cost estimate of $650,000 ($70,000 for U-Haul Moving & Storage of Marlboro, $345,000 for U-Haul Moving & Storage of East Brunswick, $80,000 for U-Haul Moving & Storage of North Brunswick and $155,000 for U-Haul of North Miami Beach). The borrowers obtained an environmental insurance policy with Great American Insurance Group (rated “A+” by S&P and “A+” by A.M. Best) that provides a $2,000,000 policy limit per incident and in the aggregate for a thirteen year term (three years past U-Haul AREC Portfolio 22 Whole Loan ARD), with a deductible of up to $50,000. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-7

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the U-Haul AREC Portfolio 22 Properties:

Cash Flow Analysis
	3/31/2022	3/31/2023	3/31/2024	3/31/2025	5/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$14,525,953	$15,621,898	$16,313,495	$16,484,420	$16,914,965	$19,992,061	$18.59
Concessions	$0	$0	$0	$0	$0	($267,596)	($0.25)
Other Income(2)	$1,651,023	$1,659,542	$1,600,360	$1,543,618	$1,357,293	$1,357,293	$1.26
(Vacancy & Credit Loss)	$0	$0	$0	$0	$0	($2,809,501)	($2.61)
Effective Gross Income	$16,176,976	$17,281,440	$17,913,855	$18,028,038	$18,272,258	$18,272,257	$16.99

Real Estate Taxes	$1,437,793	$1,367,366	$1,463,978	$1,582,479	$1,690,020	$1,738,829	$1.62
Insurance	$109,569	$121,450	$108,075	$139,384	$157,617	$120,988	$0.11
Management Fee	$485,309	$518,443	$537,416	$540,841	$548,168	$548,168	$0.51
Other Expenses(3)	$1,892,453	$1,926,903	$1,919,105	$1,919,021	$1,885,746	$1,885,746	$1.75
Total Operating Expenses	$3,925,124	$3,934,162	$4,028,574	$4,181,725	$4,281,551	$4,293,731	$3.99

Net Operating Income	$12,251,852	$13,347,278	$13,885,281	$13,846,313	$13,990,707	$13,978,526	$13.00
Replacement Reserves	$0	$0	$0	$0	$0	$106,815	$0.10
Net Cash Flow	$12,251,852	$13,347,278	$13,885,281	$13,846,313	$13,990,707	$13,871,711	$12.90

Occupancy %	97.4%	97.0%	94.8%	93.1%	90.3%(4)	88.4%(5)
NOI DSCR(6)	1.18x	1.28x	1.33x	1.33x	1.34x	1.34x
NCF DSCR(6)	1.18x	1.28x	1.33x	1.33x	1.34x	1.33x
NOI Debt Yield(6)	9.1%	10.0%	10.4%	10.3%	10.4%	10.4%
NCF Debt Yield(6)	9.1%	10.0%	10.4%	10.3%	10.4%	10.4%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated June 17, 2026. Historical Gross Potential Rent is shown net of concessions.
(2)	Other Income consists of Ubox income, third-party lease income, U-Move commissions and other miscellaneous income.
(3)	Other Expenses includes advertising and marketing, general & administrative, variable expenses, payroll and benefits, repairs and maintenance and utilities.
(4)	Based on borrower rent rolls dated June 17, 2026.
(5)	UW Occupancy % represents economic occupancy.
(6)	DSCRs and Debt Yields are based on the U-Haul AREC Portfolio 22 Whole Loan.

Escrows and Reserves. At origination of the U-Haul AREC Portfolio 22 Whole Loan, the borrowers deposited into escrow approximately $53,407 into a replacement reserve account.

Real Estate Taxes – The borrowers will not be required to deposit monthly reserves for real estate taxes so long as no Cash Sweep Period (as defined below) exists and the borrowers provide the lender with proof of current taxes paid.

Insurance – The borrowers will not be required to deposit into an insurance reserve, provided that the lender has received evidence that the borrowers have paid, when due, all insurance premiums as and when required, and the borrowers have either (A) provided the lender with satisfactory evidence that the U-Haul AREC Portfolio 22 Properties are insured pursuant to an acceptable blanket insurance policy covering all or substantially all real property owned by affiliates of the borrowers or (B) if the U-Haul AREC Portfolio 22 Properties are not covered by a blanket insurance policy, deposited and maintained in the insurance reserve account an amount sufficient to pay insurance premiums for six months. At origination of the U-Haul AREC Portfolio 22 Whole Loan, an acceptable blanket policy covering all or substantially all real property owned by affiliates of the borrowers was in place.

Replacement Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $8,901.

Lockbox and Cash Management. The U-Haul AREC Portfolio 22 Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish a segregated lockbox account for the U-Haul AREC Portfolio 22 Properties (the “Blocked Account”). The Blocked Account is subject to an account control agreement in favor of the lender. All revenue received from the U-Haul AREC Portfolio 22 Properties is required to be deposited by the borrowers or property managers into the Blocked Account within three business days of the borrowers’ or property managers’ receipt thereof. So long as a Cash Sweep Period has not occurred and is not continuing, all amounts on deposit in the Blocked Account will be disbursed to or at the direction of the borrowers as directed by the borrowers in accordance with the account control agreement for the Blocked Account. During the continuance of a Cash Sweep Period, all amounts on deposit in the Blocked Account are required to be transferred on each business day into the cash management account and applied as provided in the U-Haul AREC Portfolio 22 Whole Loan documents.

A “Cash Sweep Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default under the U-Haul AREC Portfolio 22 Whole Loan documents, (ii) the date that the trailing twelve month debt service coverage ratio falls below 1.10x, (iii) the borrowers’ failure to provide timely evidence of payment of real estate taxes or to provide timely evidence that the U-Haul AREC Portfolio 22 Properties are insured pursuant to the U-Haul AREC Portfolio 22 Whole Loan documents, (iv) the date on which the property managers becomes insolvent or a debtor in bankruptcy or (v) the occurrence of an Extension Term Trigger Event (as defined below) and (B) expiring upon (a) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, (b) with regard to clause (A)(ii) above, the date that the trailing twelve month debt service coverage ratio is 1.10x or greater for two consecutive

A-3-8

Self Storage – Self Storage	Loan #1	Cut-off Date Balance:	$70,000,000
Various, Various	U-Haul AREC Portfolio 22	Cut-off Date LTV:	57.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.4%

calendar quarters, (c) with regard to clause (A)(iii) above, the borrowers have provided evidence of payment of real estate taxes to the lender or have provided evidence that the U-Haul AREC Portfolio 22 Properties are insured pursuant to the U-Haul AREC Portfolio 22 Whole Loan documents, as applicable and (d) with regard to clause (A)(iv) above, the borrowers enter into a replacement management agreement with a property manager satisfying the qualifications required in the U-Haul AREC Portfolio 22 Whole Loan documents; provided that (i) no (other) event of default has occurred and is continuing under the U-Haul AREC Portfolio 22 Whole Loan documents, (ii) a Cash Sweep Period may occur no more than a total of five times in the aggregate during the term of the U-Haul AREC Portfolio 22 Whole Loan, and (iii) the borrowers are required to pay all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Period cure including, reasonable attorney’s fees and expenses. The borrowers have no right to cure a Cash Sweep Period caused by (y) an event of default caused by a bankruptcy action of borrowers or (z) an Extension Term Trigger Event.

An “Extension Term Trigger Event” means the date that is 60 days prior to the ARD, if the U-Haul AREC Portfolio 22 Whole Loan has not been repaid in full.

Release of Property. After the expiration of the defeasance lockout period and prior to the monthly payment date occurring in February 2036, the borrowers have the right to obtain a release of any one or more individual U-Haul AREC Portfolio 22 Properties, provided no event of default is continuing and subject to the conditions set forth in the U-Haul AREC Portfolio 22 Whole Loan documents, including, among others, (1) partial defeasance of the U-Haul AREC Portfolio 22 Whole Loan in a principal amount equal to 125% of the allocated loan amount for the individual U-Haul AREC Portfolio 22 Property being released, (2) after giving effect to the partial defeasance, the debt yield of the remaining U-Haul AREC Portfolio 22 Properties is at least the greater of the debt yield immediately prior to the partial defeasance and 10.35%, (3) after giving effect to the partial defeasance, the debt service coverage ratio of the remaining U-Haul AREC Portfolio 22 Properties is at least the greater of the debt service coverage ratio immediately prior to the partial defeasance and 1.33x, and (4) certain REMIC-related conditions are satisfied.

Expansion of Property. The borrowers are permitted to acquire a fee simple estate in vacant land that is adjacent and contiguous to an existing individual property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment). The acquired land will thereafter be considered a part of such individual property, will be subject to the lien of the U-Haul AREC Portfolio 22 Whole Loan and will be governed by the U-Haul AREC Portfolio 22 Whole Loan documents.

The borrowers are permitted to acquire a leasehold estate in property that is operated as a storage facility but that is not contiguous to an existing individual property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment) and provided that the acquired facility will only be operated as a remote storage facility, U-Box storage facility or vehicle or RV storage facility. All rents from the acquired property will thereafter be considered rents due under the U-Haul AREC Portfolio 22 Whole Loan documents.

Terrorism Insurance. The U-Haul AREC Portfolio 22 Whole Loan documents require the borrowers to maintain an “all risk” insurance policy and business interruption insurance covering a period of restoration of 18 months and a six-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-9

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

THE NORTH FACE
AEROPOSTALE
LEVI'S OUTLET STORE
SKECHERS
COACH OUTLET
ZUMIEZ
NIKE FACTORY STORE
KATE SPADE NEW YORK OUTLET
POLO RALPH LAUREN FACTORY STORE
PISMO BEACH PREMIUM OUTLETS
5 CITIES DR.
N
US 101

Calvin Klein

Pismo Beach Premium Outlets

CHICO'S

Tommy Bahama's

QUEENSTOWN PREMIUM OUTLETS
US 50 / OCEAN GATEWAY

Queenstown Premium Outlets

A-3-10

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

San Luis Obispo 11 miles
Pismo Beach City Hall
Shell Beach
1
101
Pismo Preserve
SANTA LUCIA RANGE
SAN LUIS OBISPO COUNTY
Noyes Rd.
Old Oak Park Rd.
Pismo Heights
Pismo Beach Sign
Price Canyon Rd.
MOTEL DISTRICT
DOWNTOWN PISMO BEACH
Pismo Beach Sports Complex
Pismo Oaks
Price Historic Park
Pismo Pier
Pismo Beach
James Way
Pismo Medical Campus
Rancho Grande Park
Pacific Ocean
Pismo Coast Shopping Plaza
North Beach Campground
AMTRAK
Oak Park Plaza
Monarch Butterfly Grove
Walmart Shopping Center
Pismo Beach Golf Course
N. 4th St.
Atlantic City Ave.
Grover Beach
GROVER BEACH AMTRAK
W. Grand Ave.
S. Oak Park Blvd.
Arroyo Grande
Pismo State Beach
Los Angeles 173 miles

Pismo Beach & Queenstown Premium Outlets	
1 Pismo Beach Premium Outlets	Pismo Beach, CA
2 Queenstown Premium Outlets	Queenstown, MD

BALTIMORE
Edgemere
895
695
FRANCIS SCOTT KEY BRIDGE
Glen Burnie
Riviera Beach
10
Pasadena
Georgetown
20
Chestertown
Washington College
Kingstown
KENT COUNTY
213
301
Church Hill
Chesapeake Bay
100
Lake Shore
177
97
Severna Park
Anne Arundel Community College
Chester River
19
Herald Harbor
Arnold
Cape St. Claire
Eastern Neck Natl. Wildlife Refuge
QUEEN ANNE'S COUNTY
405
Crownsville
Centreville
178
Parole
CHESAPEAKE BAY BRIDGE
Queenstown
304
US Naval Academy
State House
St. John's College
Annapolis
Chester
Stevensville
50
Grasonville
309
Tuckahoe State Park
Chesapeake College
Ridgely
Riva
Edgewater
Annapolis Neck
Kent Island
404
CAROLINE COUNTY
214
Mayo
TALBOT COUNTY
Hillsboro
ANNE ARUNDEL COUNTY
Eastern Bay
Cordova
8
2

A-3-11

Mortgage Loan No. 2 – Pismo Beach & Queenstown Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BCREI			Single Asset/Portfolio:	Portfolio
				Location:	Various, Various
Original Balance(1):	$70,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$70,000,000			Detailed Property Type:	Outlet Center
% of Initial Pool Balance:	9.99%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/2025
Borrower Sponsor:	Simon Property Group, L.P.			Size:	437,025 SF
Guarantor:	Simon Property Group, L.P.			Cut-off Date Balance PSF:	$172
Mortgage Rate:	6.8510%			Maturity Date Balance PSF:	$172
Note Date:	7/6/2026			Property Manager:	Simon Management Associates, LLC (borrower-related)
Maturity Date:	8/1/2036			Underwriting and Financial Information(1)
Term to Maturity:	120 months			UW NOI:	$12,290,039
Amortization Term:	0 months			UW NCF:	$11,787,460
IO Period:	120 months			UW NOI Debt Yield:	16.4%
Seasoning:	0 months			UW NCF Debt Yield:	15.7%
Prepayment Provisions(2):	L(24),D(89),O(7)			UW NOI Debt Yield at Maturity:	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.26x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$11,838,673 (3/31/2026 TTM)
Additional Debt Balance(1):	$5,000,000			2nd Most Recent NOI:	$12,299,247 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$12,129,365 (12/31/2024)
				Most Recent Occupancy(4):	92.9% (5/5/2026)
Reserves(3)				2nd Most Recent Occupancy(4):	92.4% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	96.0% (12/31/2024)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(5):	$126,700,000 (Various)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$290
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.2%
Rollover Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	59.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$75,000,000	92.8%	Loan Payoff:	$79,916,352	98.9%
Borrower Sponsor Equity:	$5,798,231	7.2%	Closing Costs:	$881,879	1.1%
Total Sources:	$80,798,231	100.0%	Total Uses:	$80,798,231	100.0%

(1)	The Pismo Beach & Queenstown Premium Outlets Mortgage Loan (as defined below) is part of the Pismo Beach & Queenstown Premium Outlets Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $75,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Pismo Beach & Queenstown Premium Outlets Whole Loan.
(2)	Defeasance of the Pismo Beach & Queenstown Premium Outlets Mortgage Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Pismo Beach & Queenstown Premium Outlets Whole Loan to be securitized and (b) August 1, 2029. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in August 2026.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Historical occupancies reported in the table above include temporary tenants. The historical occupancies, excluding temporary tenants, are as follows: 80.4% (5/5/2026), 80.3% (12/31/2025), and 80.8% (12/31/2024).
(5)	The appraiser concluded an “as-is” value of $63,500,000 for the Pismo Beach Premium Outlets Property (as defined below) as of May 20, 2026, and an “as-is” value of $63,200,000 for the Queenstown Premium Outlets Property (as defined below) as of May 14, 2026.

The Mortgage Loan. The second largest mortgage loan (the “Pismo Beach & Queenstown Premium Outlets Mortgage Loan”) is part of a whole loan (the “Pismo Beach & Queenstown Premium Outlets Whole Loan”) evidenced by two pari passu promissory notes in the original principal amount of $75,000,000 and secured by a first mortgage encumbering the fee interests in two outlet centers located in Pismo Beach, California (the “Pismo Beach Premium Outlets Property”) and Queenstown, Maryland (the “Queenstown Premium Outlets Property” and together, the “Pismo Beach & Queenstown Premium Outlets Properties”). The Pismo Beach & Queenstown Premium Outlets Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $70,000,000. The Pismo Beach & Queenstown Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2026-C36 securitization trust. The relationship between the holders of the Pismo Beach & Queenstown Premium Outlets Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-12

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

The table below summarizes the promissory notes that comprise the Pismo Beach & Queenstown Premium Outlets Whole Loan.

Pismo Beach & Queenstown Premium Outlets Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$70,000,000	$70,000,000	MSBAM 2026-C36	Yes
A-2(1)	$5,000,000	$5,000,000	BCREI	No
Whole Loan	$75,000,000	$75,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrowers and the Borrower Sponsor. The borrowers for the Pismo Beach & Queenstown Premium Outlets Mortgage Loan are Queenstown Outlets Limited Partnership and Prime Outlets at Pismo Beach LLC, a Delaware limited partnership and Delaware limited liability company, respectively. The non-recourse carveout guarantor and borrower sponsor for the Pismo Beach & Queenstown Premium Outlets Mortgage Loan is Simon Property Group, L.P., an Indiana limited partnership (“Simon”). Simon’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon is the non-recourse carveout guarantor, such affiliate’s liability) is limited to 20% of the outstanding principal amount of the Pismo Beach & Queenstown Premium Outlets Mortgage Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

Simon is the operating partnership of Simon Property Group, Inc., an Indiana corporation (NYSE: SPG / S&P: A-), which is an S&P 100 company that owns a portfolio of shopping, dining, entertainment and mixed-use destinations. As of December 31, 2025, Simon Property Group, Inc., had ownership interests in 212 income-producing properties in the United States, which consisted of 108 malls, 16 mills, 70 premium outlets, six lifestyle centers, and 12 other retail properties across 38 states and Puerto Rico. Additionally, as of December 31, 2025, Simon had ownership interests in 42 international premium outlets, designer outlets and luxury outlet properties primarily located in Asia, Europe and Canada. Simon Property Group, Inc. also owns, through its acquisition of The Taubman Realty Group, LLC, interests in an additional 22 regional, super-regional, and outlet malls in the United States and Asia. Simon also has a 22.2% equity stake (as of December 31, 2025) in Klépierre SA, a publicly traded, Paris-based real estate company, which has ownership interests in shopping centers located in 13 countries in Europe.

The Properties. The Pismo Beach & Queenstown Premium Outlets Properties are two retail outlet centers totaling 437,025 SF, located in Pismo Beach, California, and Queenstown, Maryland.

The Pismo Beach Premium Outlets Property is comprised of two one-story buildings totaling 147,603 SF situated on 15.13 acres. There are 760 surface parking spaces, equating to a ratio of 5.15 spaces per 1,000 SF of NRA. The Pismo Beach Premium Outlets Property was originally developed in 1995. From 2022 – 2025, the borrower sponsor invested approximately $2.0 million in various capital improvements. Supported by a tourism market exceeding 7.7 million annual visitors and its position as the only outlet center in San Luis Obispo County, the Pismo Beach Premium Outlets Property serves as a primary outlet retail destination for California’s Central Coast.

The Queenstown Premium Outlets Property is comprised of five one-story buildings totaling 289,422 SF situated on 24.73 acres. There are 1,033 surface parking spaces, equating to a ratio of 3.57 spaces per 1,000 SF of NRA. The Queenstown Premium Outlets Property was originally developed in 1989 by Prime Outlets, which was subsequently acquired by the borrower sponsor in 2010. From 2022 – 2025, the borrower sponsor invested approximately $2.4 million in various capital improvements. With access to the Washington–Baltimore metropolitan area and a regional outlet trade area that extends over 50 miles, the Queenstown Premium Outlets Property is one of the Eastern Shore’s primary retail destinations.

The following table presents certain information relating to the Pismo Beach & Queenstown Premium Outlets Properties:

Portfolio Summary
Property City, State	Property Type/Sub-Type	Year Built / Renovated	Appraised Value	NRA	% of Portfolio NRA	Allocated Loan Amount (“ALA”)(1)	UW NOI	% of Portfolio UW NOI
Pismo Beach Premium Outlets Pismo Beach, CA	Retail / Outlet Center	1995 / 2025	$63,500,000	147,603	33.8%	$37,500,000	$5,802,516	47.2%
Queenstown Premium Outlets Queenstown, MD	Retail / Outlet Center	1989 / 2025	$63,200,000	289,422	66.2%	$37,500,000	$6,487,523	52.8%
Total / Wtd. Avg.			$126,700,000	437,025	100.0%	$75,000,000	$12,290,039	100.0%

(1)	ALAs are based on the Pismo Beach & Queenstown Premium Outlets Whole Loan.

As of May 2026, the Pismo Beach & Queenstown Premium Outlets Properties were 80.4% occupied by a granular rent roll consisting of approximately 61 permanent unique tenants (92.9% occupied including 12 temporary tenants), with no single tenant occupying more than 5.4% of NRA or contributing more than 4.2% of underwritten base rent. The ten largest tenants at the Pismo Beach & Queenstown Premium Outlets Properties account for 28.1% of the underwritten base rent. The Pismo Beach & Queenstown Premium Outlets Properties are home to many national brands including Nike Factory Store, Polo Ralph Lauren, Old Navy, Coach, Brooks Brothers, Skechers, and more.

As of the trailing-12 months ending March 31, 2026, the Pismo Beach & Queenstown Premium Outlets Properties generated total sales of approximately $121.7 million. Over the same period, inline tenants with less than 10,000 SF generated sales of $348 PSF.

The following table contains sales history for the Pismo Beach & Queenstown Premium Outlets Properties:

Sales History(1)
	2023	2024	2025	TTM March 2026
Gross Mall Sales	$118,936,449	$120,553,742	$120,889,708	$121,699,639
Sales PSF (Inline < 10,000 SF)	$352	$348	$340	$341

(1)	Information is as provided by the borrower sponsor and only includes tenants reporting sales.
A-3-13

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

The following table contains anchor and major tenant sales history at the Pismo Beach & Queenstown Premium Outlets Properties:

Anchor and Major Tenant Sales History
						March 2026 TTM
Tenant	Property	SF	2023 Sales/PSF(1)	2024 Sales/PSF(1)	2025 Sales/PSF(1)	Sales PSF	Occ. Cost %
Nike Factory Store	Pismo Beach & Queenstown	23,500	$707	$671	$671	$661	4.0%
Polo Ralph Lauren	Pismo Beach & Queenstown	20,000	$287	$281	$287	$294	3.1%
Old Navy	Queenstown	13,000	$263	$254	$248	$249	13.6%
Guess	Pismo Beach & Queenstown	10,600	$214	$178	$180	$185	10.3%
Famous Footwear Outlet	Pismo Beach & Queenstown	10,543	$334	$301	$258	$258	21.8%
Coach	Pismo Beach & Queenstown	10,527	$583	$591	$715	$757	4.8%
Skechers	Pismo Beach & Queenstown	9,552	$388	$363	$367	$367	15.8%
Carter's	Pismo Beach & Queenstown	9,500	$319	$307	$313	$321	21.3%
Under Armour	Queenstown	9,346	$538	$525	$495	$500	6.5%
Levi's Outlet	Pismo Beach & Queenstown	8,911	$564	$620	$614	$619	9.8%
Gap Outlet	Queenstown	8,753	$179	$175	$181	$188	14.8%
Five Below	Pismo Beach	8,700	$331	$340	$255	$274	9.8%
Brooks Brothers	Queenstown	8,219	$187	$204	$205	$204	21.4%
Aeropostale	Pismo Beach & Queenstown	7,500	$412	$405	$472	$492	13.6%
The North Face	Pismo Beach	7,500	$156	$520	$434	$430	14.5%

(1)	Information is as of December 31, for each respective year as provided by the borrower sponsor.

Major Tenants.

Nike Factory Store (23,500 SF, 5.4% of NRA, 4.0% of UW Rent). Nike Factory Store (S&P: A+/Moody’s: A2) offers Nike performance products and athletic wear at discounted prices. Nike operates different types of retail stores, and the primary difference between a Nike store and a Nike factory outlet lies in the types of products they offer and their pricing. These stores often sell products from previous seasons or with minor imperfections, such as cosmetic blemishes or discontinued styles. Nike factory outlet stores provide an opportunity to purchase Nike products at lower prices compared to regular retail stores. Discounts range from 20% to 50% off regular retail prices. The tenant recently signed a 3,000 SF expansion and seven-year lease extension at the Pismo Beach Premium Outlets Property. Additionally, the tenant pays a percentage rent in lieu of annual base rent equal to 3.25% of gross sales at the Queenstown Premium Outlets Property, equating to $236K based on the March 2026 T12 sales.

Major Tenant Overview
Property	Tenant	SF	Original Lease Start Date	Current Lease Start Date	Lease Expiration Date	UW Base Rent	% Rent In Lieu	March 2026 TTM Sales/PSF
Pismo Beach Premium Outlets	Nike Factory Store	10,500	5/1/2023	9/4/2026	9/30/2033	$378,000	NAP	$788.82
Queenstown Premium Outlets	Nike Factory Store	13,000	4/14/2008	6/1/2026	5/31/2028	$0	3.25%	$558.01

Polo Ralph Lauren (20,000 SF, 4.6% of NRA, 1.2% of UW Rent). Polo Ralph Lauren (S&P: A-/Moody's: A3) is an American publicly traded fashion company that was founded in 1967 by American fashion designer Ralph Lauren. The company is headquartered in New York City, producing products ranging from the mid-range to the luxury segments. The Polo Ralph Lauren factory stores offer men’s, women’s, and children’s apparel at discounted prices. Polo Ralph Lauren pays a percentage rent equal to 3.0% of gross sales at both the Pismo Beach & Queenstown Premium Outlets Properties, resulting in underwritten percentage rent of $84,549 ($8.45 PSF) based off of March TTM sales of $2,818,295 at the Pismo Beach Premium Outlets Property and underwritten percentage rent of $91,855 ($9.19 PSF) based off of March TTM sales of $3,061,840 at the Queenstown Premium Outlets Property. The tenant recently executed a 10-year renewal at the Queenstown Premium Outlets Property, demonstrating its commitment to the asset and the market.

Major Tenant Overview
Property	Tenant	SF	Original Lease Start Date	Current Lease Start Date	Lease Expiration Date	UW Base Rent	% Rent In Lieu	March 2026 TTM Sales/PSF
Pismo Beach Premium Outlets	Polo Ralph Lauren	10,000	6/21/2005	2/1/2026	1/31/2030	$0	3.00%	$281.83
Queenstown Premium Outlets	Polo Ralph Lauren	10,000	4/21/2006	7/26/2026	7/25/2036	$0	3.00%	$306.18

Old Navy (13,000 SF, 3.0% of NRA, 2.8% of UW Rent). Old Navy is an American clothing and accessories retailing company owned by multinational corporation Gap Inc. It has corporate operations in the Mission Bay neighborhood of San Francisco, California. Old Navy offers affordable, fashionable clothing and accessories for men, women, children, and babies. The brand also offers specialized clothing lines including plus sizes and maternity. Old Navy has been a tenant at the Queenstown Premium Outlets Property for over 10 years and recently executed a seven-year lease renewal. The tenant pays a minimum rent of $21.21/SF with 2.0% annual escalations, plus a percentage rent equal to 12.0% of annual gross sales in excess of a $4.0 million sales breakpoint. Additionally, if less than 70% of the total gross leasable area at the Queenstown Premium Outlets Property (excluding the Old Navy space and outlots) is open for business, the tenant may elect to pay an alternate rent equal to 75% of the minimum rent, which decreases to 50% if condition persists for more than 12 consecutive months. During the alternate rent period, percentage rent remains payable at the contractual rate and is not subject to reduction. The Old Navy March 2026 T12 sales totaled $3.2 million ($249/SF), which remained below the breakpoint; therefore, no percentage rent was required.

A-3-14

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

The following table presents certain information relating to the tenancy at the Pismo Beach & Queenstown Premium Outlets Properties:

Tenant Summary(1)
							March 2026 TTM Sales
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Ann. UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ. Cost	Lease Exp	Renewal Option	Term. Option
Nike Factory Store	A+/A2/NR	23,500	5.4%	$627,217	4.0%	$26.69	$15,536,854	$661.14	4.0%	Various	Various(4)	None
Polo Ralph Lauren	A-/A3/NR	20,000	4.6%	$184,199	1.2%	$9.21	$5,880,136	$294.01	3.1%	Various	Various	(5)
Old Navy	NR/NR/NR	13,000	3.0%	$441,635	2.8%	$33.97	$3,239,353	$249.18	13.6%	6/30/2033	None	(6)
The Children's Place	NR/NR/NR	11,214	2.6%	$417,928	2.7%	$37.27	NAV	NAV	NAV	6/30/2036	None	(7)
Guess	NR/NR/NR	10,600	2.4%	$201,710	1.3%	$19.03	$1,965,875	$185.46	10.3%	1/31/2028	None	(8)
Major Tenants Subtotal/Wtd. Avg.		78,314	17.9%	$1,872,688	12.1%	$23.91	$26,622,218

Other Tenants(9)		273,034	62.5%	$13,653,331	87.9%	$50.01
Occupied Total/Wtd. Avg.		351,348	80.4%	$15,526,020	100.0%	$44.19

Vacant Space(9)		85,677	19.6%
Total/Wtd. Avg.		437,025	100.0%

(1)	Nike Factory Store, Polo Ralph Lauren, The Children’s Place, and Guess are tenants at both the Pismo Beach Premium Outlets Property and the Queenstown Premium Outlets Property. All figures in the table above are presented on a combined basis for both properties. Old Navy is a tenant solely at the Queenstown Premium Outlets Property.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Based on the underwritten rent roll dated May 5, 2026, inclusive of rent steps through August 2027, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(4)	Nike Factory Store has one, five-year renewal option at the Pismo Beach Premium Outlets Property and no renewal options at the Queenstown Premium Outlets Property.
(5)	Polo Ralph Lauren has the right to terminate its lease at the Queenstown Premium Outlets Property (i) within 60 days after the expiration of any applicable measuring period (representing each consecutive 12 month period from December 1st through November 30th) effective with respect to the measuring period occurring from December 1, 2033 through November 30, 2034, and for each subsequent measuring period, if Polo Ralph Lauren’s gross sales from its premises for the applicable measuring period do not exceed $4,500,000, and (ii) with 60 days prior written notice effective at any time on and after January 31, 2035.
(6)	Old Navy’s lease at the Queenstown Premium Outlets Property includes an operating co-tenancy provision requiring at least 70% of the shopping center gross leasable area (excluding the premises and outlots) to be open and operating. If the threshold is not met, tenant is entitled to reduced rent (75% of scheduled rent, declining to 50% after 12 months), and may terminate the lease upon 180 days' notice if the condition continues for 12 consecutive months.
(7)	The Children’s Place lease at the Queenstown Premium Outlets Property states that if landlord elects to relocate the premises, tenant may terminate the lease if the proposed relocation space is deemed unacceptable, provided notice is given within 30 days of the relocation notice. If tenant neither accepts the relocation space nor exercises its termination right, landlord may subsequently terminate the lease upon notice.
(8)	The Guess lease at the Pismo Beach Premium Outlets Property states that the tenant is entitled to co-tenancy rent equal to 7% of gross sales if occupancy of the landlord's tract falls below 75% for more than 120 days and may terminate the lease upon 90 days' notice if the co-tenancy condition continues for 18 consecutive months.
(9)	Other Tenants Tenant SF excludes temporary tenants. Temporary tenant square footage is included as Vacant Space.

The following table presents certain information relating to the lease rollover schedule at the Pismo Beach & Queenstown Premium Outlets Properties:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	1	2,700	0.6%	0.6%	$171,303	1.1%	1.1%	$63.45
2027	14	53,507	12.2%	12.9%	$2,827,647	18.2%	19.3%	$52.85
2028	21	85,900	19.7%	32.5%	$3,477,016	22.4%	41.7%	$40.48
2029	11	45,878	10.5%	43.0%	$2,471,721	15.9%	57.6%	$53.88
2030	6	30,543	7.0%	50.0%	$1,287,761	8.3%	65.9%	$42.16
2031	5	29,253	6.7%	56.7%	$1,170,161	7.5%	73.5%	$40.00
2032	2	1,918	0.4%	57.1%	$221,335	1.4%	74.9%	$115.40
2033	6	45,176	10.3%	67.5%	$2,146,031	13.8%	88.7%	$47.50
2034	1	2,711	0.6%	68.1%	$131,848	0.8%	89.6%	$48.63
2035	3	16,481	3.8%	71.9%	$566,501	3.6%	93.2%	$34.37
2036	6	32,641	7.5%	79.3%	$844,678	5.4%	98.6%	$25.88
2037 & Thereafter	1	4,640	1.1%	80.4%	$210,017	1.4%	100.0%	$45.26
Vacant	0	85,677	19.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	77	437,025	100.0%		$15,526,020	100.0%		$44.19(4)

(1)	Based on the gross rental income per the underwritten rent roll dated May 5, 2026, inclusive of rent steps through August 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Excludes temporary tenants, except for # of Leases Rolling, SF Rolling, and Approx % of SF Rolling.
(4)	Total/Wtd. Avg. UW PSF Rolling excludes vacant space.

A-3-15

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

The Markets. The Pismo Beach Premium Outlets Property is located in Pismo Beach, California, and is part of the San Luis Obispo core-based statistical area (“CBSA”) in California’s Central Coast. The CBSA is served by U.S. Route 101 which extends north-south along the west coast of California, Oregon, and Washington. The population of the San Luis Obispo, CA CBSA is estimated at 284,861 as of 2025. The unemployment rates as of 2025 are 4.3% and 5.5% for the San Luis Obispo, CA CBSA and the State of California, respectively. The San Luis Obispo County demographic profile reflects an older, affluent population with a median age of 43 years, and above-average income levels. The San Luis Obispo County median household income is $97,740, approximately 25% above the national median of $78,171 as of 2025. Major employers in the market area include California Polytechnic State University (3,000 employees), the County of San Luis Obispo (2,920 employees), the Department of State Hospitals-Atascadero (2,000 employees), Pacific Gas & Electric (1,866 employees), and other healthcare and education businesses. The Pismo Beach Premium Outlets Property is part of the South 101 Corridor retail submarket per a market report. As of the first quarter of 2026, the South 101 Corridor retail submarket contained a total of 4.3 million SF of retail inventory. Overall market vacancy is 2.8%, with average asking rents of $28.24 PSF.

The Queenstown Premium Outlets Property is located in Queenstown, Maryland, Queen Anne’s County, and is part of the Baltimore-Columbia-Towson CBSA in Central Maryland. The CBSA is served by a network of major radial and beltway highways, connecting the region to Washington, D.C. to the south and Pennsylvania to the north. The population of Queen Anne’s County is estimated at 52,289 as of 2025, characterized by high home ownership rates, stable household formation, and above-average median household income levels compared to national figures. The Queen Anne’s County median household income is $114,036, approximately 46% above the national median of $78,171 as of 2025. Major employers in the market area include Chesapeake College Allied Health (250-499 employees), Friel Lumber Co (250-499 employees), Chesterwye Center (100-249 employees), and other healthcare and education businesses. The Queenstown Premium Outlets Property is part of the Queen Anne’s County retail submarket per a market report. As of the second quarter of 2026, the Queen Anne’s County retail submarket contained a total of 2.3 million SF of retail inventory. Overall market vacancy is 4.9%, with average asking rents of $18.48 PSF.

Appraisal. The appraiser concluded an “as-is” value of $63,500,000 for the Pismo Beach Premium Outlets Property as of May 20, 2026, and an “as-is” value of $63,200,000 for the Queenstown Premium Outlets Property as of May 14, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 20, 2026, there was no evidence of any recognized environmental conditions at the Pismo Beach Premium Outlets Property. According to the Phase I environmental site assessment dated May 19, 2026, there was no evidence of any recognized environmental conditions at the Queenstown Premium Outlets Property.

A-3-16

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Pismo Beach & Queenstown Premium Outlets Properties:

Cash Flow Analysis
	2022	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
In-Place Base Rent(1)	$8,185,774	$9,019,874	$9,806,513	$10,596,480	$10,121,377	$10,015,143	$22.92
Other Rents(2)	$2,271,902	$2,063,363	$1,967,846	$1,533,962	$1,579,699	$1,833,304	$4.19
Gross-Up Vacant Rent	$0	$0	$0	$0	$0	$2,574,962	$5.89
Net Rental Income	$10,457,676	$11,083,237	$11,774,359	$12,130,442	$11,701,076	$14,423,408	$33.00
CAM Recoveries	$2,096,554	$2,238,870	$2,479,565	$2,519,472	$2,540,719	$2,845,476	$6.51
RET/Gross Receipts Recoveries	$432,966	$465,335	$505,207	$548,547	$546,558	$618,980	$1.42
Utility Charges	$283,367	$291,286	$324,354	$344,739	$345,365	$313,751	$0.72
Marketing Income	$448,094	$492,166	$591,073	$610,397	$610,558	$646,564	$1.48
Gross-Up Vacant Recoveries	$0	$0	$0	$0	$0	$896,327	$2.05
Total Recoveries	$3,260,981	$3,487,657	$3,900,199	$4,023,155	$4,043,200	$5,321,098	$12.18
Other Income(3)	$87,286	$49,397	$90,725	$128,707	$137,456	$111,524	$0.26
Gross Potential Income	$13,805,943	$14,620,291	$15,765,283	$16,282,304	$15,881,732	$19,856,030	$45.43
(In-Place Vacancy)	$0	$0	$0	$0	$0	($3,471,289)	($7.94)
Effective Gross Income	$13,805,943	$14,620,291	$15,765,283	$16,282,304	$15,881,732	$16,384,742	$37.49

Property Taxes	$932,495	$871,128	$811,128	$828,984	$834,852	$854,049	$1.95
Insurance	$280,114	$301,278	$344,998	$554,842	$620,182	$600,124	$1.37
Other Expenses(4)	$2,393,220	$2,414,548	$2,479,792	$2,599,231	$2,588,025	$2,640,529	$6.04
Total Operating Expenses	$3,605,829	$3,586,954	$3,635,918	$3,983,057	$4,043,059	$4,094,703	$9.37

Net Operating Income	$10,200,114	$11,033,337	$12,129,365	$12,299,247	$11,838,673	$12,290,039	$28.12
Replacement Reserves	$0	$0	$0	$0	$0	$65,554	$0.15
TI/LC	$0	$0	$0	$0	$0	$437,025	$1.00
Net Cash Flow	$10,200,114	$11,033,337	$12,129,365	$12,299,247	$11,838,673	$11,787,460	$26.97

Occupancy %(5)(6)	91.1%	93.0%	96.0%	92.4%	92.9%	82.5%
NOI DSCR(7)	1.96x	2.12x	2.33x	2.36x	2.27x	2.36x
NCF DSCR(7)	1.96x	2.12x	2.33x	2.36x	2.27x	2.26x
NOI Debt Yield(7)	13.6%	14.7%	16.2%	16.4%	15.8%	16.4%
NCF Debt Yield(7)	13.6%	14.7%	16.2%	16.4%	15.8%	15.7%

(1)	UW In-Place Base Rent is based on the underwritten rent roll dated May 5, 2026, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	Other Rents includes contractual rent steps, credit tenant straight-line rent, temporary tenant rent, percent in lieu rent, and overage rent. Contractual UW rent steps were taken through August 2027. Percent in lieu rent is based on the terms of applicable leases using TTM March 2026 sales figures. Overage rent is based on the terms of applicable leases using TTM March 2026 sales figures.
(3)	Other Income is based on the borrower sponsor’s 2026 budget.
(4)	Other Expenses include management fees, utilities, security, janitorial/landscaping, repairs and maintenance, and advertising and promotion costs.
(5)	Historical occupancies reported in the table above include temporary tenants. The historical occupancies, excluding temporary tenants, are as follows: 80.4% (5/5/2026), 80.3% (12/31/2025), and 80.8% (12/31/2024).
(6)	The occupancy figure shown in the table above as of 3/31/2026 TTM, is the most recent occupancy figure as of the rent roll dated May 5, 2026.
(7)	Debt service coverage ratios and debt yields are based on the Pismo Beach & Queenstown Premium Outlets Whole Loan.

A-3-17

Retail – Outlet Center	Loan #2	Cut-off Date Balance:	$70,000,000
Various, Various	Pismo Beach & Queenstown Premium Outlets	Cut-off Date LTV:	59.2%
		UW NCF DSCR:	2.26x
		UW NOI Debt Yield:	16.4%

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during the continuance of a Lockbox Event Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months in order to accumulate with the lender sufficient funds to pay all such taxes and other charges at least 30 days prior to their respective due dates.

Insurance – During the continuance of a Lockbox Event Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Pismo Beach & Queenstown Premium Outlets Properties are insured under an acceptable blanket policy (in which case, no insurance escrows will be required). As of the origination date, the Pismo Beach & Queenstown Premium Outlets Properties are covered by a blanket insurance policy that is acceptable to the lender.

Replacement Reserve – During the continuance of a Lockbox Event Period, the borrowers are required to escrow approximately $5,462 on a monthly basis for replacements and repairs to be made at the Pismo Beach & Queenstown Premium Outlets Properties. Upon a release of the Queenstown Premium Outlets Property, the monthly deposit will be reduced to approximately $1,845.

Rollover Reserve – On each payment date, during the continuance of a Lockbox Event Period, the borrowers are required to deposit approximately $36,419 for future tenant improvements and leasing commissions. Upon a release of the Queenstown Premium Outlets Property, the monthly deposit will be reduced to approximately $12,300.

Lockbox and Cash Management. The Pismo Beach & Queenstown Premium Outlets Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish and maintain a segregated lockbox account which is under the sole dominion and control of lender. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis into a lender-controlled cash management account. Funds in the cash management account are required to be applied to the escrows described above, followed by administration fees, debt service payments, approved operating expenses and capital expenditures, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Pismo Beach & Queenstown Premium Outlets Mortgage Loan or if (ii) the Pismo Beach & Queenstown Premium Outlets Mortgage Loan is paid in full, is fully defeased, or if no Lockbox Event Period is continuing, disbursed to the borrowers.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or an affiliated manager if the manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield for the Pismo Beach & Queenstown Premium Outlets Mortgage Loan based on the trailing four calendar quarter period is less than 12.75% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to the matters described in clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to an affiliated manager bankruptcy matter as described in clause (ii) above, if the manager is replaced within 60 days or the bankruptcy action with respect to the manager is dismissed within 90 days without adverse consequences to the Pismo Beach & Queenstown Premium Outlets Properties or the Pismo Beach & Queenstown Premium Outlets Mortgage Loan, or (c) with respect to matters described in clause (iii) above, upon the occurrence of the debt yield being greater than or equal to 12.75% which may be satisfied by (x) achievement of a debt yield greater than or equal to 12.75% for two consecutive calendar quarters, (y) a permitted partial prepayment sufficient to satisfy the debt yield target, or (z) delivery of eligible debt yield cure collateral.

Partial Release. Provided that no event of default is continuing under the Pismo Beach & Queenstown Premium Outlets Mortgage Loan, the borrowers may obtain the release of the Queenstown Premium Outlets Property (but not the Pismo Beach Premium Outlets Property) in connection with a transfer of the Queenstown Premium Outlets Property provided that, among other conditions, (i) the borrowers either (x) at any time after the earlier to occur of (1) August 1, 2029 (the “Permitted Release Date”) and (2) the second anniversary of the date on which the last portion of the Pismo Beach & Queenstown Premium Outlets Mortgage Loan is securitized (the “REMIC Prohibition Period”), defease the Pismo Beach & Queenstown Premium Outlets Mortgage Loan in an amount equal to 110% of the allocated loan amount for the Queenstown Premium Outlets Property (the “Queenstown Release Price”) or (y) if the Permitted Release Date has occurred but the REMIC Prohibition Period has not expired, prepay the Pismo Beach & Queenstown Premium Outlets Mortgage Loan in an amount equal to the Queenstown Release Price, together with any applicable yield maintenance premium, (ii) after giving effect to the release of the Queenstown Premium Outlets Property, the debt yield is no less than 14.75%, provided that, in order to satisfy the debt yield requirement, the borrowers may, as applicable, defease or prepay (together with any applicable yield maintenance premium) an additional portion of the Pismo Beach & Queenstown Premium Outlets Mortgage Loan, and (iii) the borrowers satisfy customary REMIC requirements.

In addition, the Pismo Beach & Queenstown Premium Outlets Mortgage Loan documents permit the borrowers to obtain the free release of non-income producing or vacant portions of the Pismo Beach & Queenstown Premium Outlets Properties in connection with a sale or transfer to third parties or an affiliate of the borrowers provided that, among other conditions, (i) after giving effect to such transfer, the remaining portion of the Pismo Beach & Queenstown Premium Outlets Properties comply with applicable zoning, parking and other legal requirements, and (ii) the borrowers satisfy customary REMIC requirements.

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and are required to obtain and maintain business interruption insurance for 18 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-18

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

A-3-19

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

19000 Homestead
19000 Homestead Road
Cupertino, CA 95014
Sunnyvale
Santa Clara
Cupertino
SAN JOSE
Saratoga
Campbell
West Valley
SANTA CLARA COUNTY
SUNNYVALE
DOWNTOWN SUNNYVALE
LAWRENCE
CALTRAIN
Northrop Grumman Marine Systems
Apple Wolfe Campus
Scott Blvd.
AMD
Acer America Corporation
Halo Industries
Nissan Advanced Tech. Center
Qualcomm
Kifer Rd.
International Technological University
Central Expwy.
Intuitive Surgical
Applied Materials Corp. Office
Intel
NVIDIA Corporate Office
Walsh Ave.
Fujifilm
Evelyn Ave.
Old San Francisco Rd.
Monroe St.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
S. Sunnyvale Ave.
Civic Square
Las Palmas Park
Pavlina Plaza
El Camino Real
Remington Dr.
Hacienda Shopping Center
Wolfe Rd.
Sunken Gardens GC
Lawrence Expwy.
Calabazas Blvd.
San Tomas Expwy.
Scott Blvd.
Lawrence Expressway Plaza
Lawrence Square
El Camino Real
El Camino Center
Fremont Ave.
Benton Shopping Ctr.
Moonlite Center
Santa Clara Town Center
Benton St.
Pomeroy Ave.
Stelling Rd.
Sunnyvale-Saratoga Rd.
Ortega Park
Central Park
Homestead Rd.
Homestead Rd.
Homestead Rd.
Homestead Square
Cupertino Village
Apple Park
Kaiser Permanente Santa Clara Medical Center
Lawrence Station Shopping Ctr.
Mariposa Shopping Center
Saratoga Ave.
Infinite Loop 1
Original Apple Campus
Steve Jobs Theater
Pruneridge Ave.
Junipero Serra Fwy
Blaney Ave.
Main Street Cupertino
Agilent Technologies
Woodhams Center
Stevens Creek Blvd.
Stevens Creek Blvd.
The Marketplace
Villa Shopping Center
De Anza College
Tatum Ave.
San Jose Intl. Airport 6 miles
Cupertino Civic Center
McClellan Rd.
Moorpark Ave.
Strawberry Park Shopping Center
Bollinger Rd.
Orchard Farms Shopping Center
Williams Rd.
Johnson Ave.
Lawrence Expwy.
Doyle Rd.
Saratoga Ave.
Payne Ave.
San Tomas Expwy.
Westgate West
Westgate Center
Prospect Rd.
Hamilton Ave.
San Tomas Aquino Rd.
El Paseo de Saratoga
Saratoga Ave.
San Tomas Plaza
Campbell Ave.
Kirkwood Plaza
82
101
280
85
Fremont
Newark
San Francisco Bay
Menlo Park
Palo Alto
Mountain View
Sunnyvale
Santa Clara
Cupertino
Milpitas
SAN JOSE
Campbell
Saratoga
Los Gatos
Monte Sereno
Almaden
Los Altos Hills
West Valley
Alum Rock
ALAMEDA COUNTY
SAN MATEO COUNTY
SANTA CLARA COUNTY
DIABLO RANGE
SANTA CRUZ MTS.
Mission Peak Regional Preserve

A-3-20

Mortgage Loan No. 3 – 19000 Homestead

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
				Location:	Cupertino, CA 95014
Original Balance:		$50,000,000		General Property Type:	Office
Cut-off Date Balance:		$50,000,000		Detailed Property Type:	Medical
% of Initial Pool Balance:		7.1%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1971/2024
Borrower Sponsor:		WRE Holdings (U.S.) LP		Size:	100,352 SF
Guarantor:		WRE Holdings (U.S.) LP		Cut-off Date Balance PSF:	$498
Mortgage Rate:		6.3200%		Maturity Date Balance PSF:	$498
Note Date:		7/31/2026		Property Manager:	Harbor Group Management Co., LLC
Maturity Date:		8/6/2036		Underwriting and Financial Information
Term to Maturity:		120 months		UW NOI(3):	$6,377,469
Amortization Term:		0 months		UW NCF:	$6,357,398
IO Period:		120 months		UW NOI Debt Yield:	12.8%
Seasoning:		0 months		UW NCF Debt Yield:	12.7%
Prepayment Provisions:		L(24),D(89),O(7)		UW NOI Debt Yield at Maturity:	12.8%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR:	1.98x
Additional Debt Type:		NAP		Most Recent NOI(3):	$6,069,569 (4/30/2026 TTM)
Additional Debt Balance:		NAP		2nd Most Recent NOI:	$6,015,309 (12/31/2025)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI:	$5,788,192 (12/31/2024)
				Most Recent Occupancy:	100.0% (8/1/2026)
Reserves(1)				2nd Most Recent Occupancy:	100.0% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2024)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(4):	$110,000,000 (5/27/2026)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$1,096
Replacement Reserve:	$0	$1,673	$100,000	Cut-off Date LTV Ratio:	45.5%
HVAC & Roof Repair Reserve:	$0	$14,336(2)	NAP	Maturity Date LTV Ratio:	45.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$50,000,000	100.0%	Loan Payoff:	$41,316,178	82.6%
			Return of Equity:	$6,021,703	12.0%
			Closing Costs(5):	$2,662,119	5.3%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The monthly payment obligation with respect to the HVAC & Roof Repair Reserve is on each payment date through and including the payment date occurring in February 2033.
(3)	The increase from Most Recent NOI to UW NOI is primarily due to the inclusion of straight line rent steps for the investment grade sole tenant at the 19000 Homestead Property (as defined below).
(4)	The appraisal also concluded to a land value of $43.12 million.
(5)	Closing Costs include a $1,500,000 rate buydown fee.

The Mortgage Loan. The third largest mortgage loan (the “19000 Homestead Mortgage Loan”) is evidenced by a single promissory note in the principal balance of $50,000,000 and secured by a first-priority fee mortgage encumbering a medical office property in Cupertino, California (the “19000 Homestead Property”).

The Borrowers and the Borrower Sponsor. The borrowers are 19000 Homestead Associates, LLC and Firewish 19000, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 19000 Homestead Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is WRE Holdings (U.S.) LP, the United States-based holding company owned by family trusts of the Wertheimer family and ultimately controlled by Ariela Wertheimer. Stef Wertheimer was the founder of ISCAR, a manufacturer of precision metal-cutting tools, which grew into one of Israel’s most successful industrial enterprises. The company was later acquired by Berkshire Hathaway in 2006 and 2013 in two separate transactions for over $6 billion.

The Property. The 19000 Homestead Property consists of a 100,352 square foot two-story single-tenant medical office building in Cupertino, California on an approximately 6.6-acre site. The 19000 Homestead Property was built in 1971 and most recently renovated in 2024. The 19000 Homestead Property features 372 surface parking spaces, resulting in a parking ratio of 3.71 spaces per 1,000 square feet. The 19000 Homestead Property is directly west of the Kaiser Permanente Santa Clara Medical Center, a 52-acre, 1.2 million square-foot campus that includes a 327-bed hospital, a 24-hour emergency department, a health center, a cancer treatment center, and advanced cardiothoracic surgery. The 19000 Homestead Property is also located directly across from Apple Park, Apple Inc.’s (“Apple”) 2.8 million square foot headquarters campus and many other Apple owned and occupied buildings.

The 19000 Homestead Property has been fully leased to Kaiser Foundation Hospitals (“Kaiser”) since 2003 pursuant to a 20-year lease. In 2023, the tenant renewed its lease for an additional ten years. The current lease expires in February 2033 and has no further renewal or extension options. The lease does not provide a tenant termination option, the right to contract, or the right to assign the lease without the landlord’s consent. Between 2022 and

A-3-21

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

2023, Kaiser invested approximately $3.7 million into its space, including new HVAC units, roof membrane replacement, and various other cosmetic upgrades. The 19000 Homestead Mortgage Loan is structured with a cash flow sweep 18 months prior to Kaiser’s lease expiration.

Sole Tenant.

Kaiser Foundation Hospitals (100,352 SF, 100.0% of NRA, 100.0% of UW Rent). Kaiser is the hospital-operating arm of Kaiser Permanente’s not-for-profit fully integrated healthcare system. Kaiser has a long-term credit rating of AA- from Fitch and S&P. Kaiser Permanente reported 2025 revenue and net income of $127.7 billion and $9.3 billion, respectively. Kaiser utilizes its space at the 19000 Homestead Property primarily for adult and child psychiatric services with various spaces dedicated to outpatient clinical services, exam rooms, private/group therapy, and addiction recovery services. Kaiser has fully occupied the 19000 Homestead Property since 2003 and most recently extended its lease in 2023 for an additional 10 years to its current lease expiration in February 2033. Kaiser has no remaining renewal or termination options.

The following table presents certain information relating to the sole tenant, Kaiser, at the 19000 Homestead Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Kaiser Foundation Hospitals	NR/AA-/AA-	100,352	100.0%	$6,189,350	100.0%	$61.68	2/19/2033	None	N
Occupied Subtotal/Wtd. Avg.		100,352	100.0%	$6,189,350	100.0%	$61.68
Vacant Space		0	0.00%
Total/Wtd. Avg.		100,352	100.0%

(1)	Based on the underwritten rent roll dated August 1, 2026, and include straight-line rent steps.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 19000 Homestead Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	1	100,352	100.0%	100.0%	$6,189,350	100.0%	100.0%	$61.68
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	100,352	100.0%		$6,189,350	100.0%		$61.68

(1)	Based on the underwritten rent roll dated August 1, 2026, and includes straight line rent steps.

The Market. The 19000 Homestead Property is located in Cupertino, California, approximately 5.9 miles west of Santa Clara, 8.4 miles west of San Jose and 43.1 miles southeast of San Francisco. The 19000 Homestead Property is serviced by State Highway 82, providing access to San Jose and Mountain View, California, and Interstate 280, a major north-south auxiliary Interstate Highway that runs from San Jose to San Francisco. The 19000 Homestead Property is located directly adjacent to Apple Park, Apple’s global headquarters, and Kaiser Permanente Santa Clara Medical Center, a full-service inpatient hospital with 327 beds featuring intensive care units, clinical lab space, and a 24/7 emergency room.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the 19000 Homestead Property was 22,136, 266,762 and 560,866 respectively. The 2025 average household income within the same radii was $278,713, $251,461 and $251,403, respectively.

The 19000 Homestead Property is located within the Cupertino office submarket of the South Bay/San Jose office market. As of the first quarter of 2026, the Cupertino office submarket had an inventory of 7,488,925 square feet with an occupancy of 97.9% and average asking rents of $64.45 per square foot.

A-3-22

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

The following table presents certain information relating to comparable industrial leases with respect to the 19000 Homestead Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
19000 Homestead(2)	1971 / 2024	100,352	Kaiser Foundation Hospitals	100,352	Feb-23	10.0	$61.68
Cupertino, CA
285 Sobrante Way	NAV / NAV	125,100	Pinterest	125,100	Apr-26	12	$69.00
Sunnyvale, CA
2445 Augustine Drive	2017 / NAP	220,156	NetSkope, Inc.	43,388	Dec-25	5	$52.80
Santa Clara, CA
2795 Augustine Drive (ph 1)	2015 / NAP	181,562	Amazon	181,562	Sep-25	5	$51.00
Santa Clara, CA
5490 Great America Parkway	2016 / NAP	229,626	Johnson & Johnson	229,626	Jan-25	11.5	$59.76
Santa Clara, CA
221 North Mathilda Avenue	2019 / NAP	156,050	Snap	156,050	Jun-25	11.5	$58.20
Sunnyvale, CA
10201 Torre Avenue	1983 / NAP	88,850	Amazon	88,850	Mar-25	7.5	$47.40
Cupertino, CA

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 1, 2026, and includes straight line rent steps, except for Year Built / Renovated.

The following table presents information relating to the appraisal’s market rent conclusion for the 19000 Homestead Property:

Market Rent Summary
Tenant Category	Size (SF)	Market Rent (PSF per Year)	Average Lease Term (Years)	Lease Type (Reimbursements)	Rent Increase Projection (per Year)	Tenant Improvements (New Tenant) (PSF)	Tenant Improvements (Renewal) (PSF)
Medical Office	100,352	$60.00	10.0	Net	3.0% per annum	$100.00	$35.00

Appraisal. The appraisal concluded to an “as-is” value for the 19000 Homestead Property of $110,000,000 as of May 27, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated June 9, 2026, there was evidence of a recognized environmental condition at the 19000 Homestead Property in connection with ongoing groundwater extraction and treatment related to previous uses at the 19000 Homestead Property. The lender was added to the borrowers’ environmental insurance policy with a limit of $10,000,000 per incident and in the aggregate. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-23

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 19000 Homestead Property:

Cash Flow Analysis
	2023	2024	2025	4/30/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$5,485,700	$5,806,228	$5,979,007	$6,039,290	$6,799,603	$67.76
Reimbursements(2)	$443,846	$343,295	$387,204	$380,666	$1,643,076	$16.37
Other Income(3)	$0	$1,198	($1,198)	$0	$0	$0.00
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	$0	($422,134)	($4.21)
Effective Gross Income	$5,929,546	$6,150,722	$6,365,013	$6,419,956	$8,020,544	$79.92

Real Estate Taxes(4)	$0	$0	$0	$0	$912,766	$9.10
Insurance	$184,153	$177,046	$164,314	$163,686	$128,426	$1.28
Other Operating Expenses(5)	$168,794	$185,484	$185,390	$186,701	$601,883	$6.00
Total Operating Expenses	$352,947	$362,530	$349,704	$350,387	$1,643,076	$16.37

Net Operating Income	$5,576,599	$5,788,192	$6,015,309	$6,069,569	$6,377,469	$63.55
Replacement Reserves	$0	$0	$0	$0	$20,070	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$5,576,599	$5,788,192	$6,015,309	$6,069,569	$6,357,398	$63.35

Occupancy (%)(6)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.74x	1.81x	1.88x	1.89x	1.99x
NCF DSCR	1.74x	1.81x	1.88x	1.89x	1.98x
NOI Debt Yield	11.2%	11.6%	12.0%	12.1%	12.8%
NCF Debt Yield	11.2%	11.6%	12.0%	12.1%	12.7%

(1)	Gross Potential Rent includes straight-line average rent through the expiration of Kaiser’s lease in 2033.
(2)	The increase from 4/30/2026 TTM to UW Reimbursements is due to Kaiser paying various common area maintenance and utility expenses directly.
(3)	Other Income includes late fees and other miscellaneous items.
(4)	The increase from 4/30/2026 TTM to UW Real Estate Taxes is due to Kaiser paying real estate taxes directly.
(5)	The increase from 4/30/2026 TTM to UW Other Operating Expenses is due to Kaiser paying various common area maintenance and utility expenses directly.
(6)	Historical occupancy figures represent the average physical occupancy in each respective year except for 4/30/2026 TTM which is based on the underwritten rent roll dated August 1, 2026. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The 19000 Homestead Mortgage Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated to be approximately $76,064; provided however, that the borrowers are not required to make such deposits so long as (i) no event of default is continuing, (ii) property taxes are being paid directly to the applicable governmental authority by Kaiser and (iii) upon the lender’s written request, the borrowers provide the lender with reasonably acceptable evidence demonstrating that all property taxes have been paid in full on or before the date such payment would be delinquent. Kaiser was paying property taxes on the 19000 Homestead Property at the origination of the 19000 Homestead Mortgage Loan.

Insurance – The 19000 Homestead Mortgage Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated to be approximately $10,702; provided however, that the borrowers are not required to make such deposits if an acceptable blanket policy is in place, so long as no event of default has occurred and is continuing and the borrowers deliver to the lender periodic evidence of acceptable renewals and timely-paid insurance premiums. An acceptable blanket policy was in place at the origination of the 19000 Homestead Mortgage Loan.

Replacement Reserve – The 19000 Homestead Mortgage Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the product obtained by multiplying $0.20 by the aggregate number of SF at the 19000 Homestead Property, initially estimated to be approximately $1,673, for capital expenditures, subject to a cap of $100,000.

HVAC & Roof Repair Reserve – The 19000 Homestead Property Mortgage Loan documents require an ongoing monthly deposit from the first monthly payment date through and including the monthly payment date in February 2033 in an amount equal to approximately $14,336 for additional capital expenditures.

Special TI/LC Reserve – Upon the occurrence of a Trigger Lease Sweep Period (as defined below) the 19000 Homestead Property Mortgage Loan documents require the deposit of all available cash (or portion of such cash to be allocated for deposit into the special TI/LC reserve subaccount by the lender) into a lender-controlled special TI/LC reserve subaccount, as well as any lease termination payments received from any tenant under a Trigger Lease (as defined below).

Lockbox and Cash Management. The 19000 Homestead Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the sole tenant, Kaiser, into a lender-controlled lockbox. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, as applicable, to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence of and during a Cash Management Period, all amounts are required to be remitted

A-3-24

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the 19000 Homestead Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount; provided however, that during a Cash Management Period continuing solely as a result of a Trigger Lease Sweep Period, all available cash will be held in a special TI/LC reserve.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	an event of default;
(ii)	the debt service coverage ratio falling below 1.40x as of the end of any calendar quarter; or
(iii)	the commencement of a Trigger Lease Sweep Period.

A Cash Management Period will end upon the occurrence of the following:

(i)	with respect to clause (i), such event of default has been cured, and no other event of default has occurred or is continuing;
(ii)	with respect to clause (ii), the debt service coverage ratio being at least 1.50x for two consecutive calendar quarters, or the borrowers deposit to the lender, in cash or letter of credit, each in an amount equal to the greater of (x) the minimum amount which, if deducted from the unpaid principal balance of the 19000 Homestead Mortgage Loan, would cause the debt service coverage ratio to be 1.50x and (y) the aggregate amount of available cash for the ensuing twelve month period, assuming that the debt service coverage ratio for such period is 1.50x (the “DSCR Cure Amount”) (such cure will be valid for the twelve month period following the date on which it was deposited, and on each one year anniversary of such Cash Management Period, if such Cash Management Period exists, the borrowers have the right, but not the obligation, to cure the Cash Management Period for another twelve months by depositing an additional DSCR Cure Amount); or
(iii)	with respect to clause (iii), the end of the applicable Trigger Lease Sweep Period, or the borrowers deposit to the lender, in cash or letter of credit, in a sufficient amount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the Trigger Lease Sweep Period, including brokerage commissions and tenant improvements.

A “Trigger Lease Sweep Period" will commence upon the earlier of the following:

(i)	the date that is 18 months prior to the end of the Kaiser lease, or any future lease which covers 20% or more rentable square feet at the 19000 Homestead Property (a “Trigger Lease”);
(ii)	the date required under a Trigger Lease by which the tenant under such lease is required to give written notice of its exercise of a renewal option (and such renewal option has not been exercised) or the date that a tenant gives written notice of its intention not to renew or extend its Trigger Lease;
(iii)	any Trigger Lease (or material portion of space under such Trigger Lease) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant gives written notice of its intention to terminate, surrender or cancel its Trigger Lease (or material portion of space under such Trigger Lease);
(iv)	any tenant under a Trigger Lease voluntarily discontinues its business in 50% or more of its premises (i.e., “goes dark”) or gives notice of its intent to do so, excluding temporary cessations of business during periods of restoration resulting from the occurrence of a casualty on its premises or force majeure (to the extent provided in such Trigger Lease);
(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant thereunder;
(vi)	the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Trigger Lease, its parent company or the lease guarantor under a Trigger Lease, as described in the 19000 Homestead Mortgage Loan documents (a “Trigger Tenant Insolvency Proceeding”); or
(vii)	the credit rating of Kaiser is downgraded to or below BBB+ by S&P (or its functional equivalent by any other nationally recognized statistical rating organization designated by the lender).

A Trigger Lease Sweep Period will end upon the earlier to occur of the following:

(i)	with respect to clauses (i), (ii), (iii), (iv) or (vii), upon the earlier to occur of (A) the date on which the greater of (x) $10,964,700 and (y) 18 months of rent under the applicable Trigger Lease has been accumulated in the special TI/LC reserve, (B) the date on which the tenant under the subject Trigger Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrowers and is reasonably approved by the lender) with respect to all of the space demised under its Trigger Lease and all approved Trigger Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full or the lender reasonably determines that sufficient funds have accumulated in the special TI/LC reserve (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved Trigger Lease leasing expenses for such Trigger Lease or (C) the date on which all space demised under the Trigger Lease that gave rise to the continuing Trigger Lease Sweep Period has been fully leased pursuant to one or more acceptable leases pursuant to the 19000 Homestead Mortgage Loan documents, and all approved Trigger Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full or the lender reasonably determines that sufficient funds have accumulated in the special TI/LC reserve (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved Trigger Lease leasing expenses for such replacement lease or leases;
(ii)	with respect to clause (v), the applicable tenant default has been cured and no other tenants under Trigger Leases have defaulted for three consecutive months following such cure;
(iii)	with respect to clause (vi), the applicable Trigger Tenant Insolvency Proceeding has terminated, and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender;
(iv)	with respect to clause (vii), the credit rating of the tenant under the applicable Trigger Lease is restored to at least A by S&P (or its functional equivalent by any other nationally recognized statistical rating organization designated by the lender); or
(v)	with respect to a Trigger Lease Sweep Period resulting for any reason, the debt yield is at least 10% (provided, for the avoidance of doubt, a tenant is not considered to be in economic occupancy during the 18 months prior to the end of the term of its Trigger Lease).

A-3-25

Office – Medical	Loan #3	Cut-off Date Balance:	$50,000,000
19000 Homestead	19000 Homestead	Cut-off Date LTV:	45.5%
Cupertino, CA 95014		UW NCF DSCR:	1.98x
		UW NOI Debt Yield:	12.8%

Terrorism Insurance. The borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 19000 Homestead Property and business interruption insurance that includes coverage for terrorism for a period of 18 months and contains an extended period of indemnity for up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-26

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

A-3-27

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

Floor	Tenant	SF	Expiration
14	Carrington Mortgage	20,443 SF	12/2033
13	Carrington Mortgage	20,443 SF	12/2033
12	FLLH LLC	4,157 SF	10/2026
12	Eichleay, Inc.	1,738 SF	5/2028
12	VXB Ball Bearings	1,323 SF	8/2027
12	TABR Capital Management	2,565 SF	9/2031
12	State of California Board of Equalization	2,788 SF	6/2034
12	Pacific Haven Subacute and Healthcare	3,060 SF	5/2026
12	Next Generation Education	1,842 SF	10/2032
12	Vacant	2,411 SF	
11	Premier Business Centers	15,611 SF	12/2028
11	Wiegel Szekel Frisby	4,412 SF	11/2028
10	Thomas Kinsey, LLP	4,654 SF	3/2028
10	Carrington Mortgage	10,491 SF	12/2033
10	Vacant	5,298 SF	
9	AmerisourceBergen Drug Corp	20,433 SF	10/2027
8	VBB Ventures, Inc	11,425 SF	7/2027
8	Vacant	9,018 SF	
7	State of California Dept of Justice	5,108 SF	10/2028
7	State of California - CalPERS	7,566 SF	1/2031
7	State of California Dept of Justice	6,519 SF	10/2028
7		763 SF	
6	County of Orange	20,443 SF	6/2030
5	County of Orange	20,443 SF	6/2030
4	County of Orange	20,443 SF	6/2030
3	County of Orange	20,443 SF	6/2030
2	County of Orange	19,334 SF	6/2030
2		1,109 SF	
1	County of Orange	10,584 SF	6/2030
1	California Bank and Trust	4,180 SF	1/2029
1	Subway Real Estate LLC	2,195 SF	3/2027

For illustrative purposes only

Unrentable | Vacant | 2026 – 2027 | 2028 – 2029 | 2030 – 2031 | 2032+

A-3-28

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

EAST ORANGEWOOD AVENUE
FITNESS
4 Story Parking Garage
3 Story Parking Garage
ORANGE CENTER DRIVE
ORANGE CENTER TOWER
S. STATE COLLEGE BOULEVARD
SOUTH ANAHEIM WAY
5
EMBASSY SUITES by Hilton
N
Collateral
Not Part of Collateral

A-3-29

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

Orange Center Tower
500 North State College Boulevard
and 3600 West Orangewood Avenue
Orange, CA 92868
ANAHEIM
Orange
SANTA ANA
Garden Grove
ORANGE COUNTY
Downtown Anaheim
Southeast Anaheim
Platinum Triangle
DISNEYLAND
Disney California Adventure Park
Convention Center
Anaheim Convention Center
Anaheim Global Medical Ctr.
Anaheim Marketplace
Anaheim Business Park
Anaheim GardenWalk
Stadium Plaza Business Park
Grove of Anaheim
Angel Stadium
Honda Center
Stadium Promenade
Batavia Business Park
Katella Centre
Orange Industrial Park
El Camino Real Park
Chapman University
El Camino Center
City Town Center
UC Irvine Medical Center
The Outlets at Orange
Harbor Shopping Center
PLAZA HISTORIC DISTRICT
CHOC Hospital - Orange
MainPlace Mall
Orange Town & Country Shopping Center
Santiago Park
Discovery Cube Orange County
Twin Lakes Park
Harbor Town & Country
Harbor Place
River View Golf Course
Portola Park
Floral Park
Edna Park
Bowers Museum
Bristol Marketplace
Santa Ana College
Santa Ana Square
Hart Park
Boysen Park
METROLINK OC LINE
METROLINK INLAND-OC LINE
METROLINK
Santa Ana Fwy
Orange Fwy
Garden Grove Fwy
Santa Ana River
Pacific Ocean
LOS ANGELES
LONG BEACH
IRVINE

A-3-30

Mortgage Loan No. 4 – Orange Center Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Orange, CA 92868
Original Balance:	$40,600,000			General Property Type:	Office
Cut-off Date Balance:	$40,600,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	5.8%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1987, 1990/NAP
Borrower Sponsor:	Danny Sooferian			Size:	323,016 SF
Guarantor:	Danny Sooferian			Cut-off Date Balance Per SF:	$126
Mortgage Rate:	6.6590%			Maturity Date Balance Per SF:	$126
Note Date:	06/29/2026			Property Manager:	LPC West LP
Maturity Date:	7/1/2036
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$6,005,243
IO Period:	120 months			UW NCF:	$5,309,242
Seasoning:	1 month			UW NOI Debt Yield:	14.8%
Prepayment Provisions:	L(25),D(90),O(5)			UW NCF Debt Yield:	13.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	14.8%
Additional Debt Type:	NAP			UW NCF DSCR:	1.94x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$3,389,261 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	$5,136,901 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$5,717,817 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.2% (6/12/2026)
RE Taxes:	$221,851	$73,950	NAP	2nd Most Recent Occupancy:	93.0% (12/31/2025)
Insurance:	$32,858	$16,429	NAP	3rd Most Recent Occupancy:	82.4% (12/31/2024)
Replacement Reserve:	$0	$6,730	NAP	Appraised Value (as of):	$70,000,000 (6/12/2026)
TI/LC Reserve:	$1,000,000	$40,377	NAP	Appraised Value PSF:	$217
Deferred Maintenance:	$14,375	$0	NAP	Cut-off Date LTV Ratio:	58.0%
Other Reserves(2):	$1,988,532	$0	NAP	Maturity Date LTV Ratio:	58.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$40,600,000	60.6%	Purchase Price:	$63,125,000	94.2%
Borrower Sponsor Equity:	$26,434,013	39.4%	Upfront Reserves:	$3,257,616	4.9%
			Closing Costs:	$651,397	1.0%
Total Sources:	$67,034,013	100.0%	Total Uses:	$67,034,013	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves consist of a Free Rent Reserve ($1,172,804), Outstanding TI Reserve ($712,681) and Gap Rent Reserve ($103,047).
(3)	The decline in NOI from 2nd Most Recent NOI to Most Recent NOI was due to the landlord’s termination of leases to accommodate space for the second largest tenant, Carrington Mortgage, which had a lease commencement date in December 2025, as well as an increase in rent abatements offered for new leasing. The increase in NOI from Most Recent NOI to UW NOI is attributable to the underwritten rent for Carrington Mortgage. The expected rent commencement date for Carrington Mortgage is January 1, 2027 and the full amount of rent abatements was reserved at origination.

The Mortgage Loan. The fourth largest mortgage loan (the “Orange Center Tower Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $40,600,000 and secured by the borrower’s fee interest in a 280,331 SF multi-tenant office tower and a 42,685 SF adjacent freestanding two-story retail building located in Orange, California (the “Orange Center Tower Property”).

The Borrower and the Borrower Sponsor. The borrower is Platinum Triangle Tower, LLC, a Delaware limited liability company and single purpose entity. The borrower sponsor and non-recourse carveout guarantor for the Orange Center Tower Mortgage Loan is Danny Sooferian. Equity ownership in the borrower is 100.0% held by Titan Global Holdings LLC, which is 87.0% owned by Danny Sooferian as the managing member and 13.0% owned by Ramin Saghian as a member.

Danny Sooferian and his business partner Ramin Saghian have each been investing in real estate assets for more than 30 years. Mr. Sooferian’s primary business is Alpan Lighting, Inc., a manufacturer and distributor of lighting products serving major national retailers throughout the United States, including Costco, Home Depot and Walmart. Ramin Saghian is a Southern California based real estate investor with more than thirty years of experience managing a diversified portfolio of office, retail and residential assets. Danny Sooferian’s current real estate portfolio is comprised of 15 residential and commercial assets, including 11 multifamily properties, two office properties, one retail property and one industrial property, with an estimated aggregate market value of approximately $99.0 million.

A-3-31

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

The Property. The Orange Center Tower Property totals 323,016 SF located in Orange, California, consisting of a 280,331 SF multi-tenant office tower built in 1987 and an adjacent 42,685 SF freestanding two-story retail building that is leased to 24 Hour Fitness and was built in 1990. The Orange Center Tower Property is situated on a 7.44-acre site across six contiguous parcels. The Orange Center Tower Property includes 1,299 parking spaces, comprised of a four-level parking garage (729 stalls), a three-level parking garage (262 stalls) and surface-level parking (308 stalls), yielding a blended parking ratio of approximately 4.00 spaces per 1,000 SF. The previous ownership acquired the Orange Center Tower Property in 2017 and invested $10.8 million into capital expenditures, including upgrades to the parking structure, lobby enhancements, and the addition of covered outdoor common areas.

The Orange Center Tower Property is leased to a diverse roster of tenants across multiple industries, including government, banking & financial services, mortgage & lending, healthcare & pharmaceutical distribution, legal & professional services, flexible workspace, and retail/fitness. The three largest tenants are County of Orange, Carrington Mortgage and 24 Hour Fitness USA, representing 63.7% of NRA and 65.3% of UW Rent in the aggregate, and the remaining tenants range from 1,323 SF to 20,443 SF. From January 2022 through June 2026, the Orange Center Tower Property has maintained an average occupancy of 88.0% and a weighted average tenant tenure of 11.0 years. Since 2024, the prior ownership has executed three new leases and renewals totaling approximately 64,541 SF. As of June 12, 2026, the Orange Center Tower Property was 94.2% occupied by 17 office and 2 retail tenants.

Major Tenants.

County of Orange (111,690 SF, 34.6% of NRA, 38.6% of UW Rent). County of Orange, a political subdivision of the State of California (AAA/AAA by Fitch/S&P), is a governmental agency providing regional public services to Orange County, California. The entity has a five-member board of supervisors, six countywide elected officials, 15 appointed department directors, and oversees 22 departments and agencies. County of Orange services nearly 3.2 million residents by managing public safety, public health, environmental protection, social services and public assistance, among other responsibilities. For the 2025-2026 fiscal year, the County of Orange had a budget of approximately $10.8 billion, up 13.68% from the previous year’s budget. County of Orange has operated its Social Services Administration division at the Orange Center Tower Property since July 2015, and its lease extends through June 30, 2030, with one, ten-year renewal option. Current base rent is $34.45 PSF, with 3% annual increases. County of Orange’s lease includes an appropriation clause, which provides that its rent obligation is contingent upon the County of Orange’s Board of Supervisors appropriating funds for the payment of rent.

Carrington Mortgage (51,377 SF, 15.9% of NRA, 17.1% of UW Rent). Founded in 2007 and headquartered in Anaheim, California, Carrington Mortgage is a mortgage company specializing in residential mortgage lending and servicing. Carrington Mortgage is a subsidiary of Carrington Holding Company, LLC, which owns and operates a group of businesses specializing in single-family residential real estate transactions, mortgages and asset management. Carrington Mortgage signed its lease at the Orange Center Tower Property in March 2025 and the term extends through December 31, 2033, with one, five-year renewal option. Carrington Mortgage is not currently paying rent and benefits from a rent abatement through January 1, 2027, when the base rent will be $35.28 PSF, with 3% annual increases. The full amount of rent abatements was reserved at origination. The expected rent commencement date for Carrington Mortgage is January 1, 2027. The prior owner invested approximately $3 million ($60 PSF) in tenant improvements and they reported that Carrington Mortgage invested approximately $40 PSF of their own capital in the buildout of its space.

24 Hour Fitness USA (42,685 SF, 13.2% of NRA, 9.6% of UW Rent). Founded in 1983 and headquartered in Carlsbad, California, 24 Hour Fitness USA is a privately owned and operated fitness company that owns and operates a nationwide network of health and fitness clubs. Currently, 24 Hour Fitness USA reportedly operates over 244 clubs throughout nine states in the United States. 24 Hour Fitness USA has been a tenant at the Orange Center Tower Property since May 2002. 24 Hour Fitness USA’s lease is guaranteed by its parent company, All Day AcquisitionCo, LLC, and was extended in September 2023 for 10 years through May 14, 2033. Current base rent is $22.61 PSF, increasing to $23.87 PSF on May 15, 2027.

The following table presents certain information relating to the tenancy at the Orange Center Tower Property:

Tenant Summary(1)
Tenant Name	Type	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
County of Orange(3)	Office	NR/AAA/AAA	111,690	34.6%	$4,081,574	38.6%	$36.54	6/30/2030	1 x 10 yr	N
Carrington Mortgage	Office	NR/NR/NR	51,377	15.9%	$1,812,581	17.1%	$35.28	12/31/2033	1 x 5 yr	N
24 Hour Fitness USA	Retail	NR/NR/B	42,685	13.2%	$1,018,891	9.6%	$23.87	5/14/2033	1 x 5 yr	N
AmerisourceBergen Drug Corp	Office	Baa1/A-/BBB+	20,443	6.3%	$780,105	7.4%	$38.16	10/31/2027	1 x 5 yr	N
Premier Business Centers	Office	NR/NR/NR	15,611	4.8%	$646,295	6.1%	$41.40	12/31/2028	None	N
Major Tenants Subtotal/Wtd. Avg.			241,806	74.9%	$8,339,446	78.9%	$34.49

Other Tenants			62,611	19.4%	$2,231,741	21.1%	$35.64
Occupied Subtotal/Wtd. Avg.			304,417	94.2%	$10,571,187	100.0%	$34.73

Vacant Office Space			18,599	5.8%
Total/Wtd. Avg.			323,016	100.0%

(1)	Information is based on the underwritten rent roll dated June 12, 2026 and is inclusive of rent steps through July 1, 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The County of Orange lease includes an appropriation clause, which provides that its rent obligation is contingent upon the County of Orange’s Board of Supervisors appropriating funds for the payment of rent.

A-3-32

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

The following table presents certain information relating to the lease rollover schedule at the Orange Center Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	2	7,217	2.2%	2.2%	$179,400	1.7%	1.7%	$24.86
2027	6	35,386	11.0%	13.2%	$1,264,179	12.0%	13.7%	$35.73
2028	5	37,121	11.5%	24.7%	$1,496,361	14.2%	27.8%	$40.31
2029	1	4,180	1.3%	26.0%	$181,860	1.7%	29.5%	$43.51
2030	1	111,690	34.6%	60.6%	$4,081,574	38.6%	68.1%	$36.54
2031	2	10,131	3.1%	63.7%	$335,970	3.2%	71.3%	$33.16
2032	1	1,842	0.6%	64.3%	$69,628	0.7%	72.0%	$37.80
2033	2	94,062	29.1%	93.4%	$2,831,472	26.8%	98.8%	$30.10
2034	1	2,788	0.9%	94.2%	$130,744	1.2%	100.0%	$46.90
2035	0	0	0.0%	94.2%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	94.2%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	1	0	0.0%	94.2%	$0	0.0%	100.0%	$0.00
Vacant	0	18,599	5.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	22	323,016	100.0%		$10,571,187	100.0%		$34.73(3)

(1)	Information is based on the underwritten rent roll dated June 12, 2026 and is inclusive of rent steps through July 1, 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Orange Center Tower Property is located within Orange County's Platinum Triangle District (the “Platinum Triangle”), an 820-acre redevelopment district straddling the cities of Anaheim and Orange. The Platinum Triangle serves as a connection point for major highways, including I-5, SR-57 and SR-22. The Platinum Triangle is anchored by three major regional attractions: Angel Stadium (home of the Los Angeles Angels of Major League Baseball), the Honda Center (home of the Anaheim Ducks of the National Hockey League, situated immediately east of the neighborhood across SR-57), and the Disneyland Resort (located immediately west of the neighborhood across I-5). The Platinum Triangle also features the Anaheim Regional Transportation Intermodal Center (“ARTIC”), which is a major transportation hub for rail, commuter metros and local bus routes across both Orange County and Los Angeles.

The OCVIBE mixed-use development, a 92-acre master-planned project expected to surround the Honda Center, is reportedly expected to deliver 835,610 SF of entertainment space (inclusive of the existing Honda Center), 1,960–2,250 residential units, 20 acres of parks, 56,547 SF of retail space, and 550 hotel rooms upon full completion. The OCVIBE plan also includes the demolition of approximately 384,000 SF of existing office space and the construction of 141,000 SF of new office space. The OCVIBE development is expected to be delivered in phases starting in 2027, with full delivery expected by 2030. The surrounding area includes a broad mix of retail, dining, hotel and tourism amenities, with close proximity to the Anaheim Convention Center. John Wayne Airport is located within approximately 10 miles of the Orange Center Tower Property.

Located in the Orange County market, the Orange Center Tower Property is within the Stadium Area office submarket and Central County retail submarket. According to a third-party market research report, as of the first quarter of 2026, the Stadium Area office submarket had an inventory of 3.9 million SF, with a vacancy of 14.2% and average asking rents of $30.47 PSF. The Central County retail submarket had an inventory of 23.9 million SF, with a vacancy of 3.6% and average asking rents of $35.52 PSF.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Orange Center Tower Property was 31,304, 245,896 and 742,160, respectively. Within the same radii, the estimated 2025 average annual household income was $112,987, $119,140 and $119,077, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Orange Center Tower Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$36.60	5	3.0% annual
Cafe	$7.80	5	3.0% annual
Fitness Center	$23.16	13	N/A

A-3-33

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

The following table summarizes competitive office properties to the Orange Center Tower Property:

Summary of Comparable Office Leases
Property / Location	Year Built/ Renovated	Tenant Name	Lease Start Date	Term (mos.)	Tenant Size (SF)	Base Rent PSF (FSG)	Rent Steps	TI PSF / Free Rent
Orange Center Tower Orange, CA	1987, 1990/NAP	Carrington Mortgage	Dec-25	96(1)	51,377(1)	$35.28(1)	3.0%/yr (1)	$60.00 / 12 mo
1100 West Town and Country Road Orange, CA	1987/2004	Coop. of American Physicians	May-26	128	5,524	$37.80	3.0%/yr	$95.00 / 8 mo
750, 770 & 790 The City Drive South Orange, CA	1987/2025	Disney Destinations	May-26	39	6,051	$37.80	3.0%/yr	$18.00 / 3 mo
2099 South State College Boulevard Anaheim, CA	1985/2016	Rexel	Nov-26	65	10,361	$36.00	3.0%/yr	$20.00 / 5 mo
1551 North Tustin Avenue Santa Ana, CA	1991/NAP	Leviton, Diaz & Ginocchio	Jan-26	40	5,160	$34.20	3.0%/yr	$0.00 / 4 mo
2200 West Orangewood Avenue Orange, CA	1982/2019	True Vision Enterprises	Aug-25	64	4,198	$31.80	3.0%/yr	$20.00 / 4 mo
333 City Boulevard West Orange, CA	1988/2018	Repair It Tax	Aug-25	40	1,986	$36.00	3.0%/yr	$0.00 / 4 mo
222 South Harbor Boulevard Anaheim, CA	1986/NAP	County of Orange	Jul-25	180	37,736	$42.00	3.0%/yr	$155.00 / 5.5 mo
2400 East Katella Avenue Anaheim, CA	1988/2017	Assembly Committee for Rules	Jun-25	48	2,502	$42.00	3.0%/yr	$0.00 / 1 mo
1851 East 1st Street Santa Ana, CA	1988/2018	O.E.C. Shipping	Jul-26	130	21,641	$34.80	3.0%/yr	$80.00 / 10 mo

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated June 12, 2026. The expected rent commencement date for Carrington Mortgage is January 1, 2027.

Appraisal. The appraiser concluded to an aggregate “as-is” value for the Orange Center Tower Property of $70,000,000 as of June 12, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated April 27, 2026, there was no evidence of any recognized environmental conditions at the Orange Center Tower Property.

A-3-34

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Orange Center Tower Property:

Cash Flow Analysis
	2022	2023	2024	2025	UW	UW PSF
Gross Potential Rent(1)(2)	$9,549,609	$8,762,620	$9,566,518	$8,619,194	$11,251,910	$34.83
Expense Reimbursement	$767,423	$871,407	$861,630	$1,072,546	$659,357	$2.04
Concessions	($184,231)	($292,255)	($513,730)	($1,678,293)	$0	$0.00
Net Rentable Income	$10,132,801	$9,341,772	$9,914,418	$8,013,447	$11,911,267	$36.88
Parking Income	$25,725	$30,043	$41,180	$20,312	$16,260	$0.05
Other Income(3)	$5,012	$6,100	$5,061	$2,067	$12,480	$0.04
Vacancy / Credit Loss	$0	$0	$0	$0	($1,191,127)	($3.69)
Effective Gross Income	$10,163,538	$9,377,915	$9,960,659	$8,035,826	$10,748,880	$33.28

Real Estate Taxes	$1,135,167	$673,528	$1,045,686	$898,632	$755,768	$2.34
Insurance	$200,782	$162,761	$271,895	$210,431	$179,224	$0.55
Other Operating Expenses	$3,528,406	$2,823,809	$3,506,177	$3,537,502	$3,808,645	$11.79
Total Operating Expenses	$4,864,355	$3,660,098	$4,823,758	$4,646,565	$4,743,637	$14.69

Net Operating Income	$5,299,183	$5,717,817	$5,136,901	$3,389,261	$6,005,243	$18.59
Replacement Reserves	$0	$0	$0	$0	$80,754	$0.25
TI/LC	$0	$0	$0	$0	$615,247	$1.90
Net Cash Flow	$5,299,183	$5,717,817	$5,136,901	$3,389,261	$5,309,242	$16.44

Occupancy (%)(2)	93.3%	90.5%	82.4%	93.0%	89.4%(4)
NOI DSCR	1.93x	2.09x	1.87x	1.24x	2.19x
NCF DSCR	1.93x	2.09x	1.87x	1.24x	1.94x
NOI Debt Yield	13.1%	14.1%	12.7%	8.3%	14.8%
NCF Debt Yield	13.1%	14.1%	12.7%	8.3%	13.1%

(1)	Gross Potential Rent is based on the underwritten rent roll as of June 12, 2026, and is inclusive of rent steps through July 1, 2027.
(2)	The decline in Gross Potential Rent and increase in Occupancy from 2024 to 2025 was due to the landlord’s termination of leases to accommodate space for the second largest tenant, Carrington Mortgage, which had a lease commencement date in December 2025, as well as an increase in rent abatements offered for new leasing. The increase in Gross Potential Rent from 2025 to UW is attributable to the underwritten rent for Carrington Mortgage. The expected rent commencement date for Carrington Mortgage is January 1, 2027 and the full amount of rent abatements were reserved at origination.
(3)	Other Income includes antenna rent, work order fees and other miscellaneous income.
(4)	Based on economic vacancy of 10.6%. The Orange Center Tower Property was 94.2% occupied as of June 12, 2026.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $221,851 for real estate taxes, (ii) approximately $32,858 for property insurance, (iii) $14,375 for deferred maintenance, (iv) $1,000,000 for tenant improvements and leasing commissions, (v) approximately $1,172,804 for free rent, (vi) approximately $712,681 for outstanding tenant improvements and (vii) approximately $103,047 for gap rent.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $73,950.

Insurance – On a monthly basis, if there is no approved blanket policy in place, the borrower is required to escrow 1/12 of the insurance premiums that the lender reasonably estimates will be required for the renewal of the insurance coverage (initially approximately $16,429). The Orange Center Tower Property is currently not insured under a blanket insurance policy.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $6,730 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit $40,377 into the TI/LC reserve account.

Lockbox and Cash Management. The Orange Center Tower Mortgage Loan documents require a hard lockbox with springing cash management. All rents from the Orange Center Tower Property are required to be deposited directly into the lender-controlled lockbox account by tenants and, so long as a Cash Sweep Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Sweep Period, the borrower will not have access to funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Orange Center Tower Mortgage Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Orange Center Tower Mortgage Loan; provided that in the event a Cash Sweep Period occurs twice during the term of the Orange Center Tower Mortgage Loan, the borrower will not be entitled to any disbursement of excess cash reserve funds during the remaining term of the Orange Center Tower Mortgage Loan, the Cash Sweep Period will continue, and the borrower will continue to be obligated to pay excess cash to the lender on each payment date until the Orange Center Tower Mortgage Loan is paid in full.

A-3-35

Office – Suburban	Loan #4	Cut-off Date Balance:	$40,600,000
500 North State College Boulevard and 3600 West Orangewood Avenue	Orange Center Tower	Cut-off Date LTV:	58.0%
Orange, CA 92868		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	14.8%

A “Cash Sweep Period” will commence upon the earlier of (i) the net cash flow debt service coverage ratio being less than 1.25x for any calendar quarter, (ii) a default in the payment of rent under the County of Orange lease, (iii) County of Orange terminating, going dark or vacating its leased space, (iv) County of Orange or its lease guarantor becomes subject to a bankruptcy action, or (v) County of Orange fails to renew its lease for a term of at least five years on or before the date that is 12-months prior to the lease expiration date.

A Cash Sweep Period will be cured, with regard to clause (i), upon the net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; with regard to clause (ii), upon the cure of such default; with regard to clause (iii), upon one or more acceptable replacement tenants (as determined by the lender) is in occupancy, open for business and paying rent; with regard to clause (iv), County of Orange or its lease guarantor has assumed its lease without alternation, as ordered by the applicable court, or the assets of the County of Orange or such guarantor are no longer subject to the jurisdiction of the bankruptcy court and the obligations of the County of Orange or such guarantor under the lease or guaranty, as applicable, remain unaltered; or with regard to clause (v), upon the replacement or renewal of the County of Orange lease in accordance with the Orange Center Tower Mortgage Loan documents.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-36

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

SEA LIFE
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IMAX THEATRE
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SEA LIFE
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Levi's

charlotte russe
outlet
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LEGO
LEGOLAND
DISCOVERY CENTER

HOLLISTER

A-3-37

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

A-3-38

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

Arizona Mills
5000 South Arizona Mills Circle
Tempe, AZ 85282
PHOENIX
Tempe
Scottsdale
Chandler
Guadalupe
Ahwatukee
South Mountain
SOUTH MOUNTAINS
PHOENIX SOUTH MTN. PARK
MARICOPA COUNTY
Heard Ranch
Raintree
South Tempe
Alegre Community
Shalimar
Golden Keys East
Papago Park
Phoenix Sky Harbor Intl. Airport
Downtown Phoenix 3 miles
Salt River
Red Mtn. Frwy
Maricopa Frwy
Superstition Frwy
Hohokam Pkwy
METRO LIGHT RAIL
Arizona State University
OLD TOWN TEMPE
Tempe Town Lake
Broadway Rd
Southern Ave
Baseline Rd
Guadalupe Rd
Elliot Rd
Warner Rd
Ray Rd
Chandler Blvd
University Dr
Washington St
Van Buren St
McKellips Rd
Priest Dr
Hardy Dr
Mill Ave
Rural Rd
McClintock Dr
Kyrene Rd
S. 48th St
S. 40th St
S. 32nd St
S. 24th St
E. Sky Harbor Blvd

A-3-39

Mortgage Loan No. 5 – Arizona Mills
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
				Location:	Tempe, AZ 85282
Original Balance(1):	$35,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$35,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	5.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1986-1999/NAP
Borrower Sponsor:	Simon Property Group, L.P.			Size:	1,223,783 SF
Guarantor(2):	Simon Property Group, L.P.			Cut-off Date Balance PSF(1):	$110
Mortgage Rate:	6.6570%			Maturity Date Balance PSF(1):	$110
Note Date:	6/23/2026			Property Manager:	Simon Management Associates II, LLC (borrower-affiliated)
Maturity Date:	7/1/2036			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$28,686,162
Amortization Term:	0 months			UW NCF:	$27,149,831
IO Period:	120 months			UW NOI Debt Yield(1):	21.2%
Seasoning:	1 month			UW NCF Debt Yield(1):	20.1%
Prepayment Provisions(3):	L(25),D(88),O(7)			UW NOI Debt Yield at Maturity(1):	21.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.98x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$28,149,610 (3/31/2026 TTM)
Additional Debt Balance(1):	$100,000,000			2nd Most Recent NOI:	$28,152,503 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$29,684,322 (12/31/2024)
Reserves(4)				Most Recent Occupancy:	98.9% (6/2/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.0% (12/31/2025)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2024)
Insurance(5):	$0	Springing	NAP	Appraised Value (as of):	$336,000,000 (4/21/2026)
Replacement Reserve:	$0	Springing	NAP	Appraised Value Per SF:	$275
Rollover Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	40.2%
Gap Rent Reserve:	$310,940	$0	NAP	Maturity Date LTV Ratio(1):	40.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$135,000,000	100.0%	Loan Payoff:	$89,378,737	66.2%
			Return of Equity:	$44,461,962	32.9%
			Closing Costs:	$848,361	0.6%
			Upfront Reserves:	$310,940	0.2%
Total Sources:	$135,000,000	100.0%	Total Uses:	$135,000,000	100.0%

(1)	The Arizona Mills Mortgage Loan (as defined below) is part of the Arizona Mills Whole Loan (as defined below) which is evidenced by ten pari passu promissory notes with an aggregate original principal balance of $135,000,000. The financial information presented in the chart above is based on the Arizona Mills Whole Loan.
(2)	The non-recourse carveout guaranty is capped as described below under “The Borrower and the Borrower Sponsor.”
(3)	Defeasance of the Arizona Mills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arizona Mills Whole Loan to be securitized (“REMIC Prohibition Period”), and (b) July 1, 2029 (“Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred but the expiration of the REMIC Prohibition Period has not occurred, the borrower can prepay with the simultaneous payment of yield maintenance. The assumed lockout period of 25 payments is based on the expected MSBAM 2026-C36 securitization trust closing date in August 2026. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	Deposits to the insurance reserve are waived so long as the Arizona Mills property is covered by a blanket insurance policy meeting the lender’s requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “Arizona Mills Mortgage Loan”) is part of a fixed rate whole loan evidenced by ten pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135,000,000 (the “Arizona Mills Whole Loan”). The Arizona Mills Whole Loan is secured by the borrower’s fee interest in a 1,223,783 square foot super regional mall located in Tempe, Arizona (the “Arizona Mills Property”). The Arizona Mills Whole Loan was co-originated by Bank of Montreal (“BMO”) and Citi Real Estate Funding Inc. (“CREFI”) on June 23, 2026. The Arizona Mills Mortgage Loan is evidenced by the non-controlling Notes A-5, A-6-1 and A-7, contributed by CREFI, with an aggregate outstanding principal balance as of the Cut-off Date of $35,000,000. The Arizona Mills Whole Loan has a 10-year term and accrues interest at a per annum rate of 6.65700% on an Actual/360 basis. The Arizona Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2026-C36 securitization trust until the controlling note is securitized, at which point it will be serviced pursuant to the pooling and servicing agreement of the securitization to which the controlling note is contributed. The relationship between the holders of notes evidencing the Arizona Mills Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

A-3-40

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

The table below identifies the promissory notes that comprise the Arizona Mills Whole Loan:

Arizona Mills Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$40,000,000	$40,000,000	BMO	Yes
A-2(1)	$20,000,000	$20,000,000	BMO	No
A-3(1)	$20,000,000	$20,000,000	BMO	No
A-4-1(1)	$5,500,000	$5,500,000	BMO	No
A-4-2(1)	$4,500,000	$4,500,000	BMO	No
A-5	$15,000,000	$15,000,000	MSBAM 2026-C36	No
A-6-1	$5,000,000	$5,000,000	MSBAM 2026-C36	No
A-6-2(1)	$2,500,000	$2,500,000	CREFI	No
A-7	$15,000,000	$15,000,000	MSBAM 2026-C36	No
A-8(1)	$7,500,000	$7,500,000	CREFI	No
Whole Loan	$135,000,000	$135,000,000

(1)	Expected to be contributed to one or more future securitization(s).

The Borrower and the Borrower Sponsor. The borrower is Arizona Mills Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Arizona Mills Whole Loan.

The borrower sponsor and non-recourse carveout guarantor of the Arizona Mills Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG) (“Simon Inc.”), the majority owner of Simon, is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers globally.

The Arizona Mills Whole Loan documents provide that for so long as one or more of Simon, Simon Inc. or an affiliate of Simon or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability (including environmental liability), is limited to 20% of the outstanding principal balance of the Arizona Mills Whole Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related lender in the enforcement of the related guaranty or the preservation of its rights under such guaranty.

The Property. The Arizona Mills Property is a 1,223,783 square foot super regional mall anchored by Harkins Theatres, LEGOLAND Discovery Center, RECLECTIC, and Burlington, with junior anchors including Q, Tilt, Cavender’s Boot City, Marshalls and Q Luv. Built between 1986 and 1999, the Arizona Mills Property is situated on a 94.37-acre parcel and contains 6,206 parking spaces, which results in a parking ratio of 5.1 parking spaces per 1,000 square feet of net rentable area. As of June 2, 2026, the Arizona Mills Property was 98.9% leased based on net rentable area (including temporary tenants) and 89.3% leased, excluding temporary tenants, by 152 tenants. Temporary tenants occupy approximately 9.6% of the net rentable area and no underwritten base rent is attributable to such temporary tenants. The trailing 12-month tenant sales per square foot for in line tenants as of March 31, 2026 is $313 per square foot.

Major Tenants.

The three largest tenants based on underwritten base rent are Harkins Theaters, RECLECTIC and Vans Outlet.

Harkins Theaters (92,253 SF; 7.5% of NRA; 8.0% of UW Rent). Founded in 1933, Harkins Theatres is headquartered in Scottsdale, Arizona and operates 500 screens. Harkins Theatres has 18 regular screens and one IMAX screen at the Arizona Mills Property, where it has been a tenant since November 1995. Harkins Theatres is on a lease expiring July 31, 2035 with three, five-year renewal options and no termination options. As of March 2026, the TTM tenant sales were $11,846,539 (approximately $624,000 per screen).

RECLECTIC (105,700 SF; 8.6% of NRA; 3.0% of UW Rent). RECLECTIC is a new eco-conscious store by Urban Outfitters. Urban Outfitters was founded in 1970 and now operates over 200 stores across the United States, Canada and Europe. RECLECTIC has been a tenant at the Arizona Mills Property since October 2024 replacing At Home, which vacated in 2019. RECLECTIC has a lease expiring October 31, 2034 with one, five-year renewal option and no termination options. As of March 2026, the TTM tenant sales were $8,708,892.

Vans Outlet (4,169 SF; 0.3% of NRA; 2.9% of UW Rent). Founded in 1966, Vans Outlet (“Vans”) is owned by VF Corporation (Moody’s/S&P/Fitch: Ba2/BB/NR). Vans has been a tenant at the Arizona Mills Property since 2008, most recently extending its lease in February 2022, and has a lease expiration on January 31, 2027. Vans has no renewal or termination options. As of March 2026, the TTM tenant sales were $2,279,198.

A-3-41

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

The following table presents a summary regarding the largest tenants at the Arizona Mills Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Sales PSF / Year(4)	U/W Occ. Cost(4)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Anchor Tenants / Theater
Harkins Theatres	Caa2/NR/CCC+	92,253	7.5%	$1,867,201	8.0%	$20.24	$623,502	15.8%	7/31/2035	3 x 5 yrs	N
RECLECTIC	NR/NR/NR	105,700	8.6%	$700,000	3.0%	$6.62	$82.39	9.0%	10/31/2034	1 x 5 yrs	N
Burlington	NR/NR/BB+	80,426	6.6%	$502,662	2.2%	$6.25	$201.41	5.0%	1/31/2028	1 x 5 yrs	N
Anchor Tenants / Theater Subtotal/Wtd. Avg.		278,379	22.7%	$3,069,863	13.2%	$11.03

Junior Anchor / Major Tenants
Bubble Planet	NR/NR/NR	29,571	2.4%	$600,000	2.6%	$20.29	$157.63	13.5%	2/28/2027	1 x 2 yrs	N
Ross Dress for Less	A2/NR/BBB+	29,734	2.4%	$535,212	2.3%	$18.00	$486.53	4.7%	1/31/2033	1 x 5 yrs	N
Cavender’s Boot City	NR/NR/NR	34,504	2.8%	$400,000	1.7%	$11.59	NAV	NAV	1/31/2032	2 x 5 yrs	N
Marshalls	A2/NR/A	31,315	2.6%	$360,123	1.6%	$11.50	$228.42	6.7%	12/31/2026	3 x 5 yrs	N
Sea Life Aquarium	NR/NR/NR	25,590	2.1%	$356,440	1.5%	$13.93	$127.03	14.2%	12/31/2030	2 x 5 yrs	N
Other Jr. Anchor / Major Tenants		168,695	13.8%	$2,161,495	9.3%	$12.81
Jr. Anchor / Major Tenants Subtotal/Wtd. Avg.		319,409	26.1%	$4,413,269	19.0%	$13.82

In - Line Tenants
Vans Outlet	Ba2/NR/BB	4,169	0.3%	$675,684	2.9%	$162.07	$546.70	37.5%	1/31/2027	N	N
JD Sports	NR/NR/NR	5,650	0.5%	$426,468	1.8%	$75.48	$573.46	18.9%	12/31/2031	N	N
Other In-Line Tenants		372,565	30.4%	$13,577,615	58.5%	$36,44
In Line Tenants Subtotal/Wtd. Avg.		382,384	31.2%	$14,679,766	63.2%	$38.39

Other Tenants(5)		230,205	18.8%	$1,060,661	4.6%	$4.61
Occupied Subtotal/Wtd. Avg.		1,210,377	98.9%	$23,223,560	100.0%	$19.19
Vacant Space		13,406	1.1%
Total/Wtd. Avg.		1,223,783	100.0%

(1)	Based on the underwritten rent roll dated as of June 2, 2026.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Annual UW Rent and Annual UW Rent PSF includes $261,138 of rent steps through November 2029.
(4)	Sales PSF / Year represent sales data as of the TTM period ending 3/31/2026. Sales PSF / Year for Harkins Theatres represents sales per screen based on 19 screens.
(5)	Other Tenants includes 116,992 square feet attributable to temporary tenants and 88,514 square feet attributable to percentage in-lieu tenants to which no underwritten rent is attributable. This is inclusive of anchor tenant, LEGOLAND Discovery Center, a percentage in-lieu tenant for which 65,013 SF and no underwritten rent is attributable.

The following table presents certain information relating to the historical sales for certain tenants that report sales at the Arizona Mills Property:

Tenant Sales History
	2023 Sales (PSF)	2024 Sales (PSF)	2025 Sales (PSF)	TTM 3/31/2026 Sales (PSF)
Harkins Theatres	$145.29	$134.93	$132.24	$128.41
RECLECTIC	NAV	NAV	$82.39	$82.39
Vans Outlet	$823.55	$657.08	$572.06	$546.70
Bubble Planet	NAV	NAV	$184.00	$157.63
Ross Dress for Less	$440.28	$572.68	$489.39	$486.53
Burlington	$202.62	$217.04	$197.92	$201.41
JD Sports	NAV	NAV	$635.20	$573.46
Cavender’s Boot City	NAV	NAV	NAV	NAV
Marshalls	$259.47	$254.19	$229.32	$228.42
Sea Life Aquarium	$119.43	$147.26	$129.03	$127.03

A-3-42

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%
Tenant Sales(1)
	2023 Sales PSF	2024 Sales PSF	2025 Sales PSF	TTM 3/31/2026 Sales PSF
Tenant Sales	$391	$368	$321	$313
Sq. Ft. Open Stores	333,920	328,801	355,617	363,346

(1)	Information obtained from the borrower and based on all in-line retail tenants <10,000 SF and open for 24 months or more.

The following table presents certain information relating to the lease rollover at the Arizona Mills Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling(3)	Approx. Cumulative % of Total UW Rent Rolling(3)	UW Rent PSF Rolling
Temporary Tenants	18	116,992	9.6%	9.6%	$0	0.0%	0.0%	$0.00
MTM/2026	17	97,614	8.0%	17.5%	$2,006,051	8.6%	8.6%	$20.55
2027	37	186,468	15.2%	32.8%	$5,945,855	25.6%	34.2%	$31.89
2028	26	181,338	14.8%	47.6%	$3,837,161	16.5%	50.8%	$21.16
2029	26	106,812	8.7%	56.3%	$2,875,285	12.4%	63.1%	$26.92
2030	16	70,858	5.8%	62.1%	$2,039,525	8.8%	71.9%	$28.78
2031	5	128,961	10.5%	72.6%	$1,000,954	4.3%	76.2%	$7.76
2032	5	60,297	4.9%	77.6%	$868,878	3.7%	80.0%	$14.41
2033	4	35,074	2.9%	80.4%	$745,273	3.2%	83.2%	$21.25
2034	7	122,294	10.0%	90.4%	$1,520,557	6.5%	89.7%	$12.43
2035	4	99,010	8.1%	98.5%	$2,027,411	8.7%	98.5%	$20.48
2036	4	4,654	0.4%	98.9%	$356,610	1.5%	100.0%	$76.62
2037 & Thereafter	1	5	0.0%	98.9%	$0	0.0%	100.0%	$0.00
Vacant	0	13,406	1.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	170	1,223,783	100.0%		$23,223,560	100.0%		$19.19(4)

(1)	Based on the underwritten rent roll dated June 2, 2026.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, and Approx. Cumulative % of Total UW Rent Rolling include rent steps totaling $261,138 through November 2029.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Arizona Mills Property is located in Tempe, Arizona, part of the Phoenix-Mesa-Scottsdale metropolitan statistical area (“Phoenix MSA”) which as of 2025 had an estimated population of approximately 5.2 million people. The Phoenix MSA is the tenth most populous metropolitan area in the nation. The Phoenix MSA has a high employment rate relative to the state of Arizona, with an economy that is anchored by education, health services, trade, transportation, and utilities services.

The Arizona Mills Property anchors a retail corridor along Baseline Rd, Interstate 10, and U.S. Route 60. The primary competition for retail demand is derived from nearby community and power centers, including Ahwatukee Foothills Town Center, Southern Palms Center, and The Groves Center, all located within a 10- to 15 minute drive of the Arizona Mills Property. The Arizona Mills Property includes direct access to Interstate 10 and U.S. Route 60, as well as proximity to Loop 101 and Loop 202, which collectively provide connectivity throughout the Phoenix MSA.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Arizona Mills Property was 19,156, 116,184 and 294,429, respectively. Additionally, for the same period, the average household income within the same radii was $71,117, $78,520 and $83,441, respectively.

The Arizona Mills Property is located in the Tempe retail submarket. The Tempe submarket is ranked 12th in the Phoenix MSA with approximately 8.5 million square feet of inventory. As of 2025, the submarket is 5.4% vacant with average asking rent of $25.29/SF. Over the past year, the submarket has delivered 126,086 square feet, absorbed 174,334 square feet, and has an additional 2,490 square feet under construction.

A-3-43

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Arizona Mills Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements
0 to 1,499 SF Space	$50.00	84	3.00% annually	$25.00
1,500-2,499 SF Space	$45.00	84	3.00% annually	$20.00
2,500-3,999 SF Space	$40.00	84	3.00% annually	$20.00
4,000-6,499 SF Space	$35.00	84	3.00% annually	$15.00
6,500-9,999 SF Space	$25.00	84	3.00% annually	$15.00
10,000-19,999 SF Space	$20.00	120	10% every five years	$10.00
20,000+ SF Space	$12.00	120	10% every five years	$5.00
Restaurant	$55.00	84	3.00% annually	$20.00
Jewelry	$110.00	84	3.00% annually	$50.00
Food Court/Snack Bars	$125.00	84	3.00% annually	$50.00
Kiosk	$500.00	12	3.00% annually	$0.00
Pad	$25.00	120	10% every five years	$20.00
Theater	$12.00	120	10% every five years	$5.00
Unowned Space	$0.00	120	N/A	$0.00
Fast Food	$75.00	84	3.00% annually	$30.00
(1)	Source: Appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the Arizona Mills Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy		Anchor / Major Tenants	Distance to Arizona Mills Property
Arizona Mills	1986-1999/NAP	1,223,783	98.9%	(2)	Harkins Theatres, RECLECTIC, Burlington, LEGOLAND Discovery Center	NAP
Chandler Fashion Center	2001/NAP	1,402,000	96.0%		Dillard’s, Scheels, Harkins Theatres, Macy’s, The Cheesecake Factory	10 miles
Tempe Marketplace	2007/NAP	1,300,000	89.0%		Harkins Theatres, Dave & Buster’s, H&M	8 miles
Scottsdale Fashion Square	1961/2009	1,871,000	95.0%		Nordstrom, Apple, Harkins Theatres, Macy’s, Neiman Marcus	15 miles
Biltmore Fashion Park	1963/2003	611,000	94.0%		Macy’s, The Cheesecake Factory	13 miles
Christown Spectrum Mall	1961/2003	452,865	64.0%		Target, Harkins Theatres, Burlington, Walmart, Ross, PetSmart	15 miles

(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the collateral SF, including temporary tenants, of the underwritten rent roll as of June 2, 2026. Total Occupancy excluding temporary tenants is 89.3%.

A-3-44

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

Appraisal. According to the appraisal, the Arizona Mills Property had an “as-is” appraised value of $336,000,000 as of April 21, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 11, 2026, there was no evidence of any recognized environmental conditions at the Arizona Mills Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Arizona Mills Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	TTM Mar 2026	UW	UW PSF
In Place Rent	$20,847,973	$21,837,541	$23,077,272	$23,391,719	$23,256,414	$22,962,422	$18.76
Contractual Rent Steps(1)	$0	$0	$0	$0	$0	$261,138	$0.21
Percentage in Lieu	$1,040,958	$1,142,886	$891,489	$429,614	$366,554	$550,811	$0.45
Vacancy Lease-Up	$0	$0	$0	$0	$0	$813,791	$0.66
Gross Potential Rent	$21,888,931	$22,980,426	$23,968,761	$23,821,333	$23,622,969	$24,588,162	$20.09
Reimbursement Revenue	$10,125,865	$10,253,865	$10,801,855	$11,253,350	$11,331,871	$10,799,358	$8.82
Net Rental Income	$32,014,795	$33,234,291	$34,770,616	$35,074,683	$34,954,840	$35,387,520	$28.92
Less Vacancy	$0	$0	$0	$0	$0	($813,791)	($0.66)
Percentage Rent(2)	$2,683,940	$1,743,726	$1,067,902	$397,277	$316,992	$367,250	$0.30
Temporary Tenants	$3,676,105	$3,512,433	$3,426,716	$3,432,866	$3,603,710	$3,603,710	$2.94
Other Rents	$263,535	$390,445	$375,434	$351,718	$348,948	$348,948	$0.29
Media Income	$229,581	$211,258	$305,905	$256,512	$264,022	$264,022	$0.22
Other Income	$16,981	$29,354	$44,154	$37,664	$37,689	$37,689	$0.03
Effective Gross Income	$38,884,937	$39,121,507	$39,990,726	$39,550,720	$39,526,201	$39,195,348	$32.03
Total Expenses	$10,443,544	$10,474,138	$10,306,404	$11,398,217	$11,376,591	$10,509,186	$8.59
Net Operating Income	$28,441,393	$28,647,369	$29,684,322	$28,152,503	$28,149,610	$28,686,162	$23.44
TI/LC	$0	$0	$0	$0	$0	$1,223,783	$1.00
Capital Expenditures	$0	$0	$0	$0	$0	$312,548	$0.26
Net Cash Flow	$28,441,393	$28,647,369	$29,684,322	$28,152,503	$28,149,610	$27,149,831	$22.19

Occupancy (%)	NAP	100.0%(3)	99.0%(3)	99.0%(3)	98.9%(4)	97.7%(5)
NOI DSCR(6)	3.12x	3.14x	3.26x	3.09x	3.09x	3.15x
NCF DSCR(6)	3.12x	3.14x	3.26x	3.09x	3.09x	2.98x
NOI Debt Yield(6)	21.1%	21.2%	22.0%	20.9%	20.9%	21.2%
NCF Debt Yield(6)	21.1%	21.2%	22.0%	20.9%	20.9%	20.1%

(1)	Represents rent steps through November 2029.
(2)	Underwritten based on the tenants’ TTM 3/31/2026 sales.
(3)	Historical occupancy represents the inline occupancy including square footage from temporary tenants. Information obtained from the borrower.
(4)	Represents current occupancy based on the underwritten rent roll dated as of June 2, 2026. Excluding temporary tenants, the current occupancy is 89.3%.
(5)	Represents economic occupancy.
(6)	Metrics are based on the Arizona Mills Whole Loan.

Escrows and Reserves. At origination of the Arizona Mills Whole Loan, the borrower deposited (i) approximately $310,940 into a gap rent reserve account and (ii) $1,035,000 for outstanding tenant improvements and leasing commissions.

Real Estate Taxes – During a Lockbox Event Period (as defined below), if (x) any taxes and other charges are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, or (y) upon request of the lender, the borrower fails to promptly provide evidence, reasonably satisfactory to the lender that such taxes and other charges have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months.

Insurance – During a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the Arizona Mills Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Arizona Mills Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration. At origination of the Arizona Mills Whole Loan, an acceptable blanket policy was in effect.

Replacement Reserve – During a Lockbox Event Period, on a monthly basis, the borrower is required to deposit approximately $26,046 for ongoing replacement reserves.

A-3-45

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$35,000,000
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	40.2%
Tempe, AZ 85282		UW NCF DSCR:	2.98x
		UW NOI Debt Yield:	21.2%

Rollover Reserve – During a Lockbox Event Period, on a monthly basis, the borrower is required to deposit approximately $101,982 for ongoing rollover reserves.

Outstanding TI / LC Reserve – The borrower was required to deposit $1,035,000 for outstanding tenant improvements, leasing commissions, and free or abated rent outstanding as of the origination of the Arizona Mills Whole Loan, related to Cavender’s Boot City. The borrower had the option to provide a guaranty of such amount from the non-recourse carveout guarantor or a letter of credit in lieu of making a cash deposit. As of the origination date, the borrower elected to provide a reserve guaranty for the portion of such reserve relating to tenant improvements and leasing commissions ($1,035,000) in lieu of making a cash deposit.

Lockbox and Cash Management. The Arizona Mills Whole Loan is structured with a hard lockbox and springing cash management. The borrower or property manager is required to deposit all rents received directly into a lender controlled lockbox account, and to direct all tenants to make direct rent deposits into the lockbox account. All amounts on deposit in the lockbox account are required to be automatically transferred on each Wednesday (or if such Wednesday is not a business day, on the preceding business day) (i) at any time a Lockbox Event Period is not in effect, to the operating account of the borrower, or (ii) weekly during a Lockbox Event Period to a lender controlled cash management account, to be disbursed in accordance with the Arizona Mills Whole Loan documents, with any excess funds to be held by the lender as additional collateral for the Arizona Mills Whole Loan during the continuance of the Lockbox Event Period.

A “Lockbox Event Period” means the period commencing on the occurrence of a Lockbox Event (as defined below) and continuing until the occurrence of the applicable Lockbox Termination Event (as defined below).

A “Lockbox Event” will commence upon the earlier of the following: (i) the occurrence of an event of default; (ii) a bankruptcy action of the borrower; (iii) a bankruptcy action of the affiliated property manager and the property manager has not been replaced within 60 days with a qualified manager; or (iv) the debt yield based on the trailing four calendar quarter period preceding any date of determination is less than 16.0% for two consecutive calendar quarters (a “Debt Yield Trigger Event”).

A “Lockbox Termination Event” means if the Lockbox Event is caused solely by (a) the occurrence of a Debt Yield Trigger Event, (1) the achievement of a debt yield equal to or greater than 16.0% for two consecutive calendar quarters; (2) the borrower prepays a portion of the Arizona Mills Whole Loan in an amount sufficient such that the debt yield is no less than 16.0% (the “Debt Yield Cure Collateral Amount”); or (3) the borrower delivers to the lender (i) cash, (ii) U.S. obligations, (iii) other securities having a rating reasonably acceptable to the lender and for which a rating agency confirmation has been received, or (iv) a letter of credit, in each case in an amount equal to the Debt Yield Cure Collateral Amount (as applicable, the “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral would be held by the lender in escrow as additional collateral and would be returned to the borrower upon the occurrence of a cure pursuant to clauses (1) or (2) above, (b) an event of default, the acceptance by the lender of a cure of such event of default, or (c) a bankruptcy action of the property manager, if the borrower replaces the property manager with a qualified manager under a replacement management agreement within 60 days or such bankruptcy action of the property manager is discharged or dismissed within 90 days without any adverse consequences to the Arizona Mills Property or the Arizona Mills Whole Loan; provided, however, that, each such Lockbox Termination Event set forth in this definition is be subject to the following conditions, (A) no other Lockbox Event has occurred and is continuing, (B) no other event of default has occurred or is continuing under the Arizona Mills Whole Loan documents, (C) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the Arizona Mills Whole Loan or (y) which is triggered by a bankruptcy action of the borrower at any time during the term of the Arizona Mills Whole Loan, and (D) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Lockbox Termination Event including reasonable attorney’s fees and expenses.

Release of Property. Provided that no event of default exists, and upon satisfaction of other requirements as set forth in the Arizona Mills Whole Loan documents, the borrower may (i) make transfers of immaterial or non-income producing portions of the Arizona Mills Property to any federal, state or local government or any political subdivision in connection with takings or condemnations of any portion of the Arizona Mills Property (including, without limitation, portions of the Arizona Mills Property’s “ring road”) for dedication or public use; (ii) make transfers of non-income producing or vacant portions of the Arizona Mills Property (including, without limitation, portions of the Arizona Mills Property’s “ring road”) (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower including without limitation, owners of outparcels and department store pads, pads for office buildings, hotels or other properties; or (iii) dedicate portions of the Arizona Mills Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, however, it will be a further condition to any of the transfers in clause (ii) and clause (iii) above that no transfer, conveyance or other encumbrance will result in a material adverse effect based upon an officer’s certificate delivered to the lender (provided, further, such transfers will be in conformity with the reciprocal easement agreement, as evidenced by an officer’s certificate) (a “Parcel Release”).

In connection with a Parcel Release pursuant to clause (i) or clause (ii) above, (a) the ratio of the unpaid principal balance of the loan-to-value ratio of the remaining portion of the Arizona Mills Property must be equal to or less than 125%; or (b) the borrower must pay down the principal balance of the Arizona Mills Whole Loan (which prepayment will not be subject to any prepayment premium or other premium or penalty of any kind) by an amount not less than the least of the following amounts: (1) if the transferred portion of the Arizona Mills Property is sold, the net proceeds of an arm’s-length sale of such parcel to an unrelated person, or if the transferred portion of the Arizona Mills Property is transferred in connection with a taking or condemnation, the net condemnation proceeds, (2) the fair market value of such parcel at the time of the transfer and release, or (3) an amount such that the loan-to-value ratio of the Arizona Mills Whole Loan does not increase after the transfer and release, unless the lender receives an opinion of counsel that if the amount described in this clause (b) is not paid, the securitization will not fail to maintain its status as a REMIC as a result of the transfer and release.

Right of First Refusal. The tenant, Harkins Theatre, has a right of first refusal to purchase any building on the Arizona Mills Property in the event the borrower elects to sell any such building for use as or the development of an event-type theater.

A-3-46

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

A-3-47

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

Orchard at Saddleback
23716, 23730, 23632, 23740
and 23760 El Toro Road
Lake Forest, CA 92630
IRVINE
Lake Forest
Mission Viejo
Laguna Woods
Aliso Viejo
Laguna Hills
Laguna Niguel
Ladera Ranch
Las Flores
Acacia Knolls
Pinecrest
Portola Hills
Foothill Ranch
Portola Springs
ORANGE COUNTY
Whiting Ranch Wilderness Park
Orange County Great Park
Laguna Coast Wilderness Park
Woodbury Town Center
Great Park Ice & Fivepoint Arena
Palm Court Arts Complex
Championship Soccer Stadium
Irvine Valley College
Discovery Business Center
Hoag Hospital Irvine
Wild Rivers Waterpark
Great Park Baseball Complex
Applied Medical - Irvine Campus
Albertsons Distribution Ctr.
Alton Marketplace
Irvine Spectrum
Amazon Orange Co.
Medtronic Neurovascular
Chapman Univ. Rinker Health Science Campus
Los Olivos Marketplace
Spigen
VIZIO
Irvine Research Center
Spectrum Crossroads
Lake Forest Marketplace
Valencia Center
Saddleback Mem. Medical Center
Pacific Corporate Park
Foothill Ranch Towne Center
The Village Shopping Center
Rancho Business Center
Trabuco Hills Center
Portola Plaza
Los Alisos Village
Amazon Distribution Center
Lake Mission Viejo
Casta del Sol GC
Laguna Woods GC
Aliso Viejo Resort and GC
Tijeras Creek GC
Mission Viejo CC
Kaiser Permanente Aliso Viejo
Saddleback Business Park
Crown Valley Business Park
Plaza de la Paz
Chet Holifield Federal Building
The Center at Rancho Niguel
Providence Mission Hospital
Bridgepark Plaza
The Shops at Mission Viejo
Saddleback College
Saddleback Coll. Stadium
Laguna Niguel/Mission Viejo
Plaza de las Flores
Mercantile West
Mercantile East
Laguna Niguel Reg. Park
John Wayne Airport 7 miles
San Diego 70 miles
Irvine
METROLINK
METROLINK IE-OC/ORANGE COUNTY LINES
Santa Ana Fwy
San Diego Fwy
Foothills Trans. Corr.
Eastern Trans. Corr.
San Joaquin Hills Trans. Corr.
5
133
241
405
73
Trabuco Rd.
Jeffrey Rd.
Irvine Blvd.
Sand Canyon Ave.
Portola Pkwy.
Santiago Canyon Rd.
Alton Pkwy.
Bake Pkwy.
Lake Forest Dr.
El Toro Rd.
Santa Margarita Pkwy.
Marguerite Pkwy.
Alicia Pkwy.
Ridge Rte Dr.
Muirlands Blvd.
Rockfield Blvd.
Los Alisos Blvd.
Jeronimo Rd.
Laguna Cyn Rd.
Moulton Pkwy.
Aliso Creek Rd.
Alicia Viejo Pkwy.
La Paz Rd.
Olympiad Rd.
Oso Pkwy.
Crown Valley Pkwy.
Antonio Pkwy.
LOS ANGELES
SAN BERNARDINO
RIVERSIDE
ANAHEIM
SANTA ANA
LONG BEACH
SAN DIEGO
Pacific Ocean
MEXICO
Burbank
Pasadena
Glendale
Pomona
Fontana
Ontario
Santa Monica
Fullerton
Corona
Moreno Valley
Torrance
Perris
Hemet
Huntington Beach
Newport Beach
Irvine
Lake Forest
Laguna Hills
Mission Viejo
Murrieta
Temecula
San Clemente
Fallbrook
Oceanside
Vista
Carlsbad
Escondido
Encinitas
Poway
Ramona
Santee
El Cajon
La Mesa
Chula Vista
Coronado

A-3-48

Mortgage Loan No. 6 – Orchard at Saddleback
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
				Location:	Lake Forest, CA 92630
Original Balance(1):		$33,187,500		General Property Type:	Retail
Cut-off Date Balance(1):		$33,187,500		Detailed Property Type:	Anchored
% of Initial Pool Balance:		4.7%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2004/NAP
Borrower Sponsor:		Schottenstein Property Group		Size:	280,601 SF
Guarantor:		Schottenstein Realty LLC		Cut-off Date Balance Per SF(1):	$315
Mortgage Rate:		6.8130%		Maturity Date Balance Per SF(1):	$315
Note Date:		7/31/2026		Property Manager:	Schottenstein Property Group LLC
Maturity Date:		8/6/2036			(borrower-related)
Term to Maturity:		120 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$7,825,665
IO Period:		120 months		UW NCF:	$7,573,124
Seasoning:		0 months		UW NOI Debt Yield(1):	8.8%
Prepayment Provisions:		L(24),D(89),O(7)		UW NCF Debt Yield(1):	8.6%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	8.8%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.24x
Additional Debt Balance(1):		$55,312,500		Most Recent NOI:	$8,194,019 (3/31/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$8,168,734 (12/31/2025)
Reserves(2)				3rd Most Recent NOI:	$8,107,043 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.0% (6/3/2026)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	97.0% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	97.0% (12/31/2024)
Replacement Reserve:	$385,000	Springing	NAP	Appraised Value (as of):	$143,800,000 (5/28/2026)
TI/LC Reserve:	$0	Springing	NAP	Appraised Value Per SF:	$512
Amortization Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	61.5%
Outstanding TI/LC Reserve:	$610,560	NAP	NAP	Maturity Date LTV Ratio(1)(3):	61.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$88,500,000	100.0%	Loan Payoff	$80,401,490	90.8%
			Return of Equity:	$5,327,769	6.0%
			Closing Costs:	$1,775,181	2.0%
			Upfront Reserves:	$995,560	1.1%
Total Sources:	$88,500,000	100.0%	Total Uses:	$88,500,000	100.0%

(1)	The Orchard at Saddleback Mortgage Loan (as defined below) is part of the Orchard at Saddleback Whole Loan (as defined below), with an aggregate original principal balance of $88,500,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Orchard at Saddleback Whole Loan.
(2)	See “Escrows and Reserves”.
(3)	Starting on September 6, 2031, on a monthly basis, the borrower is required to deposit $100,000 into an amortization reserve. The Maturity Date LTV Ratio after deducting the expected amount of the amortization reserve at maturity is 57.4%.

The Mortgage Loan. The sixth largest mortgage loan (the “Orchard at Saddleback Mortgage Loan”) is part of a whole loan (the “Orchard at Saddleback Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $88,500,000. The Orchard at Saddleback Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 280,601 SF anchored retail property in Lake Forest, California (the “Orchard at Saddleback Property”). The Orchard at Saddleback Whole Loan was co-originated by Morgan Stanley Bank, N.A. and Natixis Real Estate Capital LLC (“Natixis”). The Orchard at Saddleback Mortgage Loan is evidenced by the non-controlling Note A-2, with an original principal balance of $33,187,500, which will be contributed by Morgan Stanley Mortgage Capital Holdings LLC. The Orchard at Saddleback Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2026-C36 transaction until the controlling Note A-1 is contributed to a securitization, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. The relationship between the holders of the Orchard at Saddleback Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans” in the prospectus.

A-3-49

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

The table below summarizes the promissory notes that comprise the Orchard at Saddleback Whole Loan.

Orchard at Saddleback Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$55,312,500	$55,312,500	Natixis	Yes
A-2	$33,187,500	$33,187,500	MSBAM 2026-C36	No
Whole Loan	$88,500,000	$88,500,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower for the Orchard at Saddleback Mortgage Loan is Orchard Lake Forest CA LP, a California limited partnership and single purpose entity 99% owned and controlled by Schottenstein Realty LLC. The borrower sponsor for the Orchard at Saddleback Mortgage Loan is Schottenstein Property Group, a Columbus, Ohio-based real estate owner and operator of power center and neighborhood shopping centers throughout the United States. Schottenstein Realty LLC is the non-recourse carveout guarantor for the Orchard at Saddleback Mortgage Loan. Schottenstein Property Group manages a portfolio consisting of 80 retail properties in 23 states totaling approximately 11.5 million square feet.

The Property. The Orchard at Saddleback Property is a 280,601 SF anchored retail center located on an approximately 24.6-acre site in Lake Forest, California. Built in 2004, the Orchard at Saddleback Property is comprised of 10 multi-tenant retail buildings, two single-tenant pad buildings, and includes 1,324 parking spaces (approximately 4.7 spaces per 1,000 SF). The Orchard at Saddleback Property is located at the southeast corner of El Toro Road and Rockfield Boulevard, and has a nationally branded tenant mix with anchors including Ralph’s (55,105 SF, 19.6% of NRA, 15.3% of underwritten rent), HomeGoods (25,000 SF, 8.9% of NRA, 5.2% of underwritten rent), PetSmart (20,000 SF, 7.1% of NRA, 7.2% of underwritten rent), Staples (20,000 SF, 7.1% of NRA, 5.7% of underwritten rent), and Goodwill (18,800 SF, 6.7% of NRA, 5.9% of underwritten rent). As of June 3, 2026, the Orchard at Saddleback Property is 98.0% leased to 44 tenants that range in size from 1,170 SF to 55,105 SF, with no tenant, other than Ralph’s, accounting for more than 10.0% of underwritten rent or NRA. The historical occupancy has averaged approximately 97.7% over the last 10 years.

Major Tenants.

Ralph’s (55,105 SF, 19.6% of NRA, 15.3% of underwritten rent): Ralph’s, a subsidiary of The Kroger Co. (NYSE:KR), is a supermarket chain in Southern California. Ralph’s offers a broad selection of grocery products, including fresh produce, meat, seafood, bakery items, pharmacy services, and household essentials. The chain operates in approximately 183 stores throughout California and is supported by Kroger's nationwide platform of approximately 2,685 stores under various banners. Kroger has more than 400,000 employees. Ralph’s has anchored the Orchard at Saddleback Property since 2007, and recently executed a renewal through June 30, 2032.

HomeGoods (25,000 SF, 8.9% of NRA, 5.2% of underwritten rent). HomeGoods, a subsidiary of The TJX Companies, Inc. (NYSE: TJX), is a leading off-price home furnishings retailer offering a broad assortment of home décor, furniture, kitchenware, bedding, bath products, and seasonal merchandise. HomeGoods operates more than 900 stores nationwide. TJX employs approximately 364,000 associates. HomeGoods has occupied the Orchard at Saddleback Property since 2005 and recently executed a renewal through October 2032. HomeGoods reported sales at the Orchard at Saddleback Property of approximately $11.9 million ($476 PSF, 5.8% occupancy cost) in 2025.

PetSmart (20,000 SF, 7.1% of NRA, 7.2% of underwritten rent). PetSmart is the largest specialty pet retailer in North America, offering pet food, supplies, accessories, and a range of services including grooming, training, boarding, and veterinary care. The company operates more than 1,680 stores and grooming salons across the United States, Canada, and Puerto Rico and employs over 50,000 associates. PetSmart has occupied the Orchard at Saddleback Property since 2005 and recently executed a lease renewal through October 2030. PetSmart reported sales at the Orchard at Saddleback Property of approximately $8.1 million ($406 PSF, 10.3% occupancy cost) in 2025.

A-3-50

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

The following table presents a summary regarding the major tenants at the Orchard at Saddleback Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Ralph’s	NR/Baa1/BBB	55,105	19.6%	$1,337,949	15.3%	$24.28	6/30/2032	3 x 5 yr	N

Junior Anchor Tenants
HomeGoods	NR/A2/A	25,000	8.9%	$455,000	5.2%	$18.20	10/31/2032	3 x 5 yr	N
PetSmart	NR/B2/B+	20,000	7.1%	$626,600	7.2%	$31.33	10/31/2030	1 x 5 yr	N
Staples	NR/NR/NR	20,000	7.1%	$500,000	5.7%	$25.00	11/30/2031	1 x 5 yr	N
Goodwill	NR/NR/NR	18,800	6.7%	$514,556	5.9%	$27.37	6/30/2031	N/A	N
Daiso	NR/NR/NR	12,320	4.4%	$240,240	2.8%	$19.50	8/31/2030	1 x 5 yr	N
Five Below	NR/NR/NR	10,851	3.9%	$230,584	2.6%	$21.25	1/31/2032	3 x 5 yr	N
Ulta Beauty	NR/NR/NR	10,310	3.7%	$268,060	3.1%	$26.00	7/31/2027	3 x 5 yr	N
Junior Anchor Tenants Subtotal/Wtd. Avg.		117,281	41.8%	$2,835,040	32.5%	$24.17

Major Tenants
Lucilles Smokehouse Bar B Que	NR/NR/NR	11,611	4.1%	$420,000	4.8%	$36.17	2/29/2032	1 x 5 yr	N
Bru Grill Market	NR/NR/NR	8,300	3.0%	$212,960	2.4%	$25.66	10/31/2031	4 x 5 yr	N
Bridgestone/Firestone	NR/A1/A	6,640	2.4%	$172,237	2.0%	$25.94	6/30/2031	1 x 5 yr	N
Carters	NR/NR/NR	6,053	2.2%	$220,329	2.5%	$36.40	1/31/2027	3 x 5 yr	N
Mattress Firm	NR/NR/NR	3,550	1.3%	$177,500	2.0%	$50.00	3/31/2032	2 x 5 yr	N
Comerica Bank	NR/NR/NR	3,500	1.2%	$255,507	2.9%	$73.00	12/31/2031	N/A	N
Major Tenant Subtotal/Wtd. Avg.		39,654	14.1%	$1,458,533	16.7%	$36.78

Other Tenants		63,009	22.5%	$3,096,094	35.5%	$49.14
Occupied Subtotal/Wtd. Avg.		275,049	98.0%	$8,727,616	100.0%	$31.73

Vacant Space		5,552	2.0%
Total/Wtd. Avg.		280,601	100.0%

(1)	Information is based on the underwritten rent roll dated June 3, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Orchard at Saddleback Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Annual UW Rent PSF Rolling
MTM/2026	2	4,525	1.6%	1.6%	$229,422	2.6%	2.6%	$50.70
2027	8	28,730	10.2%	11.9%	$1,178,604	13.5%	16.1%	$41.02
2028	3	5,303	1.9%	13.7%	$247,640	2.8%	19.0%	$46.70
2029	2	5,168	1.8%	15.6%	$216,744	2.5%	21.5%	$41.94
2030	6	40,352	14.4%	30.0%	$1,302,319	14.9%	36.4%	$32.27
2031	10	66,965	23.9%	53.8%	$2,082,100	23.9%	60.2%	$31.09
2032	8	110,938	39.5%	93.4%	$2,848,403	32.6%	92.9%	$25.68
2033	0	0	0.0%	93.4%	$0	0.0%	92.9%	$0.00
2034	2	6,515	2.3%	95.7%	$342,873	3.9%	96.8%	$52.63
2035	1	1,838	0.7%	96.3%	$90,871	1.0%	97.8%	$49.44
2036(3)	2	4,715	1.7%	98.0%	$188,642	2.2%	100.0%	$40.01
2037 & Thereafter	0	0	0.0%	98.0%	$0	0.0%	100.0%	$0.00
Vacant	0	5,552	2.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	44	280,601	100.0%		$8,727,616	100.0%		$31.73

(1)	Information is based on the underwritten rent roll as of June 3, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	The Orchard at Saddleback Whole Loan has a maturity date of August 6, 2036.
(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
A-3-51

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

The Market. The Orchard at Saddleback Property is located in Lake Forest, California, within the South submarket of the Orange County retail market. The Orchard at Saddleback Property is located on the southeast corner of El Toro Road and Rockfield Boulevard and benefits from strong visibility within the corridor. Major employers in the Orange County market include Disneyland Resort, the University of California Irvine, Peraton, Broadcom, and Kaiser Permanente. According to the appraisal, as of the first quarter of 2026, the South Orange County retail submarket contained approximately 9.7 million SF of retail inventory and reported a vacancy rate of 6.0% with average asking rents of $39.80 PSF. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Orchard at Saddleback Property was 23,307, 150,436, and 320,790, respectively. Average household income within the same radii was approximately $112,729, $146,492, and $158,744, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Orchard at Saddleback Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (months)	Rent Increase Projection	Tenant Improvement (New / Renewal)	Leasing Commissions (New / Renewal)	Reimbursement Method
Anchor/Grocery	$30.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Junior Anchor	$27.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Full-Service Restaurant	$42.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Bank Branch	$75.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Auto Repair	$33.00	120	10%/5Years	$5.00 / $0.00	3.0% / 1.5%	NNN
Shop Space	$48.00	60	3.0% per annum	$15.00 / $0.00	6.0% / 3.0%	NNN
Shop Space - Good	$66.00	60	3.0% per annum	$15.00 / $0.00	6.0% / 3.0%	NNN
Shop Space – Large	$42.00	60	3.0% per annum	$15.00 / $0.00	6.0% / 3.0%	NNN

Source: Appraisal.

The following table presents certain information relating to comparable anchor/grocery tenant leases with respect to the Orchard at Saddleback Property:

Comparable Leases Summary – Anchor/Grocery Space
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Term (yrs)	Rent PSF	Lease Type
Orchard at Saddleback (subject)(1) 23716, 23730, 23632, 23740 and 23760 El Toro Road Lake Forest, CA 92630	2004 / NAP	Ralph’s	55,105	20	$24.28	NNN
26501 Aliso Creek Rd Aliso Viejo, CA	2004 / 2024	99 Ranch Market	46,820	20	$28.83	NNN
19100 Harborgate Way Torrance, CA	1999 / 2023	99 Ranch Market	30,230	15	$24.00	NNN
3775 Alton Pkwy Irvine, CA	1991 / 1996	Sprouts Farmers Market	24,136	5	$32.20	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated June 3, 2026 other than Year Built / Renovated.

The following table presents certain information relating to comparable junior anchor tenant leases with respect to the Orchard at Saddleback Property:

Comparable Leases Summary – Junior Anchor
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Term (yrs)	Rent PSF	Lease Type
Orchard at Saddleback (subject) (1) 23716, 23730, 23632, 23740 and 23760 El Toro Road Lake Forest, CA 92630	2004 / NAP	HomeGoods Staples	25,000 20,000	10 15	$18.20 $25.00	NNN NNN
1101 East Imperial Highway Placentia, CA	1991 / NAP	Goodwill	10,369	5	$26.06	NNN
4343 MacArthur Blvd Newport Beach, CA	1979 / NAP	Home Consignment	19,094	15	$21.00	NNN
3875 Alton Pkwy Irvine, CA	1991 / 1996	Ross Dress for Less	23,662	10	$24.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated June 3, 2026 other than Year Built / Renovated.

Appraisal. The appraisal concluded to an aggregate “as-is” value for the Orchard at Saddleback Property of $143,800,000 as of May 28, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 28, 2026, there was a recognized environmental condition at the Orchard at Saddleback Property related to contamination from dry cleaners formerly located on the Orchard at Saddleback Property and the north adjoining property.

A-3-52

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Orchard at Saddleback Property:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$8,612,462	$8,789,046	$8,836,080	$8,862,362	$9,081,667	$32.37
Reimbursements	$2,578,014	$2,622,123	$2,719,197	$2,711,530	$2,719,096	$9.69
Other Income	$2,866	$3,550	$4,324	$2,579	$3,484	$0.01
Vacancy & Credit Loss	$0	$0	$0	$0	($590,038)	($2.10)
Effective Gross Income	$11,193,342	$11,414,719	$11,559,601	$11,576,470	$11,214,209	$39.96

Real Estate Taxes	$1,322,345	$1,354,593	$1,383,934	$1,390,240	$1,424,482	$5.08
Insurance	$339,901	$402,628	$409,451	$409,589	$395,467	$1.41
Other Expenses	$1,579,315	$1,550,455	$1,597,481	$1,582,622	$1,568,596	$5.59
Total Expenses	$3,241,562	$3,307,676	$3,390,867	$3,382,451	$3,388,545	$12.08

Net Operating Income	$7,951,780	$8,107,043	$8,168,734	$8,194,019	$7,825,665	$27.89
Capital Expenditures	$0	$0	$0	$0	$42,090	$0.15
TI/LC	$0	$0	$0	$0	$210,451	$0.75
Net Cash Flow	$7,951,780	$8,107,043	$8,168,734	$8,194,019	$7,573,124	$26.99

Occupancy %(3)	98.0%	97.0%	97.0%	98.0%	95.0%
NOI DSCR(4)	1.30x	1.33x	1.34x	1.34x	1.28x
NCF DSCR(4)	1.30x	1.33x	1.34x	1.34x	1.24x
NOI Debt Yield(4)	9.0%	9.2%	9.2%	9.3%	8.8%
NCF Debt Yield(4)	9.0%	9.2%	9.2%	9.3%	8.6%

(1)	Based on the underwritten rent roll dated as of June 3, 2026.
(2)	UW Gross Potential Rent includes $87,555 of contractual rent steps through July 2027.
(3)	UW Occupancy % represents economic occupancy and 3/31/2026 TTM Occupancy % is based on the underwritten rent roll dated as of June 3, 2026.
(4)	DSCRs and Debt Yields are based on the Orchard at Saddleback Whole Loan.

Escrows and Reserves. At origination, the borrower was required to reserve (i) $520,470 for unpaid tenant allowances and tenant contributions, (ii) $385,000 for replacements, and (iii) approximately $90,090 for unpaid leasing commissions.

Real Estate Taxes – On a monthly basis during a Tax Trigger Period (as defined below), the borrower is required to deposit into a tax reserve 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

A “Tax Trigger Period” commences upon (A) the failure of the Schottenstein Condition (as defined below) to remain satisfied, (B) the commencement of a Cash Sweep Event Period (as defined below), (C) the failure of any taxes to be paid on or prior to the date the same are due in the manner and within the time frames required under the terms and conditions of the Orchard at Saddleback Whole Loan documents (unless the borrower is then contesting such taxes in accordance with the applicable terms and conditions of the Orchard at Saddleback Whole Loan documents and there exists no risk of a lien against the Orchard at Saddleback Property, delinquency of such taxes or other default with the relevant taxing authority and the lender is provided with reasonably satisfactory evidence of the same), (D) the borrower fails to provide evidence to the lender of payment of taxes within 10 days following the same are due or (E) the occurrence of a monetary event of default;

A Tax Trigger Period expires on the date upon which (v) the Orchard at Saddleback Whole Loan is repaid in full, (w) with respect to any Tax Trigger Period commenced in connection with clause (B) above, the lender notifies the cash management bank that all existing Cash Sweep Event Periods have been cured, (x) with respect to any Tax Trigger Period commenced in connection with clause (C) above, such taxes are paid in full within 10 days following written notice from the lender, (y) with respect to any Tax Trigger Period commenced in connection with clause (D) above, such evidence is provided to the lender, which date will be within 10 days following written notice from the lender, and (z) with respect to any Tax Trigger Period commenced in connection with clause (E) above, such monetary event of default is cured in accordance with the Orchard at Saddleback Whole Loan documents.

The “Schottenstein Condition” means that the Schottenstein Family (as defined below) owns, directly or indirectly, at least 51% of the borrower, and controls the borrower and the Orchard at Saddleback Property.

The “Schottenstein Family” includes, individually or collectively, any of: (i) (x) Jay L. Schottenstein or his spouse, or (y) Joseph Schottenstein or Jonathan Schottenstein or their respective spouses and lineal descendants, including their children or grandchildren; (ii) any trusts or entities of which any of such persons are the sole beneficiaries or which are entirely owned or controlled (directly or indirectly) by any such persons (or majority-owned and controlled, so long as the persons set forth in clauses (i) and (ii) above continue to own directly or indirectly 51% or more of, and control, the borrower).

Insurance – On a monthly basis during an Insurance Trigger Period (as defined below), the borrower is required to deposit into an insurance reserve 1/12th of the annual estimated insurance payments; provided that the borrower is not required to make such deposit if (i) no event of default has occurred

A-3-53

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

and is continuing under the Orchard at Saddleback Whole Loan documents, (ii) the liability and casualty policies maintained by the borrower covering the Orchard at Saddleback Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the borrower provides the lender with evidence of renewal and paid receipts for the payment of insurance premiums no later than 10 business days prior to their expiration dates.

An “Insurance Trigger Period” commences upon (A) the failure of the Schottenstein Condition to remain satisfied, (B) the commencement of a Cash Sweep Event Period, (C) the failure of any insurance premiums to be paid on or prior to the date the same are due or the borrower’s failure to provide the lender with evidence of payment of insurance premiums and copies of the required certificates evidencing the policies, in each case in the manner and within the time frames required under the terms and conditions of the Orchard at Saddleback Whole Loan documents, (D) any policy failing to satisfy in any material respect the terms and conditions of the Orchard at Saddleback Whole Loan documents, or (E) the occurrence of a monetary event of default.

An Insurance Trigger Period expires on the date upon which (w) the Orchard at Saddleback Whole Loan is repaid in full, (x) with respect to any Insurance Trigger Period commenced in connection with clause (B) above, the lender notifies the cash management bank that all existing Cash Sweep Event Periods have been cured, (y) with respect to any Insurance Trigger Period commenced in connection with clause (C) or (D) above, the borrower delivers to the lender within 10 days following written notice from the lender each of the following, as applicable: (1) evidence of payment of the applicable insurance premiums and (2) certificates evidencing the applicable policies, and that such policies comply with the relevant terms and conditions of the Orchard at Saddleback Whole Loan documents, and (z) with respect to any Insurance Trigger Period commenced in connection with clause (E) above, such monetary event of default is cured in accordance with the Orchard at Saddleback Whole Loan documents.

Replacements –On a monthly basis, the borrower is required to deposit into a capital expenditures reserve approximately $3,508 for annual capital expenditures approved by the lender. Notwithstanding the foregoing, the borrower will not be required to make such deposits so long as the following two conditions remain satisfied: (i) no event of default has occurred and is continuing and (ii) the Schottenstein Condition remains satisfied.

TI/LC – On a monthly basis, the borrower is required to deposit into a reserve approximately $17,538 for tenant improvements and leasing commissions. Notwithstanding the foregoing, the borrower will not be required to make such deposits so long as the following two conditions remain satisfied: (i) no event of default has occurred and is continuing and (ii) the Schottenstein Condition remains satisfied.

Amortization Reserve – Starting on September 6, 2031, on a monthly basis, the borrower is required to deposit $100,000 into an amortization reserve. Solely if an event of default occurs under the Orchard at Saddleback Whole Loan, the lender may apply such reserve to payment of the Orchard at Saddleback Whole Loan.

Lockbox and Cash Management. The Orchard at Saddleback Whole Loan has a hard lockbox and springing cash management. The borrower and property manager are required to direct tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within two business days of receipt. During a Cash Sweep Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account, and are required to be applied monthly (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Orchard at Saddleback Whole Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts, (1) if a Cash Sweep Event Period is in effect due to a Specified Tenant Trigger Event (as defined below), into a specified tenant reserve account and (2) otherwise, into an excess cash flow account to be held as additional collateral for the Orchard at Saddleback Whole Loan during the continuance of the Cash Sweep Event Period.

A “Cash Sweep Event Period” commences upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.10x for three consecutive calendar months (a “DSCR Trigger Period”) (provided, however, that this will not trigger a Cash Sweep Event Period when (1) the Schottenstein Condition at such time is satisfied, (2) the guarantor at such time is either Schottenstein Realty LLC or an acceptable replacement guarantor that is majority owned and controlled by the Schottenstein Family, and (3) the Orchard at Saddleback Payment Guaranty (as defined below) is then in full force and effect), and (iii) a Specified Tenant Trigger Event.

A Cash Sweep Event Period expires upon (x) with regard to any Cash Sweep Event Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default (which cure the lender may accept or reject in its sole discretion), (y) with regard to any Cash Sweep Event Period commenced in connection with a DSCR Trigger Period, the date that the debt service coverage ratio is equal to or greater than 1.10x for the immediately preceding six consecutive calendar months, and (z) with regard to any Cash Sweep Event Period commenced in connection with clause (iii) above, upon the cure of the Specified Tenant Trigger Event.

“Orchard at Saddleback Payment Guaranty” means that certain payment guaranty in an amount equal to the aggregate amount of net operating income that would be needed to meet the debt service coverage ratio during the continuance of a DSCR Trigger Period, provided by the non-recourse carveout guarantor, or a replacement payment guaranty in form and substance substantially similar to such payment guaranty from a guarantor acceptable to the lender which is majority owned and controlled by the Schottenstein Family.

A “Specified Tenant” means Ralph’s, as tenant under its lease at the Orchard at Saddleback Property, and any tenant under a lease which, either individually, or when taken together with any other lease with such tenant or its affiliates (i) covers more than 50,000 square feet at the Orchard at Saddleback Property, or (ii) constitutes more than 18% of the total annual rents.

A “Specified Tenant Trigger Event” commences upon the date on which (i) any Specified Tenant is in default of any monetary or material non-monetary term of its lease (beyond any applicable notice and/or cure period), (ii)(a) any Specified Tenant terminates its lease or (b) notifies the borrower, the

A-3-54

Retail – Anchored	Loan #6	Cut-off Date Balance:	$33,187,500
23716, 23730, 23632, 23740 and	Orchard at Saddleback	Cut-off Date LTV:	61.5%
23760 El Toro Road		U/W NCF DSCR:	1.24x
Lake Forest, CA 92630		U/W NOI Debt Yield:	8.8%

manager, or any of their respective affiliates, agents or representatives that it intends to terminate its lease; (iii) any Specified Tenant vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark”; (iv) is the earlier to occur of (y) 12 months prior to the expiration of the term of a Specified Tenant’s lease, and (z) the date any Specified Tenant fails to deliver notice or otherwise exercise an option to extend the term of its lease on the date required by such lease; (v) any Specified Tenant (or such Specified Tenant’s parent company) becomes insolvent or a debtor in any bankruptcy or insolvency proceeding; or (vi) any Specified Tenant (or such Specified Tenant’s parent company) has its long term, unsecured and unsubordinated debt rating downgraded below “BBB-” by S&P or the equivalent of such rating by any other rating agency that rates the certificates.

Notwithstanding the foregoing definition of Specified Tenant Trigger Event, such Specified Tenant Trigger Event does not commence so long as (x) no event of default has occurred and is continuing, (y) the Schottenstein Condition remains satisfied and (z) within 10 days of the borrower’s receipt of notice from the lender of the commencement of such Specified Tenant Trigger Event, the borrower either: (1) deposits with the lender an additional $551,050; or (2) delivers to the lender a letter of credit complying with the terms and conditions of the Orchard at Saddleback Whole Loan documents of the same amount.

A Specified Tenant Trigger Event expires upon (t) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (i) of the definition of Specified Tenant Trigger Event above, the date on which the monetary or material non-monetary event of default is cured; (u) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (ii)(a) of such definition above, the date on which the lender receives evidence that the borrower has entered into a new lease(s) with an acceptable replacement tenant(s) for no less than 80% of the demised premises which had previously been occupied by the applicable Specified Tenant, in form and substance satisfactory to the lender, and that (1) each tenant under any such replacement lease has accepted possession and is in occupancy of, and is open for business at all of the space demised under the lease and is paying full, unabated rent in accordance with the lease, (2) that the rents payable under any such replacement lease are comparable to existing local market rates for similar properties and (3) that all landlord obligations under any such replacement lease (including, without limitation, tenant improvement and leasing commission obligations) have been duly performed, completed and paid for, such evidence to include, without limitation, a fully executed lease and an estoppel certificate from each such tenant (a “Re-tenanting Event”); (v) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (ii)(b) of such definition above, the date on which (I)(a) the applicable Specified Tenant (1) has irrevocably revoked or rescinded any such notice and (2)(A) been open for business and conducted normal business operations at substantially all of its demised premises and (B) is paying full, unabated rent under its lease, and (b) delivers to the lender an estoppel certificate certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, or (II) a Re-tenanting Event has occurred; (w) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (iii)(a) of such definition above, the date on which (a)(1) the applicable Specified Tenant (A) has reopened for business and conducted normal business operations at substantially all of its demised premises and (B) is paying full, unabated rent under its lease, for two consecutive quarters in each case, and (2) the borrower has delivered to the lender an estoppel certificate from the applicable Specified Tenant certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, or (b) a Re-tenanting Event has occurred; (x) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (iv) of such definition above, (a) the date on which the applicable Specified Tenant has delivered an extension notice and otherwise satisfied all conditions to the extension option contained in such Specified Tenant’s lease, or (b) a Re-tenanting Event has occurred; (y) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (v) of such definition above, the date on which the applicable Specified Tenant or such Specified Tenant’s parent company, as the case may be, will become solvent to the lender’s satisfaction for two consecutive quarters or will no longer be a debtor in any bankruptcy or insolvency proceeding and has affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction; or (z) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (vi) of such definition above, the date on which the long term, unsecured and unsubordinated debt rating of the applicable Specified Tenant or such Specified Tenant’s parent company, as the case may be, will have been restored to at least “BBB-” by S&P or the equivalent of such rating by any other rating agency rating the certificates.

Terrorism Insurance. The Orchard at Saddleback Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of the Orchard at Saddleback Property plus 18 months of business interruption insurance with an extended period of indemnity of up to 12 months. If acts of terrorism or similar acts or events are excluded from the borrower’s all-risk policy, the borrower must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amounts described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Right of First Refusal. The largest tenant, Ralph’s, has a right of first refusal for the purchase of the parcel on which its store is located (or similar adequately parked parcel that includes its store) if the borrower elects to sell such parcel in any transaction that does not include any other parcel or parcels of the related shopping center. The lease provides that such right of first refusal does not apply to the acquisition of such parcel at a foreclosure sale, or to the sale or transfer of such parcel by any lender or other purchaser at a foreclosure sale. The lease does not expressly provide that such right of first refusal would not apply to a deed-in-lieu of foreclosure. In addition, such right of first refusal would apply to subsequent transfers.

A-3-55

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

A-3-56

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

Upper East Side
Lenox Hill
MANHATTAN
East Side
Murray Hill
East River
Roosevelt Island
One Dag
885 Second Avenue
New York, NY 10017
Queensboro Bridge
Queens-Midtown Tunnel
FDR Drive
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Vanderbilt Ave.
METRO NORTH
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
LEXINGTON/59TH ST
53RD ST
51ST ST/LEXINGTON
GRAND CENTRAL/42ND ST
GRAND CENTRAL
Four Seasons Hotel
432 Park Avenue
150 East 57th St
Concorde Hotel NY
Citigroup Center
The Bristol
Lever House
399 Park
Lipstick Building
599 Lexington Avenue
875 Third
Consulate General of Hungary
The Sutton
345 Park
Beekman Hill
Lotte NY Palace
The Kimberly Hotel
Consulate General of South Africa
Pod 51
The Benjamin Royal Sonesta New York
ITT Building
Waldorf Astoria
Consulate General of Germany
The Beekman Tower
Inter Continental NY Barclay
Residence Inn By Marriott NY Midtown East
British Consulate General NY
Consulate of the Republic of Singapore
860 UN Plaza
270 Park Avenue
The Lexington Hotel
Roger Smith Hotel
Japan Society
Consulate General of Estonia
383 Madison
245 Park Avenue
485 Lexington
United Nations Visitor Centre
Hotel Boutique at Grand Central
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
EVEN Hotel New York
Millennium Hilton NY One UN Plaza
UNITED NATIONS
Permanent Mission of Sri Lanka
Consulate General of Malaysia
Fitzpatrick Grand Central
Hampton Inn Manhattan Grand Central
Grand Central Terminal
Hyatt Grand Central NY
One Vanderbilt
Chrysler Building
Consulate General of Ecuador
The Chemists' Club Hotel
Consulate General of Australia
The Westin NY Grand Central
Daily News
Westgate NY Grand Central
Consulate General of Switzerland
The William Hotel
Pod 39
Consulate General of Poland
The Kitano New York
The Shelburne Sonesta New York
Consulate General of Romania
The Morgan Library & Museum
Yeshiva Univ. Stern College for Women
Consulate General of El Salvador
St. Vartan's Park
495
Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
Union City
HUDSON COUNTY
Chelsea
East River
Greenpoint
MANHATTAN
Williamsburg
Hoboken
Hudson River
Greenwich Village
SoHo
Little Italy
NEW JERSEY
Lower East Side
Chinatown
Tribeca
BROOKLYN
Financial District
JERSEY CITY
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope

A-3-57

Mortgage Loan No. 7 – One Dag
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10017
Original Balance(1):		$30,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$30,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		4.3%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	1972/2005
Borrower Sponsor:		601W Companies LLC		Size:	817,136 SF
Guarantors:		Mark Karasick and Michael Silberberg		Cut-off Date Balance PSF(1)(7):	$214
Mortgage Rate:		6.7607%		Maturity Date Balance PSF(1)(7):	$202
Note Date:		6/5/2026		Property Manager(8):	Rockhill Management, L.L.C.
Maturity Date:		6/6/2036
Term to Maturity:		120 months		Underwriting and Financial Information
Amortization Term(2):		360 months		UW NOI(7)(9):	$23,866,532
IO Period:		60 months		UW NCF(7)(9):	$21,751,696
Seasoning:		2 months		UW NOI Debt Yield(1)(7):	13.6%
Prepayment Provisions(3):		L(26),D(89),O(5)		UW NCF Debt Yield(1)(7):	12.4%
Lockbox/Cash Mgmt Status:		Hard/In Place		UW NOI Debt Yield at Maturity(1)(7):	14.4%
Additional Debt Type(1):		Pari Passu/Mezzanine		UW NCF DSCR(1)(7):	1.59x (P&I) 1.81x (IO)
Additional Debt Balance(1):		$145,000,000/$40,000,000		Most Recent NOI(9):	$18,418,055 (3/31/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(10):	$17,815,677 (12/31/2025)
Reserves(4)				3rd Most Recent NOI(10):	$21,739,455 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	70.4% (5/1/2026)
RE Taxes:	$6,203,117	$1,092,832	NAP	2nd Most Recent Occupancy:	75.0% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	70.9% (12/31/2024)
Replacement Reserve(5):	$1,566,273	$17,024	$1,000,000	Appraised Value (as of)(11):	$289,480,209 (4/15/2026)
TI/LC Reserve(6):	$5,000,000	$187,260	$11,235,620	Appraised Value PSF:	$354
Lease Renewal Holdback(7):	$25,000,000	$0	NAP	Cut-off Date LTV Ratio(1)(7)(11):	60.5%
Other Reserves:	$54,945,177	$0	NAP	Maturity Date LTV Ratio(1)(7)(11):	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$175,000,000	55.9%	Purchase Price(12):	$212,790,012	68.0%
Mezzanine Loan Amount:	$40,000,000	12.8%	Upfront Reserves:	$67,714,567	21.6%
Borrower Sponsor Equity:	$97,915,283	31.3%	Lease Renewal Holdback:	$25,000,000	8.0%
			Closing Costs:	$7,410,704	2.4%
Total Sources:	$312,915,283	100.0%	Total Uses:	$312,915,283	100.0%

(1)	The One Dag Mortgage Loan (as defined below) is part of the One Dag Whole Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal Cut-off Date Balance of the promissory notes comprising the One Dag Whole Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the combined balance of the One Dag Whole Loan and the One Dag Mezzanine Loan (as defined below) are $263, $251, 11.1%, 10.1%, 11.6%, 1.20x, 74.3% and 70.9%, respectively.
(2)	Payments on the One Dag Whole Loan will be interest only for the initial 60 months of the loan term, followed by a planned amortization schedule thereafter calculated based on a 360-month schedule and the sum of the One Dag Whole Loan and the One Dag Mezzanine Loan with all amortization allocated to the One Dag Whole Loan. The One Dag Mezzanine Loan will be interest only for the entirety of the loan term. For further information, please see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Amortization of Principal” in the prospectus.
(3)	Defeasance of the One Dag Whole Loan is permitted at any time after the earlier to occur of (a) July 6, 2029, and (b) the end of the two-year period commencing on the closing date of the securitization of the last portion of the One Dag Whole Loan to be securitized. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in August 2026. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves”.
(5)	Replacement Reserve cap excludes the initial deposit of $1,566,273.
(6)	TI/LC Reserve cap of $11,235,620 applies upon the achievement of the One Dag Total Debt Debt Yield (as defined below) and the One Dag Whole Loan Debt Yield (as defined below) of 9.3% and 11.4257%, respectively.
(7)	UW NOI and UW NCF are inclusive of rental income and related reimbursements for two tenants, The Kingdom of Sweden (“Sweden”) and The Republic of Chile (“Chile”), for which renewal leases were executed subsequent to the origination date. The One Dag Whole Loan was structured with an upfront holdback in the form of a lease renewal reserve in the amount of $25,000,000, which has been released.
(8)	The Property Manager, Rockhill Management, L.L.C., is also the seller of the One Dag Property (as defined below). In connection with the sale of the One Dag Property, a portion of the previously outstanding secured debt was forgiven by the prior lender. For further information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” the prospectus.
(9)	The increase from Most Recent NOI to UW NOI is primarily attributed to burn off of free rent associated with recently executed leases.
(10)	The decline from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributed to free rent associated with recently executed leases.
(11)	Appraised value is based on the “As Is (Funded Reserve)” value as of April 15, 2026, reflecting an assumption that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements, leasing commissions and capital improvement obligations. At origination, the borrower deposited (i) $6,203,117 for RE Taxes, (ii) $1,566,273 for Replacement Reserves, (iii) $5,000,000 for TI/LC Reserves, and (iv) $54,945,177 for outstanding lease obligations. The appraisal concluded an “As Is” value as of April 1, 2026, for the One Dag Property of $225,000,000, which results in a One Dag Whole Loan Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 77.8% and 73.5%, respectively, and 95.6% and 91.2%, respectively, based on the combined balance of the One Dag Whole Loan and the One Dag Mezzanine Loan. The appraisal’s “As Is (Funded Reserve)” and the “As Is” values are subject to certain extraordinary assumptions that the Sweden and Chile leases would be executed. The respective renewal leases were executed subsequent to the origination date and the related lease renewal holdback has been released.
A-3-58

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%
(12)	The borrower sponsor acquired the One Dag Property for a gross purchase price of $265,250,000. Purchase Price above reflects the net purchase price accounting for certain seller credits in the amount of $54,945,177 for outstanding lease obligations, the outstanding portion of which was reserved at origination.

The Mortgage Loan. The seventh largest mortgage loan (the “One Dag Mortgage Loan”) is part of a whole loan (the “One Dag Whole Loan”) evidenced by five pari passu promissory notes with an aggregate outstanding balance of $175,000,000. The One Dag Mortgage Loan is secured by the borrower’s fee interest in an 817,136 SF office property in New York, New York (the “One Dag Property”). The non-control Note A-2-2 with an original principal balance of $30,000,000, represents the One Dag Mortgage Loan and will be contributed to the MSBAM 2026-C36 securitization trust. The remaining non-control Notes A-2-1, A-3-1 and A-3-2 are currently held by JPMorgan Chase Bank, National Association (“JPMCB”) and are expected to be contributed to one or more future securitization transactions. JPMCB originated an additional $40,000,000 mezzanine loan (the “One Dag Mezzanine Loan”), which was sold to a third-party.

The relationship between the holders of the One Dag Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The One Dag Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2026-BNK52 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below identifies the promissory notes that comprise the One Dag Whole Loan:

One Dag Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$74,900,000	$74,900,000	BANK 2026-BNK52	Yes
A-2-1(1)	$30,100,000	$30,100,000	JPMCB	No
A-2-2	$30,000,000	$30,000,000	MSBAM 2026-C36	No
A-3-1(1)	$30,000,000	$30,000,000	JPMCB	No
A-3-2(1)	$10,000,000	$10,000,000	JPMCB	No
Whole Loan	$175,000,000	$175,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower for the One Dag Whole Loan is One Dag Owner LP, a Delaware limited partnership. The borrower sponsor is 601W Companies LLC (“601W”). Mark Karasick and Michael Silberberg, the principals of 601W, are the non-recourse carve-out guarantors.

601W is a real estate service company based in New York that acquires, develops, and manages commercial properties. With an asset value of approximately $7 billion, 601W manages 16 properties totaling over 21,000,000 SF. 601W’s primary clients include investors seeking high-performing commercial real estate opportunities across many cities including New York, New Jersey, Chicago, Washington D.C., San Francisco, Pittsburgh and Philadelphia.

The Property. Located in the UN District of Midtown Manhattan, the One Dag Property is a Class A, 49-story (with three lower levels), 817,136 SF office tower with ground floor retail located along Second Avenue between East 47th and 48th Streets, within walking distance of the United Nations headquarters. Originally constructed in 1972, the One Dag Property has remained under continuous institutional ownership. Most recently, the prior owner invested approximately $20 million in 2015 to enhance the lobby and modernize core building systems. In connection with the acquisition, an additional approximately $1.6 million was reserved to be allocated toward future capital investments.

The One Dag Property features a gallery-like, modern sculptural lobby with an on-site café, a flagship retail concourse and a welcoming adjoining plaza. Building amenities include high-speed elevators, 227 on-site parking spaces, dedicated conference facilities and unobstructed panoramic views from the upper floors, positioning the One Dag Property as a desirable office destination within Midtown Manhattan, and more specifically, the UN district.

Due to its proximity to the United Nations headquarters, the One Dag Property is a sought-after location for international organizations and diplomatic missions. Political and/or diplomatic tenants occupy approximately 82.5% of the One Dag Property’s total occupied square footage and maintain a weighted average tenure of 17.6 years, with several international tenants in-place for over 30 years, underscoring the durability of the tenant base and the strategic importance of the location. The rent roll also benefits from strong credit quality, with 15 investment-grade tenants comprising 56.0% of occupied NRA and maintaining a remaining weighted average lease term of 10.7 years. The One Dag Property has experienced notable leasing momentum, with approximately 169,949 SF, or 20.8% of NRA, executed since May 2024. The recently executed Sweden and Chile leases that were signed subsequent to the origination date constitute an additional 33,674 SF (4.1% of NRA) in renewal leasing, further supporting near-term occupancy and stability.

Retail space accounts for approximately 5.1% of NRA, comprising of two flagship quality retail boxes at grade and below grade level, recently leased to LA Fitness and Whole Foods, each through 2041. Both tenants are currently in the process of building out their spaces and are expected to open in the fall of 2026. LA Fitness will operate its premises under its Club Studio luxury fitness concept, offering boutique-style classes – including HIIT, yoga, pilates and boxing – along with high-end amenities such as recovery labs, cryotherapy and steam rooms. The addition of Whole Foods and a high-end fitness offering is expected to function as a convenient on-site amenity, which is anticipated to enhance the overall tenant experience and competitive positioning of the One Dag Property.

Major Tenants.

The United Nations (112,832 SF, 13.8% of NRA, 18.9% of UW Rent). Founded in 1945, the United Nations is an international organization with the primary mandate of maintaining international peace and security. Comprised of 193 member states, the United Nations is a specialized, non-profit entity that provides a platform for diplomacy to solve global challenges. The United Nations has maintained a presence at the One Dag Property since 2004 through

A-3-59

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

a series of renewals and expansions, most recently in 2021. The United Nations’ lease expires in December 2031. The United Nations’ lease contains one, ten-year extension option and one termination option with respect to either (i) the 4th floor, (ii) the 5th floor, (iii) the 20th floor, or (iv) each of the 4th, 5th, and 20th floors of the premises (such selected premises, the “Termination Premises”) at the United Nations’ option, which if exercised would become effective as of January 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent with respect to the selected Termination Premises.

The Federal Republic of Germany (73,252 SF, 9.0% of NRA, 14.9% of UW Rent). The Federal Republic of Germany executed its lease in April 2025 with a term through February 2038 and one, five-year renewal option. The lease is also subject to a termination option effective in February 2034, requiring 14 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to six months of fixed rent. Additionally, The Federal Republic of Germany may terminate its lease upon the severance or termination of diplomacy by the United States of America and/or the Federal Republic of Germany with the other by official public announcement made by either or both of their respective governments, by giving at least 90 days’ notice, and the payment of a termination fee pursuant to the lease.

UK of Great Britain (49,027 SF, 6.0% of NRA, 9.0% of UW Rent). The UK of Great Britain has occupied its space at the One Dag Property for over 32 years, most recently renewing in 2023. The UK of Great Britain lease expires in March 2041 and includes one, five-year renewal option and one termination option effective in April 2033, subject to 15 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent.

The following table presents a summary regarding the major tenants at the One Dag Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
The United Nations	NR/NR/NR	112,832	13.8%	$7,953,752	18.9%	$70.49	12/31/2031	1 x 10 yr	Y	(2)
The Federal Republic of Germany	Aaa/AAA/AAA	73,252	9.0%	$6,263,046	14.9%	$85.50	2/28/2038	1 x 5 yr	Y	(3)
UK of Great Britain	Aa3/AA-/AA	49,027	6.0%	$3,780,417	9.0%	$77.11	3/31/2041	1 x 5 yr	Y	(4)
The Population Council, Inc.(5)	NR/NR/NR	48,540	5.9%	$2,374,039	5.6%	$48.91	12/31/2030	None	N
The Government of the French(6)	Aa3/A+/A+	35,070	4.3%	$2,308,265	5.5%	$65.82	1/31/2043	1 x 5 or 10 yr	Y	(7)
LA Fitness(8)	NR/NR/NR	33,787	4.1%	$1,619,999	3.8%	$47.95	6/30/2041	None	N
The Kingdom of Sweden	NR/AAA/AAA	23,801	2.9%	$1,679,631	4.0%	$70.57	8/31/2041	None	N
Permanent Mission of Italy to the United Nations	Baa2/BBB+/BBB+	22,985	2.8%	$1,700,891	4.0%	$74.00	12/31/2028	1 x 5 yr	N
Microsoft Corporation(9)	Aaa/NR/AAA	17,546	2.1%	$1,299,740	3.1%	$74.08	6/30/2032	2 x 5 yr	Y	(10)
Permanent Mission of Norway(11)	Aaa/AAA/AAA	17,196	2.1%	$1,379,959	3.3%	$80.25	6/30/2034	None	N
Subtotal/Wtd. Avg.		434,036	53.1%	$30,359,739	72.0%	$69.95

Other Tenants		141,122	17.3%	$11,783,652	28.0%	$83.50
Occupied Subtotal/Wtd. Avg.		575,158	70.4%	$42,143,390	100.0%	$73.27

Vacant Space		241,978	29.6%
Total/Wtd. Avg.		817,136	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	The United Nations’ lease is structured with a partial termination option with respect to either (i) the 4th floor, (ii) the 5th floor, (iii) the 20th floor, or (iv) each of the 4th, 5th, and 20th floors of the premises, effective as of January 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent with respect to the partial premises selected by the United Nations to be terminated.
(3)	The Federal Republic of Germany’s lease is structured with a termination option, effective February 2034, predicated on the following: (i) Germany and the United States sever diplomatic relations, (ii) Germany is excluded from the United Nations or (iii) the United Nations permanently relocates from Manhattan. The termination option is effective as of the last day of a calendar month occurring within 18 months after any of (i), (ii) or (iii) above. The termination option is subject to 14 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to six months of fixed rent.
(4)	UK of Great Britain’s lease is structured with a termination option, effective as of April 2033, subject to 15 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent. UK of Great Britain is entitled to three months of free rent scheduled for April through June of 2029, 2034, and 2037.
(5)	The Population Council, Inc. leased SF is comprised of 46,194 SF of office space and 2,346 SF of storage space. The Population Council, Inc. subleases 23,097 SF of its leased space to Leech Tishman Robinson Brog, PLLC at a rental rate of $37.00 PSF through December 2030, co-terminous with the prime lease term.
(6)	The Government of the French leased SF is comprised of 33,678 SF of office space and 1,392 SF of storage space.
(7)	The Government of the French lease is structured with a termination option predicated on the following: (i) France and the United States sever diplomatic relations, (ii) France is excluded from the United Nations, or (iii) the United Nations permanently relocates from Manhattan. The termination option is effective as of the last day of a calendar month occurring within 18 months after any of (i), (ii) or (iii) above. The termination option is subject to the payment of unamortized rent concessions and broker commissions. The Government of the French is entitled to 14 months of free rent commencing in December 2026.
(8)	LA Fitness will be in a free rent period through August 2026 and will be under an abated rent period (50%) through May 2027.
(9)	Microsoft Corporation’s leased SF is comprised of 16,835 SF of office space and 711 SF of storage space.
(10)	Microsoft Corporation’s lease is structured with a termination option, effective as of July 1, 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements equaling a fixed termination payment of $877,601.
(11)	Permanent Mission of Norway’s leased SF is comprised of 16,839 SF of office space and 357 SF of storage space.

A-3-60

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

The following table presents certain information relating to the lease rollover schedule at the One Dag Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2026(3)	3	2,566	0.3%	0.3%	$16,784	0.0%	0.0%	$6.54
2027(4)	2	0	0.0%	0.3%	$36,039	0.1%	0.1%	$0.00
2028	3	28,060	3.4%	3.7%	$2,089,171	5.0%	5.1%	$74.45
2029	1	16,839	2.1%	5.8%	$1,086,116	2.6%	7.7%	$64.50
2030	2	65,379	8.0%	13.8%	$3,460,154	8.2%	15.9%	$52.92
2031	3	123,816	15.2%	29.0%	$8,752,066	20.8%	36.6%	$70.69
2032	1	17,546	2.1%	31.1%	$1,299,740	3.1%	39.7%	$74.08
2033(5)	2	0	0.0%	31.1%	$1,158,750	2.7%	42.5%	$0.00
2034	5	72,472	8.9%	40.0%	$5,524,565	13.1%	55.6%	$76.23
2035	0	0	0.0%	40.0%	$0	0.0%	55.6%	$0.00
2036	2	15,023	1.8%	41.8%	$1,191,181	2.8%	58.4%	$79.29
2037 & Thereafter(4)	9	233,457	28.6%	70.4%	$17,528,825	41.6%	100.0%	$75.08
Vacant	0	241,978	29.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(6)	33	817,136	100.0%		$42,143,390	100.0%		$73.27

(1)	Based on the underwritten rent roll as of May 1, 2026.
(2)	Certain tenants may have termination options that are not accounted for in the Lease Rollover Schedule above.
(3)	Inclusive of the property management office comprising 1,928 SF for which there is no attributable underwritten base rent.
(4)	Inclusive of telecom space which does not occupy substantial SF at the One Dag Property.
(5)	Inclusive of the café amenity (no attributable underwritten base rent) and the on-site parking garage which is leased to and operated by a third party.
(6)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The One Dag Property is located along Second Avenue between East 47th and 48th Streets, within walking distance of both the United Nations headquarters and Grand Central Station. According to the appraisal, the One Dag Property is situated in the East Side/UN office submarket within the broader Manhattan office market. The Manhattan office market continues to lead the nation’s return to office recovery, recording positive net absorption of approximately 7.6 million square feet in 2025, a marked improvement from the negative absorption of 6.2 million square feet in 2024. Leasing activity continues to be characterized by a pronounced flight to quality trend, particularly in Midtown Manhattan, where approximately 85% of leases executed since 2020 have occurred in Class A buildings. Leasing momentum has also been strong in areas proximate to major transit hubs, including Grand Central Station and Penn Station.

The East Side/UN office submarket has benefited from these broader market trends. As of the fourth quarter of 2025, the submarket began to experience accelerated leasing activity driven by its concentrated tenant base, which includes government, medical and education tenants, as well as more than 150 international consulates and diplomatic missions. According to the appraisal, the submarket comprises approximately 20.9 million square feet of inventory across 71 buildings and vacancy declined by approximately 1.8% quarter over quarter during the fourth quarter of 2025. As of the fourth quarter of 2025, the East Side/UN office submarket contained an occupancy rate of approximately 79.9% and an average asking rent of $74.69 PSF.

Total leasing activity in the East Side/UN office submarket reached approximately 1.5 million square feet in 2025, representing a 45.8% increase compared to 2024 levels. Class A space accounted for approximately 97.5% of leasing activity. Notably, the East Side/UN office submarket has no major new office construction scheduled over the next five years.

The following table presents information relating to the appraisal’s market rent conclusion for the One Dag Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)
Office 2-10	$65.00	120
Office 14-21	$68.00	120
Office 22-30	$70.00	120
Office 31-39	$75.00	120
Office 40-49	$80.00	120
Storage	$30.00	120

Source: Appraisal.

A-3-61

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

The following table presents recent leasing data for office tenants at comparable properties with respect to the One Dag Property:

Comparable Office Lease Summary
Subject/Location	Year Built/Renovated	Tenant Name	Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
One Dag 885 Second Avenue New York, NY	1972/2005		16,295(1)		17.0(2)	$72.54(2)
6 Grand Central New York, NY	1952/2000	Vac Eck Assocs	10,605	Jan-26	10.2	$73.00
60 East 42nd Street New York, NY	1930	Haver Analytics	16,042	Jan-26	10.8	$80.00
780 Third Avenue New York, NY	1984	Amynta Group	11,054	Dec-25	8.8	$76.00
875 Third Avenue New York, NY	1968	Conference Board Inc.	30,171	Sep-25	23.8	$65.00
777 Third Avenue New York, NY	1964/2010	First Commerce Bank	13,104	Jul-25	16.6	$72.00
900 Third Avenue New York, NY	1983	Kirkland & Ellis	17,361	Jul-25	12.2	$64.00

Source: Appraisal.
(1)	Source: Based on the underwritten rent roll dated May 1, 2026. Represents the weighted average occupied office space.

(2)	Represents the weighted average based on NRA of office tenants.

The following table presents recent sales of comparable properties with respect to the One Dag Property:

Comparable Sale Summary
Subject/Location	Sale Date	Size (SF)	Year Built/Renovated	Sale Price	Price PSF
One Dag 885 Second Avenue New York, NY		817,136(1)	1972/2005	$265,250,000(2)	$325(2)
Park Avenue Tower 65 East 55th Street New York, NY	Jan. 2026	620,918	1986/2018	$730,000,000	$1,176
Two Grand Central Tower New York, NY	Dec. 2025	667,711	1982/2013	$273,000,000	$409
623 5th Avenue New York, NY	Sep. 2025	382,500	1988/2020	$218,000,000	$570
Americas Tower 1177 Avenue of the Americas New York, NY	Sep. 2025	1,021,297	1992/2014	$571,100,000	$559
590 Madison Avenue New York, NY	Aug. 2025	1,028,597	1983/2025	$1,080,000,000	$1,050
Mutual of America Building 320 Park Avenue New York, NY	Jan. 2025	766,969	1960/2022	$675,000,000	$880

Source: Appraisal.

(1)	Based on the underwritten rent roll as of May 1, 2026.
(2)	Reflects the gross purchase price for the borrower sponsor’s acquisition of the One Dag Property. The net purchase price was $212,790,012 ($260 PSF).

Appraisal. The appraisal concluded to an “As Is (Funded Reserve)” value for the One Dag Property of $289,480,209 as of April 15, 2026, reflecting an assumption that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements, leasing commissions and capital improvement obligations. At origination, the borrower deposited (i) $6,203,117 for RE Taxes, (ii) $1,566,273 for Replacement Reserves, (iii) $5,000,000 for TI/LC Reserves, and (iv) $54,945,177 for outstanding lease obligations. The appraisal concluded an “As Is” value of $225,000,000 as of April 1, 2026. The appraisal’s “As Is (Funded Reserve)” and the “As Is” values are both subject to the extraordinary assumptions that the Sweden and Chile leases would be executed. The respective renewal leases were executed subsequent to the origination date and the related lease renewal holdback has been released.

Environmental Matters. According to the Phase I environmental site assessment dated February 13, 2026, there was no evidence of any recognized environmental conditions at the One Dag Property.

A-3-62

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Dag Property:

Cash Flow Analysis(1)
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Rents In Place(2)	$43,705,063	$40,879,425	$38,175,141	$38,602,119	$42,143,394	$51.57
Rent Steps(3)	$0	$0	$0	$0	$1,935,752	$2.37
Straight Line IG Rent(4)	$0	$0	$0	$0	$583,334	$0.71
Vacant Income	$0	$0	$0	$0	$17,594,617	$21.53
Gross Potential Rent	$43,705,063	$40,879,425	$38,175,141	$38,602,119	$62,257,096	$76.19

Total Reimbursements	$1,859,043	$2,802,899	$2,403,908	$2,499,784	$2,868,476	$3.51
Gross Potential Income	$45,564,106	$43,682,324	$40,579,049	$41,101,903	$65,125,572	$79.70

Less Vacancy	$0	$0	$0	$0	($17,594,617)	($21.53)
Other Income	$1,432,685	$1,174,929	$1,212,592	$1,362,620	$1,055,106	$1.29
Effective Gross Income	$46,996,791	$44,857,253	$41,791,641	$42,464,523	$48,586,062	$59.46

Real Estate Taxes	$12,485,767	$12,486,533	$12,728,580	$12,696,520	$13,113,984	$16.05
Insurance	$521,010	$546,153	$439,587	$412,094	$582,306	$0.71
Other Operating Expenses	$10,001,215	$10,085,112	$10,807,797	$10,937,854	$11,023,240	$13.49
Total Expenses	$23,007,992	$23,117,798	$23,975,964	$24,046,468	$24,719,530	$30.25

Net Operating Income(5)	$23,988,799	$21,739,455	$17,815,677	$18,418,055	$23,866,532	$29.21
Replacement Reserves	$0	$0	$0	$0	$163,427	$0.20
TI/LC	$0	$0	$0	$0	$1,951,408	$2.39
Net Cash Flow	$23,988,799	$21,739,455	$17,815,677	$18,418,055	$21,751,696	$26.62

Occupancy %(6)	76.9%	70.9%	75.0%	70.4%	70.5%
NOI DSCR(7)	1.76x	1.59x	1.30x	1.35x	1.75x
NCF DSCR(7)	1.76x	1.59x	1.30x	1.35x	1.59x
NOI Debt Yield(7)	13.7%	12.4%	10.2%	10.5%	13.6%
NCF Debt Yield(7)	13.7%	12.4%	10.2%	10.5%	12.4%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW Rents in Place is based on the underwritten rent roll dated as of May 1, 2026, and is net of concessions. UW Rents in Place reflect rental income and related reimbursements for two tenants, Sweden and Chile, for which renewal leases were executed subsequent to the origination date. The One Dag Whole Loan was structured with an upfront holdback in the form of a lease renewal reserve in the amount of $25,000,000, which has been released.
(3)	Represents UW Rent Steps through April 2027.
(4)	Represents UW Straight Line IG Rent for investment grade tenants through the lesser of the loan or lease term.
(5)	The decline from 2024 to 2025 Net Operating Income is primarily attributed to free rent associated with recently executed leases. The increase from 3/31/2026 TTM to UW Net Operating Income is primarily attributed to burn off of free rent associated with recently executed leases.
(6)	UW Occupancy represents economic occupancy and historical occupancy represents physical occupancy. 3/31/2026 TTM occupancy is based on the most recent underwritten rent roll dated May 1, 2026.
(7)	Debt service coverage ratios and debt yields are based on the One Dag Whole Loan.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to make an upfront deposit of $6,203,116.53 into a tax reserve account. The borrower is required to provide ongoing monthly tax reserves of $1,092,832 ($16.05 PSF per annum).

Insurance –The borrower is required to provide ongoing monthly reserves equal to 1/12th of the insurance premium that the lender reasonably estimates will be payable during the next 12 month period; provided, however, the foregoing requirement is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower maintains a blanket policy in form and substance reasonably acceptable to the lender. An acceptable blanket policy was in place as of origination.

Replacement Reserve – At origination, the borrower was required to make an upfront deposit of $1,566,273 to a replacement reserve account. Additionally, the borrower is required to deposit monthly replacement reserves of $17,024 ($0.25 PSF per annum), capped at $1,000,000 excluding the upfront deposit.

TI/LC Reserve – At origination, the borrower was required to make an upfront deposit of $5,000,000 to a tenant improvement and leasing commissions account. Additionally, the borrower is required to deposit monthly tenant improvement and leasing commission reserves of $187,260 ($2.75 PSF per annum). Notwithstanding the aforementioned, if, on any monthly payment date, the debt yield with respect to the One Dag Whole Loan and One Dag Mezzanine Loan (“One Dag Total Debt Debt Yield”) is equal to or greater than 9.3% and the debt yield with respect to the One Dag Whole

A-3-63

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

Loan (“One Dag Whole Loan Debt Yield”) is equal to or greater than 11.4257%, then the aggregate amount of the Rollover Reserve Fund (excluding any termination deposits) may not exceed $11,235,620.

Free Rent – At origination, the borrower was required to make an upfront deposit of $20,770,751, to cover free rent allocable to tenants identified under the One Dag Whole Loan documents.

Outstanding TI/LC – At origination, the borrower was required to make an upfront deposit of $34,174,426 for outstanding tenant improvements and leasing commissions.

Lease Renewal Holdback – At origination, the borrower was required to make an upfront deposit of $25,000,000 into a lease renewal reserve account. Within 120 days of the note date, subject to no continuing event of default, the lender is required to disburse (i) $7,254,387 upon the renewal and delivery of the Republic of Chile lease in accordance with the terms of the One Dag Whole Loan documents, and/or (ii) $17,745,613 upon the renewal and delivery of the Kingdom of Sweden lease in accordance with the terms of the One Dag Whole Loan Documents. If either lease is not renewed within such 120-day period, remaining funds will not be released unless and until all of the following conditions are satisfied: (i) no event of default is continuing; (ii) a One Dag Total Debt Debt Yield greater than or equal to 11.0% and a One Dag Whole Loan Debt Yield greater than or equal to 13.51%, calculated to include (a) 12 months of rent step-ups and (b) straight-line rents for investment grade tenants; (iii) the debt service coverage ratio with respect to the One Dag Whole Loan and the One Dag Mezzanine Loan (“One Dag Total Debt DSCR”) greater than or equal to 1.30x and the debt service coverage ratio with respect to the One Dag Whole Loan (“One Dag Whole Loan DSCR”) greater than or equal to 1.78x, calculated to (a) include 12 months of rent step-ups, (b) include straight-line rents for investment grade tenants, (c) include normalized capital expenditures of $0.20 PSF, and (d) reflect an interest-only basis; and (iv) a weighted average lease term of no less than 9 years, after which all remaining funds are required to be disbursed to the borrower.

Lockbox and Cash Management. The One Dag Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to establish a lender-controlled deposit account and to direct each tenant to deposit all payments due with respect to the One Dag Property directly into the deposit account. The borrower is required to deposit all rent amounts received by the borrower or the property manager within two business days of receipt. All amounts on deposit in the lockbox are required to be transferred to the cash management account once every business day to be applied pursuant to the One Dag Whole Loan documents. During a Cash Sweep Period (as defined below), the borrower is required to deposit all excess cash flow into the excess cash flow reserve.

A “Cash Sweep Period” commences on the occurrence of any of the following: (i) an event of default under the One Dag Whole Loan, (ii) any bankruptcy action by the borrower or the property manager, provided that, in the event the property manager is not an affiliate of the borrower, the borrower has 30 days to replace the property manager with a qualified manager before triggering the Cash Sweep Period, (iii) the One Dag Total Debt DSCR being less than 1.10x or (b) the One Dag Whole Loan DSCR being less than 1.4573x, or (iv) an event of default under the One Dag Mezzanine Loan, or (v) a Major Tenant Trigger Event (as defined below).

A Cash Sweep Period will no longer be continuing: with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default in its reasonable discretion, with respect to clause (ii) above, and only with respect to a bankruptcy action by the property manager, if the borrower replaces the property manager with a qualified manager under an acceptable replacement management agreement within 60 days of such bankruptcy action; with respect to clause (iii) above, upon the achievement of (a) the One Dag Total Debt DSCR of 1.15x or greater or (b) the One Dag Whole Loan DSCR of 1.5235x or greater, in each case for at least two consecutive quarters; with respect to clause (iv) above, upon the acceptance by the One Dag Mezzanine Loan lender of a cure of such event of default in its reasonable discretion; or with respect to clause (v) above, (a) the replacement of a Major Tenant (as defined below) with a tenant acceptable to the lender and satisfactory to other conditions under the One Dag Whole Loan documents, or (b) the amount of funds deposited into the excess cash flow reserve as a result of clause (v) above meets the aggregate amount equal to $125 PSF of the applicable lease premise.

A “Major Tenant Trigger Event” means the occurrence of any of the following: (i) the United Nations, together with its permitted successors and/or assigns (a “Major Tenant”), does not extend its lease 18 months prior to its lease expiration, (ii) a Major Tenant goes dark, vacates or abandons its total rentable premises, (iii) a Major Tenant subleases all of its total rentable premises, or (iv) a Major Tenant terminates its lease, or (v) any Major Tenant gives notice or publicly announces in a public filing of its intention to vacate, cease operations, go dark or otherwise abandon its total rentable premise or terminate its lease.

Additional Subordinate and Mezzanine Indebtedness. Concurrent with the origination of the One Dag Whole Loan, JPMCB originated a mezzanine loan in the amount of $40,000,000 to the holder of 99.5% of the partnership interests in the borrower of the One Dag Whole Loan and the owner of 100% of the limited liability company interests in the general partner of the borrower of the One Dag Whole Loan, secured by a pledge of such equity interests. The One Dag Mezzanine Loan, which was sold to a third-party after origination, is coterminous with the One Dag Whole Loan and accrues interest at a fixed rate of 10.81500% per annum. The One Dag Mezzanine Loan is subordinate to the One Dag Whole Loan to the extent provided in the related intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the prospectus.

The One Dag Whole Loan and One Dag Mezzanine Loan as of the origination date are summarized in the table below:

One Dag Total Debt Summary
Note	Original Balance	Original Term (mos.)	Original IO Term (mos.)	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Whole Loan	$175,000,000	120	60	6.76070%	1.59x(P&I) 1.81x (IO)	13.6%	60.5%
Mezzanine Loan	$40,000,000	120	120	10.81500%	1.20x	11.1%	74.3%
Total Debt	$215,000,000			7.51499%	1.20x	11.1%	74.3%

Terrorism Insurance. The One Dag Whole Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as

A-3-64

Office – CBD	Loan #7	Cut-off Date Balance:	$30,000,000
885 Second Avenue	One Dag	Cut-off Date LTV:	60.5%
New York, NY 10017		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	13.6%

extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof, or if another federal governmental program providing substantially similar protections) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. If the borrower is insured under a blanket policy that covers any other locations within a 1000 foot radius (the “Radius”) of the One Dag Property, such blanket policy must be sufficient to maintain terrorism coverage for the One Dag Property and any other location(s) within the Radius that is covered by such blanket policy calculated on a total insured value basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-65

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

A-3-66

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

Metropolis Towers Coop
270 & 280 Luis Marin Boulevard
Jersey City, NJ 07302
Hackensack River
Kearny
HUDSON COUNTY
Hoboken
Stevens Institute of Technology
Hoboken Historical Museum
Chelsea Waterside Park
Sinatra Park Amphitheater
Hoboken University Hospital
DOWNTOWN HOBOKEN
HOBOKEN TERMINAL
NEW JERSEY
NEW YORK
Newark Intl. Airport 10 miles
Mana Contemporary
Journal Square
CarePoint Health - Christ Hospital
Lackawanna Center
Newport Plaza
Holland Tunnel
PATH
Hudson Co. Community College
St. Peter's University
Lincoln Park
McGinley Square
Hamilton Park
Newport Centre
Metro Plaza
JERSEY CITY
DOWNTOWN JERSEY CITY
Hudson River
Borough of Manhattan Comm. College
Jersey City Medical Center
MORA Museum of Intl. Art
Goldman Sachs Tower
1 World Trade Center
9/11 Memorial
Colgate Clock
New Jersey City University
West Bergen
Liberty Science Center
Empty Sky Memorial
Financial District
NY Stock Exchange
Central Railroad of New Jersey Terminal
MANHATTAN
Liberty State Park
Battery Park
Ellis Island Immigration Museum
Ellis Island
BROOKLYN BATTERY TUNNEL
Bayside Park
Liberty National Golf Club
Flag Plaza
Liberty Island
Statue of Liberty
Hudson House
Upper New York Bay
NJ Tpke. Extension
NEW JERSEY
NEWARK
NEW YORK CITY
BROOKLYN
STATEN ISLAND
Atlantic Ocean

A-3-67

Mortgage Loan No. 8 – Metropolis Towers Coop
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Jersey City, NJ 07302
Original Balance:	$29,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$29,000,000			Detailed Property Type:	Cooperative
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1962, 1965/1999
Borrower Sponsor:	Alma GPNJ, LLC			Size:	780 Units
Guarantor:	Efstathios G. Valiotis			Cut-off Date Balance Per Unit:	$37,179
Mortgage Rate:	5.5900%			Maturity Date Balance Per Unit:	$37,179
Note Date:	6/4/2026			Property Manager:	Alma Realty Corp.
Maturity Date:	7/1/2036				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$16,431,227
IO Period:	120 months			UW NCF:	$16,190,987
Seasoning:	1 month			UW NOI Debt Yield:	56.7%
Prepayment Provisions:	L(23),YM1(93),O(4)			UW NCF Debt Yield:	55.8%
Lockbox/Cash Mgmt Status:	None			UW NOI Debt Yield at Maturity:	56.7%
Additional Debt Type:	NAP			UW NCF DSCR:	9.85x
Additional Debt Balance:	NAP			Most Recent NOI(2):	NAP
Future Debt Permitted (Type):	Yes (Subordinate Secured)			2nd Most Recent NOI(2):	NAP
				3rd Most Recent NOI(2):	NAP
				Most Recent Occupancy:	96.2% (4/7/2026)
Reserves(1)				2nd Most Recent Occupancy(2):	NAP
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	NAP
RE Taxes:	$0	Springing	NAP	Appraised Value (as of) (3):	$343,900,000 (4/1/2030)
Insurance:	$0	Springing	NAP	Appraised Value Per Unit:	$440,897
Deferred Maintenance:	$71,063	$0	NAP	Cut-off Date LTV Ratio(3):	8.4%
Replacement Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(3):	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$29,000,000	100.0%	Loan Payoff:	$27,281,782	94.1%
			Return of Equity:	$1,102,858	3.8%
			Closing Costs:	$544,296	1.9%
			Reserves:	$71,063	0.2%
Total Sources:	$29,000,000	100.0%	Total Uses:	$29,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	Historical financial information is not available for the Metropolis Towers Coop Property (as defined below). Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves.
(3)	The Appraised Value reflected above represents a Gross Sellout Value (inclusive of cooperative mortgage debt). Such value assumes that the Metropolis Towers Coop Property is operated as a residential cooperative and, in general, such value equals the gross sellout value of all residential cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, and without deducting marketing and promotion costs, sales commissions, legal and transfer expenses, carrying costs or developer’s profit, or taking into account any absorption period for the units, including the amount of the underlying mortgage. The gross sellout value does not represent a market value. The appraiser concluded a market as-is value of $261,500,000, which assumes that the Metropolis Towers Cooperative Property is operated as a multifamily rental property, which value would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 11.1%.

The Mortgage Loan. The eighth largest mortgage loan (the “Metropolis Towers Coop Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $29,000,000 and secured by a first priority fee mortgage encumbering a multifamily property located in Jersey City, New Jersey (the “Metropolis Towers Coop Property”).

The Borrower and the Borrower Sponsor. The borrower for the Metropolis Towers Coop Mortgage Loan is Metropolis Towers Apt. Corp., a New Jersey corporation, and cooperative housing corporation owning both the land and the improvements under an offering plan to provide housing to shareholders on a cooperative basis across the 780 residential apartments at the Metropolis Towers Coop Property. Each shareholder of the corporation holds occupancy rights at their respective apartment by means of a proprietary lease that is issued with shares of capital stock in the corporation appurtenant to the lease. The non-recourse carve-out guarantor for the Metropolis Towers Coop Mortgage Loan is Efstathios G. Valiotis, the founder and owner of Alma Realty Corp., a family-owned real estate development company in the United States. Efstathios G. Valiotis has a 50% interest in both the borrower sponsor, Alma GPNJ, LLC, and the property manager, Alma Realty Corp.

The Property. The Metropolis Towers Coop Property is comprised of two 20-story plus basement, high-rise multifamily apartment buildings that make up a cooperative apartment complex containing 780 apartments, three ground floor retail units, and one ground floor office unit, in Jersey City, New Jersey. Built in 1962 and 1965, the buildings contain a total of approximately 559,800 SF of gross building area, and are elevator served buildings. The Metropolis Towers Coop Property features on-site superintendents, large, gated, and attended parking lots, laundry facilities, storage units, doormen, and personal unit balconies. The co-op board continuously maintains the residential component of the property on a regular basis and in recent years, the board has

A-3-68

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

spent approximately $400,000 on upgrades such as renovating the hallways and upgrading the access control system. As of the April 7, 2026 rent roll, the Metropolis Towers Coop Property was 96.2% occupied.

The residential units are each occupied under a propriety lease that entitles the individual shareholder to occupy the unit or units represented by the respective corporate shares that they own, which totals to 232,092 shares at the complex. The 780 units at the Metropolis Towers Coop Property includes 437 studio units, 256 one-bedroom, one-bathroom units, 72 two-bedroom, one-bathroom units, and 15 three-bedroom, two-bathroom units. In addition to individual tenant shareholders, the borrower sponsor, Alma GPNJ, LLC, owns 102,081 shares appurtenant to 372 apartments (the “Metropolis Sponsor Units”), representing 44% of the total shares of which 17 units are rent restricted and the remainder are free market units. According to the appraisal, New Jersey rent restrictions cap annual rent increases for regulated units at the lesser of the regional consumer price index and 4.00%. Upon a vacancy of the rent restricted units, the landlord may set the rent at market rate for the next tenant; however, once the unit is reoccupied, the new rent becomes the base for future regulated increases. The borrower sponsor rents the Metropolis Sponsor Units to occupants. As of the origination date, 30 of the 372 Metropolis Sponsor Units were vacant. In addition, 9.2% of the cooperative shares, representing 72 apartments, are owned by two brothers, Joseph Parisi and Thomas Parisi and certain of their relatives.

The commercial spaces at the Metropolis Towers Coop Property are master leased to the borrower sponsor, Alma GPNJ, LLC, which functions as the primary tenant and operator of the retail component. Under this structure, Alma GPNJ, LLC subleases the individual units to various occupants, assuming responsibility for leasing, management, and rent collection, while remitting agreed-upon rent to the borrower pursuant to the master lease terms. The master lease commenced on January 1, 2000, and is set to expire December 31, 2098. Alma GPNJ, LLC currently pays a base rent of $176,550 per year to the borrower. The Metropolis Towers Coop Property also benefits from common area laundry facilities that are currently operated by a third-party (Omega Laundromats, Inc.) through a license agreement. The third-party operator pays a flat rate of $102,000 per year. The third-party operator is responsible for all maintenance and repairs of all laundry equipment provided. Other additional income sources at the Metropolis Towers Coop Property include storage income and parking income. The Metropolis Towers Coop Property benefits from parking containing 350 surface spaces.

Additionally, 144,329 square feet of unimproved land at the Metropolis Towers Coop Property (which contains approximately 372,861 square feet of land overall) is subject to a purchase and sale agreement with Toll Bros., Inc. pursuant to which such land is to be subdivided from the remainder of the Metropolis Towers Coop Property and sold to Toll Bros., Inc. for total consideration of $45 million (such land, the “Release Land”). It is anticipated that the Release Land (and any Optional Additional Release Land (as defined below)) will benefit from available development rights of The Metropolis Towers Coop Property, which may potentially include up to 471 additional dwelling units. The Release Land is currently not legally subdivided from the Metropolis Towers Coop Property The sale is required to occur on the earlier of (i) the date that is 30 days after all conditions to the sale have been satisfied or waived by the buyer and (ii) 24 months following the expiration of the due diligence period (which expired in July 2026), provided that the buyer has the right to adjourn the closing up to an additional 18 months. The buyer’s obligation to purchase the Release Land is subject to various closing conditions, including, among other conditions, (i) the buyer obtaining an unappealable preliminary and final site plan and subdivision approval for the subdivision of the Release Land from the remaining Mortgaged Property and the construction of a building containing no less than 440 market-rate residential units, 12,900 square feet of retail space, approximately 253 parking spaces, and associated amenities, subject to buyer-driven design modifications, (ii) the buyer obtaining approval for laying utilities and (iii) the buyer obtaining all construction permits necessary to build its project. In addition, the purchase and sale agreement provides Toll Bros., Inc. with the option to acquire additional parcels of the land at the Metropolis Towers Coop Property (the “Optional Additional Release Land”), two of which are adjacent to the Release Land and one of which is separate, which contain approximately 40,230 square feet, 43,884 square feet and 38,474 square feet, respectively. Pricing of such additional parcels is tied to a formula of $85,000 per fully approved market-rate unit (indexed to Core Consumer Price Index). The total square feet of the Release Land and Optional Release Land represents approximately 71.6% of the land included in the Metropolis Towers Coop Property. The purchase and sale agreement obligates the parties to work together in good faith to carry out the sale and development of the Release Land and Optional Additional Release Land, and accordingly it is possible that the square footage of the related parcels could change. The purchase and sale agreement requires the parties to provide easements for vehicular access over each other’s land in connection with the sale. The borrower has covenanted that sale proceeds of the Release Land and Optional Additional Release Land (if sold) will be deposited into a deposit account acceptable to the lender, to be used for capital expenditures and the overall maintenance of the Metropolis Towers Coop Property and will not be distributed to tenant-shareholders in the form of reduced maintenance charges (unless after such reduction such maintenance charges are sufficient to pay all expenses of the borrower, and debt service under the Metropolis Towers Coop Mortgage Loan) or any type of dividend, distribution or share repurchase, unless approved by the lender in its sole discretion. The Metropolis Towers Coop Mortgage Loan permits the free release of the Release Land and Optional Additional Release Land as described under “Release of Property” below. There can be no assurance as to whether or not the sale of the Release Land and Optional Additional Release Land will take place, or of what effect the sale and the development of buildings on the sold land would have on the Metropolis Towers Coop Property.

The following table presents detailed information with respect to the units at the Metropolis Towers Coop Property:

Unit Mix(1)
Unit Mix / Type	Total Units	Unsold Units	Sold Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
Studio	437	268	169	418	95.7%	420	$2,363	$5.63
1 BD / 1 BA	256	84	172	245	95.7%	630	$3,074	$4.88
2 BD / 1 BA	72	15	57	72	100.0%	835	$3,942	$4.72
3 BD / 2 BA	15	5	10	15	100.0%	1,045	$3,715	$3.56
Total/ Wtd. Average	780	372	408	750	96.2%	539	$2,597	$4.82

(1)	Information is based on the borrower rent roll dated April 7, 2026.
(2)	Represents the monthly rent paid on the 372 unsold borrower sponsor units only. The remaining 408 sold units do not pay rent, and pay monthly maintenance fees. Excludes three units that are occupied by the superintendent.

A-3-69

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

The Market. The Metropolis Towers Coop Property is located in the downtown Jersey City waterfront district, a walkable neighborhood with immediate access to retail, dining, and daily needs. The surrounding area includes grocery stores, shopping centers, restaurants, and entertainment venues, all within walking distance. The Metropolis Towers Coop Property benefits from its proximity to the PATH Train systems, with the Grove Street PATH station located approximately 0.3 miles away from the property, providing direct access to the World Trade Center and Midtown, Manhattan. Additionally, the property is proximate to the Hudson-Bergen Light Rail, ferry service, and multiple bus routes. The Metropolis Towers Coop Property is located within the broader Jersey City Waterfront/Powerhouse Arts District area, which has experienced redevelopment and investment. The neighborhood offers proximity to parks, waterfront promenades, and views of the Manhattan skyline. Continued development in this submarket has attracted a mix of residential, office, and cultural uses.

The Metropolis Towers Coop Property is located within the Jersey City Waterfront multifamily submarket of the New York multifamily market. According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the New York multifamily market was 3.11%, with average monthly asking rents of $3,525 and an inventory of 1,489,583 units. According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the Jersey City Waterfront multifamily submarket was 4.32%, with average asking rents of $4,226 and an inventory of 23,481 units. According to the appraisal, the estimated 2026 average population within a one-, three-, and five-mile radius of the Metropolis Towers Coop Property was 39,291, 314,001, and 791,245, respectively. According to the appraisal, the estimated 2026 average household income within the same radii of the Metropolis Towers Coop Property was $242,414, $199,565 and $198,989, respectively.

The following table presents certain information relating to multifamily rental properties that are comparable to the Metropolis Towers Coop Property:

Comparable Rental Properties
Property	Year Built / Renovated	# Total Units	Occupancy	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit	Average Monthly Rent PSF
Metropolis Towers Coop(1) 270 & 280 Luis Marin Boulevard Jersey City, NJ	1962, 1965 / 1999	780	96.2%	(2)	(2)	(2)	(2)
Pier Apartments 1 Harborside Place Jersey City, NJ	1983 / NAP	297	96.0%	1 BR / 1 BA 2 BR / 2 BA	856 1,275	$3,666 $5,133	$4.28 $4.03
Paulus Hook Towers 100 Montgomery Street Jersey City, NJ	1973 / NAP	200	95.0%	Studio 1 BR / 1 BA 2 BR / 1 BA	430 650 860	$2,730 $3,290 $3,755	$6.35 $5.06 $4.37
Portside Towers 155 Washington Street Jersey City, NJ	1992 / NAP	527	97.0%	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 3 BA	539 913 1,129 1,503	$2,677 $3,714 $4,856 $5,771	$4.97 $4.07 $4.30 $3.84
Parkside West 40 Newport Parkway Jersey City, NJ	1988 / NAP	448	97.0%	Studio 1 BR / 1 BA 2 BR / 1 BA 3 BR / 2 BA	488 766 866 1,143	$2,813 $3,242 $3,587 $5,178	$5.76 $4.23 $4.14 $4.53
East Hampton 30 River Court Jersey City, NJ	1999 / NAP	441	99.0%	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	564 828 1,127 1,251	$3,283 $3,643 $5,211 $5,917	$5.82 $4.40 $4.62 $4.73
Atlantic at Newport 31 River Court Jersey City, NJ	1989 / NAP	444	98.0%	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	650 796 1,376 1,501	$3,100 $3,942 $5,129 $6,334	$4.77 $4.95 $3.73 $4.22
Pacific at Newport 25 River Drive South Jersey City, NJ	1989 / NAP	336	95.0%	Studio 1 BR / 1 BA 2 BR / 2 BA	592 808 1,145	$3,105 $3,609 $4,653	$5.24 $4.47 $4.06

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated April 7, 2026, other than Year Built / Renovated.
(2)	Reference the Unit Mix table above.

A-3-70

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Metropolis Towers Coop Property if operated as a multifamily rental property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
Studio	437	420	$2,363	$5.63	$2,700	$6.43
1BR / 1BA	256	630	$3,074	$4.88	$3,300	$5.24
2BR / 1BA	72	835	$3,942	$4.72	$3,800	$4.55
3BR / 2BA	15	1,045	$3,715	$3.56	$4,500	$4.31
Total/ Wtd. Average	780	539	$2,597	$4.82	$3,023	$5.61

(1)	Based on the borrower rent roll dated April 7, 2026. The average rent for the Metropolis Towers Coop Property is based on estimated market rents as determined by the appraisal. However, approximately 17 of the borrower sponsor-owned residential cooperative units are rent restricted under New Jersey law, and it is likely that other units were rent restricted prior to the cooperative conversion and accordingly may again be subject to rent restrictions if the Metropolis Towers Coop Property were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the prospectus. According to the appraisal, average contract rents for the rent-stabilized borrower sponsor owned units are $2,026 for studio units, $2,543 for one bedroom units, $3,227 for two bedroom units and $3,112 for three bedroom units with terraces.
(2)	Represents the monthly rent paid on the 372 unsold borrower sponsor units only. The remaining 408 sold units do not pay rent, and pay monthly maintenance fees. Excludes three units that are occupied by the superintendent.
(3)	Based on the appraisal.

Appraisal. The appraisal concluded to a “gross sellout” value for the Metropolis Towers Coop Property, assuming it is operated as a residential cooperative property of $343,900,000 as of April 1, 2030. The appraisal concluded to a “market value – as -is” value for the Metropolis Towers Coop Property assuming it is operated as a multifamily rental property of $261,500,000 as of April 8, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated April 10, 2026, there was a controlled recognized environmental condition at the Metropolis Towers Coop Property relating to chromate chemical production waste. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-71

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Metropolis Towers Coop Property:

Cash Flow Analysis(1)
	UW	UW per Unit
Gross Potential Rent	$25,388,047	$32,548.78
Discounts Concessions	$0	$0.00
Other Income	$1,130,450	$1,449.29
Vacancy & Credit Loss	($1,269,402)	($1,627.44)
Effective Gross Income	$25,249,094	$32,370.63

Real Estate Taxes	$2,204,120	$2,825.79
Insurance	$799,267	$1,024.70
Other Expenses	$5,814,481	$7,454.46
Total Expenses	$8,817,868	$11,304.96

Net Operating Income	$16,431,227	$21,065.68
Capital Expenditures	$234,975	$301.25
Leasing Commissions	$5,265	$6.75
Net Cash Flow	$16,190,987	$20,757.68

Occupancy %(2)	95.0%
NOI DSCR	10.00x
NCF DSCR	9.85x
NOI Debt Yield	56.7%
NCF Debt Yield	55.8%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Gross Potential Rent for the Metropolis Towers Coop Property is the projected Gross Potential Rent reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the Metropolis Towers Coop Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a vacancy assumption of 5.0%. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant shareholders at the Metropolis Towers Coop Property. In addition, the projected net operating income assumes the units will be rented at market rents, other than in the case of the rent restricted units. However, it is possible that units that were rent restricted prior to the cooperative conversion may again be rent restricted if the Metropolis Towers Coop Property were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the prospectus.
(2)	Vacancy & Credit Loss and Occupancy reported reflect the vacancy assumption in the related appraisal for purposes of determining the appraised value of the Metropolis Towers Coop Property as a multifamily rental property.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $71,063 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months; provided that the borrower is not required to make such escrow if (i) no event of default has occurred and is continuing under the Metropolis Towers Coop Mortgage Loan documents, and (ii) the borrower continues to pay taxes as they are due under the terms of the Metropolis Towers Coop Mortgage Loan documents.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; provided that the borrower is not required to make such escrow if (i) no event of default has occurred and is continuing under the Metropolis Towers Coop Mortgage Loan documents, (ii) the borrower maintains its casualty and liability policies in compliance with the Metropolis Towers Coop Mortgage Loan documents and (iii) the borrower provides the lender with evidence of renewal and paid receipts for the payment of insurance premiums.

Replacement Reserves – On a monthly basis, the borrower is required to deposit into a replacement reserve approximately $19,581 for annual capital expenditures approved by the lender, provided that the borrower is not required to deposit such amount if no event of default has occurred and is continuing under the Metropolis Towers Coop Mortgage Loan documents.

Lockbox and Cash Management. The Metropolis Towers Coop Mortgage Loan does not have a lockbox or cash management.

Future Subordinate Debt. The Metropolis Towers Coop Mortgage Loan documents provide that, upon the written request of the borrower, the lender may not unreasonably withhold, condition or delay consent for the borrower to encumber the Metropolis Towers Coop Property with secondary subordinate financing, provided (i) no default then exists under the Metropolis Towers Coop Mortgage Loan documents, beyond any applicable notice

A-3-72

Multifamily – Cooperative	Loan #8	Cut-off Date Balance:	$29,000,000
270 & 280 Luis Marin Boulevard	Metropolis Towers Coop	Cut-off Date LTV:	8.4%
Jersey City, NJ 07302		UW NCF DSCR:	9.85x
		UW NOI Debt Yield:	56.7%

and/or cure period, (ii) the loan-to-value ratio, as determined by the lender, of the Metropolis Towers Coop Mortgage Loan and the subordinate loan, on a combined basis, does not exceed more than five percent above 11.1%, (iii) the debt service coverage ratio, as determined by the lender and based on market rent underwriting, of the Metropolis Towers Coop Mortgage Loan and the subordinate loan, on a combined basis, is greater than 1.50x, (iv) the lender issuing the subordinate loan complies with the lender’s credit requirements and executes the lender’s standard subordination agreement, and (v) the borrower pays all of the lender’s actual out-of-pocket fees and expenses (including the lender’s reasonable legal fees) in connection with reviewing the borrower’s request for subordinate secondary financing.

Co-Op Loans. Shareholders in the borrower (including the borrower sponsor, which owns approximately 44% of the shares in the borrower) are permitted to pledge, and may have pledged, their common stock and proprietary lease to finance their units, provided that transfer does not result in any person or entity (other than the borrower sponsor) holding a 10% or greater interest in the borrower or result in the borrower sponsor owning more than 48% of the interest in the borrower. The Metropolis Towers Coop Mortgage Loan permits a transfer of common stock and proprietary lease from an existing tenant-shareholder to a new tenant-shareholder, or the pledge of common stock and proprietary lease by a tenant shareholder as security for a loan, provided in each instance that the transfer does not result in any person or entity (other than the borrower sponsor, Alma GPNJ, LLC) holding 10% or more of the outstanding common stock of the borrower, after such transfer, the borrower sponsor holds no more than 48% of the common stock of the borrower, and the transfer otherwise complies with certain requirements of the loan agreement. The borrower sponsor has pledged its shares to secure a loan in the outstanding principal balance of approximately $47,446,218.10 from Customer’s Bank, which matures on April 1, 2035. In addition, multiple other owners of common stock of the borrower have pledged their shares to secure coop loans.

Release of Property. The borrower has the right to obtain the release of the Release Land and Optional Additional Release Land at the Metropolis Towers Coop Property in connection with the purchase and sale contract with Toll Bros., Inc., without penalty, charge or fee, other than costs and expenses of the lender and lender’s counsel in connection with the request. Such release is subject to the satisfaction of the following conditions, among others, (i) the property to be released has been legally subdivided from the remainder of the Metropolis Towers Coop Property and constitutes a separate tax lot, (ii) the release parcel is not necessary for the use of the remainder of the Metropolis Towers Coop Property (after giving effect to any easements entered into over the release parcel for the benefit of the Metropolis Towers Coop Property) and the remainder of the Metropolis Towers Coop Property is in compliance with legal requirements, (iii) the loan-to-value ratio after the release is within five percent of the lesser of (1) 11.1% and (2) the loan-to-value ratio immediately prior to the proposed release and (iv) satisfaction of REMIC-related conditions.

Terrorism Insurance. The Metropolis Towers Coop Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism (including “fire following” such acts) in an amount not less than 100% of the full replacement cost of the Metropolis Towers Coop Property plus 12 months of business interruption insurance with an extended period of indemnity of up to six months. If acts of terrorism or similar acts or events are excluded from the borrower’s all-risk policy, the borrower must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amounts described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-73

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$28,976,710
300 Town Center Drive	The Henry, Autograph Collection	Cut-off Date LTV:	32.2%
Dearborn, MI 48126		UW NCF DSCR:	2.99x
		UW NOI Debt Yield:	25.3%

A-3-74

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$28,976,710
300 Town Center Drive	The Henry, Autograph Collection	Cut-off Date LTV:	32.2%
Dearborn, MI 48126		UW NCF DSCR:	2.99x
		UW NOI Debt Yield:	25.3%

5 Mile Rd
Fenkell St
Grandland Shopping Center
Outer Dr
Grand River Ave
Fenkell St
Western Golf & CC
Beech Daly Rd
Telegraph Rd
Eliza Howell Park
Greenfield Rd
Myers Rd
Wyoming Ave
Jeffries Frwy
Schoolcraft Ave
Schoolcraft St
Redford
Detroit Diesel Corp.
Rouge Park GC
Jeffries Frwy
Grand River Ave
Plymouth Rd
Plymouth Rd
DETROIT
Plymouth Rd
Blvd
Chicago St
Chicago St
Chicago St
River Rouge Park
WAYNE COUNTY
Tel-Joy Shopping Center
Joy Rd
Joy Rd
Oakman
Downtown Detroit 6 miles
Southfield Frwy
Wayne County Comm. College NW Campus
Ann Arbor Trl
Edward N. Hines Dr
Warren Valley GC
Parr Park
Evergreen Ave
Tireman Ave
Warren Ave
Warren Ave
Warren Ave
Dearborn Heights
River Oaks Square Shopping Center
Tel-Ford Shopping Center
Fairlane North Shopping Center
Schaefer Hwy
Oakman Blvd
Wyoming St
McGraw St
Ford Rd
Henry Ford College
Ford Rd
Univ. of Michigan-Dearborn
Fairlane Meadows Mall
Lonyo St
Wilson Dr
Dearborn GC
The Henry, Autograph Collection
300 Town Center Drive
Dearborn, MI 48126
Dearborn
Henry Ford Med. Center-Fairlane
Ford Motor Co. Headquarters
Cherry Hill Rd
Gulley Rd
Middle Rouge Park
Fairlane Town Center
Michigan Ave
Greenfield Rd
Military St
Avondale Ave
TPC Michigan
Detroit Industrial Frwy
Miller Rd
Wyoming St
Automotive Hall of Fame
Greenfield Village
Lower Rouge Parkway
Michigan Ave
Ford Experience Center FXC
Ford Rouge Complex
Westborn Mall
Henry Ford Museum of American Innovation
Detroit Lions Meijer Performance Center
Inkster
Outer Dr
Ford Product Development Center
Schaefer Hwy
Rotunda Dr
Oakwood Blvd
Dix St
Corewell Health Dearborn Hospital
Pelham St
Fairlane Green
Oakwood Blvd
Annapolis St
Independence Marketplace
Melvindale
Outer Dr
Van Born Rd
Allen Park
S. Fort St
River Rouge
Detroit Metro Wayne County Airport - 6 miles
Southfield Rd
Toledo Rd
Taylor
Fisher Frwy
Outer Dr
Lincoln Park
Jefferson Ave
Allen Rd
Ecorse
Waterford
Auburn Hills
Rochester
Shelby
Pontiac
Rochester Hills
MACOMB COUNTY
OAKLAND COUNTY
Troy
Sterling Heights
Clinton
West Bloomfield
Madison Heights
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
WAYNE COUNTY
Livonia
Lake St. Clair
DETROIT
Canton
Westland
Dearborn
WINDSOR
CANADA
Taylor
ONTARIO

A-3-75

Mortgage Loan No. 9 – The Henry, Autograph Collection

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Dearborn, MI 48126
Original Balance:	$29,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$28,976,710			Detailed Property Type:	Full Service
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/2025
Borrower Sponsor:	Tae W. Park			Size:	308 Rooms
Guarantor:	Tae W. Park			Cut-off Date Balance Per Room:	$94,080
Mortgage Rate:	6.1190%			Maturity Date Balance Per Room:	$80,312
Note Date:	7/1/2026			Property Manager:	Greenwood Hospitality Management, LLC (borrower-related)
Maturity Date:	7/1/2036			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$7,331,233
Amortization Term:	360 months			UW NCF:	$6,315,818
IO Period:	0 months			UW NOI Debt Yield:	25.3%
Seasoning:	1 month			UW NCF Debt Yield:	21.8%
Prepayment Provisions:	L(25),D(91),O(4)			UW NOI Debt Yield at Maturity:	29.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.99x
Additional Debt Type:	NAP			Most Recent NOI:	$7,332,725 (4/30/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI(3):	$7,351,664 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(3):	$8,623,897 (12/31/2024)
				Most Recent Occupancy:	64.2% (4/30/2026)
Reserves(1)				2nd Most Recent Occupancy(3):	66.3% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	70.3% (12/31/2024)
RE Taxes:	$172,380	$19,153	NAP	Appraised Value (as of)(4):	$90,000,000 (4/22/2027)
Insurance:	$0	Springing	NAP	Appraised Value Per Room(4):	$292,208
FF&E Reserve:	$0	$84,618(2)	NAP	Cut-off Date LTV Ratio(4):	32.2%
PIP Reserve:	$3,053,880	Springing	NAP	Maturity Date LTV Ratio(4):	27.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$29,000,000	100.0%	Loan Payoff:	$20,267,069	69.9%
			Return of Equity:	$5,205,444	17.9%
			Upfront Reserves:	$3,226,260	11.1%
			Closing Costs:	$301,227	1.0%
Total Sources:	$29,000,000	100.0%	Total Uses:	$29,000,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) on each payment date prior to August 1, 2027, 2.0% of the gross revenue for the calendar month two months prior to such payment date, (ii) on each payment date from and including August 1, 2027 through and including July 1, 2028, 3.0% of the gross revenue for the calendar month two months prior to such payment date and (iii) on each payment date from and including August 1, 2028 and thereafter, 4.0% of the gross revenue for the calendar month two months prior to such payment date.
(3)	The decline in occupancy and NOI from 3rd most recent to 2nd most recent was attributed to the reopening of a recently renovated Dearborn Inn, Autograph Collection in April 2025. The Dearborn Inn, Autograph Collection is located less than three miles from The Henry, Autograph Collection Property (as defined below) and was able to attract some group demand generated from Ford Motor Company.
(4)	The Appraised Value represents the “Prospective Market Value Upon Completion”, which assumes that the scheduled Property Improvement Plan (“PIP”) is completed in a quality manner. At origination, the borrower reserved $3,053,880 for the full budgeted cost of the PIP. The appraisal concluded to an “as-is” appraised value of $83,000,000 as of April 22, 2026, which results in a Cut-off Date LTV of 34.9% and a Maturity Date LTV of 29.8% for The Henry, Autograph Collection Mortgage Loan (as defined below).

The Mortgage Loan. The ninth largest mortgage loan (the “The Henry, Autograph Collection Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $29,000,000 and secured by a first mortgage encumbering the fee interest in a 308-room full-service hotel located in Dearborn, Michigan (the “The Henry, Autograph Collection Property”).

The Borrower and the Borrower Sponsor. The borrower is 2010 Dearborn Investment, LLC, a single-purpose, Texas limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor of The Henry, Autograph Collection Mortgage Loan is Tae W. Park.

Tae W. Park is a commercial real estate investor with more than 40 years of experience in real estate investment, including design, development, lease-up and disposition. Mr. Park is the founder and President of PRD Inc., a real estate development and investment company founded in Houston, Texas in 1984. PRD Inc. has acquired and developed real estate projects primarily in the Houston market. Mr. Park’s hospitality portfolio includes three properties: The Henry, Autograph Collection Property, Hilton Harrisburg in Harrisburg, Pennsylvania, and Doubletree Wichita in Wichita, Kansas. In addition to the hospitality assets, Mr. Park’s portfolio includes four retail properties, 3 multifamily assets, one office building and four land holdings located throughout the United States.

A-3-76

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$28,976,710
300 Town Center Drive	The Henry, Autograph Collection	Cut-off Date LTV:	32.2%
Dearborn, MI 48126		UW NCF DSCR:	2.99x
		UW NOI Debt Yield:	25.3%

The Property. The Henry, Autograph Collection Property is a 308-room full-service hotel located in Dearborn, Michigan. Constructed in 1987, the improvements are located on a 6.16-acre site and are comprised of a 10-story tower that totals approximately 228,519 SF of gross building area. The borrower leases 26 reserved parking spaces and 140 exterior lot daily parking spaces and has the ability to lease up to an additional 200 spaces on an as-needed basis from Dearborn Town Center Office, LLC. The parking structure is located adjacent to The Henry, Autograph Collection Property. The Henry, Autograph Collection Property has a parking ratio of 0.97 spaces per room.

The borrower sponsor acquired The Henry, Autograph Collection Property in 2010 as a Ritz-Carlton for $5.75 million. Following the acquisition, the borrower sponsor began a $6.0 million ($19,481 per room) change-of-brand PIP and converted the hotel to the Marriott Autograph Collection brand in 2010, with a 20 year franchise agreement expiring in June 2030 with Marriott International, Inc. (“Marriott”). Additionally, from 2020 through March 2026, the borrower sponsor spent $12.9 million ($41,883 per room) in capital expenditures, the majority of which was earmarked for complete guestroom and bathroom renovations. In June 2026, the borrower signed a new 20-year franchise agreement, with Marriott with an expiration date of June 3, 2050. In conjunction with the new franchise agreement, the borrower is required to complete a PIP budgeted at $3,053,880 ($9,903 per room). The full amount of the PIP was reserved at origination. The PIP scope covers renovations to common areas, restaurants, meeting rooms, the fitness center and indoor swimming pool. The PIP is expected to be completed in phases between 2026 and mid-2027. We cannot assure you that the PIP will be completed as expected or at all. Marriott has not reviewed, endorsed or ratified the proposed offering or the prospectus.

The guestroom mix at The Henry, Autograph Collection Property is comprised of 188 king rooms, 95 queen rooms, 15 suites and 10 accessible (ADA-compliant) rooms. Each of the guestrooms features a flat-screen television, desk with chair, dresser, nightstand, lamps and lounge chair. The Henry, Autograph Collection Property amenities include a restaurant, a lounge, 24,860 SF of meeting space, two ballrooms, an indoor pool, a fitness center and a business center. The Henry, Autograph Collection Property also features a collection of approximately 400 original and limited-edition works from numerous artists, including Picasso, Chagall, Rembrandt and Renoir, displayed throughout the 10 floors and within a dedicated art gallery on the ground floor between the ballrooms.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of The Henry, Autograph Collection Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			The Henry, Autograph Collection Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	53.0%	$174.66	$92.58	67.5%	$197.98	$133.60	127.3%	113.4%	144.3%
12/31/2024	59.3%	$190.76	$113.05	70.3%	$208.58	$146.68	118.7%	109.3%	129.7%
12/31/2025	57.4%	$201.17	$115.38	66.3%	$210.44	$139.61	115.7%	104.6%	121.0%
4/30/2026 TTM	58.6%	$203.62	$119.35	64.2%	$212.75	$136.60	109.5%	104.5%	114.5%

Source: Industry Report

(1)	The competitive set includes The Westin Book Cadillac Detroit, Courtyard Detroit Dearborn, Fort Pontchartrain Detroit, a Wyndham Hotel, Dearborn Inn, Autograph Collection, DoubleTree by Hilton Hotel Detroit - Dearborn and Hampton Inn by Hilton Detroit Dearborn.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at The Henry, Autograph Collection Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Henry, Autograph Collection Property is located approximately 10 miles from Downtown Detroit, at the southwest corner of Hubbard Drive and Southfield Freeway (M-39) in Dearborn, Michigan. The Henry, Autograph Collection Property is located less than one mile from the Ford Motor Company World Headquarters and adjacent to Fairlane Town Center. The Henry, Autograph Collection Property is located within the Detroit–Warren–Livonia Core-Based Statistical Area, which is the second-largest regional economy in the United States’ Midwest region. The most notable economic drivers in the region are manufacturing (anchored by Ford, General Motors, and Stellantis), logistics (industrial and cross-border freight infrastructure), and medical care (Henry Ford Health, Corewell Health, and Detroit Medical Center).

The Henry, Autograph Collection Property is located less than 3 miles from the Henry Ford Museum, Greenfield Village and the Ford Rouge Factory, collectively one of Michigan’s top tourist destinations, drawing approximately 1.7 million visitors annually. Detroit Metropolitan Wayne County Airport is located approximately eight miles southwest of The Henry, Autograph Collection Property and is accessible via Southfield Freeway and I-94. The University of Michigan Dearborn Campus and Fairlane Town Center Mall are also located in Dearborn. The Henry, Autograph Collection Property is located in the Detroit/Dearborn submarket. According to a third party market report, the demand segmentation at The Henry, Autograph Collection Property consists of transient (66.5%), group (27.3%), and contract (6.2%). Top corporate accounts generating commercial demand in the immediate market include Ford, General Motors, Stellantis, 3M, Bosch, Caterpillar, Coca Cola, Deloitte, Detroit Diesel, Toyota, and Yazaki North America. Group demand is generated by small- to mid-sized corporate meetings and training programs, association and trade group conventions, incentive programs, and large social functions such as weddings, reunions, and galas.

The appraisal identified seven primary competitive properties (inclusive of The Henry, Autograph Collection Property), with a total of 2,178 rooms. Competitive properties include the 147-room Courtyard Detroit Dearborn, 96-room Hampton Inn by Hilton Detroit Dearborn, 153-room Dearborn Inn, Autograph Collection, 346-room DoubleTree by Hilton Hotel Detroit-Dearborn, 367-room Fort Pontchartrain Detroit, a Wyndham Hotel, and 453-room The Westin Book Cadillac Detroit. The competitive properties were built between 1924 and 2016. According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of The Henry, Autograph Collection Property was 4,959, 128,288 and 357,526, respectively. The estimated 2025 average household income within the same radii was $65,569, $71,241 and $67,968, respectively.

Appraisal. The appraisal concluded to a “Prospective Market Value Upon Completion” of $90,000,000 as of April 22, 2027, which assumes that the scheduled PIP is completed in a quality manner. At origination, the borrower reserved $3,053,880 for the full budgeted cost of the PIP. The appraisal

A-3-77

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$28,976,710
300 Town Center Drive	The Henry, Autograph Collection	Cut-off Date LTV:	32.2%
Dearborn, MI 48126		UW NCF DSCR:	2.99x
		UW NOI Debt Yield:	25.3%

concluded to an “as-is” appraised value of $83,000,000 as of April 22, 2026, which results in a Cut-off Date LTV of 34.9% and a Maturity Date LTV of 29.8% for The Henry, Autograph Collection Mortgage Loan.

Environmental Matters. A Phase I environmental site assessment (“ESA”) dated May 19, 2026 identified recognized environmental conditions due to formerly conducted drycleaning operations and an underground storage tank for diesel fuel storage located at The Henry, Autograph Collection Property. In lieu of a Phase II subsurface investigation, the lender obtained an opinion of probable cost to quantify the remediation cost, which provided a reasonable probable cost estimate of $165,330. The borrower obtained an environmental insurance policy with Beazley Excess and Surplus Insurance, Inc. (rated “A” by A.M. Best) that provides a $3,000,000 policy limit per incident and in the aggregate for a 13 year term (three years past The Henry, Autograph Collection Mortgage Loan maturity), with a $25,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Henry, Autograph Collection Property:

Cash Flow Analysis(1)
	2023	2024	2025	4/30/2026 TTM	UW	UW per Room
Occupancy(2)	67.5%	70.3%	66.3%	64.2%	64.2%
ADR(2)	$197.52	$208.39	$210.43	$212.70	$212.70
RevPAR(2)	$133.33	$146.50	$139.52	$136.55	$136.57

Room Revenue	$14,984,513	$16,519,736	$15,693,969	$15,352,489	$15,352,687	$49,84
Food & Beverage Revenue	$10,489,253	$9,764,897	$9,680,687	$9,657,405	$9,657,405	$31,35
Other Income	$462,006	$380,138	$372,844	$375,483	$375,483	$1,219
Total Revenue	$25,935,772	$26,664,771	$25,747,500	$25,385,377	$25,385,575	$82,42

Room Expense	$3,652,178	$3,439,896	$3,400,628	$3,276,001	$3,276,001	$10,636
Food & Beverage Expense	$6,333,787	$6,170,436	$6,204,593	$6,164,992	$6,164,992	$20,016
Other Income Expense	$112,103	$143,207	$251,228	$238,517	$238,517	$774
Real Estate Taxes	$272,910	$278,870	$257,390	$234,674	$230,682	$749
Insurance	$151,047	$158,390	$186,281	$211,273	$216,955	$704
Other Expenses(3)	$7,363,864	$7,850,075	$8,095,716	$7,927,195	$7,927,194	$25,738
Total Expenses	$17,885,889	$18,040,874	$18,395,836	$18,052,652	$18,054,341	$58,618

Net Operating Income	$8,049,883	$8,623,897	$7,351,664	$7,332,725	$7,331,233	$23,803
FF&E	$1,037,431	$1,066,600	$1,031,258	$1,016,773	$1,015,415	$3,297
Net Cash Flow	$7,012,452	$7,557,297	$6,320,406	$6,315,952	$6,315,818	$20,506

NOI DSCR	3.81x	4.08x	3.48x	3.47x	3.47x
NCF DSCR	3.32x	3.58x	2.99x	2.99x	2.99x
NOI Debt Yield	27.8%	29.8%	25.4%	25.3%	25.3%
NCF Debt Yield	24.2%	26.1%	21.8%	21.8%	21.8%
(1)	The decline in Occupancy and Net Operating Income from 2024 to 2025 was attributed to the reopening of the recently renovated Dearborn Inn, Autograph Collection in April 2025. The hotel is located less than three miles from The Henry, Autograph Collection Property and was able to attract group demand generated from Ford Motor Company.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at The Henry, Autograph Collection Property are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	Other Expenses include advertising and marketing expenses, franchise fees, general and administrative expenses, management fees, repairs and maintenance and utilities.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $172,380 for real estate taxes and (ii) $3,053,880 into a PIP reserve account.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $19,153.

Insurance – On a monthly basis, if there is no approved blanket policy in place, the borrower is required to deposit 1/12th of an amount which the lender reasonably estimates will be sufficient to pay insurance premiums for the renewal of insurance coverages. The Henry, Autograph Collection Property is currently insured under a blanket insurance policy.

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) on each payment date prior to August 1, 2027, 2.0% of the gross revenue for the calendar month two months prior to such payment date, (ii) on each payment date from and including August 1, 2027 through and including July 1, 2028, 3.0% of the gross revenue for the calendar month two months prior to such payment date and (iii) on each payment date from and including August 1, 2028 and thereafter, 4.0% of the gross revenue for the calendar month two months prior to such payment date. Initially estimated to be $84,618.

A-3-78

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$28,976,710
300 Town Center Drive	The Henry, Autograph Collection	Cut-off Date LTV:	32.2%
Dearborn, MI 48126		UW NCF DSCR:	2.99x
		UW NOI Debt Yield:	25.3%

PIP Reserve – The borrower is required to deposit into a PIP reserve, on a monthly basis, an amount reasonably estimated by the lender to provide for adequate funds to complete any future franchisor required PIP.

Lockbox and Cash Management. The Henry, Autograph Collection Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of an event of default or a Cash Sweep Period (defined below), the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from The Henry, Autograph Collection Property are required to be deposited by the borrower. During an event of default or a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with The Henry, Autograph Collection Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for The Henry, Autograph Collection Mortgage Loan. In the event a Cash Sweep Period occurs a ninth time during the term of The Henry, Autograph Collection Mortgage Loan, the borrower will not be entitled to any disbursement of excess cash reserve funds during the remaining term of The Henry, Autograph Collection Mortgage Loan, the Cash Sweep Period will continue, and the borrower will continue to be obligated to pay excess cash to the lender on each payment date until The Henry, Autograph Collection Mortgage Loan is paid in full.

A “Cash Sweep Period” means a period commencing on the first day of the calendar month following the month during which the lender notifies the borrower of its determination that the debt service coverage ratio is less than 1.20x for any calendar quarter and ending on the last day of the calendar month during which the lender notifies the borrower of its determination that the debt service coverage ratio equals or exceeds 1.20x for two consecutive calendar quarters; provided a Cash Sweep Period will be deemed not to occur or continue to the extent that the lender has received a Low DSCR Security Payment in the amount calculated from time to time in accordance with the definition thereof.

A “Low DSCR Security Payment” means an amount, determined quarterly, which, if used to reduce the outstanding principal balance of The Henry, Autograph Collection Mortgage Loan, would be sufficient to cause the calculation of debt service coverage ratio to equal or exceed 1.20x for two consecutive calendar quarters. Any Low DSCR Security Payment must be in the form of cash or letter of credit.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-79

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$27,500,000
781 Washington Avenue	781 Washington	Cut-off Date LTV:	68.9%
Brooklyn, NY 11238		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.5%

A-3-80

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$27,500,000
781 Washington Avenue	781 Washington	Cut-off Date LTV:	68.9%
Brooklyn, NY 11238		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.5%

MANHATTAN
East River
Williamsburg
Williamsburg Bridge
Dumbo
Manhattan Bridge
Brklyn Br
BROOKLYN NAVY YARD
Steiner Studios
Building 92
Flushing Ave
South Williamsburg
Bedford Ave
Lee Ave
HEWES ST
Brooklyn-Qns Expwy
Park Ave
CUNY of Technology
Fort Greene
NYU Tandon School of Engineering
LIU-Brooklyn
Brooklyn Hospital Ctr.
Clinton Hill
Pratt Institute
Pratt Institute Sculpture Park
Carlton Ave
Washington Ave
Nostrand Ave
Lafayette Ave
Downtown Brooklyn
The Brooklyn Tower
HOYT ST
DEKALB AVE
NEVINS ST
FULTON ST
CLASSON AVE
BEDFORD/ NOSTRAND AVE
CLINTON/ WASHINGTON AVE
LAFAYETTE AVE
BROOKLYN
Marcy Ave
Lewis Ave
Malcolm X Blvd
BERGEN ST
ATLANTIC AVE
Atlantic Terminal Mall
Fulton St
PACIFIC ST
Barclays Center
Boerum Hill
Atlantic Ave
FRANKLIN AVE
NOSTRAND AVE
Bedford-Stuyvesant
KINGSTON/ THROOP AVE
UTICA AVE
Prospect Heights
781 Washington
781 Washington Avenue
Brooklyn, NY 11238
7TH AVE
GRAND ARMY PLAZA
Grand Army Plaza
PARK PLACE
East New York
3rd Ave
4th Ave
5th Ave
Park Slope
8th Ave
4TH AVE/ 9TH ST
Brooklyn Museum
FRANKLIN AVE
KINGSTON AVE
UTICA AVE - CROWN HEIGHTS
NY-Presbyterian Brooklyn Methodist Hospital
Brooklyn Botanic Gardens
BOTANIC GARDENS/ E. PKWY.
PRESIDENT ST
Gowanus
Prospect Park W.
7TH AVE/ PARK SLOPE
Prospect Park Zoo
Crown Heights
Lincoln Terrace / Arthur S Somers Park
PROSPECT PARK
Lena Horne Bandshell
STERLING ST
Empire Blvd
Remsen Ave
PROSPECT PARK
Prospect Expwy
10th Ave
11th Ave
Flatbush Ave
Bedford Ave
Nostrand Ave
New York Ave
Kingsbrook Jewish Medical Ctr.
Utica Ave
WINTHROP ST
SUNY Downstate Health Sciences University
NYC Health + Hospitals/ Kings County
Prospect Park Lake
PARKSIDE AVE
Linden Blvd
GREENWOOD CEMETERY
FORT HAMILTON
CHURCH AVE
East Flatbush
Caton Ave
Flatbush
Ft. Hamilton Pkwy
Church Ave
Ocean Ave
HOLY CROSS CEMETERY
PATERSON
YONKERS
Mount Vernon
New Rochelle
Long Island Sound
BRONX
NJ
MANHATTAN
NEW YORK CITY
QUEENS
NEWARK
JERSEY CITY
Elizabeth
BROOKLYN
STATEN ISLAND
Atlantic Ocean
LONG ISLAND

A-3-81

Mortgage Loan No. 10 – 781 Washington

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
				Location:	Brooklyn, NY 11238
Original Balance:	$27,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$27,500,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1920/2025
Borrower Sponsors:	FBE Limited LLC			Size:	60 Units
Guarantors:	FBE Limited LLC			Cut-off Date Balance per Unit:	$458,333
Mortgage Rate:	6.7190%			Maturity Date Balance per Unit:	$458,333
Note Date:	5/5/2026			Property Manager:	Lineage Ventures LLC (borrower-related)
Maturity Date:	5/6/2036			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$2,600,788
Amortization Term:	0 months			UW NCF:	$2,585,788
IO Period:	120 months			UW NOI Debt Yield:	9.5%
Seasoning:	3 months			UW NCF Debt Yield:	9.4%
Prepayment Provisions:	L(27),D(86),O(7)			UW NOI Debt Yield at Maturity:	9.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.38x
Additional Debt Type:	NAP			Most Recent NOI:	$2,437,604 (2/28/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,445,169 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,039,554 (12/31/2024)
				Most Recent Occupancy:	98.3% (4/28/2026)
Reserves(1)				2nd Most Recent Occupancy:	99.0% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	98.1% (12/31/2024)
RE Taxes:	$205,415	$34,236	NAP	Appraised Value (as of):	$39,900,000 (3/25/2026)
Insurance:	$14,944	$7,472	NAP	Appraised Value per Unit:	$665,000
Replacement Reserve:	$0	$1,250	NAP	Cut-off Date LTV Ratio:	68.9%
Environmental Reserve:	$115,000	$0	NAP	Maturity Date LTV Ratio:	68.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$27,500,000	100.0%	Loan Payoff:	$22,982,979	83.6%
			Return of Equity:	$3,090,493	11.2%
			Closing Costs(2):	$1,091,169	4.0%
			Reserves:	$335,360	1.2%
Total Sources:	$27,500,000	100.0%	Total Uses:	$27,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Closing Costs include a $412,500 rate buydown fee.

The Mortgage Loan. The tenth largest mortgage loan (the “781 Washington Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $27,500,000 and secured by the borrower’s fee simple interest in a 60-unit mid-rise multifamily property in Brooklyn, New York (the “781 Washington Property”).

The Borrower and the Borrower Sponsor. The borrower is EBF Washington Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 781 Washington Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is FBE Limited LLC. FBE Limited LLC is a private investment firm owned and operated by Abraham Fruchthandler. Formed in the 1970s as an investment holding vehicle for the Fruchthandler family, FBE Limited LLC currently owns ten office buildings, over 2 million square feet of industrial space and over 4,000 multifamily units in New York, Connecticut, Florida and Alabama. The borrower sponsor is also the sponsor of two securitized mortgage loans unrelated to the 781 Washington Mortgage Loan that have transferred to special servicing. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The 781 Washington Property is a 60-unit mid-rise multifamily property located in the Crown Heights neighborhood of Brooklyn, New York. The 781 Washington Property was constructed in 1920 and most recently renovated in 2025 and consists of two adjacent, six-story, elevatored apartment buildings on a 0.379-acre site. Onsite amenities include a shared backyard, on-site laundry facilities and a live-in superintendent. The unit mix includes one studio unit, 22 one-bedroom units, 33 two-bedroom units, and four three-bedroom units. Unit amenities include fully equipped kitchens with stainless steel appliances, a dishwasher and a microwave and updated bathrooms with glass-enclosed shower doors. Since acquiring the 781 Washington Property in November 2022 for $30.5 million, the borrower sponsor has invested an additional $969,400 into additional improvements at the 781 Washington Property, such as roof replacements, elevator modernization and air conditioning unit replacement.

As of April 28, 2026, the 781 Washington Property was 100% physically occupied. One unit occupied by the superintendent is underwritten as vacant, resulting in an underwritten physical occupancy of 98.3%. Since June 2023, occupancy at the 781 Washington Property has averaged 98.5%, never falling below 95.0%. While all units at the 781 Washington Property are currently permitted to be leased as free market units, 42 of the 60 units are currently

A-3-82

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$27,500,000
781 Washington Avenue	781 Washington	Cut-off Date LTV:	68.9%
Brooklyn, NY 11238		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.5%

leased to tenants with Section 8 enhanced vouchers. The 781 Washington Property was previously subject to a housing assistance payments contract where all units were leased through the project-based Section 8 program. In 2015, the prior owner opted out of the program. Federal statutes intended to prevent tenant displacement allowed in-place tenants at the time of the opt-out to receive enhanced vouchers, which cover the difference between the tenant’s required rent contribution (generally no more than 40% of their adjusted monthly income) and the total rent approved by the Public Housing Authority (“PHA”) based on reasonable market rents. The PHA-determined market rent for enhanced vouchers may exceed in-place contract rents for free market units, as the PHA applies a rent-reasonableness analysis that considers comparable properties in the broader market. To continue to be eligible for the enhanced vouchers indefinitely, Section 8 participants must comply with all program requirements, including completing their annual certification, accommodating Housing Quality Standards inspections, allowing property owners to make any needed repairs, and adhering to the terms of their lease.

The 781 Washington Property unit mix is further summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(2)(3)
FM - 1 BR	8	8	100.0%	610	4,880	$3,831	$3,900
FM - 2 BR	8	7	87.5%	720	5,760	$4,363	$4,600
FM - 3 BR	1	1	100.0%	860	860	$5,707	$5,700
NYCHA - 2 BR	1	1	100.0%	720	720	$4,000	$4,600
Sec 8 - Studio	1	1	100.0%	422	422	$3,600	$3,000
Sec 8 - 1 BR	14	14	100.0%	610	8,540	$4,950	$3,900
Sec 8 - 2 BR	24	24	100.0%	720	17,280	$5,975	$4,600
Sec 8 - 3 BR	3	3	100.0%	860	2,580	$6,567	$5,700
Total/Wtd. Avg.	60	59	98.3%	684	41,042	$5,202	$4,386

(1)	Based on the underwritten rent roll dated April 28, 2026.
(2)	Monthly Average Rent per Unit and Monthly Average Market Rent per Unit are based on occupied units.
(3)	Source: Appraisal.

The Market. The 781 Washington Property is located in the Crown Heights neighborhood of Brooklyn, New York. There are multiple subway stations within walking distance of the 781 Washington Property, allowing the neighborhood to be accessible via the 2, 3, 4, 5 and S subway lines. Crown Heights is also serviced by several bus routes and thoroughfares such as Eastern Parkway, Utica Avenue, Nostrand Avenue, New York Avenue, Ralph Avenue and Bedford Avenue. The commute to Midtown, Manhattan is approximately 40 minutes, and the drives to LaGuardia Airport and John F. Kennedy Airport are approximately 30 and 40 minutes, respectively. Additionally, the 781 Washington Property is 0.2 miles away from Prospect Park, a 585-acre park featuring a dog park, pickleball, horseback riding, numerous walking and running trails, the Brooklyn Botanical Garden and the Brooklyn Museum.

According to the appraisal, the 781 Washington Property is located in the Crown Heights multifamily submarket within the New York multifamily market. As of the fourth quarter of 2025, the Crown Heights multifamily submarket reported a total inventory of 38,168 units with an occupancy rate of 96.5% and an average asking rent of $2,659 per unit per month.

A-3-83

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$27,500,000
781 Washington Avenue	781 Washington	Cut-off Date LTV:	68.9%
Brooklyn, NY 11238		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.5%

The following table presents recent multifamily leasing data at comparable properties with respect to the 781 Washington Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Distance to Subject	Year Built/Renovated	Unit Count	Unit Mix	In-Place Monthly Rent per Unit
781 Washington	NAP	1920/2025	60(2)	Studio	$3,600(2)
				1BR	$3,831 - $4,950(2)
				2BR	$4,363 - $5,975(2)
				3BR	$5,707 - $6,567(2)
649 Classon Avenue	0.5 mi	NAV/NAV	NAV	Studio	$2,950
				1BR	$3,500
1101 President Street	0.7 mi	2022/NAV	355	Studio	$3,040
				1BR	$3,270
				2BR	$4,530
				3BR	$5,800
1312 Lincoln Place	1.6 mi	2015/NAV	NAV	Studio	$3,150
1499 Bedford Avenue	0.5 mi	2024/NAV	98	Studio	$2,600
				3BR	$5,250
1040 Dean Street	0.7 mi	2017/NAV	122	Studio	$3,239
				1BR	$3,470
				2BR	$4,050
931 Carroll Street	0.5 mi	2025/NAV	214	Studio	$2,970
				2BR	$4,800
				3BR	$5,500
1 Sullivan Place	0.7 mi	2022/NAV	104	1BR	$3,850
				2BR	$4,400
				3BR	$6,125
527 Grand Avenue	0.4 mi	NAV/NAV	NAV	1BR	$4,800
953 Dean Street	0.5 mi	2025/NAV	240	1BR	$4,125
				2BR	$4,478
100 Sullivan Place	0.8 mi	2025/NAV	57	1BR	$3,640
				2BR	$5,350
649 Prospect Place	0.6 mi	1905/NAV	16	3BR	$5,200
1010 Pacific Street	0.5 mi	2023/NAV	176	3BR	$6,000

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated April 28, 2026.

Appraisal. The appraisal concluded to an “as-is” value for the 781 Washington Property of $39,900,000 as of March 25, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated March 18, 2026, there was evidence of two recognized environmental conditions (each, individually a “REC”) at the 781 Washington Property. The first REC is connected to a historical 5,000-gallon fuel oil underground storage tank believed to be associated with and located within the public right-of-way just west of the 781 Washington Property. The second REC is connected to the historical operation of dry-cleaning businesses and potential use of chlorinated solvents at adjoining properties from at least 1928 through 2003. At origination, the borrower deposited $115,000 into an environmental reserve to be used towards installing a sub-slab depressurization system and conducting periodic monitoring and sampling to prevent vapor intrusion above regulatory mitigation levels. Additionally, a lender’s environmental insurance policy was obtained with a limit of $1,000,000 expiring May 5, 2039. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-84

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$27,500,000
781 Washington Avenue	781 Washington	Cut-off Date LTV:	68.9%
Brooklyn, NY 11238		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 781 Washington Property:

Cash Flow Analysis
	2024	2025	2/28/2026 TTM	UW	UW Per Unit
Gross Potential Rent	$3,093,050	$3,496,206	$3,566,132	$3,737,936	$62,299
Other Income(1)	$22,486	$80,581	$23,699	$23,699	$395
Vacancy, Credit Loss & Concessions	($203,851)	($190,734)	($192,576)	($186,897)	($3,115)
Effective Gross Income	$2,911,686	$3,386,053	$3,397,256	$3,574,738	$59,579

Taxes	$387,876	$413,771	$419,660	$433,024	$7,217
Insurance	$69,185	$90,937	$94,057	$89,666	$1,494
Other Operating Expenses	$415,071	$436,176	$445,935	$451,260	$7,521
Total Operating Expenses	$872,132	$940,884	$959,652	$973,950	$16,233

Net Operating Income	$2,039,554	$2,445,169	$2,437,604	$2,600,788	$43,346
Capital Expenditures	$0	$0	$0	$15,000	$250
Net Cash Flow	$2,039,554	$2,445,169	$2,437,604	$2,585,788	$43,096

Occupancy %(2)	98.1%	99.0%	98.3%	95.0%
NOI DSCR	1.09x	1.31x	1.30x	1.39x
NCF DSCR	1.09x	1.31x	1.30x	1.38x
NOI Debt Yield	7.4%	8.9%	8.9%	9.5%
NCF Debt Yield	7.4%	8.9%	8.9%	9.4%

(1)	Other Income is comprised of RUBS, late fees, laundry, pet fees and other miscellaneous items.
(2)	Occupancy % represents the average physical occupancies over each respective year with the exception of 2/28/2026 TTM, which is based on the underwritten rent roll dated April 28, 2026. UW Occupancy % represents underwritten economic occupancy. Underwritten physical occupancy is 98.3%.

Escrows and Reserves.

Real Estate Taxes – The 781 Washington Mortgage Loan documents require an upfront reserve of approximately $205,415 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $34,236.

Insurance – The 781 Washington Mortgage Loan documents require an upfront reserve of approximately $14,944 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at approximately $7,472.

Replacement Reserve – The 781 Washington Mortgage Loan documents require an ongoing monthly deposit in an amount equal to $1,250 for replacement reserves.

Environmental Reserve – The 781 Washington Mortgage Loan documents require an upfront reserve of $115,000 to conduct a sub slab vapor investigation and potential indoor testing.

Lockbox and Cash Management. The 781 Washington Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Management Period (as defined below), the borrower is required to cause all rents received by the borrower or property manager to be deposited in the lockbox account within one business day of receipt. Funds deposited into the lockbox account will be swept on a daily basis into a lender-controlled cash management account, to be applied and disbursed in accordance with the 781 Washington Mortgage Loan documents.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	a default or an event of default;
(ii)	the debt service coverage ratio falling below 1.20x as of the end of any calendar quarter; or
(iii)	after May 6, 2035, the debt yield falling below 8.75%.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure of such default or event of default and no other default or event of default has occurred or is continuing; or
●	with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for one calendar quarter, or the borrower deposits to the lender within five business days of the occurrence of such Cash Management Period, in cash or letter of credit, each in an amount as determined by the lender in its sole discretion, equal to the aggregate amount of available cash for the ensuing twelve month period, assuming that the debt service coverage ratio for such period is 1.20x (the “DSCR Cure Amount”) (such cure will be valid for the twelve month period following the date on which it was deposited, and on each one year anniversary of such Cash Management Period, if such Cash Management Period exists, the borrower has the right, but not the obligation, to cure the Cash Management Period for another twelve months by depositing an additional DSCR Cure Amount).
●	A Cash Management Period resulting from clause (iii) above is not able to be cured.

A-3-85

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$27,500,000
781 Washington Avenue	781 Washington	Cut-off Date LTV:	68.9%
Brooklyn, NY 11238		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.5%

Terrorism Insurance. The 781 Washington Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 781 Washington Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-86

Mortgage Loan No. 11 – Innovation Center of Vermont

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
				Location:	Burlington, VT 05401
Original Balance:	$26,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$25,980,074			Detailed Property Type:	Office/R&D
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1894/2013
Borrower Sponsor:	Charles M. Bayer, Jr.			Size:	208,702 SF
Guarantor:	Charles M. Bayer, Jr.			Cut-off Date Balance per SF:	$124
Mortgage Rate:	6.2920%			Maturity Date Balance per SF:	$107
Note Date:	6/25/2026			Property Manager:	Lost Tree Village Management
Maturity Date:	7/6/2036				Company, LLC (borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI:	$4,164,325
IO Period:	0 months			UW NCF:	$3,857,533
Seasoning:	1 month			UW NOI Debt Yield:	16.0%
Prepayment Provisions:	L(25),D(91),O(4)			UW NCF Debt Yield:	14.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	18.7%
Additional Debt Type:	NAP			UW NCF DSCR:	2.00x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,158,663 (4/30/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$4,167,886 (12/31/2025)
				3rd Most Recent NOI(2):	$3,512,900 (12/31/2024)
Reserves				Most Recent Occupancy:	93.0% (5/31/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.3% (12/31/2025)
RE Taxes:	$208,089	$69,363	NAP	3rd Most Recent Occupancy:	99.4% (12/31/2024)
Insurance:	$37,574	Springing	NAP	Appraised Value (as of):	$52,600,000 (5/15/2026)
Replacement Reserve:	$0	$3,826	NAP	Appraised Value per SF:	$252
Deferred Maintenance:	$116,250	$0	NAP	Cut-off Date LTV Ratio:	49.4%
TI/LC Reserve:	$500,000	$21,740	$2,600,000(1)	Maturity Date LTV Ratio:	42.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$26,000,000	100.0%	Loan Payoff:	$18,205,649	70.0%
			Return of Equity:	$6,563,875	25.2%
			Upfront Reserves:	$861,912	3.3%
			Closing Costs:	$368,564	1.4%
Total Sources:	$26,000,000	100.0%	Total Uses:	$26,000,000	100.0%

(1)	Excludes any amounts attributable to termination proceeds deposited in the TI/LC Account, subject to terms in the Innovation Center of Vermont Mortgage Loan (as defined below) documents. The cap decreases to $1,250,000 if Marvell Semiconductor renews its lease or is replaced by one or more leases.
(2)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributable to an increase in base rent resulting from the execution of three new and renewal leases in 2025.

The Mortgage Loan. The eleventh largest mortgage loan (the “Innovation Center of Vermont Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $26,000,000 and secured by a first-priority fee mortgage encumbering a 208,702 square foot mixed-use office/R&D property in Burlington, Vermont (the “Innovation Center of Vermont Property”).

The Borrower and the Borrower Sponsor. The borrower for the Innovation Center of Vermont Mortgage Loan is Fortieth Burlington, LLC, a Vermont limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Innovation Center of Vermont Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Charles M. Bayer, Jr. Charles M. Bayer, Jr. is the President of Lost Tree Village Corporation, a family-owned real estate investment and management company based in Palm Beach Gardens, Florida. Charles M. Bayer, Jr. is a part-owner and operator of office buildings in Florida, Michigan and Vermont totaling approximately 536,000 square feet.

The Property. The Innovation Center of Vermont Property is a 208,702 square foot mixed-use office/R&D property located in Burlington, Vermont. Originally constructed in 1894, the Innovation Center of Vermont Property consists of two detached, four-story buildings. The Innovation Center of Vermont Property historically operated as a single-tenant industrial manufacturing and R&D campus until the borrower sponsor’s repositioning and renovating of the Innovation Center of Vermont Property into a multi-tenant mixed-use asset was completed in 2013. Between 2011 to 2013, the borrower sponsor invested over $6 million in capital improvements, tenant improvements and leasing commissions to convert the asset into multi-tenant use. The tenant suites are currently comprised of approximately 44% R&D space, 43% traditional office space and 13% medical office space. Site amenities include controlled access, an approximately 1,800 square foot fitness center, a café, covered bike racks, an outdoor meeting area and a picnic area. There are 775 surface parking spaces, resulting in a parking ratio of approximately 3.71 spaces per 1,000 square feet.

A-3-87

Mixed Use – Office/R&D	Loan #11	Cut-off Date Balance:	$25,980,074
128 Lakeside Avenue	Innovation Center of Vermont	Cut-off Date LTV:	49.4%
Burlington, VT 05401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	16.0%

As of May 31, 2026, the Innovation Center of Vermont Property was 93.0% occupied by 17 unique tenants. From January 2023 through April 2026, the Innovation Center of Vermont Property averaged 98.4% occupancy. Two investment grade tenants lease a total of 42.7% of the NRA and contribute 40.2% of the underwritten base rent.

Major Tenants.

Marvell Semiconductor (52,215 SF; 25.0% of NRA; 23.1% of UW Rent). Marvell Semiconductor is a subsidiary of Marvell (NASDAQ: MRVL) (Fitch / BBB+ / Moody’s: Baa2 / S&P: BBB), a Santa Clara-based producer of advanced semiconductor chips. Marvell Semiconductor uses its space for office, semiconductor R&D and chip design, with no on-site manufacturing. Marvell Semiconductor commenced a 10-year lease at the Innovation Center of Vermont Property in July 2020 that expires in June 2030. Marvell Semiconductor currently has plans for an approximately $7 million renovation of its space at the Innovation Center of Vermont Property, including a $6 million office reconfiguration and a $1 million lab upgrade. The tenant has two five-year renewal options remaining and no remaining termination options.

Benchmark Space Systems (39,320 SF; 18.8% of NRA; 14.3% of UW Rent). Benchmark Space Systems is an aerospace company that designs, manufactures and integrates chemical and electrical propulsion systems for small satellites and orbital transfer vehicles, serving both government and commercial space missions. Benchmark Space Systems recently converted from a sublease tenant to a direct lease tenant in September 2025 and is utilizing the space as its corporate headquarters, housing executive leadership, engineers and R&D staff. Benchmark Space Systems has reportedly invested significant capital into its space. The company has raised a total of approximately $56 to $73 million from FreshTracks Capital, state funds and NASA grants. Benchmark Space Systems has occupied their space at the Innovation Center of Vermont Property since September 2025 and has a lease expiration in August 2030. There is one five-year renewal option and a one-time early termination option effective August 31, 2028, that requires 12 months’ notice to execute subject to a termination fee equal to the unamortized deal related legal fees amortized at 8% over the term of the lease.

State of Vermont (37,015 SF; 17.7% of NRA; 17.1% of UW Rent). The State of Vermont (Fitch: AA+ / Moody’s: Aa1 / S&P: AA+) houses offices for its Department of Health, Department of Disabilities, Aging and Independent Living and Department of Economic Services at the Innovation Center of Vermont Property. Vermont has a diversified economy across professional services, state and local government, hospitality, healthcare, education and retail. The State of Vermont occupies five separate suites at the Innovation Center of Vermont Property: four general office use suites accounting for 18,775 square feet, 8,213 square feet, 7,004 square feet and 1,253 square feet, and a café occupying 1,770 square feet. The leases for all five spaces began in November of 2023 and will expire in October 2033. Each office space under the State of Vermont lease possesses two five-year renewal options and an early termination option effective October 2028 that requires 12 months’ notice to execute. The café space also possesses two five-year renewals and the right to terminate the suite at any time with 180 days’ written notice.

The following table presents a summary regarding the major tenants at the Innovation Center of Vermont Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Marvell Semiconductor	BBB+/Baa2/BBB	52,215	25.0%	$1,091,798	23.1%	$20.91	6/30/2030	2 x 5 yr	N
Benchmark Space Systems	NR/NR/NR	39,320	18.8%	$677,484	14.3%	$17.23	8/31/2030	1 x 5 yr	Y(3)
State of Vermont	AA+/Aa1/AA+	37,015	17.7%	$809,206	17.1%	$21.86	10/31/2033	2 x 5 yr	Y(4)
Veteran's Administration	NR/NR/NR	21,582	10.3%	$935,817	19.8%	$43.36	12/31/2035	None	Y(5)
Internal Revenue Service	NR/NR/NR	13,229	6.3%	$438,264	9.3%	$33.13	11/30/2033	None	Y(6)
Subtotal/Wtd. Avg.		163,361	78.3%	$3,952,569	83.5%	$24.20

Other Tenants		30,830	14.8%	$782,334	16.5%	$25.38
Occupied Subtotal/Wtd. Avg.		194,191	93.0%	$4,734,903	100.0%	$24.38

Vacant Space		14,511	7.0%
Total/Wtd. Avg.		208,702	100.0%

(1)	Based on the underwritten rent roll dated May 31, 2026, including rent steps through July 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Benchmark Space Systems may terminate its space with 12 months’ prior written notice effective August 2028 subject to a termination fee equal to the unamortized lease related legal fees and any leasing commissions, amortized at 8% over the term of the lease.
(4)	The State of Vermont may terminate any of its office suites with 12 months’ prior written notice effective October 2028 subject to a termination fee equal to $435,650, amortized at 9% over the term of the lease, and may terminate its café suite at any time with 180 days’ notice.
(5)	Veteran’s Administration may terminate its space in whole upon no less than 270 days’ prior written notice effective January 2030.
(6)	Internal Revenue Service may terminate its space in whole or in part upon no less than 120 days’ prior written notice effective December 2028.

A-3-88

Mixed Use – Office/R&D	Loan #11	Cut-off Date Balance:	$25,980,074
128 Lakeside Avenue	Innovation Center of Vermont	Cut-off Date LTV:	49.4%
Burlington, VT 05401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	16.0%

The following table presents certain information relating to the lease rollover at the Innovation Center of Vermont Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	2	1,457	0.7%	0.7%	$12,000	0.3%	0.3%	$8.24
2027	3	11,289	5.4%	6.1%	$354,618	7.5%	7.7%	$31.41
2028	3	10,554	5.1%	11.2%	$217,532	4.6%	12.3%	$20.61
2029	1	0	0.0%	11.2%	$59,882	1.3%	13.6%	$0.00
2030	2	91,535	43.9%	55.0%	$1,769,282	37.4%	51.0%	$19.33
2031	0	0	0.0%	55.0%	$0	0.0%	51.0%	$0.00
2032	0	0	0.0%	55.0%	$0	0.0%	51.0%	$0.00
2033	3	51,884	24.9%	79.9%	$1,278,720	27.0%	78.0%	$24.65
2034	0	0	0.0%	79.9%	$0	0.0%	78.0%	$0.00
2035	1	21,582	10.3%	90.2%	$935,817	19.8%	97.7%	$43.36
2036	1	5,890	2.8%	93.0%	$102,133	2.2%	99.9%	$17.34
2037 & Thereafter	1	0	0.0%	93.0%	$4,920	0.1%	100.0%	$0.00
Vacant Space	0	14,511	7.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	17	208,702	100.0%		$4,734,903	100.0%		$24.38(2)

(1)	Based on the underwritten rent roll dated May 31, 2026, including rent steps through July 2027.
(2)	UW Rent PSF Rolling excludes vacant square footage.

The Market. The Innovation Center of Vermont Property is located in Burlington, Vermont within Chittenden County. Primary access is provided by U.S. Route 2, a key east-west corridor providing access to the Lake Champlain Islands, Central Vermont and New Hampshire. The Innovation Center of Vermont Property is also serviced by U.S. Route 7, providing access to Canada and Massachusetts, and Interstate 89, providing access to Canada, Montpelier, White River Junction and New Hampshire. Additionally, the Innovation Center of Vermont Property is located adjacent to a Green Mountain Transit bus route, which provides access to Burlington, Essex, South Burlington, and Shelburne, among other cities. The Innovation Center of Vermont Property is located adjacent to Lake Champlain and is within five miles of several other demand drivers including University of Vermont Medical Center, Burlington Country Club, Burlington Union Station, Patrick Leahy Burlington International Airport, and Church Street Marketplace, the primary retail hub in Burlington. The Innovation Center of Vermont Property is located in the Burlington-South metro statistical area and benefits from the lowest unemployment rate in the region. Major employers include The University of Vermont Medical Center, University of Vermont, Global Foundries, Howard Center and Northwestern Medical Center Inc.

According to the appraisal, the Innovation Center of Vermont Property is located within the South End office submarket within the Metro Burlington office market. As of the first quarter of 2026, the vacancy rate within the South End office submarket was 4.9%, with an inventory of 1,091,684 square feet and an average asking rent of $26.10 per square foot. According to the appraisal, the 2025 total population within a one-, three- and five-mile radius of the Innovation Center of Vermont Property was 10,690, 58,458 and 86,446, respectively, and the 2025 average household income within the same radii was $142,019, $116,095 and $124,943, respectively.

The following table presents recent leasing data at comparable properties with respect to the Innovation Center of Vermont Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Innovation Center of Vermont(1)	1894 / 2013	208,702	Marvell Semiconductor	52,215	Jul-20	10	$20.91	NNN
Burlington, VT
Waterfront Plaza	2011 / NAP	45,000	Xerox	5,440	Jan-26	10	$18.50	NNN
Burlington, VT
530 Community Drive	1977 / NAP	275,000	Ben and Jerry's	31,000	Jul-25	10	$17.00	NNN
South Burlington, VT
86 Lake Street	1930 / NAP	17,734	Confidential	4,824	Jan-24	3	$18.00	NNN
Burlington, VT
Park Plaza	1983 / NAP	77,492	Confidential	1,368	Feb-25	2	$16.00	NNN
Burlington, VT

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated May 31, 2026, reflecting rent steps through July 2027, other than Year Built / Renovated.

A-3-89

Mixed Use – Office/R&D	Loan #11	Cut-off Date Balance:	$25,980,074
128 Lakeside Avenue	Innovation Center of Vermont	Cut-off Date LTV:	49.4%
Burlington, VT 05401		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	16.0%

The following table presents information relating to the appraisal’s market rent conclusion for the Innovation Center of Vermont Property:

Market Rent Summary
Tenant Category	Size (SF)(1)	Market Rent (PSF per Year)	Lease Term (Years)	Lease Type (Reimbursements)	Rent Increase Projection (per Year)	Tenant Improvements (New Tenant) (PSF)	Tenant Improvements (Renewal) (PSF)
> 5,000 SF	160,618	$19.25	10.0	NNN	3.00% per annum	$31.00	$10.50
< 5,000 SF	26,502	$19.25	5.0	NNN	3.00% per annum	$15.50	$5.50
VA Medical Office Space	21,582	$25.00	10.0	NNN	3.00% per annum	$50.00	$20.00

Source: Appraisal.

(1)	Based on the underwritten rent roll dated May 31, 2026, reflecting rent steps through July 2027.

Appraisal. The appraisal concluded to an “As Is” value for the Innovation Center of Vermont Property of $52,600,000 as of May 15, 2026.

Environmental Matters. According to a Phase I environmental report dated June 3, 2026, there was no evidence of any recognized environmental conditions at the Innovation Center of Vermont Property. However, the Phase I environmental report did identify controlled recognized environmental conditions in connection with historical operations. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Innovation Center of Vermont Property:

Cash Flow Analysis
	2023	2024	2025	4/30/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,998,070	$4,145,942	$4,727,581	$4,832,270	$4,734,903	$22.69
Reimbursements	$1,388,625	$1,393,458	$1,446,636	$1,460,849	$1,543,791	$7.40
Other Income(2)	$19,768	$36,022	$55,632	$53,378	$53,378	$0.26
Vacancy Gross Up	$0	$0	$0	$0	$389,822	$1.87
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	$0	($389,822)	($1.87)
Effective Gross Income	$5,406,463	$5,575,422	$6,229,849	$6,346,498	$6,332,071	$30.34

Real Estate Taxes	$637,837	$682,582	$703,356	$826,318	$832,354	$3.99
Insurance	$53,972	$92,406	$61,616	$61,089	$45,088	$0.22
Other Operating Expenses	$1,357,736	$1,287,535	$1,296,991	$1,300,427	$1,290,304	$6.18
Total Operating Expenses	$2,049,545	$2,062,522	$2,061,963	$2,187,834	$2,167,746	$10.39

Net Operating Income	$3,356,918	$3,512,900	$4,167,886	$4,158,663	$4,164,325	$19.95
Replacement Reserves	$0	$0	$0	$0	$45,914	$0.22
TI/LC	$0	$0	$0	$0	$260,878	$1.25
Net Cash Flow	$3,356,918	$3,512,900	$4,167,886	$4,158,663	$3,857,533	$18.48

Occupancy (%)(3)	99.3%	99.4%	97.3%	93.0%	94.2%
NOI DSCR	1.74x	1.82x	2.16x	2.16x	2.16x
NCF DSCR	1.74x	1.82x	2.16x	2.16x	2.00x
NOI Debt Yield	12.9%	13.5%	16.0%	16.0%	16.0%
NCF Debt Yield	12.9%	13.5%	16.0%	16.0%	14.8%

(1)	Based on the underwritten rent roll dated May 31, 2026, including rent steps through July 2027.
(2)	Other income includes late fees, parking decals, gym and membership fees, after hours electric and other miscellaneous items.
(3)	Occupancy % represents the average physical occupancies over each respective year with the exception of 4/30/2026 TTM, which is based on the underwritten rent roll dated May 31, 2026. UW Occupancy % represents underwritten economic occupancy. Underwritten physical occupancy is 94.2%.

A-3-90

Mortgage Loan No. 12 – Robert Pitt Professional Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
				Location:	Monsey, NY 10952
Original Balance:	$25,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$25,000,000			Detailed Property Type:	Office/Industrial
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1966/2009
Borrower Sponsor:	Ephraim Grossman			Size:	149,711 SF
Guarantors:	Ephraim Grossman and Grossman Family 2012 Trust			Cut-off Date Balance per SF:	$167
Mortgage Rate:	6.8100%			Maturity Date Balance per SF:	$167
Note Date:	7/2/2026			Property Manager:	Martel Realty Management,
Maturity Date:	7/6/2036				Inc. (borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,990,634
IO Period:	120 months			UW NCF:	$2,839,940
Seasoning:	1 month			UW NOI Debt Yield:	12.0%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF Debt Yield:	11.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	12.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.65x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,057,707 (4/30/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,999,550 (12/31/2025)
				3rd Most Recent NOI:	$2,836,735 (12/31/2024)
Reserves				Most Recent Occupancy:	98.9% (6/16/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.4% (12/31/2025)
RE Taxes:	$213,244	$42,649	NAP	3rd Most Recent Occupancy:	99.9% (12/31/2024)
Insurance:	$19,508	$6,503	NAP	Appraised Value (as of):	$40,000,000 (6/1/2026)
Replacement Reserve:	$0	$3,201	NAP	Appraised Value per SF:	$267
Deferred Maintenance:	$31,758	$0	NAP	Cut-off Date LTV Ratio:	62.5%
TI/LC Reserve:	$0	$9,357	$336,850	Maturity Date LTV Ratio:	62.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$18,854,579	75.4%
			Return of Equity:	$5,350,823	21.4%
			Closing Costs:	$530,089	2.1%
			Upfront Reserves:	$264,509	1.1%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

The Mortgage Loan. The twelfth largest mortgage loan (the “Robert Pitt Professional Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $25,000,000 and secured by a first-priority fee mortgage encumbering a 149,711 square foot mixed-use office/industrial property in Monsey, New York (the “Robert Pitt Professional Plaza Property”).

The Borrower and the Borrower Sponsor. The borrower for the Robert Pitt Professional Plaza Mortgage Loan is Robert Pitt Professional Plaza, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Robert Pitt Professional Plaza Mortgage Loan. The borrower sponsor is Ephraim Grossman, who also serves as the non-recourse carveout guarantor along with the Grossman Family 2012 Trust. Ephraim Grossman is the CEO of Gemstar Inc. (“Gemstar”), a wholesale medical supply company founded in 1980 that sells medical supplies and equipment directly to hospitals, caregivers and other medical facilities. Gemstar is the largest tenant at the Robert Pitt Professional Plaza Property, and utilizes the second largest tenant, Gross Sales, to sell a wide array of products (see “Major Tenants” below). Ephraim Grossman has over 30 years of experience in real estate investing, primarily in New York, and has had success in both residential and commercial real estate opportunities.

The Property. The Robert Pitt Professional Plaza Property is a 149,711 square foot mixed-use office/industrial property located in Monsey, New York, approximately two miles north of the New Jersey state border. The Robert Pitt Professional Plaza Property was constructed in 1966, expanded and renovated in 2009, and is situated on a total of 6.64-acres on three tax parcels. The buildings contain 101,239 square feet of space that is being utilized as office space (67.6% of NRA) and 48,472 square feet of space that is being utilized as industrial space (32.4% of NRA). The industrial space features 28- to 35-foot clear heights, eight dock-high doors and two grade-level doors. The office spaces range in size from 90 square feet to 6,250 square feet, with an average size of 929 square feet. The industrial/flex spaces are on both the north and south sides of the facility with loading docks serving the sides of the complex. The office sections have dedicated multi-tenant elevator lobbies and range from one to three stories. The Robert Pitt Professional Plaza Property features 388 parking spaces, which results in a parking ratio of approximately 2.6 spaces per 1,000 square feet.

A-3-91

Mixed Use – Office/Industrial	Loan #12	Cut-off Date Balance:	$25,000,000
19-29 Robert Pitt Drive	Robert Pitt Professional Plaza	Cut-off Date LTV:	62.5%
Monsey, NY 10952		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.0%

As of June 16, 2026, the Robert Pitt Professional Plaza Property is 98.9% occupied by 90 tenants. From 2017 through 2025, the Robert Pitt Professional Plaza Property averaged 99.6% occupancy. The Robert Pitt Professional Plaza Property is occupied by two industrial tenants and 88 office tenants with five vacant office suites available for lease. The two industrial tenants, Gemstar and Gross Sales, are sponsor affiliated tenants and occupy 36.6% of NRA and contribute 23.1% of underwritten base rent. The Robert Pitt Professional Plaza Mortgage Loan is structured with a springing reserve and full cash flow sweep that may be triggered by an affiliated lease as set forth in the Robert Pitt Professional Plaza Mortgage Loan documents. The sponsor may prevent or cure such trigger by posting $540,000 in cash or letter of credit annually. If the springing reserve is not posted within 15 business days of the borrower’s receipt of notice of the occurrence of such trigger, then the Robert Pitt Professional Plaza Mortgage Loan will become full recourse to the guarantors.

Major Tenants.

Gemstar (38,075 SF; 25.4% of NRA; 16.9% of UW Rent). Gemstar is a wholesale distributor of medical supplies, pharmaceuticals and medical devices, selling directly to hospitals, caregivers and medical facilities. Founded in 1980, Gemstar holds distribution licenses across the United States and also does business as Medexco Supply Corp. The Robert Pitt Professional Plaza Property serves as the company’s headquarters and only location. Gemstar currently leases 6,388 square feet of office space and 31,687 square feet of industrial/flex space at the Robert Pitt Professional Plaza Property. Gemstar has been a tenant at the Robert Pitt Professional Plaza Property since 2006 and has expanded its presence on three separate occasions. The tenant’s lease expires in July 2041 and there are no remaining renewal and termination options available. Gemstar is a sponsor affiliated tenant.

Gross Sales (16,785 SF; 11.2% of NRA; 6.2% of UW Rent). Gross Sales is an Amazon resale and shipping business that has been a tenant at the Robert Pitt Professional Plaza Property since February 2015 and in November 2022 expanded its presence to include two new suites, adding an additional 13,185 square feet to its occupied space at the Robert Pitt Professional Plaza Property. Gross Sales currently occupies 16,785 square feet of industrial/flex space. The tenant has a lease expiration date in July 2041 and has no remaining renewal options and no termination options available. Gross Sales is a sponsor affiliated tenant.

Bikur Cholim (9,632 SF; 6.4% of NRA; 7.6% of UW Rent). Bikur Cholim is a Jewish communal non-profit organization that provides emotional and logistical support to patients and families. Bikur Cholim provides services such as hospital visitations, medical referrals, arranging kosher meals and offering financial assistance. Bikur Cholim has been a tenant at the Robert Pitt Professional Plaza Property since 2006 and has expanded its space from 5,000 square feet of office space to 9,632 square feet of office space. The tenant has 1,600 square feet of space that expires in November 2027, while the remaining 8,032 square feet expire in March 2029. Bikur Cholim has no remaining renewal options or termination options remaining with respect to any of its space.

The following table presents a summary regarding the major tenants at the Robert Pitt Professional Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Gemstar, Inc.	NR/NR/NR	38,075	25.4%	$640,545	16.9%	$16.82	7/31/2041	None	N
Gross Sales	NR/NR/NR	16,785	11.2%	$234,990	6.2%	$14.00	7/31/2041	None	N
Bikur Cholim	NR/NR/NR	9,632	6.4%	$286,205	7.6%	$29.71	Various(2)	None	N
New York Life Insurance Co.	AAA/Aa1/AA+	6,300	4.2%	$205,456	5.4%	$32.61	12/31/2029	1 x 5 yr	N
Circle of Friends of Rockland	NR/NR/NR	6,250	4.2%	$193,125	5.1%	$30.90	6/30/2030	None	N
Subtotal/Wtd. Avg.		77,042	51.5%	$1,560,321	41.3%	$20.25

Other Tenants		71,087	47.5%	$2,221,638	58.7%	$31.25
Occupied Subtotal/Wtd. Avg.		148,129	98.9%	$3,781,959	100.0%	$25.53

Vacant Space		1,582	1.1%
Total/Wtd. Avg.		149,711	100.0%

(1)	Based on the underwritten rent roll dated June 16, 2026, reflecting rent steps through July 2027.
(2)	8,032 square feet of Bikur Cholim’s space expires March 2029, while the remaining 1,600 square feet expire in November 2027.

A-3-92

Mixed Use – Office/Industrial	Loan #12	Cut-off Date Balance:	$25,000,000
19-29 Robert Pitt Drive	Robert Pitt Professional Plaza	Cut-off Date LTV:	62.5%
Monsey, NY 10952		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.0%

The following table presents certain information relating to the lease rollover at the Robert Pitt Professional Plaza Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	24	14,056	9.4%	9.4%	$436,950	11.6%	11.6%	$31.09
2027	30	14,697	9.8%	19.2%	$496,798	13.1%	24.7%	$33.80
2028	18	20,146	13.5%	32.7%	$628,707	16.6%	41.3%	$31.21
2029	13	31,435	21.0%	53.7%	$941,344	24.9%	66.2%	$29.95
2030	5	11,535	7.7%	61.4%	$360,625	9.5%	75.7%	$31.26
2031	1	1,400	0.9%	62.3%	$42,000	1.1%	76.8%	$30.00
2032	0	0	0.0%	62.3%	$0	0.0%	76.8%	$0.00
2033	0	0	0.0%	62.3%	$0	0.0%	76.8%	$0.00
2034	0	0	0.0%	62.3%	$0	0.0%	76.8%	$0.00
2035	0	0	0.0%	62.3%	$0	0.0%	76.8%	$0.00
2036	0	0	0.0%	62.3%	$0	0.0%	76.8%	$0.00
2037 & Thereafter	2	54,860	36.6%	98.9%	$875,535	23.2%	100.0%	$15.96
Vacant Space	0	1,582	1.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(2)	93	149,711	100.0%		$3,781,959	100.0%		$25.53

(1)	Based on the underwritten rent roll dated June 16, 2026, reflecting rent steps through July 2027.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant square footage.

The Market. The Robert Pitt Professional Plaza Property is located in Monsey, New York, approximately 30 miles north of midtown Manhattan, eight miles west of the Hudson River, and two miles north of the New Jersey state border. The Robert Pitt Professional Plaza Property is situated just north of NY Route 59, which serves as the primary retail corridor of the surrounding area. Nearby land uses include the Monsey Family Medical Center, an Ace Hardware-anchored retail/industrial building, the Town Square community shopping center anchored by Evergreen Kosher Market, Amazing Savings, the newly redeveloped Monsey Shoppers Haven, Elmwood Elementary School and several multifamily buildings.

According to the appraisal, the 2025 total population within a one-, three- and five-mile radius of the Robert Pitt Professional Plaza Property was 43,286, 145,201 and 245,815 respectively, and the 2025 average household income within the same radii was $80,435, $121,518 and $154,424, respectively.

According to the appraisal, the Robert Pitt Professional Plaza Property is located within the Rockland County warehouse submarket and the Ramapo-Rockland County office submarket. As of the first quarter of 2026, the vacancy rate in the Rockland County warehouse submarket was 11.0% with an inventory of 21,933,794 square feet and average asking rents of $18.14 per square foot per month. As of the first quarter of 2026, the vacancy rate in the Ramapo-Rockland County office submarket was 13.2% with an inventory of 9,412,476 square feet and average asking rents of $35.52 per square foot.

The following table presents recent leasing data at comparable office properties with respect to the Robert Pitt Professional Plaza Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Robert Pitt Professional Plaza(1)	1966 / 2009	149,711	Circle of Friends of Rockland	6,250	Jul-2025	5.0	$30.90	Modified Gross
Monsey, NY
290 Route 59	2022 / NAP	17,104	Confidential	4,000	Mar-2024	5.0	$25.50	NNN
Spring Valley, NY
33 Downtown	2023 / NAP	150,459	Confidential	12,128	Jan-2026	5.0	$35.00	Modified Gross
Monsey, NY
Ramapo Medical & Professional Building	1980 / 2005	65,000	Available	4,230	Jun-2026	7.0	$28.00	NNN
Suffern-Airmont, NY
Palisades Professional Park	2004 / 2015	38,249	Confidential	1,989	Feb-2023	5	$26.00	NNN
West Nyack, NY

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated June 16, 2026, reflecting rent steps through July 2027, other than Year Built / Renovated.

A-3-93

Mixed Use – Office/Industrial	Loan #12	Cut-off Date Balance:	$25,000,000
19-29 Robert Pitt Drive	Robert Pitt Professional Plaza	Cut-off Date LTV:	62.5%
Monsey, NY 10952		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.0%

The following table presents recent leasing data at comparable industrial properties with respect to the Robert Pitt Professional Plaza Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Robert Pitt Professional Plaza(1)	1966 / 2009	149,711	Gemstar, Inc.	38,075	May-2024	17.0	$14.00	Modified Gross
Monsey, NY
524 Route 303	1980 / 2005	60,400	Says off Design	21,375	Oct-23	5.0	$8.25	NNN
Orangeburg, NY
World Wide Corporate Park	1965 / 1997	341,000	Confidential	26,000	Jun-25	3.0	$14.00	NNN
Orangeburg, NY
Rusten Corp Park	1985	56,170	Confidential	28,000	Oct-24	10.0	$15.00	NNN
Chestnut Ridge, NY
Airport Executive Park	1984 / 2002	43,400	Confidential	2,854	Oct-25	5.0	$13.00	NNN
Nanuet, NY

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated June 16, 2026.

The following table presents information relating to the appraisal’s market rent conclusion for the Robert Pitt Professional Plaza Property:

Market Rent Summary
Tenant Category	Size (SF)	Market Rent (PSF per Year)	Average Lease Term (Years)	Lease Type (Reimbursements)	Rent Increase Projection (per Year)	Tenant Improvements (New Tenant) (PSF)	Tenant Improvements (Renewal) (PSF)
Industrial	48,472	$14.00	10.0	Modified	2.5% per annum	$5.00	$0.00
Office - Large	50,578	$30.00	7.0	Modified	2.5% per annum	$5.00	$0.00
Office - Midsize	36,979	$33.00	5.0	Modified	2.5% per annum	$5.00	$0.00
Office - Small	13,584	$36.00	5.0	Modified	2.5% per annum	$5.00	$0.00

Appraisal. The appraisal concluded to an “As Is” value for the Robert Pitt Professional Plaza Property of $40,000,000 as of June 1, 2026.

Environmental Matters. According to a Phase I environmental report dated June 10, 2026, there was no evidence of any recognized environmental conditions at the Robert Pitt Professional Plaza Property.

A-3-94

Mixed Use – Office/Industrial	Loan #12	Cut-off Date Balance:	$25,000,000
19-29 Robert Pitt Drive	Robert Pitt Professional Plaza	Cut-off Date LTV:	62.5%
Monsey, NY 10952		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Robert Pitt Professional Plaza Property:

Cash Flow Analysis
	2023	2024	2025	4/30/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,391,064	$3,442,514	$3,662,904	$3,719,945	$3,842,169	$25.66
Reimbursements	$425,379	$489,360	$539,264	$554,240	$543,857	$3.63
Other Income(2)	$24,981	$29,341	$11,914	$11,254	$11,254	$0.08
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	$0	($219,301)	($1.46)
Effective Gross Income	$3,841,424	$3,961,215	$4,214,083	$4,285,439	$4,177,978	$27.91

Real Estate Taxes	$462,178	$482,433	$497,010	$508,619	$511,785	$3.42
Insurance	$67,780	$78,569	$68,094	$68,094	$78,031	$0.52
Other Operating Expenses	$534,432	$563,478	$649,429	$651,019	$597,528	$3.99
Total Operating Expenses	$1,064,390	$1,124,480	$1,214,533	$1,227,732	$1,187,344	$7.93

Net Operating Income	$2,777,034	$2,836,735	$2,999,550	$3,057,707	$2,990,634	$19.98
Replacement Reserves	$0	$0	$0	$0	$38,411	$0.26
TI/LC	$0	$0	$0	$0	$112,283	$0.75
Net Cash Flow	$2,777,034	$2,836,735	$2,999,550	$3,057,707	$2,839,940	$18.97

Occupancy (%)(3)	100.0%	99.9%	99.4%	98.9%	95.0%
NOI DSCR	1.61x	1.64x	1.74x	1.77x	1.73x
NCF DSCR	1.61x	1.64x	1.74x	1.77x	1.65x
NOI Debt Yield	11.1%	11.3%	12.0%	12.2%	12.0%
NCF Debt Yield	11.1%	11.3%	12.0%	12.2%	11.4%

(1)	Based on the underwritten rent roll dated June 16, 2026, reflecting rent steps through July 2027.
(2)	Other income includes renovation reimbursements, repair costs and other miscellaneous items.
(3)	Occupancy % represents the average physical occupancies over each respective year with the exception of 4/30/2026 TTM, which is based on the underwritten rent roll dated June 16, 2026. UW Occupancy % represents underwritten economic occupancy. Underwritten physical occupancy is 98.9%.

A-3-95

Mortgage Loan No. 13 – 500 N Gulph

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	King of Prussia, PA 19406
Original Balance:	$24,900,000			General Property Type:	Office
Cut-off Date Balance:	$24,900,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1979/2019
Borrower Sponsor:	Harbor Group International, LLC			Size:	100,820 SF
Guarantors:	Various(1)			Cut-off Date Balance PSF:	$247
Mortgage Rate:	6.4900%			Maturity Date Balance PSF:	$247
Note Date:	7/1/2026			Property Manager:	Urbana Management LLC
Maturity Date:	7/1/2036				(borrower-affiliated)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,689,112
IO Period:	120 months			UW NCF:	$3,517,718
Seasoning:	1 month			UW NOI Debt Yield:	14.8%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF Debt Yield:	14.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	14.8%
Additional Debt Type:	NAP			UW NCF DSCR:	2.15x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,326,048 (3/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,310,155 (12/31/2025)
				3rd Most Recent NOI:	$3,224,718 (12/31/2024)
Reserves				Most Recent Occupancy:	100.0% (8/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2025)
RE Taxes:	$0	$26,607	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$0	Springing(2)	NAP	Appraised Value (as of)(4):	$42,100,000 (5/21/2026)
Replacement Reserve:	$0	$1,260	$30,246	Appraised Value PSF(4):	$418
TI/LC Reserve:	$0	$0	NAP	Cut-off Date LTV Ratio(4):	59.1%
Unfunded Obligations Reserve(3):	$1,624,614	Springing	NAP	Maturity Date LTV Ratio(4):	59.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$24,900,000	55.3%	Purchase Price(5):	$41,500,000	92.2%
Borrower Sponsor Equity(5):	$20,087,378	44.7%	Closing Costs:	$1,862,764	4.1%
			Upfront Reserves:	$1,624,614	3.6%
Total Sources:	$44,987,378	100.0%	Total Uses:	$44,987,378	100.0%

(1)	The non-recourse carveout guarantors for the 500 N Gulph Mortgage Loan (as defined below) are HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC, HGGP Capital XIV, LP, HGGP Capital XV, LP, HGGP Capital XVI, LP, HGGP Capital XVII, LP, Federico Nicolas Weil, Frederico Wilensky and Mariano Sebastian Weil.
(2)	Springing monthly insurance payments are required upon (i) the occurrence of an event of default, (ii) evidence of an acceptable blanket insurance policy is not provided to the lender, or (iii) the borrower does not provide paid receipts for insurance policies at least five days prior to expiration.
(3)	Represents outstanding rent concessions and tenant improvements and/or leasing commissions obligations due to UGI Corporation through January 31, 2031. Pursuant to UGI Corporation’s lease, there is an additional $1,260,250 of outstanding rent concessions and tenant improvements and/or leasing commissions obligations redeemable for the period from February 1, 2031 through January 31, 2034. On or prior to February 1, 2030, the borrowers are required to deposit the remaining $1,260,250 into the Unfunded Obligations Reserve. However, if no cash sweep event period exists as of February 1, 2030, the borrowers may elect to not make the deposit and lender may then commence a cash sweep event period, in which case excess cash flow funds will be deposited into the Unfunded Obligations Reserve as set forth in the 500 N Gulph Mortgage Loan documents.
(4)	Based on the “As Is (With Funded Escrow)” appraised value as of May 21, 2026, which assumes that there is at least $364,364 reserved for tenant improvement allowances per the UGI Corporation lease. At origination, the borrowers reserved $1,624,614 into an Unfunded Obligations Reserve, of which $364,364 is to cover outstanding tenant improvement costs that must be spent prior to February 1, 2031. The appraisal concluded to an “As Is” appraised value of $41,900,000 as of May 21, 2026, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 59.4%.
(5)	At origination, the borrower received a $2,884,864 seller credit for outstanding tenant obligations due to UGI Corporation through January 2034, resulting in a net purchase price of $38,615,136. The borrower deposited $364,364 into an Unfunded Obligations Reserve to cover the outstanding allowance that must be redeemed by February 1, 2031 and $1,260,250 to cover half of the outstanding allowances redeemable by UGI Corporation during the period from February 1, 2031 through January 31, 2034.

The Mortgage Loan. The thirteenth largest mortgage loan (the “500 N Gulph Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,900,000 and secured by a first priority fee mortgage encumbering a 100,820 SF Class A suburban office building located in King of Prussia, Pennsylvania (the “500 N Gulph Property”).

The Borrowers and Borrower Sponsor. The borrowers for the 500 N Gulph Mortgage Loan are two tenant-in-common co-borrowers: 500 North Gulph Associates, LP (97.5219% ownership of the 500 N Gulph Property) and Raintree 500 North Gulph, LLC (2.04781% ownership of the 500 N Gulph Property). 500 North Gulph Associates, LP is a joint venture between entities affiliated with the borrower sponsor, Harbor Group International, LLC (48.925598% interest in the joint venture), and entities affiliated with Urbana Management LLC (51.074402% interest in the joint venture). Raintree 500 North Gulph, LLC is wholly owned by HGGP Capital XVII, L.P., one of the guarantors and an affiliate of Harbor Group International, LLC.

A-3-96

Office – Suburban	Loan #13	Cut-off Date Balance:	$24,900,000
500 North Gulph Road	500 N Gulph	Cut-off Date LTV:	59.1%
King of Prussia, PA 19406		UW NCF DSCR:	2.15x
		UW NOI Debt Yield:	14.8%

Harbor Group International, LLC is a global real estate and investment management firm with over 40 years of experience and over 1,600 employees. As of the fourth quarter in 2025, Harbor Group International, LLC owns and manages 537 assets across the world including approximately 65,000 multifamily units and approximately five million SF of commercial real estate.

The Property. The 500 N Gulph Property is a single tenant, 100,820 SF Class A suburban office building located on a 5.32-acre site in King of Prussia, Pennsylvania that includes 447 total parking spaces (4.43 spaces per 1,000 SF) across a surface lot and a two-story parking garage. The 500 N Gulph Property was originally built in 1979 and was renovated and completely redeveloped in 2019 at a cost of approximately $25,000,000. The renovation included the transformation of the exterior of the building, adding in floor-to-ceiling windows, upgrades to mechanical systems, roof replacement, elevator modernization, a new lobby, and interior finishes and amenity space. Amenities at the 500 N Gulph Property include a coffee bar on each floor, cafeteria with a full-service kitchen, a conference center which accommodates up to 60 people, fitness center, and electric vehicle charging stations. At origination, the borrower sponsor acquired the 500 N Gulph Property pursuant to a purchase and sale agreement dated May 11, 2026 for a $41,500,000 purchase price, which was reduced by an approximately $2,884,864 seller credit for outstanding tenant improvement allowances that the borrower will be responsible for pursuant to the sole tenant’s lease.

The 500 N Gulph Property is currently 100.0% leased to one tenant, UGI Corporation (“UGI”), which has maintained its global headquarters at the 500 N Gulph Property since 2023. UGI’s global headquarters had previously been located less than 0.5 miles from the 500 N Gulph Property for almost 50 years. The 500 N Gulph Property was previously occupied by CSL Behring L.L.C. (“CSL”) pursuant to a 145-month lease which commenced December 15, 2018. CSL leased its space at the 500 N Gulph Property to accommodate a growing workforce, as the firm’s headquarters are located approximately one mile from the 500 N Gulph Property. However, due to the COVID-19 pandemic and the lack of in-office presence, CSL decided to sublease its space in 2022. On February 23, 2023, UGI executed an assignment and assumption of the CSL lease with an assignment effective date of June 22, 2023. Simultaneously with this assignment, UGI negotiated an amendment to the lease to extend the term for an additional 87 months commencing on February 1, 2031, and expiring April 30, 2038.

The Sole Tenant.

UGI Corporation (100,820 SF, 100.0% of NRA, 100.0% of UW Rent). UGI, formerly United Gas Improvement Company, is a publicly traded holding company. Through its subsidiaries and affiliates, UGI distributes, stores, transports, and markets energy products and related services in the United States and Europe, operating in a total of 17 countries, maintaining 19,000 miles of gas mains and serving approximately 2.4 million customers. UGI’s subsidiaries and affiliates operate in the following four business segments: utilities, midstream and marketing, UGI international, and AmeriGas Propane. Across its subsidiaries, UGI is the (i) second largest regulated gas utility company in Pennsylvania, (ii) largest regulated gas utility company in West Virginia based on total customers, (iii) largest retail liquid petroleum gas distributor in the United States based on the volume of propane gallons distributed annually, and (iv) largest liquid petroleum gas distributer in France, Belgium, Denmark, and Luxembourg based on the volume of distributed propane gallons. The 500 N Gulph Property has served as UGI’s global headquarters since 2023. UGI’s current lease is set to expire on April 30, 2038 with one, five-year renewal option remaining and no termination options. If UGI occupies at least 90% of the 500 N Gulph Property and the lease is still in full force and effect, UGI has a right of first offer in the case of a third-party offer to purchase the 500 N Gulph Property. Any transfer in connection with a mortgage foreclosure or any lender otherwise taking any title to the 500 N Gulph Property arising from a default by the borrower under any mortgage loan is specifically excluded, however, such right of first offer would still apply to subsequent transfers.

The following table presents certain information relating to the sole tenant at the 500 N Gulph Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent(2)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Option	Term. Option (Y/N)
UGI Corporation	NR/NR/NR	100,820	100.0%	$4,537,807	100.0%	$45.01	4/30/2038	1 x 5 yr	N
Subtotal/Wtd. Avg.		100,820	100.0%	$4,537,807	100.0%	$45.01

Vacant Space		0	0.0%
Total/Wtd. Avg.		100,820	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2026.
(2)	Annual UW Base Rent is based on the straight-line average of the contractual rent increases over the loan term, which accounts for $599,778 of underwritten rent.

A-3-97

Office – Suburban	Loan #13	Cut-off Date Balance:	$24,900,000
500 North Gulph Road	500 N Gulph	Cut-off Date LTV:	59.1%
King of Prussia, PA 19406		UW NCF DSCR:	2.15x
		UW NOI Debt Yield:	14.8%

The following table presents certain information relating to the lease rollover schedule at the 500 N Gulph Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2037 & Thereafter	1	100,820	100.0%	100.0%	$4,537,807	100.0%	100.0%	$45.01
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	100,820	100.0%		$4,537,807	100.0%		$45.01

(1)	Information obtained from the underwritten rent roll dated June 1, 2026.
(2)	Annual UW Base Rent is based on the straight-line average of the contractual rent increases over the loan term, which accounts for $599,778 of underwritten rent.

The Market. The 500 N Gulph Property is located in King of Prussia, Pennsylvania, a northwestern suburb of Philadelphia. The 500 N Gulph Property is located at an intersection of the Pennsylvania Turnpike and the Schuylkill Expressway, providing access to New Jersey and Pennsylvania via the Pennsylvania Turnpike, and the center of Philadelphia via the Schuylkill Expressway. The 500 N Gulph Property is also in proximity to State Route 422, a commuter expressway connecting the northwestern suburbs of Philadelphia to commercial and employment clusters in King of Prussia and Upper Merion, and Route 202, a north-south highway connecting Montgomery County, Chester County, and Bucks County. The 500 N Gulph Property can also be accessed by various bus routes and Philadelphia’s SEPTA tram service, with the nearest station located within a five-minute walk of the 500 N Gulph Property.

Approximately five miles southeast of the 500 N Gulph Property is Philadelphia’s Main Line, an informally delineated corridor which includes neighborhoods like Villanova, Wayne, Bryn Mawr, and Gladwyne. The Main Line is an affluent area of the Philadelphia region. King of Prussia also benefits from a strong retail presence. Approximately two miles east of the 500 N Gulph Property is the King of Prussia Mall, an approximately 2.9 million SF super regional mall with over 450 stores, boutiques, and restaurants which hosts over 15 million shoppers annually. Additionally, the 500 N Gulph Property is adjacent to the Village at Valley Forge development, which is a 122-acre mixed-use development that includes 2,900 units, 500,000 SF of retail and restaurants, and over one million SF of corporate office and medical space, including the Children’s Hospital of Philadelphia.

According to the appraisal, the 500 N Gulph Property is located in the King of Prussia/Wayne segment within the Montgomery County submarket of the Philadelphia, Pennsylvania metropolitan statistical area (the “Philadelphia MSA”) office market. According to the appraisal, as of the first quarter of 2026, the vacancy rate in the King of Prussia/Wayne office segment was approximately 18.6%, with average asking rents of $32.47 PSF and an inventory of approximately 14.5 million SF. According to the appraisal, as of the first quarter of 2026, the vacancy rate in the Montgomery County submarket was approximately 13.5%, with average asking rents of $28.33 PSF and an inventory of approximately 61.6 million SF. According to the appraisal, as of the first quarter of 2026, the vacancy rate in the Philadelphia MSA office market was approximately 11.1%, with average asking rents of $29.22 PSF and an inventory of 324.9 million SF. According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the 500 N Gulph Property was 7,196, 57,616, and 174,883, respectively. The 2025 average household income within the same radii was $163,858, $173,044, and $163,309, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 500 N Gulph Property:

Market Rent Summary
Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection	Tenant Improvements (New / Renewals)	Leasing Commissions (New / Renewals)	Reimbursements
Office	$40.00	10.0	2.50% per annum	$80.00 / $35.00	6.0% / 3.0%	BYS

A-3-98

Office – Suburban	Loan #13	Cut-off Date Balance:	$24,900,000
500 North Gulph Road	500 N Gulph	Cut-off Date LTV:	59.1%
King of Prussia, PA 19406		UW NCF DSCR:	2.15x
		UW NOI Debt Yield:	14.8%

The following table presents comparable office leases with respect to the 500 N Gulph Property:

Comparable Office Lease Summary
Property Name/Location	Year Built / Renovated	Total SF	Tenant Name	Lease SF	Lease Term (Mos)	Rent PSF(2)	Lease Type
500 N Gulph (1) 500 North Gulph Road King of Prussia, PA	1979 / 2019	100,820	UGI Corporation	100,820	178	$45.01	Modified Gross
Confidential Confidential Malvern, PA	1969 / 2018	321,226	Confidential	277,335	184	$26.88	NNN
CrossPoint at Valley Forge 550 East Swedesford Road Wayne, PA	1974 / 2014	271,277	Mettalurg, Inc.	22,419	127	$46.00	Full Service + TE
680 East Swedesford Road 680 East Swedesford Road Wayne, PA	1971 / 2025	102,260	TE Connectivity	49,773	129	$31.11	NNN
1000 Continental 1000 Continental Drive King of Prussia, PA	2007 / NAP	205,424	Confidential	23,860	127	$45.00	NNN
Devon Park Drive Corporate Campus 1170-1190 Devon Park Drive Wayne, PA	1982 / 2009	250,185	USLI	250,185	240	$20.92	NNN
Eight Tower Bridge 161 Washington Street Conshohocken, PA	2003 / 2023	349,659	Pitcairn Financial Group	15,891	132	$40.00	Full Service + TE
Five Tower Bridge 300 Barr Harbor Drive West Conshohocken, PA	2000 / 2019	209,307	Northeast Series of Lockton Companies, LLC	20,873	128	$40.50	Full Service + TE
155 KOP Road 155 King of Prussia Road Radnor, PA	2023 / NAP	144,685	Arkema S.A.	144,685	120	$41.00	NNN
Two Liberty Place 50 South 16th Street Philadelphia, PA	1990 / 2019	951,038	CIGNA	165,247	156	$38.00	Full Service + TE
2000 Arch Street 2000-24 Arch Street Philadelphia, PA	2026 / NAP	443,714	ACE American Insurance Co (Chubb)	443,714	276	$50.17	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated June 1, 2026 other than Year Built / Renovated.
(2)	Rent PSF for the 500 N Gulph Property is based on the underwritten straight-line average of the contractual rent increases over the loan term. The current contractual rent for UGI is $3,938,029 which equals a Rent PSF of $39.06.

Appraisal. The appraisal concluded an “As-Is (With Funded Escrow)” appraised value for the 500 North Gulph Property of $42,100,000 as of May 21, 2026, which assumes that there is $364,364 reserved for all outstanding tenant improvement allowances. On the origination date of the 500 N Gulph Mortgage Loan, the borrowers reserved $1,624,614 into an Unfunded Obligations Reserve, of which $364,364 is to cover outstanding tenant improvement costs that must be spent prior to February 1, 2031. Without taking into account any reserve amounts, the appraisal concluded to an “As Is” appraised value of $41,900,000 as of May 21, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated April 17, 2026, there was no evidence of any recognized environmental conditions at the 500 N Gulph Property.

A-3-99

Office – Suburban	Loan #13	Cut-off Date Balance:	$24,900,000
500 North Gulph Road	500 N Gulph	Cut-off Date LTV:	59.1%
King of Prussia, PA 19406		UW NCF DSCR:	2.15x
		UW NOI Debt Yield:	14.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 500 N Gulph Property:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,710,176	$3,784,783	$3,860,398	$3,879,807	$4,537,807	$45.01
Reimbursements(2)	$127,697	$145,214	$173,706	$180,389	$278,484	$2.76
Other Income	$28,714	$29,896	$30,117	$30,232	$29,603	$0.29
Less Vacancy & Credit Loss	$0	$0	$0	$0	($240,815)	($2.39)
Effective Gross Income	$3,866,587	$3,959,893	$4,064,221	$4,090,428	$4,605,080	$45.68

Real Estate Taxes	$263,863	$280,956	$294,282	$300,172	$309,983	$3.07
Insurance	$19,078	$21,647	$28,251	$30,638	$39,347	$0.39
Other Expenses	$452,532	$432,572	$431,533	$433,570	$566,637	$5.62
Total Expenses	$735,473	$735,175	$754,066	$764,380	$915,967	$9.09

Net Operating Income	$3,131,114	$3,224,718	$3,310,155	$3,326,048	$3,689,112	$36.59
Capital Expenditures	$0	$0	$0	$0	$20,164	$0.20
TI/LC	$0	$0	$0	$0	$151,230	$1.50
Net Cash Flow	$3,131,114	$3,224,718	$3,310,155	$3,326,048	$3,517,718	$34.89

Occupancy %(3)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.91x	1.97x	2.02x	2.03x	2.25x
NCF DSCR	1.91x	1.97x	2.02x	2.03x	2.15x
NOI Debt Yield	12.6%	13.0%	13.3%	13.4%	14.8%
NCF Debt Yield	12.6%	13.0%	13.3%	13.4%	14.1%

(1)	UW Gross Potential Rent is based on the straight-line average of the contractual rent increases over the loan term, which accounts for $599,778 of underwritten rent. The increase from 3/31/2026 TTM Net Operating Income to UW Net Operating Income is primarily due to inclusion of such rent increases.
(2)	UW Reimbursements are based on the appraisal’s projection. UGI is responsible for reimbursing the borrowers for real estate taxes and operating expenses that exceed the base year, which is currently defined as the 2019 calendar year.
(3)	UW Occupancy % represents economic occupancy. 3/31/2026 TTM Occupancy (%) is based on the underwritten rent roll dated as of June 1, 2026. Historical occupancy figures represent physical occupancy.

A-3-100

Mortgage Loan No. 14 – Lofts at College Hill

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Topeka, KS 66604
Original Balance:	$19,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$19,000,000			Detailed Property Type(2):	Garden
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2008/NAP
Borrower Sponsor:	Consolidated Capital Investments, LLC			Size(3):	209 Units
Guarantor:	Consolidated Capital Investments, LLC			Cut-off Date Balance per Unit(3):	$90,909
Mortgage Rate:	7.0900%			Maturity Date Balance per Unit(3):	$90,909
Note Date:	7/16/2026			Property Manager:	Eucalyptus Real Estate, LLC
Maturity Date:	8/1/2036				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,843,952
IO Period:	120 months			UW NCF:	$1,783,045
Seasoning:	0 months			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	L(24),D(92),O(4)			UW NCF Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.31x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,688,247 (5/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,634,156 (12/31/2025)
				3rd Most Recent NOI:	$1,439,191 (12/31/2024)
				Most Recent Occupancy(2)(3):	96.2% (6/25/2026)
Reserves				2nd Most Recent Occupancy:	90.4% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	92.4% (12/31/2024)
RE Taxes:	$85,587	$28,529	NAP	Appraised Value (as of):	$27,600,000 (5/20/2026)
Insurance:	$0	Springing(1)	NAP	Appraised Value per Unit(3):	$132,057
Replacement Reserve:	$0	$5,076	NAP	Cut-off Date LTV Ratio:	68.8%
Deferred Maintenance:	$99,375	$0	NAP	Maturity Date LTV Ratio:	68.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$19,000,000	92.5%	Loan Payoff:	$19,758,505	96.2%
Borrower Sponsor Equity:	$1,537,916	7.5%	Closing Costs:	$594,449	2.9%
			Upfront Reserves:	$184,962	0.9%
Total Sources:	$20,537,916	100.0%	Total Uses:	$20,537,916	100.0%

(1)	The borrower will not be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums for so long as an acceptable blanket policy is in place. An acceptable blanket policy was in place at the origination of the Lofts at College Hill Mortgage Loan (as defined below).
(2)	Given the proximity to Washburn University, the Lofts at College Hill Property (as defined below) is mostly leased to students on a per-unit basis. The Lofts at College Hill Property operates as a conventional multifamily asset with leases structured by the apartment unit rather than by the bed. The most recent occupancy includes preleased units for students that have signed leases for the 2026-2027 academic year.
(3)	The Lofts at College Hill Property contains 204 multifamily units and five ground-floor retail suites (12,990 SF). Per unit calculations are based on 209 units. Most Recent Occupancy includes the retail units, which are 100.0% leased as of June 25, 2026. See “The Property” section below for further information on the retail leases.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Lofts at College Hill Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,000,000 and secured by a first priority fee mortgage encumbering a 209-unit multifamily community located in Topeka, Kansas (the “Lofts at College Hill Property”).

The Borrower and the Borrower Sponsor. The borrower is C Hill Apartments LLC, a Kansas limited liability company and single purpose entity. The borrower sponsor and non-recourse carveout guarantor is Consolidated Capital Investments, LLC (“CCI”).

CCI is a multifamily owner-operator headquartered in Oklahoma City. CCI was originally founded in 2012 by Edward S. Snyder and David Lieberman. The firm is controlled by Megan McGinnis, who serves as successor manager and control party for the borrower sponsor and is actively involved in the day-to-day operations of CCI. Lew McGinnis (Megan McGinnis’s father) has over 55 years of real estate experience and is also involved in daily operations. As of December 31, 2025, CCI's portfolio consisted of 116 properties in Kansas and Oklahoma, totaling 12,000 units with an estimated total valuation of over $853 million. The majority of CCI’s assets are located in major Kansas metropolitan areas.

CCI is also the borrower sponsor and non-recourse carveout guarantor with respect to the Pointe on College, District at Manhattan, Meadowlark Apartments and St. James Apartments mortgage loans.

The Property. The Lofts at College Hill Property is a 204-unit garden style multifamily community that features five additional ground-floor retail suites located in Topeka, Kansas. Situated on a 7.58-acre site, the Lofts at College Hill Property was constructed in 2008 and is comprised of eight two-, three- and four-story apartment and townhome buildings and includes approximately 12,990 SF of ground floor retail space. Common area amenities include a leasing office/clubhouse building with resident lounge, kitchen, theater, fitness center, and business center, as well as an in-ground swimming pool with

A-3-101

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$19,000,000
1425 Southwest Lane Street	Lofts at College Hill	Cut-off Date LTV:	68.8%
Topeka, KS 66604		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	9.7%

sundeck and hot tub. Unit amenities include fully equipped kitchens with electric stoves, microwaves, refrigerators, in-unit stackable washer/dryers, composite counter tops, stainless steel sinks, ceiling fans and a balcony or patio. All units are rented at market rent with no restricted leases. The Lofts at College Hill Property includes 230 parking spaces, which equates to a parking ratio of 1.10 spaces per unit.

In addition to the residential component, the Lofts at College Hill Property includes 12,990 SF of ground-floor commercial space across five retail suites. Restore Therapy occupies three suites totaling 7,794 SF, or 60.0% of the retail space by SF, and has been a tenant at the Lofts at College Hill Property since 2021. Restore Therapy's current leases extend through July 31, 2028 and generate an aggregate rent of $132,000 annually ($16.94 PSF). The remaining two suites, totaling 5,196 SF, are leased to The Dirty Bird LLC, with a lease commencement date of July 1, 2026, at aggregate annual rent of $30,000 ($5.77 PSF) and expiring on June 30, 2029.

The borrower sponsor acquired the Lofts at College Hill Property in 2017. From 2023 through 2025, the borrower sponsor invested approximately $1.42 million in capital expenditures, including approximately $1.07 million of interior improvements and $346,000 of exterior and property-level improvements. Given the proximity to Washburn University, the Lofts at College Hill Property is mostly leased to students. The Lofts at College Hill Property operates as a conventional multifamily asset, with leases structured by the apartment unit rather than by the bed. No concessions were offered on new leases executed during the past 12 months. As of June 25, 2026, the Lofts at College Hill Property was 96.2% occupied, including retail tenants. Occupancy includes preleased units for students that have signed leases for the 2026-2027 academic year.

The following table presents certain information relating to the multifamily unit mix at the Lofts at College Hill Property:

Multifamily Unit Mix(1)
Unit Mix / Type	Units	Occupied Units(2)	% Occupied(2)	Average SF per Unit	Total SF	Monthly Average Rent per Unit(3)	Monthly Average Market Rent per Unit(4)
Studio	8	8	100.0%	542	4,336	$675	$695
1 BR 1 BA	56	54	96.4%	816	45,696	$903	$925
2 BR 2 BA(5)	59	58	98.3%	1,202	70,945	$994	$1,025
2 BR 2.5 BA	25	24	96.0%	1,382	34,544	$1,389	$1,382
3 BR 3 BA	31	31	100.0%	1,161	35,991	$1,242	$1,285
4 BR 2 BA(5)	25	21	84.0%	1,320	33,000	$1,380	$1,425
Retail	5	5	100.0%	2,598	12,990	$2,700	$3,031
Total/Wtd. Avg.	209	201	96.2%	1,136	237,502	$1,125	$1,163

(1)	Based on the borrower rent roll dated June 25, 2026 and includes the five ground-floor retail suites. See “The Property” section above for further information on the retail leases.
(2)	Occupied Units and % Occupied includes preleased units for students that have signed leases for the 2026-2027 academic year.
(3)	Monthly Average Rent per Unit is based on occupied units.
(4)	Source: Appraisal.
(5)	2 BR 2 BA includes one model unit and 4 BR 2 BA includes one corporate unit which are both underwritten as vacant.

The Market. The Lofts at College Hill Property is located in central Topeka, in a primarily residential neighborhood situated between the Downtown Topeka Central Business District and the Washburn University campus. The Lofts at College Hill Property is situated near commercial and recreational amenities, including Seabrook Apple Market and Walmart Neighborhood Market, with additional commercial services and lodging concentrated along the perimeter and major thoroughfares. Access to the Lofts at College Hill Property from the greater Topeka metro area is facilitated by primary thoroughfares Southwest Topeka Boulevard and Southwest Huntoon Street, with secondary access provided by Southwest Washburn Avenue and Southwest Lane Street. Public transit is provided by Topeka Metro bus service. The nearest commercial airport, Topeka Regional Airport, is situated approximately 8 miles from the Lofts at College Hill Property.

The Lofts at College Hill Property is located within the Topeka, Kansas Metropolitan Statistical Area. Within the region, employment is led by the services sector, followed by public administration and retail trade, manufacturing, construction, finance, insurance, and real estate. Major employers include the State of Kansas (8,500 employees), Stormont Vail Health (5,300 employees), Topeka Public Schools (2,800 employees), BNSF Railway (2,100 employees), Goodyear (1,600 employees) and Washburn University (1,400 employees). According to a third-party research report, as of the second quarter of 2026, the Lofts at College Hill Property is located within the Topeka multifamily market and the Shawnee County multifamily submarket. The overall submarket has a vacancy rate of 8.2% and average asking rents of $980 per unit per month.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Lofts at College Hill Property was 13,693, 75,035 and 126,233, respectively. The estimated 2025 average household income within the same radii was $65,362, $68,139 and $77,806, respectively.

A-3-102

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$19,000,000
1425 Southwest Lane Street	Lofts at College Hill	Cut-off Date LTV:	68.8%
Topeka, KS 66604		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	9.7%

The following table presents information regarding certain competitive properties to the Lofts at College Hill Property:

Competitive Rental Properties Summary
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Average SF/Unit	Number of Units	Average Monthly Rent/Unit	Distance to Subject
Lofts at College Hill 1425 Southwest Lane Street Topeka, KS	2008 / NAP	Garden	96.2%(1)	Studio - 542 1BR - 816 2BR - 1,256 3BR - 1,161 4BR - 1,320	209(1)	Studio - $675(1) 1BR - $903(1) 2BR - $1,110(1) 3BR - $1,242(1) 4BR - $1,380(1)	-
Wheatfield Village Apartments 2759 SW Fairlawn Road Topeka, KS	2022 / NAP	Mid-Rise	98.8%	Studio - 598 1BR - 798 2BR - 1,154	173	Studio – $1,699 1BR – $2,047 2BR – $2,493	4.5 miles
The Overlook Apartments 1310 SW Overlook Drive Topeka, KS	2002 / NAP	Garden	98.4%	1BR - 886 2BR - 1,188 3BR - 1,326	318	1BR - $1,463 2BR - $1,706 3BR - $1,916	4.4 miles
Woodland Park at Soldier Creek 122 NW Walnut Grove Road Topeka, KS	2008 / NAP	Garden	98.7%	1BR - 705 2BR - 848	236	1BR - $1,127 2BR - $1,450	5.1 miles
Westgate Village Apartments 5237 SW 20th Terrace Topeka, KS	1970 / 2014	Garden	94.8%	1BR - 800 2BR - 1,020 3BR - 1,100	97	1BR - $958 2BR - $1,170 3BR - $1,300	3.2 miles

Source:	Appraisal.
(1)	Based on the borrower rent roll dated June 25, 2026 and includes the five ground-floor retail suites. Average Monthly Rent per Unit is based on occupied units.

Appraisal. The appraiser concluded to an “as-is” value for the Lofts at College Hill Property of $27,600,000 as of May 20, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 28, 2026, there was no evidence of any recognized environmental conditions at the Lofts at College Hill Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Lofts at College Hill Property:

Cash Flow Analysis
	2023	2024	2025	5/31/2026 TTM	UW	UW Per Unit(2)
Gross Potential Rent(1)	$2,227,607	$2,283,065	$2,503,463	$2,590,644	$2,670,727	$13,092
Utility Reimbursement	$115,261	$131,810	$107,829	$73,260	$73,260	$359
Net Commercial Income	$0	$0	$0	$0	$153,900	$754
Potential Gross Income	$2,342,868	$2,414,875	$2,611,292	$2,663,904	$2,897,887	$14,205
Vacancy/Credit Loss	$0	$0	$0	$0	($133,536)	($655)
Other Income	$55,025	$46,342	$65,081	$58,290	$58,290	$286
Effective Gross Income	$2,397,893	$2,461,217	$2,676,373	$2,722,194	$2,822,641	$13,836

Real Estate Taxes	$355,928	$355,890	$356,024	$360,879	$329,182	$1,614
Insurance	$118,249	$135,182	$109,167	$95,599	$91,587	$449
Other Operating Expenses	$567,192	$530,954	$577,026	$577,469	$557,920	$2,735
Total Operating Expenses	$1,041,369	$1,022,026	$1,042,217	$1,033,947	$978,689	$4,797

Net Operating Income	$1,356,524	$1,439,191	$1,634,156	$1,688,247	$1,843,952	$9,039
Replacement Reserves	$53	$0	$0	$0	$60,907	$299
Net Cash Flow	$1,356,471	$1,439,191	$1,634,156	$1,688,247	$1,783,045	$8,740

Occupancy	94.8%	92.4%	90.4%	96.2%(3)	95.0%(4)
NOI DSCR	0.99x	1.05x	1.20x	1.24x	1.35x
NCF DSCR	0.99x	1.05x	1.20x	1.24x	1.31x
NOI Debt Yield	7.1%	7.6%	8.6%	8.9%	9.7%
NCF Debt Yield	7.1%	7.6%	8.6%	8.9%	9.4%

(1)	UW Gross Potential Rent is based on the borrower rent roll dated June 25, 2026, including preleased units for students that have signed leases for the 2026-2027 academic year.
(2)	UW Per Unit excludes the five ground-floor retail suites.
(3)	Represents occupancy based on the borrower rent roll dated June 25, 2026.
(4)	Based on an economic vacancy of 5.0%.
A-3-103

Mortgage Loan No. 15 – NYC Retail Collection

Mortgage Loan Information					Property Information
Mortgage Loan Seller:	MSMCH				Single Asset/Portfolio:	Portfolio
					Location:	Various, NY Various
Original Balance:	$17,250,000				General Property Type(3):	Various
Cut-off Date Balance:	$17,250,000				Detailed Property Type(3):	Various
% of Initial Pool Balance:	2.5%				Title Vesting:	Fee
Loan Purpose(1):	Acquisition/Refinance				Year Built/Renovated(3):	Various/NAP
Borrower Sponsor:	Albert Rabizadeh				Size(4):	11,880 SF
Guarantor:	Albert Rabizadeh				Cut-off Date Balance per SF:	$1,452
Mortgage Rate:	6.7100%				Maturity Date Balance per SF:	$1,452
Note Date:	6/30/2026				Property Manager:	Self-managed
Maturity Date:	7/1/2036
Term to Maturity:	120 months				Underwriting and Financial Information
Amortization Term:	0 months				UW NOI:	$1,677,918
IO Period:	120 months				UW NCF:	$1,645,296
Seasoning:	1 month				UW NOI Debt Yield:	9.7%
Prepayment Provisions:	L(25),D(88),O(7)				UW NCF Debt Yield:	9.5%
Lockbox/Cash Mgmt Status:	Springing/Springing				UW NOI Debt Yield at Maturity:	9.7%
Additional Debt Type:	NAP				UW NCF DSCR:	1.40x
Additional Debt Balance:	NAP				Most Recent NOI:	$1,556,010 (5/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)				2nd Most Recent NOI:	$1,612,734 (12/31/2025)
Reserves					3rd Most Recent NOI:	$1,362,846 (12/31/2024)
Type	Initial	Monthly		Cap	Most Recent Occupancy(5):	100.0% (6/1/2025)
RE Taxes:	$28,331	$28,331		NAP	2nd Most Recent Occupancy(5):	100.0% (12/31/2025)
Insurance:	$1,575	$1,575		NAP	3rd Most Recent Occupancy(5):	100.0% (12/31/2024)
Replacement Reserve:	$0	$206		$7,417	Appraised Value (as of)(3):	$29,000,000 (Various)
Deferred Maintenance:	$8,234	$0		NAP	Appraised Value per SF(3):	$2,441
TI/LC Reserve:	$0	$2,513		NAP	Cut-off Date LTV Ratio:	59.5%
Condominium Assessment Reserve:	$5,381	Springing	(2)	NAP	Maturity Date LTV Ratio:	59.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$17,250,000	77.3%	Purchase Price:	$17,000,000	76.2%
Borrower Sponsor Equity:	$5,073,196	22.7%	Loan Payoff(3):	$4,441,308	19.9%
			Closing Costs:	$838,368	3.8%
			Upfront Reserves:	$43,521	0.2%
Total Sources:	$22,323,196	100.0%	Total Uses:	$22,323,196	100.0%

(1)	At origination, proceeds from the NYC Retail Collection Mortgage Loan (as defined below) were used to acquire the 325 Fifth Ave Property (as defined below) and refinance the existing debt on the McDonald’s Hillside Leased Fee Property (as defined below).
(2)	If, at any time, the lender determines that the amount on deposit in the Condominium Assessment Reserve will be insufficient to pay at least two months of condominium assessments in full on the next occurring date the same are due based on the current condominium budget, the borrower is required to make any required true-up deposit into the reserve account which will be sufficient to make up such insufficiency.
(3)	See “Portfolio Summary” below.
(4)	Size includes 5,850 SF of non-collateral improvements which encumber the land of the McDonald’s Hillside Leased Fee Property. The McDonald’s Hillside Leased Fee Property is under a ground lease to McDonald’s Corporation which commenced on July 1, 1990 and expires on December 22, 2030 with no extension options.
(5)	Occupancy statistics are based on the 325 Fifth Ave Property.

The Mortgage Loan. The fifteenth largest mortgage loan (the “NYC Retail Collection Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $17,250,000 and secured by a first priority fee mortgage encumbering one retail property (the “325 Fifth Ave Property”) located in New York, New York and one leased fee property which is improved with a standalone 5,850 SF McDonald’s restaurant (the “McDonald’s Hillside Leased Fee Property”) located in Jamaica, New York totaling 11,880 SF (together, the “NYC Retail Collection Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the NYC Retail Collection Mortgage Loan are Empire State Retail LLC and Homes and More LLC, each a single-purpose Delaware limited liability company. The borrowers are wholly owned by Albert Rabizadeh, the borrower sponsor and non-recourse carveout guarantor.

Albert Rabizadeh has over 40 years of real estate experience and currently serves as the president of Global Asset Management, LLC, a position Mr. Rabizadeh has held since 1986. Global Asset Management, LLC is a real estate investment, development, and management firm based in New York City. Since 1982, Global Asset Management, LLC has developed a portfolio of office, retail, mixed use and industrial properties across Manhattan, Brooklyn, Queens and the Bronx. As of December 31, 2025, Global Asset Management, LLC’s portfolio consists of 13 commercial properties in New York.

A-3-104

Various - Various	Loan #15	Cut-off Date Balance:	$17,250,000
Various	NYC Retail Collection	Cut-off Date LTV:	59.5%
Various, NY Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	9.7%

The Properties. The NYC Retail Collection Properties consist of an anchored retail property and leased fee property that are located within approximately 13.0 miles of one another in New York City. The NYC Retail Collection Properties total 11,880 SF, including 6,030 of collateral improvements and 5,850 of non-collateral improvements. As of June 1, 2026, the NYC Retail Collection Properties are 100% leased.

325 Fifth Ave Property

The 325 Fifth Ave Property is a 6,030 SF retail condominium unit within a condominium building located on Fifth Avenue between 32nd and 33rd Street in Midtown Manhattan. Originally built in 2005, the condominium consists of 41 stories of mixed use residential and commercial space, containing 317,446 SF of gross building area. The condominium is comprised of 20 residential units, 105 storage units, a ground floor retail unit (the 325 Fifth Ave Property) and a parking garage. The borrower has a 1.8409% common interest in the condominium. As of June 1, 2026, the 325 Fifth Ave Property is 100% leased to three tenants.

McDonald’s Hillside Leased Fee Property

The McDonald’s Hillside Leased Fee Property consists of approximately 32,000 SF of land located in Jamaica, New York, which is encumbered by a ground lease with McDonald’s Corporation that commenced on July 1, 1990 and ends on December 22, 2030. McDonald’s Corporation owns the improvements and fixtures currently located on the McDonald’s Hillside Leased Fee Property, which improvements do not serve as collateral for the McDonald’s Hillside Leased Fee Property. The non-collateral improvements consist of a 5,850 SF free standing McDonald’s restaurant which was built in 1991 and most recently renovated in 2017.

The following table presents certain information relating to the NYC Retail Collection Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Total SF(1)	% Total SF	Occupancy(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value
325 Fifth Ave	New York, NY	2005 / NAP	6,030	50.8%	100.0%	$9,520,000	55.2%	$16,000,000	55.2%
McDonald’s Hillside Leased Fee	Jamaica, NY	NAP / NAP	5,850	49.2%	NAP	$7,730,000	44.8%	$13,000,000	44.8%
Total/Wtd. Avg.			11,880	100.0%	100.0%	$17,250,000	100.0%	$29,000,000	100.0%

Source: Appraisals, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated June 1, 2026.

Major Collateral Tenants.

Bon Chon Chicken (2,266 SF, 19.1% of portfolio NRA, 19.8% of UW Rent). Bon Chon Chicken is a Korean fried chicken restaurant that was founded in 2002 in Busan, South Korea. Bon Chon Chicken currently has franchises operating in 27 states within the United States and 14 other countries around the world. Bon Chon Chicken has occupied its space at the 325 Fifth Ave Property since December 2009 and has a current lease expiration date of March 31, 2033. Bon Chon Chicken has one, 18-month renewal option and no termination options.

Hanmi Bank (2,073 SF, 17.4% of portfolio NRA, 30.0% of UW Rent). Hanmi Bank is a Korean bank which was founded in 1982 as the first Korean American bank. Hanmi Bank is headquartered in Los Angeles, California with over 32 locations and five loan production offices in nine states. Hanmi Bank offers real estate, commercial small business administration loans, and trade finance lending services to small and middle market businesses. The location at the 325 Fifth Ave Property is the only Hanmi Bank location in Manhattan, and is situated within the Koreatown neighborhood. Hanmi Bank has occupied its space at the 325 Fifth Ave Property since April 2017 and has a current lease expiration date of October 31, 2032. Hanmi Bank has one, five-year extension option remaining and no termination options.

Xing Fu Tang (1,691 SF, 14.2% of portfolio NRA, 16.9% of UW Rent). Xing Fu Tang is a Taiwanese multinational chain of bubble tea restaurants. Xing Fu Tang was founded in Taipei in 2018 by Edison Chen, and has since expanded to over 100 locations across the world, including seven locations in the United States open since 2020. Xing Fu Tang has occupied its space at the 325 Fifth Ave Property since September 2023 and has a current lease expiration date of September 30, 2033. Xing Fu Tang has one, five-year renewal option and no termination options.

A-3-105

Various - Various	Loan #15	Cut-off Date Balance:	$17,250,000
Various	NYC Retail Collection	Cut-off Date LTV:	59.5%
Various, NY Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	9.7%

The following table presents a summary regarding the major tenants at the NYC Retail Collection Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Option	Term. Option (Y/N)
Collateral Tenants
Bon Chon Chicken	NR/NR/NR	2,266	19.1%	$432,600	19.8%	$190.91	3/31/2033	1 x 1.5 yr	N
Hanmi Bank	NR/NR/NR	2,073	17.4%	$655,653	30.0%	$316.28	10/31/2032	1 x 5 yr	N
Xing Fu Tan	NR/NR/NR	1,691	14.2%	$370,800	16.9%	$219.28	9/30/2033	1 x 5 yr	N
Subtotal/Wtd. Avg.		6,030	50.8%	$1,459,053	66.7%	$241.97

Non-Collateral Improvements
McDonald’s(3)	NR/Baa1/BBB+	5,850	49.2%	$729,465	33.3%	$124.69	12/22/2030	None	N
Subtotal/Wtd. Avg.		11,880	100.0%	$2,188,518	100.0%	$184.22

Vacant Space		0	0.0%
Total/Wtd. Avg.		11,880	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	SF information represents the non-collateral improvements which encumber the McDonald’s Hillside Leased Fee Property. Rent information and lease expiration are based on the contractual ground lease between McDonald’s Corporation and the related borrower.

The following table presents certain information relating to the lease rollover at the NYC Retail Collection Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030(3)	1	5,850	49.2%	49.2%	$729,465	33.3%	33.3%	$124.69
2031	0	0	0.0%	49.2%	$0	0%	33.3%	$0.00
2032	1	2,073	17.4%	66.7%	$655,653	30.0%	63.3%	$316.28
2033	2	3,957	33.3%	100.0%	$803,400	36.7%	100.0%	$203.03
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2037 & Beyond	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant(5)	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	4	11,880	100.0%		$2,188,518	100.0%		$184.22

(1)	Information obtained from the underwritten rent roll dated June 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	SF information represents the non-collateral improvements which encumber the McDonald’s Hillside Leased Fee Property. Rent information and lease expiration for the McDonald’s Hillside Leased Fee Property is based on the contractual ground lease between McDonald’s Corporation and the related borrower.

The Markets. The NYC Retail Collection Properties are each located in New York, approximately 13.0 miles apart. The 325 Fifth Ave Property is located in Midtown Manhattan, amongst several landmarks, restaurants, retail shops, and other major tourist attractions such as the Empire State Building. The 325 Fifth Ave Property is located in the Koreatown (“K-town”) neighborhood of Manhattan. K-town is an area filled with Korean culture featuring businesses ranging from small restaurants and beauty salons to large branches of Korean banking conglomerates. The 325 Fifth Ave Property is accessible from nearby subway stops like 34th Street Penn Station and 34th Street Herald Square, which provides access to many subway lines such as the 1, 2, 3, F, B, N and Q trains. Additionally, the 325 Fifth Ave Property is in proximity to the Port Authority Bus Terminal and Times Square subway station, which is the largest in the city.

The McDonald’s Hillside Leased Fee Property is located in Jamaica, Queens, on the corner of Hillside Avenue and Avon Street. The immediate area of the McDonald’s Hillside Leased Fee Property is primarily residential with a mix of retail and commercial uses concentrated along Hillside Avenue. The McDonald’s Hillside Leased Fee Property’s corner location provides visibility along a busy traffic area which provides access to neighborhood amenities such as schools, local retail, and public transportation options.

A-3-106

Various - Various	Loan #15	Cut-off Date Balance:	$17,250,000
Various	NYC Retail Collection	Cut-off Date LTV:	59.5%
Various, NY Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	9.7%

According to the appraisal, the 325 Fifth Ave Property is located within the Herald Square/West 34th Street retail submarket within the Manhattan retail market. According to the appraisal, as of the fourth quarter of 2025, the Herald Square/West 34th Street retail submarket had a total availability rate of 33.9% and average asking rents of $480 PSF.

According to the appraisal, the McDonald’s Hillside Leased Fee Property is located within the Hillside Avenue retail corridor of the South Queens retail market. According to the appraisal, as of the first quarter of 2026, the Hillside Avenue retail corridor had a total building count of 120 buildings, a total inventory of 526,178 SF, a vacancy rate of 3.1%, net absorption of -4,000 SF and average rental rates of $48.37 PSF. According to the appraisal, as of the first quarter of 2026, the South Queens retail market had a total building count of 3,690 buildings, a total inventory of 21,944,762 SF, a vacancy rate of 5.7%, negative net absorption of -6,226 SF and average rental rates of $48.22 PSF.

Appraisals. The appraisals concluded to an “As-Is” appraised value for the 325 Fifth Ave Property of $16,000,000 as of March 1, 2026, an “As-Is” appraised value for the McDonald’s Hillside Leased Fee Property of $13,000,000 as of June 16, 2026.

Environmental Matters. According to the Phase I environmental site assessments dated between March 18, 2026 and June 12, 2026, there was no evidence of any recognized environmental conditions at the NYC Retail Collection Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the NYC Retail Collection Properties:

Cash Flow Analysis
	2023	2024	2025	5/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$1,677,929	$1,761,703	$1,989,549	$1,938,026	$2,188,518	$184.22
Reimbursements	$25,062	$25,854	$38,733	$32,780	$49,069	$4.13
Discounts Concessions	($155,769)	($500)	$0	$0	$0	$0.00
Other Income	$36	$3,629	$3,522	$2,842	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($109,426)	($9.21)
Effective Gross Income	$1,547,259	$1,790,686	$2,031,804	$1,973,648	$2,128,162	$179.14

Real Estate Taxes	$300,406	$318,745	$321,609	$315,294	$339,610	$28.59
Insurance	$36,679	$45,110	$42,922	$41,853	$18,349	$1.54
Other Expenses	$67,187	$63,986	$54,539	$60,491	$92,284	$7.77
Total Expenses(2)	$404,272	$427,841	$419,070	$417,638	$450,243	$37.90

Net Operating Income	$1,142,986	$1,362,846	$1,612,734	$1,556,010	$1,677,918	$141.24
Capital Expenditures(3)	$0	$0	$0	$0	$2,472	$0.21
TI/LC(3)	$0	$0	$0	$0	$30,150	$2.54
Net Cash Flow	$1,142,986	$1,362,846	$1,612,734	$1,556,010	$1,645,296	$138.49

Occupancy %(4)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	0.97x	1.16x	1.37x	1.33x	1.43x
NCF DSCR	0.97x	1.16x	1.37x	1.33x	1.40x
NOI Debt Yield	6.6%	7.9%	9.3%	9.0%	9.7%
NCF Debt Yield	6.6%	7.9%	9.3%	9.0%	9.5%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated June 1, 2026. UW Gross Potential Rent includes the McDonald’s annual ground rent payment of $729,466 for the McDonald’s Hillside Leased Fee Property.
(2)	Since McDonald’s owns and maintains the improvements, there are no expenses associated with the McDonald’s Hillside Leased Fee Property besides legal and professional expenses paid by the borrower .
(3)	Since McDonald’s owns and maintains the improvements, capital expenditures and TI/LC costs for McDonald’s are waived.
(4)	UW Occupancy % represents economic occupancy. 5/31/2026 TTM Occupancy % is based on the underwritten rent roll dated June 1, 2026.

A-3-107

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Annex A-4

ONE DAG MORTGAGE LOAN AMORTIZATION SCHEDULE

Due Date	Mortgage Loan Ending Principal Balance ($)	Due Date	Mortgage Loan Ending Principal Balance ($)	Due Date	Mortgage Loan Ending Principal Balance ($)
6/6/2026	30,000,000.00	11/6/2030	30,000,000.00	4/6/2035	28,747,013.90
7/6/2026	30,000,000.00	12/6/2030	30,000,000.00	5/6/2035	28,712,683.36
8/6/2026	30,000,000.00	1/6/2031	30,000,000.00	6/6/2035	28,685,611.57
9/6/2026	30,000,000.00	2/6/2031	30,000,000.00	7/6/2035	28,650,935.09
10/6/2026	30,000,000.00	3/6/2031	30,000,000.00	8/6/2035	28,623,503.82
11/6/2026	30,000,000.00	4/6/2031	30,000,000.00	9/6/2035	28,595,912.86
12/6/2026	30,000,000.00	5/6/2031	30,000,000.00	10/6/2035	28,560,731.02
1/6/2027	30,000,000.00	6/6/2031	30,000,000.00	11/6/2035	28,532,774.61
2/6/2027	30,000,000.00	7/6/2031	29,972,728.69	12/6/2035	28,497,237.06
3/6/2027	30,000,000.00	8/6/2031	29,952,992.54	1/6/2036	28,468,911.01
4/6/2027	30,000,000.00	9/6/2031	29,933,141.50	2/6/2036	28,440,420.05
5/6/2027	30,000,000.00	10/6/2031	29,905,493.51	3/6/2036	28,396,961.13
6/6/2027	30,000,000.00	11/6/2031	29,885,365.94	4/6/2036	28,368,051.30
7/6/2027	30,000,000.00	12/6/2031	29,857,448.79	5/6/2036	28,331,585.71
8/6/2027	30,000,000.00	1/6/2032	29,837,041.52	6/6/2036	28,302,295.27
9/6/2027	30,000,000.00	2/6/2032	29,816,515.44
10/6/2027	30,000,000.00	3/6/2032	29,780,550.92
11/6/2027	30,000,000.00	4/6/2032	29,759,695.97
12/6/2027	30,000,000.00	5/6/2032	29,731,070.80
1/6/2028	30,000,000.00	6/6/2032	29,709,927.79
2/6/2028	30,000,000.00	7/6/2032	29,681,022.24
3/6/2028	30,000,000.00	8/6/2032	29,659,587.85
4/6/2028	30,000,000.00	9/6/2032	29,638,028.69
5/6/2028	30,000,000.00	10/6/2032	29,608,718.06
6/6/2028	30,000,000.00	11/6/2032	29,586,862.74
7/6/2028	30,000,000.00	12/6/2032	29,557,263.85
8/6/2028	30,000,000.00	1/6/2033	29,535,108.98
9/6/2028	30,000,000.00	2/6/2033	29,512,825.13
10/6/2028	30,000,000.00	3/6/2033	29,467,604.23
11/6/2028	30,000,000.00	4/6/2033	29,444,927.39
12/6/2028	30,000,000.00	5/6/2033	29,414,528.84
1/6/2029	30,000,000.00	6/6/2033	29,391,543.01
2/6/2029	30,000,000.00	7/6/2033	29,360,843.70
3/6/2029	30,000,000.00	8/6/2033	29,337,545.32
4/6/2029	30,000,000.00	9/6/2033	29,314,111.31
5/6/2029	30,000,000.00	10/6/2033	29,282,975.76
6/6/2029	30,000,000.00	11/6/2033	29,259,224.06
7/6/2029	30,000,000.00	12/6/2033	29,227,779.27
8/6/2029	30,000,000.00	1/6/2034	29,203,706.23
9/6/2029	30,000,000.00	2/6/2034	29,179,493.05
10/6/2029	30,000,000.00	3/6/2034	29,132,519.38
11/6/2029	30,000,000.00	4/6/2034	29,107,891.77
12/6/2029	30,000,000.00	5/6/2034	29,075,594.38
1/6/2030	30,000,000.00	6/6/2034	29,050,635.37
2/6/2030	30,000,000.00	7/6/2034	29,018,015.40
3/6/2030	30,000,000.00	8/6/2034	28,992,721.18
4/6/2030	30,000,000.00	9/6/2034	28,967,279.70
5/6/2030	30,000,000.00	10/6/2034	28,934,190.12
6/6/2030	30,000,000.00	11/6/2034	28,908,407.88
7/6/2030	30,000,000.00	12/6/2034	28,874,986.62
8/6/2030	30,000,000.00	1/6/2035	28,848,859.72
9/6/2030	30,000,000.00	2/6/2035	28,822,580.72
10/6/2030	30,000,000.00	3/6/2035	28,773,730.29

A-4-1

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Annex B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Contacts
Role	Party and Contact Information
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.
	Attention: Leland F. Bunch, III	leland.f.bunch@bofa.com; cmbsnotices@bofa.com
One Bryant Park, NY-100-11-07 | New York, NY 10036 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Trimont LLC
	Attention: CMBS Servicing	commercial.servicing@trimont.com
One South, 101 South Tryon Street, Suite 1400 | Charlotte, NC 28280 | United States
Trustee	Deutsche Bank National Trust Company
	Attention: Trust Administration	cmbsadmin@list.db.com
1761 East St. Andrew Place | Santa Ana, CA 92705 | United States
Special Servicer	Argentic Services Company LP
	Attention: Andrew Hundertmark	ahundertmark@argenticservices.com; jmayfield@argenticservices.com
740 East Campbell Road, Suite 600 | Richardson, TX 75081 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Attention: MSBAM 2026-C36 – Surveillance Manager	cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Exchangeable Certificate Detail
Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-4 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-4 (Exch)		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5 (Exch)		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S (Exch)		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B (Exch)		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C (Exch)		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
A-4-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Sep-26	0	0	0	0	0	0
Aug-26	0	0	0	0	0	0
Jul-26	0	0	0	0	0	0
Jun-26	0	0	0	0	0	0
May-26	0	0	0	0	0	0
Apr-26	0	0	0	0	0	0
Mar-26	0	0	0	0	0	0
Feb-26	0	0	0	0	0	0
Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 27

Distribution Date:	09/17/26	Morgan Stanley Bank of America Merill Lynch Trust 2026-C36
Determination Date:	09/11/26
Record Date:	08/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-C36

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 27

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of August 1, 2026 (the “Pooling and Servicing Agreement”).

Transaction: Morgan Stanley Bank of America Merrill Lynch Trust 2026-C36, Commercial Mortgage Pass-Through Certificates, Series 2026-C36

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: Argentic Services Company LP

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.
(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.
2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided to the Operating Advisor the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO AN OPERATING ADVISOR CONSULTATION EVENT: Final] Asset Status Report.
3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.
4.	[LIST OTHER REVIEWED INFORMATION]
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.
6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

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IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. To the extent that review of such actions is not required by law or by the transaction documents, the Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assesses the Special Servicer’s operational compliance with respect to those types of actions.
6.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or
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financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

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(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment

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of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien

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of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

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possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and

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deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (A) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in

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an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the

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applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real

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property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a

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legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

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29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or in the case of a residential cooperative, either a rent

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roll or maintenance statement) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2-1 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex

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D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b) The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e) Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid),

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and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)  The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)  The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)  Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)  Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to

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each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need

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for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller,

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indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT1

Mortgage Loan Number as Identified on Annex A-1	Bank of America, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Barclays Capital Real Estate Inc. Mortgage Loans	Citi Real Estate Funding Inc. Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans
7						One Dag

1 With respect to the Metropolis Towers Coop Mortgage Loan, see exception to Representation 32 for Morgan Stanley Mortgage Capital Holdings LLC on Annex D-2.

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE1

None.

1 With respect to the Metropolis Towers Coop Mortgage Loan, see exception to Representation 32 for Morgan Stanley Mortgage Capital Holdings LLC on Annex D-2.

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Mortgage Loan Number as Identified on Annex A-1	Bank of America, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Barclays Capital Real Estate Inc. Mortgage Loans	Citi Real Estate Funding Inc. Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans
14	Lofts at College Hill
19	Pointe on College
20	District at Manhattan
22	Meadowlark Apartments
25	St. James Apartments

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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(9) Junior Liens	Orange Center Tower (Loan No. 4)	Titan Global Holdings LLC, which is the sole member of the borrower, obtained a $150,000 loan from the U.S. Small Business Administration (SBA). The outstanding balance of the SBA loan as of the loan origination date was $150,000 and, according to the borrower sponsor, the SBA loan matures on June 19, 2050. The SBA loan is secured by a security interest in Titan Global Holdings LLC’s equity interest in the borrower, as well as by other collateral unrelated to the Mortgage Loan and the Mortgaged Property. Any enforcement action under the SBA loan against Titan Global Holdings LLC’s equity interest in the borrower would be a prohibited transfer under the loan documents, and result in an immediate event of default under the Mortgage Loan documents and full recourse to both the borrower and the guarantor.
(18) Insurance	U-Haul AREC Portfolio 22 (Loan No. 1)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to $100,000.
(18) Insurance	U-Haul AREC Portfolio 22 (Loan No. 1)	The related Mortgage Loan documents generally provide for no deductible in excess of $250,000 for property insurance coverage; provided, however, with respect to windstorm/named storm and earthquake coverage, the deductible will not exceed 5% of the total insurable value; provided, however, if the guarantor maintains net equity at the following levels, as reflected and confirmed annually in its most recently audited financial statements delivered to the lender pursuant to the Mortgage Loan documents (“Guarantor Equity”), and the lender has received a rating agency confirmation, then the borrower may maintain a deductible at the following amounts for all required property insurance, business income insurance and terrorism insurance coverages, (I) if Guarantor Equity exceeds $250,000,000, then the borrower may self-insure up to $5,000,000, (II) if Guarantor Equity exceeds $1,000,000,000, then the borrower may self-insure up to $10,000,000, (III) if Guarantor Equity exceeds $2,000,000,000, then Borrower may self-insure up to $15,000,000 and (IV) if Guarantor Equity exceeds $3,000,000,000, then the borrower may self-insure up to $20,000,000.
(18) Insurance	U-Haul AREC Portfolio 22 (Loan No. 1)	The Mortgage Loan documents permit the borrower to self-insure for commercial general liability insurance in the following amounts if the guarantor maintains Guarantor Equity at the following levels, provided that the lender has received rating agency confirmation: (1) if Guarantor Equity exceeds $250,000,000, then the borrower may self-insure up to $5,000,000; (2) if Guarantor Equity is greater than $1,000,000,000, then the borrower may self-insure up to $10,000,000; and (3) if Guarantor Equity is greater than $2,000,000,000, then the borrower may self-insure up to $15,000,000; provided that, in the event Guarantor Equity (A) falls below a specific threshold set forth in (1)-(3) above, then the borrower will be required to reduce and adjust its self-insured retention to the applicable amount set forth in (1)-(3) above, and (B) is less than $250,000,000, then the borrower will, within 30 days of the lender’s notice, provide commercial general liability insurance with no self-insured retention.
(18) Insurance	U-Haul AREC Portfolio 22 (Loan No. 1)	In the event that the improvements or personal property at a related Mortgaged Property are located in a federally designated special flood hazard area, the Mortgage Loan documents require the borrower to obtain flood
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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
insurance for all such improvements or personal property in an amount equal to (1) the maximum amount of such building and, if applicable, contents insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended plus (2) additional coverage as the lender may require, in each case with deductibles that are acceptable to the lender.
(18) Insurance	Lofts at College Hill (Loan No. 14) Pointe on College (Loan No. 19) District at Manhattan (Loan No. 20) Meadowlark Apartments (Loan No. 22) St. James Apartments (Loan No. 25)	The Mortgage Loan documents permit a $100,000 property insurance deductible.
(26) Local Law Compliance	U-Haul AREC Portfolio 22 (Loan No. 1)

The U-Haul Moving & Storage of Casa Grande Mortgaged Property is nonconforming as to parking. Such Mortgaged Property is required to have 71 parking spaces and only has 24 spaces.

If the applicable governmental authority issues any notice instructing the borrowers to relocate or otherwise modify the improvements in such a manner as to comply with applicable legal requirements, then within the earlier of (i) 30 days after receipt of such written notice and (ii) such date as may be required pursuant to such written notice, the borrowers will be required to comply with all requirements set forth in such written notice necessary to cause such Mortgaged Property to comply with applicable legal requirements. Subject to the borrowers’ rights to contest pursuant to the loan agreement, in the event that the borrowers are unable to obtain all necessary approvals from the applicable governmental authority such that the Mortgaged Property complies with all applicable legal requirements within the timeframe set forth in the immediately preceding sentence, the borrowers will be required under the terms of the loan agreement to cause the Mortgaged Property to be released in accordance with the partial defeasance provisions in the loan agreement.

(26) Local Law Compliance	U-Haul AREC Portfolio 22 (Loan No. 1)	The use of the U-Haul of North Miami Beach Mortgaged Property as self-storage, recreational vehicle storage parking and moving truck rental is legal nonconforming. In the event that any existing nonconforming use is destroyed by more than 50% of its assessed value at the time of destruction, such use may not be replaced. If such nonconforming use is destroyed to a level less than 50% of its total assessed value at the time of destruction, it may be replaced. In no event may the destroyed nonconforming use be replaced to a degree or level greater than the original use as to height, lot coverage, total floor area, bulk, or yard setback requirements. The abandonment or discontinuance of a nonconforming use for a period of 180 consecutive days will render the nonconforming use status of the specific nonconforming use null and void.
(26) Local Law	U-Haul AREC Portfolio 22	The use of the U-Haul Moving & Storage at 36th Street Mortgaged Property as
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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Compliance	(Loan No. 1)	self-storage facility with moving truck rental is legal nonconforming. The restoration of a nonconforming use within a structure that is destroyed by natural disaster, explosion, fire, act of God or the public enemy may be approved by warrant. The use must be restored in a conforming structure or structure approved by waiver, and of equal or lesser size and on the same lot, and the following criteria must be met: (i) the cause of destruction was not the deliberate action of the owner of the structure or his agents; (ii) nothing contained in the provisions of the City Code requires termination of such nonconforming use; (iii) there is substantial public advantage in continuance of the nonconforming use; (iv) replacement or reconstruction in the manner proposed, with related actions imposed in conditions and safeguards, will reduce any previous adverse effects of the use on neighboring properties; and (v) the use will not be enlarged or intensified. The application for restoration must be filed within 12 months of destruction and be diligently carried to completion.
(28) Recourse Obligations	The Henry, Autograph Collection (Loan No. 9)	The loan documents include full recourse carveouts for the following prohibited transfers, and any other prohibited transfers will give rise to a losses carveout, (x) any voluntary granting of a mortgage or other similar lien upon the Mortgaged Property (other than permitted encumbrances), or the membership interests in the borrower, (y) any transfer which results in a failure of the guarantor to control the borrower and own, directly or indirectly, at least a 15% ownership interest in the borrower (in the aggregate), or (z) any transfer of fee simple title to all or any part of the Mortgaged Property in violation of loan documents.
(33) Single-Purpose Entity	The Henry, Autograph Collection (Loan No. 9)	The related borrower obtained a forgivable loan in the amount of $1,000,000 (the “Initial Key Money”) from MIF, L.L.C., the franchisor (in such capacity, the “Henry Franchisor”), and if the borrower completes the current PIP in accordance with all of the requirements set forth in the related franchise agreement, the Henry Franchisor will be required to pay the borrower an additional $1,000,000 (the “Additional Key Money” and together with the Initial Key Money, the “Key Money”) within 30 days after the date the Henry Franchisor confirms that the PIP has been completed in accordance with all of the requirements and conditions set forth in the related franchise agreement. If the related franchise agreement is terminated before the end of its term, the borrower will be required to pay the Henry Franchisor the unamortized portion of the Key Money Debt (i.e., an amount equal to (i) the amount of Key Money actually paid to the borrower divided by (ii) the number of months from the date such Key Money was paid until the last day of the term of the franchise agreement multiplied by (iii) the number of months remaining in the term of the franchise agreement). Pursuant to the comfort letter by and among the borrower, the lender and the Henry Franchisor, if the lender acquires ownership, control or possession of the hotel by foreclosure, a deed-in-lieu of foreclosure, or any other exercise of its rights as a secured lender, the lender will not be liable for payment of the unamortized portion of the Key Money Debt not paid by the borrower that results solely from termination of the franchise agreement due to the lender’s removal of the hotel from the Marriott system of hotels. The loan documents include a recourse carveout for losses related to the Key Money Debt.
(33) Single-Purpose Entity	U-Haul AREC Portfolio 22 (Loan No. 1)	The related Mortgage Loan documents permit the borrowers to acquire (i) a fee simple estate in vacant land that is adjacent and contiguous to an existing individual Mortgaged Property (“After Acquired Adjacent Property”) or (ii) a leasehold estate in property that is operated as a storage facility but that is not contiguous to an existing individual Mortgaged Property (“After Acquired Leasehold Property”). Any such After Acquired Adjacent Property will be encumbered by the lien of the Mortgage on the related Mortgaged Property. All
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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
rents from the After Acquired Leasehold Property will thereafter be considered rents due under the related Mortgage Loan documents.
(33) Single-Purpose Entity	U-Haul AREC Portfolio 22 (Loan No. 1)	The related Mortgage Loan documents provide that the revenues from the Mortgaged Properties may be commingled with revenue from affiliates of the borrowers so long as the revenue from the Mortgaged Properties (i) may be identified and segregated, and (ii) is deposited into the clearing account as required by the Mortgage Loan documents.
(33) Single-Purpose Entity	U-Haul AREC Portfolio 22 (Loan No. 1)	The related borrowers are recycled single-purpose entities that previously owned (i) U-Haul Moving & Storage of Dade County (Site# 787067) in Miami, Florida, (ii) U-Haul Moving & Storage of Historic Ybor City (Site# 786054) in Tampa, Florida, (iii) U-Haul Storage of Cumming (Site# 884003) in Cumming, Georgia, (iv) UHaul of Stone Mountain (Site# 879051) in Stone Mountain, Georgia and (v) U-Haul at N. Irby Street (Site# 878062) in Florence, South Carolina (collectively, the “Prior-Owned Property”). The related environmental indemnity agreement includes coverage for any losses arising out of the existence of hazardous materials on the Prior-Owned Property and the non-recourse carveout guaranty includes a carveout for any losses related to the borrowers’ prior ownership of such Prior-Owned Property.
(33) Single-Purpose Entity	Lofts at College Hill (Loan No. 14) Meadowlark Apartments (Loan No. 22)	Each related borrower is a recycled single-purpose entity that previously owned a small ancillary parcel improved with a shed (the “Prior-Owned Property”). The related environmental indemnity agreement includes coverage for any losses arising out of the existence of hazardous materials on the Prior-Owned Property.
(33) Single-Purpose Entity	The Henry, Autograph Collection (Loan No. 9) Pointe on College (Loan No. 19) District at Manhattan (Loan No. 20) St. James Apartments (Loan No. 25)	Each related borrower is a recycled single-purpose entity, however, such borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.

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Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(9) Junior Liens	Pavilion Towers (Loan No. 21)	There is an existing pledge of upper-tier equity interests in the Mortgagor. The sole member of the Mortgagor is party to a credit facility provided by Beal Bank USA (“Beal Bank”). The sole member of the Mortgagor, as collateral to the credit facility, pledged its upper-tier equity interests in a diversified portfolio of properties, including the Mortgaged Property. Pursuant to a certain pledge and security agreement, the sole member of the Mortgagor granted Beal Bank a first-priority security interest in all of its ownership interests in the Mortgagor. Under the credit facility, in certain circumstances Beal Bank has the right to acquire all of the equity interests in the Mortgagor, which would result in a change of control of the Mortgagor. In addition, pursuant to a certain intercreditor agreement between the Mortgagee and Beal Bank, Beal Bank has the right to purchase the Mortgaged Property and assume the Mortgage Loan, subject to the assumption provisions in the Mortgage Loan documents, upon the occurrence of (i) the Mortgagee’s acceleration of the Mortgage Loan after the occurrence of an event of default under the Mortgage Loan documents or (ii) the Mortgagee’s receipt of irrevocable written notice from the Mortgagor that the Mortgagor no longer intends to perform one or more of its obligations under the Mortgage Loan documents.
(18) Insurance	Innovation Center of Vermont (Loan No. 11)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy. The Mortgagee may deny its consent to any Non-Conforming Policy regardless of whether the Mortgagee has consented to the same on any prior occasion.
(18) Insurance	CVS Denton (Loan No. 31)	The sole tenant at the Mortgaged Property has the right pursuant to its respective lease to hold and disburse insurance proceeds or awards with respect to any repair or restoration as a result of a casualty or condemnation. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantor for any losses to the Mortgagee resulting from any proceeds not applied in accordance with the Mortgage Loan documents and for any and all insurance proceeds deficiencies.
(18) Insurance	CVS Denton (Loan No. 31)	Pursuant to the Mortgage Loan documents, the Mortgagor is required to obtain and maintain, or is permitted to rely on the sole tenant to obtain and maintain, a portion of the insurance policies required thereunder. The sole tenant is currently maintaining such insurance consistent with the Mortgagee’s requirements set forth in the Mortgage Loan documents.
(26) Local Law Compliance	781 Washington (Loan No. 10)	Certain building code, fire code and/or life safety violations are open at the Mortgaged Property. Pursuant to the Mortgage Loan documents, within 90 days of the origination date, the Mortgagor is required to deliver evidence reasonably satisfactory to the Mortgagee that all such violations have been remedied, provided, however, so long as the Mortgagor is diligently and expeditiously pursuing the remedy of all such
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Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
violations and provides evidence of the same to the Mortgagee, the Mortgagee may extend such timeframe in its sole and absolute, but good faith, discretion. In addition, following the remedy of all such violations, the Mortgagor is required to diligently and expeditiously pursue the removal of record of all such violations in good faith and deliver evidence of the same to Mortgagee by May 6, 2027. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantor for any losses to the Mortgagee resulting from the Mortgagor’s breach or failure to comply with the foregoing requirements.

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance	Orchard at Saddleback (Loan No. 6)	The largest tenant, Ralphs, has a right of first offer for the purchase of the parcel on which its store is located (or similar adequately parked parcel that includes its store) if the landlord elects to sell such parcel in any transaction that does not include any other parcel or parcels of the shopping center. The lease provides that such right of first refusal does not apply to the acquisition of such parcel at a foreclosure sale, or to the sale or transfer of such parcel by any lender or other purchaser at a foreclosure sale. However, the lease does not expressly provide that such right of first refusal would not apply to a deed-in-lieu of foreclosure. In addition, such right of first refusal would apply to subsequent transfers.
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance	Metropolis Towers Coop (Loan No. 8)	A portion of the land at the Mortgaged Property is subject to a purchase and sale agreement with Toll Bros., Inc. pursuant to which such land is to be subdivided from the remainder of the Metropolis Towers Coop Mortgaged Property and sold to Toll Bros., Inc. for total consideration of approximately $45 million (such land, the “Release Land”). In addition, the purchase and sale agreement provides Toll Bros., Inc. with the option to acquire additional parcels of the land at the Metropolis Towers Coop Mortgaged Property adjacent to the Release Land (the “Optional Additional Release Land”), with pricing generally tied to a formula of $85,000 per fully approved market-rate unit.
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance	500 N Gulph (Loan No. 13)	The sole tenant, UGI Corporation, has a right of first offer in the case of a third-party transfer if (i) the tenant is occupying at least 90% of the Mortgaged Property and (ii) the lease is in full force and effect. Any transfer in connection with a mortgage foreclosure or any lender otherwise taking title to the Mortgaged Property arising from a default by the borrower under any mortgage loan was specifically excluded (a “Foreclosure Transfer”). However, such right would apply to subsequent transfers if they are not in and of themselves Foreclosure Transfers.
(9) Junior Liens and (32) Due on Sale or Encumbrance	Metropolis Towers Coop (Loan No. 8)	The Mortgage Loan documents provide that, upon the written request of the Mortgagor, the lender may not unreasonably withhold, condition or delay consent for the Mortgagor to encumber the Mortgaged Property with secondary subordinate financing provided (i) no default then exists under the Mortgage Loan documents, beyond any applicable notice and/or cure period, (ii) the loan-to-value ratio, as determined by the lender, of the Mortgage Loan and the subordinate loan, on a combined basis, does not exceed more than five percent above 11.1%, (iii) the debt service coverage ratio, as determined by Lender and based on market rent underwriting, of Mortgage Loan and the subordinate loan, on a combined basis, is greater than 1.50x, (iv) the lender issuing the subordinate loan complies with the lender’s credit requirements and executes the lender’s standard subordination agreement, and (v) the Mortgagor pays all of the lender’s actual out-of-pocket fees and expenses (including the lender’s reasonable legal fees) in connection with reviewing the Mortgagor’s request for subordinate secondary financing.
(9) Junior Liens and (32) Due on Sale or Encumbrance	500 N. Gulph (Loan No. 13)	The Mortgagor is permitted to obtain financing with an outstanding balance not in excess of $25,000 with respect to installations of solar panels or similar renewal or sustainable energy equipment, fixtures and /or personal property provided that to the extent any such financing is secured by any property other than personal property or equipment, (A) the applicable holder of such lien enters into a recognition and/or subordination and standstill agreement in favor of the mortgage lender and (B) the foreclosure of such lien would not have a material adverse
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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
effect under the loan documents.
(18) Insurance	All MSMCH Mortgage Loans (Loan Nos. 6, 8, 13, 15, 23, 26)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies. The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount. The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the lender or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

(26) Local Law Compliance and (27) Licenses and Permits	Orchard at Saddleback (Loan No. 6)	There are open fire code violations at the Mortgaged Property. Pursuant to the Mortgage Loan documents, the Mortgagor agreed to, or to cause the applicable tenant to, within 90 days from the origination date (the “Violations Deadline”), (a) complete any and all repairs that are required to be made and work performed at the Mortgaged Property in order to remediate all violations set forth in a schedule to the Mortgage Loan agreement and any violations of record as of the origination date (including, without limitation, the payment of any fines, charges or penalties required to remove same) (the “Violations”) (such repairs and work, the “Violations Work”), (b) remove, or cause to be removed, of record any and all Violations, presently existing, if any, and (c) deliver to the lender evidence in form and substance reasonably acceptable to the lender of the completion of all of the Violations Work and removal of record of all of the Violations; provided, however, that if the Mortgagor has not completed, or caused to be completed, all of the Violations Work and removed, or caused to be removed, all of the Violations as aforesaid on or prior to the Violations Deadline, then so long as (x) prior to the expiration of the Violations Deadline, the Mortgagor shall have commenced and used diligent, commercially reasonable efforts to complete all of the Violations Work and remove all of the Violations as aforesaid and (y) from and after the Violations Deadline, the Mortgagor continues to use diligent, commercially reasonable efforts to complete, or cause the applicable tenant to complete, all of the Violations Work and to remove, or cause to be removed, all of the Violations as aforesaid, the Violations Deadline will be extended for such additional period of time as is reasonably required for the Mortgagor to complete, or cause to be completed, all of the Violations Work, and remove, or cause to be removed, all of the Violations, as aforesaid.
(26) Local Law Compliance and (27) Licenses and Permits	30 Cooper Square (Loan No. 26)	There are open building and fire code violations at the Mortgaged Property. Pursuant to the Mortgage Loan documents, the Mortgagor agreed to cure and to use commercially reasonable efforts to remove of record such existing violations and provide the lender with an updated zoning report reasonably satisfactory to the lender within 90 days following the origination date, which 90 day period is required to be extended by the lender for additional 30 day periods so long as the borrower provides reasonably satisfactory evidence that it is pursuing such cure and removal of record of the existing violations in a
D-2-8

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
commercially reasonable manner exercising good faith and due diligence, but in no event beyond the date that is 30 days prior to the date of commencement of an action to enforce any existing violation.
(28) Recourse Obligations	All MSMCH Mortgage Loans (Loan Nos. 6, 8, 13, 15, 23, 26)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

(29) Mortgage Releases and (34) Defeasance	NYC Retail Collection (Loan No. 15)	The Mortgage Loan documents provide that in the event that McDonald’s fails to renew its ground lease for the McDonald's Hillside Leased Fee Mortgaged Property, which expires December 22, 2030, the Mortgagor is required to obtain the release of such Mortgaged Property and defease an amount equal to 100% (rather than 110%) of the allocated loan amount of such Mortgaged Property.
(29) Mortgage Releases	Metropolis Towers Coop (Loan No. 8)	The Mortgage Loan documents permit the free release (without defeasance or payment of a release price) of the Release Land and the Optional Additional Release Land.
(31) Acts of Terrorism Exclusion	All MSMCH Mortgage Loans (Loan Nos. 6, 8, 13, 15, 23, 26)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 31.

(32) Due on Sale or	Metropolis Towers Coop	The Mortgage Loan permits transfers of stock of the Mortgagor in
D-2-9

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Encumbrance	(Loan No. 8)	connection with the assignment of a proprietary lease for an apartment unit by a tenant shareholder of the Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the Mortgagor and also permits, without any limitation, pledges of stock in the Mortgagor by a tenant-shareholder to secure a loan to such tenant shareholder, provided in each instance that the transfer does not result in any person or entity (other than the borrower sponsor, Alma GPNJ, LLC ) holding 10% or more of the outstanding common stock of the borrower, after such transfer, the borrower sponsor holds no more than 48% of the common stock of the borrower. According to information provided by the borrower sponsor, the borrower sponsor has pledged its shares to secure a loan in the outstanding principal balance of approximately $47,446,218.10 from Customer’s Bank, which matures on April 1, 2035. In addition, multiple other owners of common stock of the borrower have pledged their shares to secure coop loans.
(33) Single-Purpose Entity	Metropolis Towers Coop (Loan No. 8)	The organizational documents of the Mortgagor do not contain single purpose entity provisions. Only the Loan Agreement includes such provisions.
(40) No Material Default; Payment Record	Orchard at Saddleback (Loan No. 6)	Three tenants of the Mortgaged Property, PetSmart LLC, Staples the Office Superstore, LLC, and Ulta Salon Cosmetics & Fragrance, Inc. have each asserted in the tenant estoppel such tenant provided at origination that the borrower was in violation of an exclusive use provision in such tenant’s lease. Further, in the PetSmart LLC estoppel, the tenant stated that the asserted use violation was an exception to its representation that the landlord was not in default under the lease and that the tenant did not have any offsets, counterclaims or defenses against the landlord. The Mortgagor has represented in the Mortgage Loan documents that there are no material defaults (or conditions that, with the passage of time or the giving of notice, or both would constitute defaults), under the leases of the Mortgaged Property and has covenanted to observe and perform the obligations imposed upon the lessor under the leases in a commercially reasonable manner. In the event that one or more of the foregoing tenants is correct that there is a violation or default under its lease, the Mortgagor could be in breach of such representation and/or covenant, which breach may be material and may potentially affect the value, use or operation of the Mortgaged Property.

D-2-10

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Pismo Beach & Queenstown Premium Outlets (Loan No. 2)	The related Mortgage Loan documents permit the related Mortgagor to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation.
(8) Permitted Liens; Title Insurance	Pismo Beach & Queenstown Premium Outlets (Loan No. 2)	See Exception to Representation and Warranty No 7, above.
(9) Junior Liens	Pismo Beach & Queenstown Premium Outlets (Loan No. 2)	See Exception to Representation and Warranty No 7, above.
(18) Insurance	Pismo Beach & Queenstown Premium Outlets (Loan No. 2)

The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(18) Insurance	Pismo Beach & Queenstown Premium Outlets (Loan No. 2) RC Shoppes & Apartments (Loan No. 16) Bonanza Square (Loan No. 29)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the mortgagee’s prior written consent thereto and (ii) confirmed that the mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(26) Local Law Compliance	Bonanza Square (Loan No. 29)	Certain certificates of occupancy for spaces collectively representing approximately 32.35% of the net rentable area at the related Mortgaged Property (including, among others, the spaces occupied by the second largest tenant, Beauty 2000, and the third largest tenant, Moda Latina) are missing. According to the zoning report obtained in connection with the origination of the Mortgage Loan, the absence of a certificate of occupancy is not a violation unless a complaint is filed with the applicable governmental authority.
D-2-11

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Licenses and Permits	Bonanza Square (Loan No. 29)	See Exception to Representation and Warranty No 26, above.
(28) Recourse Obligations	Pismo Beach & Queenstown Premium Outlets (Loan No. 2)	For so long as one or more of Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. (“Simon Inc.”) or an affiliate of SPG LP or Simon Inc. (provided such affiliate is an approved replacement guarantor under the Mortgage Loan documents) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability, is limited to 20% of the outstanding principal balance of the Mortgage Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.
(34) Defeasance	Pismo Beach & Queenstown Premium Outlets (Loan No. 2)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.

D-2-12

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance	Arizona Mills (Loan No. 5)

The second largest tenant at the Mortgaged Property, Harkins Theatre IMAX, has a right of first refusal to purchase any building on the Mortgaged Property in the event the borrower elects to sell any such building for use as or the development of an event-type theater.

The borrower has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.

(18) Insurance	Arizona Mills (Loan No. 5)

The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related borrower is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such borrower has submitted evidence satisfactory to the related lender and rating agencies of such prefunded arrangement at the request of such lender or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

The borrower is permitted to maintain a portion of the insurance coverage required under the mortgage loan documents with insurance companies which do not meet the rating requirements in the Mortgage Loan documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (x) the borrower must replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (y) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the borrower must replace such Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

(18) Insurance	All CREFI Mortgage Loans (Loan No. 5)	The Mortgage Loan documents may permit the related borrower to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
D-2-13

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Recourse Obligations	Arizona Mills (Loan No. 5)	The Mortgage Loan documents provide that for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), or an affiliate of SPG LP or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability (including environmental liability), is limited to 20% of the outstanding principal balance of the Mortgage Loan at the applicable time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related lender in the enforcement of the related guaranty or the preservation of such lender’s rights under such guaranty.
(28) Recourse Obligations	All CREFI Mortgage Loans (Loan No. 5)	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(31) Acts of Terrorism Exclusion	All CREFI Mortgage Loans (Loan No. 5)	All exceptions to Representation and Warranty No. 18 are also exceptions to this Representation and Warranty No. 31.
(32) Due on Sale or Encumbrance	Arizona Mills (Loan No. 5)	In connection with a defeasance, the borrower’s obligations to pay servicing fees is capped at $10,000.
(33) Single-Purpose Entity	Arizona Mills (Loan No. 5)	The borrower previously owned certain parcels adjacent to the Mortgaged Property that were out-conveyed prior to loan origination.
(34) Defeasance	Arizona Mills (Loan No. 5)	In connection with a defeasance, the borrower’s obligations to pay servicing fees is capped at $10,000.

D-2-14

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(15) Actions Concerning Mortgage Loan	One Dag (Loan No. 7)

Michael Silberberg (“Silberberg Guarantor”) and Mark Karasick (“Karasick Guarantor”), the non-recourse carveout guarantors of the Mortgage Loan, are defendants in the following ongoing cases:

Michael Silberberg (“Silberberg Guarantor”), one of the two non-recourse carveout guarantors of the Mortgage Loan is a defendant in a foreclosure lawsuit commenced in 2021 in the Circuit Court of Cook County, Illinois (the “Cook County Case”), by a lender of a mortgage loan (unrelated to the Mortgage Loan) to a borrower for which Silberberg Guarantor is a guarantor where the loan went into a default during the COVID pandemic. Meanwhile, another lawsuit is ongoing between the same lender and Silberberg Guarantor in a case filed in the Southern District of New York where the lender of the unrelated mortgage loan has alleged that an intra-organization loan was made to an upper-level entity in violation of the related loan documents, but has been stayed pending resolution of the Cook County Case. According to the borrower sponsor, the lender of the unrelated mortgage loan and Silberberg Guarantor are currently discussing a settlement with respect to the Cook County Case.

The other non-recourse carveout guarantor, Mike Karasick (“Karasick Guarantor”), is named a defendant in an action filed in August 2025 to collect on Karasick Guarantor’s guaranty of an unrelated mortgage loan of approximately $2.75 million, as to which the plaintiff obtained summary judgment in January 2026; such judgment has been appealed, and, according to the Karasick Guarantor, the parties have reached an agreement in principle to settle the claim pursuant to a payment schedule. In addition, Karasick Guarantor is a defendant in a guaranty enforcement action in New York for an unrelated $200 million mortgage loan, secured by a historic “Dayton’s” building in Minneapolis that is currently under foreclosure action in Minnesota. The court granted the defendant’s motion to stay action pending resolution of the foreclosure action. The borrower of the mortgage loan related to the foregoing case is currently working with the related mortgage and mezzanine lender on extensions and modifications, with which the litigation against Karasick Guarantor is expected to be resolved.

(18) Insurance	One Dag (Loan No. 7)

As an alternative to the insurance policies (the “Policies”) required to be maintained pursuant to the preceding provisions of the Mortgage Loan documents, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor has (1) received the lender’s prior written consent thereto and (2)

D-2-15

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

confirmed that the lender has received a Rating Agency Confirmation with respect to any such Non-Conforming Policy.

The Mortgage Loan documents permit the deductible under the property insurance coverage to be up to $100,000.

(26) Local Law Compliance	One Dag (Loan No. 7)	The zoning report delivered in connection with loan origination indicates certain building and fire code violations, which the Mortgage Loan documents require the Mortgagor to clear within 90 days following the origination date of the Mortgage Loan, subject to extension if Mortgagor is diligently proceeding to remedy such violations.
(28) Recourse Obligations	One Dag (Loan No. 7)

With respect to subclause (a)(i), the full recourse carveout for acquiescence in a bankruptcy is limited to affirmative acquiescence in an involuntary petition filed against Mortgagor.

With respect to subclause (b)(i), the loss recourse carveout for misappropriation is limited to intentional misappropriation.

With respect to (b)(iv), in the event of a mezzanine foreclosure, the mezzanine lender has negotiated certain amendments to the recourse carveouts, including the addition of a bad faith requirement to the losses carveout for intentional material physical waste of the Mortgaged Property.

The Mortgagor and the related non-recourse carveout guarantor, each as environmental indemnitor, under the related environmental indemnity agreement will have no liability for any losses caused solely by actions or conditions or events occurring more than two years after the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably satisfactory to the indemnitee and otherwise in accordance with the environmental indemnity agreement.

(32) Due on Sale or Encumbrance	One Dag (Loan No. 7)	A change of control of the Mortgagor is permitted if it is transferred in accordance with a certain joint venture agreement between Atlantic One Dag LLC, a Delaware limited liability company and DWREI-601W One Dag LLC, a Delaware limited liability company, each an upper-level entity affiliated with the Mortgagor, subject to the satisfaction of certain conditions, including that the Mortgagor must be controlled by (i) Christian Johan Peter Hinneberg, (ii) Christian Paul Hinneberg, (iii) Paul Hinneberg, (iv) Nina Schweig and (v) the direct descendants of any Person in clauses (i)-(iv).
(34) Defeasance	One Dag (Loan No. 7)	The Mortgage Loan documents only require scheduled payments through the monthly debt service payment date which is four months prior to the maturity date of the Mortgage Loan.
D-2-16

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Recourse Obligations	All Wells Fargo Mortgage Loans (Loan Nos. 27, 30)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(31) Acts of Terrorism Exclusion	All Wells Fargo Mortgage Loans (Loan Nos. 27, 30)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

D-2-17

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Annex E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
September 2026	$ 14,898,000.00
October 2026	$ 14,898,000.00
November 2026	$ 14,898,000.00
December 2026	$ 14,898,000.00
January 2027	$ 14,898,000.00
February 2027	$ 14,898,000.00
March 2027	$ 14,898,000.00
April 2027	$ 14,898,000.00
May 2027	$ 14,898,000.00
June 2027	$ 14,898,000.00
July 2027	$ 14,898,000.00
August 2027	$ 14,898,000.00
September 2027	$ 14,898,000.00
October 2027	$ 14,898,000.00
November 2027	$ 14,898,000.00
December 2027	$ 14,898,000.00
January 2028	$ 14,898,000.00
February 2028	$ 14,898,000.00
March 2028	$ 14,898,000.00
April 2028	$ 14,898,000.00
May 2028	$ 14,898,000.00
June 2028	$ 14,898,000.00
July 2028	$ 14,898,000.00
August 2028	$ 14,898,000.00
September 2028	$ 14,898,000.00
October 2028	$ 14,898,000.00
November 2028	$ 14,898,000.00
December 2028	$ 14,898,000.00
January 2029	$ 14,898,000.00
February 2029	$ 14,898,000.00
March 2029	$ 14,898,000.00
April 2029	$ 14,898,000.00
May 2029	$ 14,898,000.00
June 2029	$ 14,898,000.00
July 2029	$ 14,898,000.00
August 2029	$ 14,898,000.00
September 2029	$ 14,898,000.00
October 2029	$ 14,898,000.00
November 2029	$ 14,898,000.00
December 2029	$ 14,898,000.00
January 2030	$ 14,898,000.00
February 2030	$ 14,898,000.00
March 2030	$ 14,898,000.00
April 2030	$ 14,898,000.00
May 2030	$ 14,898,000.00
June 2030	$ 14,898,000.00
July 2030	$ 14,898,000.00
August 2030	$ 14,898,000.00
September 2030	$ 14,898,000.00
October 2030	$ 14,898,000.00
November 2030	$ 14,898,000.00
December 2030	$ 14,898,000.00
January 2031	$ 14,898,000.00
February 2031	$ 14,898,000.00
March 2031	$ 14,898,000.00
April 2031	$ 14,898,000.00
May 2031	$ 14,898,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
June 2031	$ 14,898,000.00
July 2031	$ 14,898,000.00
August 2031	$ 14,897,991.35
September 2031	$ 14,666,485.30
October 2031	$ 14,401,536.64
November 2031	$ 14,167,337.32
December 2031	$ 13,899,768.08
January 2032	$ 13,662,846.55
February 2032	$ 13,424,641.76
March 2032	$ 13,121,203.55
April 2032	$ 12,880,055.74
May 2032	$ 12,605,725.49
June 2032	$ 12,361,780.72
July 2032	$ 12,084,728.98
August 2032	$ 11,837,957.19
September 2032	$ 11,589,848.45
October 2032	$ 11,308,745.12
November 2032	$ 11,057,764.61
December 2032	$ 10,773,867.00
January 2033	$ 10,519,983.82
February 2033	$ 10,264,724.95
March 2033	$ 9,913,827.51
April 2033	$ 9,655,270.47
May 2033	$ 9,364,000.73
June 2033	$ 9,102,459.47
July 2033	$ 8,808,286.03
August 2033	$ 8,543,728.46
September 2033	$ 8,277,736.96
October 2033	$ 7,979,233.36
November 2033	$ 7,710,177.69
December 2033	$ 7,408,692.61
January 2034	$ 7,136,539.81
February 2034	$ 6,862,911.70
March 2034	$ 6,495,332.19
April 2034	$ 6,218,214.75
May 2034	$ 5,908,885.37
June 2034	$ 5,628,583.99
July 2034	$ 5,316,156.59
August 2034	$ 5,032,637.01
September 2034	$ 4,747,580.10
October 2034	$ 4,430,525.48
November 2034	$ 4,142,199.22
December 2034	$ 3,821,963.46
January 2035	$ 3,530,332.68
February 2035	$ 3,237,120.33
March 2035	$ 2,851,755.34
April 2035	$ 2,554,849.80
May 2035	$ 2,226,266.19
June 2035	$ 1,925,963.71
July 2035	$ 1,594,074.82
August 2035	$ 1,290,338.85
September 2035	$ 984,955.26
October 2035	$ 648,122.31
November 2035	$ 339,250.55
December 2035 and thereafter	$0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	27
Summary of Risk Factors	66
Risk Factors	68
Description of the Mortgage Pool	185
Transaction Parties	272
Credit Risk Retention	370
Description of the Certificates	387
Description of the Mortgage Loan Purchase Agreements	436
Pooling and Servicing Agreement	449
Certain Legal Aspects of Mortgage Loans	583
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	603
Pending Legal Proceedings Involving Transaction Parties	605
Use of Proceeds	605
Yield and Maturity Considerations	605
Material Federal Income Tax Considerations	622
Certain State and Local Tax Considerations	638
Plan of Distribution (Conflicts of Interest)	638
Incorporation of Certain Information by Reference	643
Where You Can Find More Information	644
Financial Information	644
Certain ERISA Considerations	645
Legal Investment	649
Legal Matters	650
Ratings	650
Index of Defined Terms	653

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$619,061,000
(Approximate)

Banc of America Merrill Lynch
Commercial Mortgage Inc.
Depositor

Morgan Stanley Bank of
America Merrill Lynch Trust
2026-C36
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2026-C36

Class A-1	$11,617,000	Class A-S-1	$0
Class A-SB	$14,898,000	Class A-S-2	$0
Class A-4	$0 -	Class A-S-X1	$0
	$220,000,000
Class A-4-1	$0	Class A-S-X2	$0
Class A-4-2	$0	Class B	$35,025,000
Class A-4-X1	$0	Class B-1	$0
Class A-4-X2	$0	Class B-2	$0
Class A-5	$243,830,000 -	Class B-X1	$0
	$463,830,000
Class A-5-1	$0	Class B-X2	$0
Class A-5-2	$0	Class C	$28,019,000
Class A-5-X1	$0	Class C-1	$0
Class A-5-X2	$0	Class C-2	$0
Class X-A	$490,345,000	Class C-X1	$0
Class X-B	$128,716,000	Class C-X2	$0
Class A-S	$65,672,000

PROSPECTUS

BofA Securities

Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

Barclays

Co-Lead Manager and Joint Bookrunner

Citigroup

Co-Lead Manager and Joint Bookrunner

J.P. Morgan

Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Drexel Hamilton

Co-Manager

August [_  ], 2026